 As filed with the Securities and Exchange Commission on February 14, 2000
                                                      Registration No. 333-94791
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                --------------
                           MAGNA ENTERTAINMENT CORP.
                       (formerly MI Entertainment Corp.)
             (Exact name of Registrant as specified in its charter)

                                --------------
         Delaware                    7999                   98-0208374
     (State or other          (Primary Standard          (I.R.S. Employer
     jurisdiction of      Industrial Classification    Identification No.)
     incorporation or            Code Number)
      organization)

                                --------------

                           285 West Huntington Drive
                           Arcadia, California 91007
                                 (626) 574-7233
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                               DAVID A. MITCHELL
                           285 West Huntington Drive
                           Arcadia, California 91007
                                 (626) 574-7233
  (Address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                   Copies to:

                                SCOTT M. FREEMAN
       Sidley & Austin 875 Third Avenue New York, NY 10022 (212) 906-2000

                                --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                      CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           Proposed maximum  Proposed maximum
     Title of each class               Amount to be         offering price  aggregate offering      Amount of
of securities to be registered          registered           per share(1)         price        registration fee(3)
------------------------------------------------------------------------------------------------------------------
Class of Subordinate
 Voting Stock...........        Up to 17,362,890 shares(2)      $6.90          $119,803,941        $31,628.24

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee.

(2) Consisting of approximately 15,700,000 shares to be distributed in connection with the partial spin-off of the registrant by Magna International Inc. and approximately 1,662,890 shares to be offered by certain of the registrant's shareholders.

(3) The actual fee paid was $32,242.32.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

   The Registration Statement covers three distributions of the registrant's Class A Subordinate Voting Stock:

  . the distribution of these shares by Magna International Inc. to holders of its Class A Subordinate Voting Shares and Class B Shares by way of special dividend (the "Spin-Off Distribution");

  . the distribution on a delayed or continuous basis of these shares upon the redemption or exchange of exchangeable shares of a Canadian subsidiary of the registrant to be distributed by Magna to some of its Canadian shareholders as part of the special dividend referred to above (the "Redemption Distribution"); and

  . the distribution on a delayed or continuous basis of these shares by some of the registrant's shareholders (the "Selling Shareholders Distribution").

   The Registration Statement contains two forms of prospectus: one to be used in connection with the Spin-Off Distribution and Selling Shareholders Distribution in the United States and one to be used concurrently in connection with the Spin-Off Distribution and the Redemption Distribution in Canada. The U.S. Prospectus and Canadian Prospectus are identical except for the front cover page and certain other pages, and except that the Canadian Propectus includes a "Certificate of the Company and Promoter" and "Certificate of MEC Holdings (Canada) Inc.". The form of the U.S. Prospectus is included herein and is followed by the front cover page and other pages and certificates to be used in the Canadian Prospectus. Each of the alternate pages for the Canadian Prospectus is labeled "Alternate Page for Canadian Prospectus".

PROSPECTUS

                           Magna Entertainment Corp.


                        Class A Subordinate Voting Stock


                               ----------------

   This prospectus relates to the distribution of approximately 20% of our current equity in the form of shares of our Class A Subordinate Voting Stock. On March 10, 2000, you will receive one-fifth of one share of our Class A Subordinate Voting Stock for every Magna Class A Subordinate Voting Share or Class B Share you hold on February 25, 2000. Magna shareholders resident in Canada will, unless they elect otherwise, receive shares of our Canadian subsidiary, MEC Holdings (Canada) Inc., in satisfaction of their entitlement to receive shares of our Class A Subordinate Voting Stock. These shares are exchangeable at any time for, and are economically equivalent to, shares of our Class A Subordinate Voting Stock. We refer to these shares as Exchangeable Shares and we refer to MEC Holdings (Canada) Inc. as Exchangeco.

   Our Class A Subordinate Voting Stock has been approved for quotation and trading on the Nasdaq National Market under the symbol "MIEC". The Toronto Stock Exchange has conditionally approved the listing of our Class A Subordinate Voting Stock and the Exchangeable Shares under the symbols "MIE.A" and "MEH", respectively, subject to the fulfillment by us of the requirements of The Toronto Stock Exchange on or before May 8, 2000.


   IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS AFFECTING OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND THE VALUE OF SHARES OF OUR CLASS A SUBORDINATE VOTING STOCK AND THE EXCHANGEABLE SHARES THAT THIS PROSPECTUS DESCRIBES IN DETAIL UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 12.


   STOCKHOLDER APPROVAL IS NOT REQUIRED FOR THE DISTRIBUTION OR ANY OF THE OTHER TRANSACTIONS THAT THIS PROSPECTUS DESCRIBES. WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU NOT SEND ONE TO US.


   This prospectus is not an offer to sell or solicitation of an offer to buy any securities. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The date of this prospectus is February 14, 2000.

 [Map of North America showing the location and logos of our racetracks.]

   [Pictures of the following racetracks: Santa Anita Park, Gulfstream Park, Golden Gate Fields, Thistledown Racetrack and Remington Park Racetrack.]

                               TABLE OF CONTENTS

Heading                                                               Page No.
-------                                                               --------
Special Note Regarding Forward-Looking Information...................     2
Questions and Answers About the Distribution.........................     3
Summary..............................................................     8
Risk Factors.........................................................    12
Distributing Company.................................................    19
The Special Dividend.................................................    19
Our Business.........................................................    22
Our Strategy.........................................................    29
Industry Overview....................................................    31
Selected Financial and Operating Information.........................    35
Management's Discussion and Analysis of Financial Condition and
 Operating Results...................................................    37
Quantitative and Qualitative Disclosures About Market Risk...........    46
Consolidated Capitalization..........................................    47
Reorganization.......................................................    48
Recent Acquisitions..................................................    51
Certain Income Tax Considerations....................................    52
Directors and Executive Officers.....................................    60
Security Ownership of Certain Beneficial Owners and Management.......    64
Certain Relationships and Related Transactions.......................    65
Legal Proceedings....................................................    67
Trading History and Dividend Record and Policy.......................    67
Description of Our Securities........................................    67
Description of Exchangeable Shares...................................    71
Selling Shareholders.................................................    78
Plan of Distribution.................................................    78
Legal Matters........................................................    79
Auditors, Transfer Agent and Registrar...............................    79
Promoter.............................................................    79
Where You Can Find More Information..................................    80
Financial Statements.................................................   F-1

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

   Certain statements included herein constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including but not limited to those described below under "Risk Factors". Consequently, all the forward-looking statements made in this prospectus are fully qualified by this special note, and there can be no assurance that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to, or effects on, us. See "Risk Factors" below for a description of the most significant risks and uncertainties of our business.

                  QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

Q: WHAT IS THE PURPOSE OF THE DISTRIBUTION?

A: Magna International Inc. is separating its non-automotive businesses from its automotive businesses in a series of transactions. Magna has completed a reorganization in which it transferred its North American and European non-automotive assets to us in exchange for our Class B Stock. Magna also holds Exchangeable Shares. On March 10, 2000, Magna will distribute to holders of its Class A Subordinate Voting Shares and Class B Shares of record on February 25, 2000, by way of special dividend, approximately 15.7 million shares comprised of our Class A Subordinate Voting Stock and Exchangeable Shares. Subject to Canadian federal income tax withholding requirements in respect of shareholders not resident in Canada, Magna will concurrently distribute to its shareholders of record on February 25, 2000, its regular quarterly cash dividend of $0.30 per Magna share. Magna will not continue to hold any of our Class A Subordinate Voting Stock, but may continue to hold Exchangeable Shares.

   Upon completion of these transactions, you will own stock in two separately traded public companies, Magna International Inc. (NYSE: MGA; TSE: MG.A, MG.B) and either Magna Entertainment Corp. (NASDAQ: MIEC; TSE: MIE.A) or Exchangeco (TSE: MEH).

Q: WHAT WILL I RECEIVE WHEN THE SPECIAL DIVIDEND IS DISTRIBUTED?

A: Subject to Canadian federal income tax withholding requirements in respect of shareholders not resident in Canada, you will receive one-fifth of one share of our Class A Subordinate Voting Stock for each Magna Class A Subordinate Voting Share and Magna Class B Share that you own of record on February 25, 2000, rounded down to the nearest whole share, plus an amount of cash equal to the value of any fractional interest. If you are a Magna shareholder resident in Canada, you will, unless you elect otherwise, receive one-fifth of one Exchangeable Share for each Magna Class A Subordinate Voting Share and Magna's Class B Share that you own of record on February 25, 2000, rounded down to the nearest whole share, plus an amount of cash equal to the value of any fractional interest. The distribution will not change the number of Class A Subordinate Voting Shares or Class B Shares of Magna that you own.

Q: WHAT WILL YOUR BUSINESS BE AFTER THE DISTRIBUTION?

A: We will continue to acquire, develop and operate horse racetracks and related pari-mutuel wagering operations. As a complement to our horse racing business, we will explore the development of media sports wagering operations, including telephone account, interactive television and Internet-based wagering, as well as leisure and retail-based real estate projects on the land surrounding some of our racetracks, possibly in conjunction with business partners and subject to regulatory requirements. In addition, we will continue to own a real estate portfolio which includes a gated residential community currently under development, a golf course and related recreational facilities, a golf course under development and other real estate. We are currently considering a variety of options with respect to the golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions or outright sale. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our business; accordingly, we will take steps including servicing the land and obtaining zoning approval to enhance the value of the properties and increase the revenues from resale.

Q: WHAT WILL MAGNA'S BUSINESS BE AFTER THE DISTRIBUTION?

A: Magna will continue to be the largest Canadian, and one of the largest global, independent suppliers of technologically advanced automotive components, systems and complete modules. Magna will continue to design, engineer and manufacture a complete range of these vehicle systems and engineer and assemble low volume niche vehicles primarily for North American and European original equipment manufacturers.

Q: WHY IS MAGNA DISTRIBUTING SHARES OF YOUR CLASS A SUBORDINATE VOTING STOCK?

A: Magna's board of directors and management has determined that, because our business is not one of Magna's core businesses, we and Magna will be better able to develop and grow our respective businesses after we become a separate public company.

Q: WHAT WILL BE THE IMPACT OF THE DISTRIBUTION ON MAGNA'S SHARE PRICE?

A: The prices of Magna Class A Subordinate Voting Shares and Magna Class B
   Shares may decline upon completion of the distribution to the extent that the value of shares of our Class A Subordinate Voting Stock and the Exchangeable Shares that Magna is distributing to its shareholders has not already been factored into the prices of Magna's shares. However, since the separation will permit Magna to focus on its core automotive business, Magna has advised us that its management expects prices of Magna's shares to improve as a result of the separation.

Q: WHAT DO I HAVE TO DO TO PARTICIPATE IN THE DISTRIBUTION?

A: If you are a registered or beneficial shareholder of Magna resident in the United States, you do not need to do anything to participate in the distribution. No proxy or vote is required to participate in the distribution. You do not need to, and should not, mail in any certificates representing Magna Class A Subordinate Voting Shares or Magna Class B Shares in order to receive our Class A Subordinate Voting Stock in the distribution. If you are a registered or beneficial shareholder of Magna resident in Canada and you wish to receive Exchangeable Shares, you do not need to do anything to participate in the distribution. If you are a registered shareholder of Magna resident in Canada and you would prefer to receive shares of our Class A Subordinate Voting Stock, please let the distribution agent know no later than March 7, 2000 by following the instructions enclosed with this prospectus. If you are a beneficial shareholder of Magna resident in Canada and you would prefer to receive shares of our Class A Subordinate Voting Stock, you should advise the registered holder of your Magna shares no later than March 6, 2000.

Q: HOW WILL MAGNA DISTRIBUTE YOUR CLASS A SUBORDINATE VOTING STOCK TO ME?

A: If you are a registered holder of Magna Class A Subordinate Voting Shares or
   Magna Class B Shares as of the close of business on the record date for the distribution, Magna's distribution agent will automatically credit the number of shares of our Class A Subordinate Voting Stock or Exchangeable Shares to which you are entitled to a book-entry account established to hold the stock for you, subject to Canadian federal income tax withholding requirements in respect of shareholders not resident in Canada. This credit will occur on the distribution date. After the distribution date, the distribution agent will mail you a statement of your ownership of our Class A Subordinate Voting Stock or the Exchangeable Shares. Following the distribution, you may retain your shares of our Class A Subordinate Voting Stock or the Exchangeable Shares in your book-entry account, sell them or transfer them to a brokerage or other account.

You will not receive any new stock certificates in the distribution. However, if you are a registered holder, you may request a physical stock certificate after you receive the statement of ownership of our Class A Subordinate Voting Stock or the Exchangeable Shares from the distribution agent. The statement of ownership will contain instructions on how to do this.

Q: WHAT IF I HOLD MY MAGNA SHARES THROUGH MY STOCKBROKER, A BANK OR OTHER
   NOMINEE?

A: If you hold your Magna Class A Subordinate Voting Shares or Magna Class B
   Shares through a stockbroker, bank or other nominee, you are probably not a registered shareholder of record and the manner in which you receive our Class A Subordinate Voting Stock or the Exchangeable Shares depends on your arrangements with the stockbroker, bank or other nominee that holds your Magna Class A Subordinate Voting Shares or Magna Class B Shares for you. We expect that stockbrokers and banks generally will credit their customers' accounts with our stock on or after the distribution date, but you will have to confirm that with your stockbroker, bank or other nominee.

   After the distribution, you may instruct your stockbroker, bank or other nominee, subject to any arrangement you may have with that person, to transfer your Class A Subordinate Voting Stock or Exchangeable Shares into your own name to be held in book-entry form.

Q: WHAT ABOUT FRACTIONAL SHARES?

A: If you are the registered holder of a number of Magna Class A Subordinate
   Voting Shares or Magna Class B Shares not evenly divisible by five, you will receive cash equal to the fair market value (as determined by Magna) of the fractional share of our Class A Subordinate Voting Stock or the Exchangeable Shares you would have otherwise been entitled to receive in addition to any whole shares of our Class A Subordinate Voting Stock or the Exchangeable Shares you are entitled to receive. Magna will determine the fair market value of these fractional shares on the basis of the 10-day weighted average trading price of our Class A Subordinate Voting Stock in the "if, as and when issued" market prior to the distribution date.

Q: ON WHICH STOCK EXCHANGE WILL SHARES OF YOUR CLASS A SUBORDINATE VOTING
   STOCK AND THE EXCHANGEABLE SHARES TRADE?

A: Our Class A Subordinate Voting Stock has been approved for quotation and listing on NASDAQ under the trading symbol "MIEC". The Toronto Stock Exchange has conditionally approved the listing of our Class A Subordinate Voting Stock and the Exchangeable Shares under the trading symbols "MIE.A" and "MEH", respectively, subject to the fulfillment by us of the requirements of The Toronto Stock Exchange on or before May 8, 2000.

Q: WHEN WILL I BE ABLE TO BUY AND SELL YOUR CLASS A SUBORDINATE VOTING STOCK
   AND THE EXCHANGEABLE SHARES?

A: Regular trading of our Class A Subordinate Voting Stock is expected to begin on NASDAQ and The Toronto Stock Exchange on the distribution date. Prior to that, our Class A Subordinate Voting Stock is expected to trade on NASDAQ and The Toronto Stock Exchange on an if, as and when issued basis under the trading symbols "MIECV" and "MIE.W", respectively, beginning on the date that is two trading days before the record date. Regular trading of the Exchangeable Shares is expected to begin on The Toronto Stock Exchange on the distribution date. Prior to that, the Exchangeable Shares are expected to trade on The Toronto Stock Exchange on an if, as and when issued basis under the trading symbol "MEH.W" beginning on the date that is two trading days before the record date.

Q: HOW WILL I BE ABLE TO BUY AND SELL MAGNA CLASS A SUBORDINATE VOTING SHARES
   BEFORE THE DISTRIBUTION DATE?

A: Magna has advised us that its Class A Subordinate Voting Shares will continue to trade on The New York Stock Exchange on a regular basis through the distribution date and that its Class A Subordinate Voting Shares and Class B Shares will trade on The Toronto Stock Exchange on an "ex-dividend" basis beginning on the date that is two trading days before the record date. Any Magna Class A Subordinate Voting Share sold on a regular basis on the New York Stock Exchange beginning on the date that is two trading days before the record date and ending on the distribution date will be accompanied by an attached due bill representing your shares of our Class A Subordinate Voting Stock to be distributed in the distribution.

Q: WILL MY DIVIDENDS CHANGE AS A RESULT OF THE DISTRIBUTION?

A: Before the distribution, Magna was paying a quarterly dividend of $0.25 per Magna Class A Subordinate Voting Share and Magna Class B Share, which is equivalent to an annual rate of $1.00 per Magna Class A Subordinate Voting Share and Magna Class B Share. The board of directors of Magna will be responsible for determining Magna's dividend rate and policy after the distribution, subject to the terms of Magna's Corporate Constitution.

   We do not anticipate paying any dividends until our fiscal year commencing January 1, 2004. Our Corporate Constitution, which is set forth in our Certificate of Incorporation, provides that holders of our Class A Subordinate Voting Stock and Class B Stock will be entitled to receive dividends at least equal to 10% of our after-tax profits for our fiscal years commencing January 1, 2004 and 2005. In respect of each fiscal year thereafter, holders of our Class A Subordinate Voting Stock and Class B Stock will be entitled to receive dividends at least equal to the greater of
   (i) 10% of our after-tax profits, and (ii) 20% of the average of our after-tax profits for that fiscal year and the two immediately preceding fiscal years. Our board of directors will be responsible for determining our dividend rate and policy after the distribution, subject to the terms of our Corporate Constitution.

Q: WILL I BE TAXED AS A RESULT OF THE DISTRIBUTION?

A: Yes. The distribution of shares of our Class A Subordinate Voting Stock and the Exchangeable Shares will be treated as a taxable dividend for purposes of Canadian and United States federal income taxation. Canadian resident shareholders will be subject to tax on the fair market value of the distribution (which will include the fair market value of the shares of our Class A Subordinate Voting Stock or the Exchangeable Shares, as the case may be, the amount of cash in lieu of fractional shares and the amount of the concurrent Magna regular quarterly cash dividend). Accordingly, Canadian resident shareholders may be liable for tax under the Income Tax Act (Canada) without having received a cash payment sufficient to satisfy that tax liability.

  The distribution paid to non-residents of Canada will be subject to Canadian withholding tax on its fair market value, at the time the distribution is paid. If you are a United States resident shareholder of Magna, the rate of Canadian withholding tax should generally be 15%, which may in some circumstances be claimed as a credit or deduction on your United States income tax return. This withholding tax will be satisfied by Magna withholding the required amount from the concurrent Magna regular quarterly cash dividend and, if necessary, withholding some portion of the shares of our Class A Subordinate Voting Stock otherwise distributable.

Q: WHAT WILL THE RELATIONSHIP BETWEEN YOU AND MAGNA BE AFTER THE DISTRIBUTION?

A: Upon completion of the distribution, Magna will own all our Class B Stock and none of our Class A Subordinate Voting Stock. Holders of our Class A Subordinate Voting Stock are entitled to one vote per share, holders of our Class B Stock are entitled to 20 votes per share and all holders vote together as a single class, except where separate class votes are required by law or by our Certificate of Incorporation. Accordingly, Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us. Magna has informed us that after the distribution it intends to convert some shares of our Class B Stock to shares of our Class A Subordinate Voting Stock and dispose of these shares of our Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position but continuing to retain control. This may occur through a combination of: (i) secondary sales by Magna of shares of our Class A Subordinate Voting Stock held by it; and/or (ii) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by us in connection with capital market transactions, acquisitions and/or other investments by business partners in us.

   Magna has made a commitment to its shareholders that for a period of seven years ending May 31, 2006, it will not without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting Shares: (i) make any further debt or equity investment in us or any of our subsidiaries; or
   (ii) invest in any non-automotive-related businesses or assets other than through its investment in us.

   Magna is currently paying us an access fee to access our Fontana Sports golf course and related recreational facilities in Austria for Magna-sponsored corporate and charitable events and business development purposes. Upon completion of our golf course in Aurora, Ontario, Magna will pay us an annual access fee for similar purposes. We have also granted Magna a right of first refusal to purchase these two golf courses if we decide to sell them.

Q: WHY ARE YOU OFFERING CANADIAN SHAREHOLDERS THE ALTERNATIVE OF RECEIVING
   EXCHANGEABLE SHARES OF YOUR CANADIAN SUBSIDIARY?

A: Some Canadian resident shareholders of Magna may be subject to restrictions on their ability to hold foreign property under the Income Tax Act (Canada), and may not wish to receive shares of our Class A Subordinate Voting Stock in the distribution. By providing Canadian holders with the alternative of receiving Exchangeable Shares issued by Exchangeco instead of our Class A Subordinate Voting Stock, they will have the opportunity to receive shares of a Canadian issuer that are not foreign property under the Income Tax Act (Canada), provided the Exchangeable Shares are listed on a prescribed stock exchange in Canada, which includes The Toronto Stock Exchange. The Exchangeable Shares, together with ancillary rights, are economically equivalent to shares of our Class A Subordinate Voting Stock. If not previously converted by the holders, the Exchangeable Shares may be redeemed by Exchangeco for an equal number of shares of our Class A Subordinate Voting Stock on or after October 1, 2001.

Q: WHOM SHOULD I CONTACT FOR FURTHER INFORMATION ON THE DISTRIBUTION?

A: If you have questions about the distribution or if you would like additional copies of this prospectus or any other document to which this prospectus refers, you should contact the Secretary of Magna at 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1, telephone: (905) 726-7022. This prospectus is also available through the Internet on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, which can be accessed at www.sec.gov/edgarhp.htm for U.S. shareholders, and on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed at www.sedar.com for Canadian shareholders.

                                    SUMMARY

   The following information is a summary only and is qualified in its entirety by reference to, and must be read in conjunction with, the detailed information and financial statements appearing elsewhere in this prospectus.

                                  The Company

   We acquire, develop and operate horse racetracks and related pari-mutuel wagering operations. As a complement to our horse racing business, we are exploring the development of media sports wagering operations and leisure and retail-based real estate projects on the land surrounding some of our racetracks. In addition, we own a real estate portfolio which includes a gated residential community currently under development in Oberwaltersdorf, Austria, the adjacent Fontana Sports golf course and related recreational facilities, a golf course currently under development in Aurora, Canada and other real estate. We may sell the balance of our real estate portfolio in order to provide capital to be used in our business.

   We operate five horse racetracks, Santa Anita Park, Gulfstream Park, Golden Gate Fields, Thistledown Racetrack, and Remington Park, and have entered into an agreement to acquire one further racetrack, Great Lakes Downs. Each of these racetracks includes a facility that accepts wagers on races conducted at other racetracks, the live television broadcasts or simulcasts of which are shown at our facilities. We also broadcast, or export, simulcasts of our races to a number of locations across the United States, Canada, Mexico, the Caribbean region and Australia. A percentage of the pooled wagers on these races is retained by us.

   We own and operate some of the premier horse racing facilities in North America and produce one of the horse racing industry's best simulcast products. Based on standard industry measures including total amount wagered, average daily attendance, average daily amount wagered, average daily on-track amount wagered and average daily off-track amount wagered, we believe that Santa Anita Park, Gulfstream Park and Golden Fields are three of the top racetracks in North America. See "Our Business" for a more detailed description of our business and assets.

                                  Our Strategy

   There are four related components of our corporate strategy: (1) continuing our consolidation and enhancement of racetracks; (2) combining our simulcast horse racing products and marketing the signal under our own brand name; (3) using our competitive position in the horse racing industry and our brand name in expanding our distribution channels and range of sports wagering products; and (4) developing total entertainment destinations centered on some of our racetracks.


   See "Our Strategy" below for a more detailed discussion of our strategy. There are a number of risks inherent in our strategy, which will take at least several years to implement fully. See "Risk Factors" for a discussion of these and other risks.

                                The Distribution

   The following is a brief description of the principal terms of the distribution.

Distributing Company....  Magna will make the distribution of shares of our
                          Class A Subordinate Voting Stock and the Exchangeable Shares to holders of its Class A Subordinate Voting Shares and Class B Shares.

Securities and Cash to
be Distributed..........  Magna will distribute, to holders of its Class A
                          Subordinate Voting Shares and Class B Shares of record on the record date, approximately 15.7 million shares comprised of our Class A Subordinate Voting Stock and Exchangeable Shares. Subject to Canadian federal income tax withholding requirements in respect of shareholders not resident in Canada, Magna will concurrently distribute its regular quarterly cash dividend of $0.30 per Magna share. Shareholders of Magna who are residents of Canada will, unless they elect otherwise, receive Exchangeable Shares in satisfaction of their right to receive shares of our Class A Subordinate Voting Stock.

Distribution Ratio......  You will receive one-fifth of one share of our Class
                          A Subordinate Voting Stock or of an Exchangeable Share for each Magna Class A Subordinate Voting Share or Magna Class B Share that you own of record as of the close of business on the record date.

Record Date.............  February 25, 2000 (5:00 p.m., New York time).


Distribution Date.......  March 10, 2000 (4:59 p.m., New York time).


Trading Market and
Symbol..................  There has been no market for our Class A Subordinate
                          Voting Stock or the Exchangeable Shares. NASDAQ has approved our Class A Subordinate Voting Stock for quotation and trading under the symbol "MIEC". The Toronto Stock Exchange has conditionally approved the listing of our Class A Subordinate Voting Stock (symbol "MIE.A") and the Exchangeable Shares (symbol "MEH"), subject to the fulfillment by us of the requirements of The Toronto Stock Exchange on or before May 8, 2000.

Certain Income Tax
Considerations..........  You should carefully read the information under the heading "Certain Income Tax Considerations" which qualifies the information set out below.

                          Canadian residents: The distribution will be treated for Canadian tax purposes as a taxable dividend received from a taxable Canadian corporation. Accordingly, Canadian resident shareholders may be liable for tax under the Income Tax Act (Canada) without having received a cash payment sufficient to satisfy that tax liability.

                          Non-residents of Canada: The distribution will be treated as a dividend for Canadian and United States federal income tax purposes. A non-resident of Canada who receives the distribution will be subject to Canadian withholding tax.

Risk Factors............  You should carefully consider the matters discussed under the heading "Risk Factors" beginning on page 12 of this prospectus.

                  Selected Financial and Operating Information

   The following table sets forth our selected consolidated and pro forma consolidated financial data as at and for the periods indicated. The selected consolidated financial data as at and for the nine months ended September 30, 1999 have been derived from our Unaudited Consolidated Financial Statements as at and for the nine months ended September 30, 1999, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the information set forth therein. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year. The selected consolidated financial data as at and for the three years ended July 31, 1998 and the five month period ended December 31, 1998 have been derived from and should be read in conjunction with our Audited Consolidated Financial Statements for the three-year period ended July 31, 1998 and the five-month period ended December 31, 1998. The pro forma selected consolidated financial data for the year ended December 31, 1998 and nine months ended September 30, 1999 have been derived from and should be read in conjunction with our Pro Forma Consolidated Financial Statements as at and for the nine months ended September 30, 1999 and the year ended December 31, 1998. The selected financial and operating information should also be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Operating Results" included in this prospectus.

Income Statement Data(1)

                         Pro Forma
                        Nine Months   Pro Forma    Nine Months  Five Months
                           Ended      Year Ended      Ended        Ended              Years Ended July 31,
                       September 30, December 31, September 30, December 31, ------------------------------------------
                           1999          1998         1999          1998      1998     1997     1996     1995     1994
                       ------------- ------------ ------------- ------------ -------  -------  -------  -------  ------
                                         (in thousands of U.S. dollars, except per share amounts)
Revenue
Racetrack............    $127,584      $149,585      $58,954      $ 3,952    $    --  $    --  $    --  $    --  $   --
Real estate..........      12,167        21,239       12,167        6,597     20,486   15,276    2,460    1,166     121
                         --------      --------      -------      -------    -------  -------  -------  -------  ------
Total revenue........     139,751       170,824       71,121       10,549     20,486   15,276    2,460    1,166     121
Costs and Expenses
Racetrack costs and
 expenses............      98,451       126,278       46,292        3,625         --       --       --       --      --
Real estate costs and
 expenses............      12,496        27,355       12,496        8,462     25,864   13,879    4,613    2,713     277
Depreciation and
 amortization........      12,912        18,852        4,676        1,649      1,852    1,824      330       21      22
Interest expense
 (income), net.......         717         1,615          264        1,221      1,380      955      (59)     (26)    156
                         --------      --------      -------      -------    -------  -------  -------  -------  ------
Income (loss) before
 income taxes........      15,175        (3,276)       7,393       (4,408)    (8,610)  (1,382)  (2,424)  (1,542)   (334)
                         ========      ========      =======      =======    =======  =======  =======  =======  ======
Net income (loss)....    $  7,621      $ (5,739)     $ 3,000      $(4,231)   $(8,610) $(1,382) $(2,424) $(1,542)   (334)
                         ========      ========      =======      =======    =======  =======  =======  =======  ======
Earnings (loss) per
 share of Class A
 Subordinate Voting,
 Class B and
 Exchangeable Stock
Basic and
 diluted(2)..........    $   0.10      $  (0.07)     $  0.04      $ (0.05)   $ (0.11) $ (0.02) $ (0.03) $ (0.02) $(0.00)
                         ========      ========      =======      =======    =======  =======  =======  =======  ======
Average number of
 shares Class A
 Subordinate Voting,
 Class B and
 Exchangeable Stock
 outstanding during
 the period
 (in thousands):
Basic and
 diluted(2)..........      80,198        80,198       78,535       78,535     78,535   78,535   78,535   78,535  78,535
                         ========      ========      =======      =======    =======  =======  =======  =======  ======

--------
(1) We prepare our financial statements in accordance with U.S. generally accepted accounting principles or U.S. GAAP, which differ in some respects from accounting principles generally accepted in Canada or Canadian GAAP. For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 15, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) On November 5, 1999, Magna completed the reorganization described in this prospectus. As part of the reorganization, our capital structure was established creating Class A Subordinate Voting Stock with one vote per share and Class B Stock with 20 votes per share. As of November 5, 1999, 78,535,328 shares of our Class B Stock and 1,662,890 shares of our Class A Subordinate Voting Stock were issued and outstanding. On December 30, 1999, 14,823,187 shares of our Class B Stock held by Magna were repurchased by us for $110,000,000. On this date, $110,000,000 was invested by Magna in Exchangeco in return for 14,823,187 Exchangeable Shares. Our historical basic and diluted earnings (loss) per share has been calculated assuming that 78,535,328 shares of our Class B Stock and Exchangeable Shares and none of our Class A Subordinate Voting Stock were issued and outstanding at the beginning of the periods presented. Our pro forma basic and diluted earnings (loss) per share has been calculated assuming that 63,712,141 shares of our Class B Stock, plus 14,823,187 Exchangeable Shares exchangeable into 14,823,187 shares of our Class A Subordinate Voting Stock and 1,662,890 shares of our Class A Subordinate Voting Stock issued in connection with the acquisitions of the Thistledown and Golden Gate Fields racetracks were issued and outstanding at the beginning of the periods presented.

Balance Sheet Data(1)

                             Pro Forma                                              July 31,
                           September 30, September 30, December 31, -----------------------------------------
                               1999          1999          1998       1998     1997    1996    1995    1994
                           ------------- ------------- ------------ -------- -------- ------- ------- -------
                                                     (in thousands of U.S. dollars)
Cash and cash
 equivalents.............    $ 63,158      $ 23,544      $ 17,503   $    295 $    220 $   133 $   521 $ 1,338
Note receivable from
 Magna...................          --       146,862            --         --       --      --      --      --
Total assets.............     736,716       693,455       364,142    184,802  113,175  76,219  51,636  28,770
Total debt(2)............      47,423        65,333        32,335     19,495   18,938  22,614      12      --
Magna's net
 investment/shareholder's
 equity..................     553,570       545,888       302,502    158,275   87,917  49,985  48,166  27,226

--------
(1) We prepare our financial statements in accordance with U.S. GAAP which differ in some respects from Canadian GAAP. For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 15, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) Total debt includes Bank indebtedness, Long-term debt (including Long-term debt due within one year) and Note payable to Magna.

   The matters discussed under the heading "Reorganization" below may materially affect the comparability of some of the foregoing selected financial data. Accordingly, please refer to that section for details of the terms of the reorganization.

                                  RISK FACTORS

   In reviewing this prospectus, you should carefully consider the following factors. The most significant risks and uncertainties we face are described below, but other risks and uncertainties that are not known to us or that we currently believe are not material or that are similar to those faced by other companies in our industry may also have a material adverse effect on our business, financial condition or results of operations.

   If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In this case, the trading price of shares of our Class A Subordinate Voting Stock and the Exchangeable Shares could decline substantially, and you may lose all or part of the value of the shares of our Class A Subordinate Voting Stock or the Exchangeable Shares being distributed to you.

General Risks Regarding Our Business

  We have a history of losses and we anticipate losses in the near future on some of our racetracks

   We have only recently been incorporated and we have a very short history of operations and earnings and therefore we have little historical information on which to base future projections. We have experienced cumulative consolidated net losses since inception totaling approximately $14.8 million for periods up to September 30, 1999. Santa Anita Park, Golden Gate Fields, Remington Park and Thistledown racetrack have historically operated at a loss and we anticipate they may do so in the future.

  We do not plan to pay dividends until fiscal year 2004, if at all

   We have not paid any dividends to date, we do not plan to pay any dividends until our fiscal year commencing January 1, 2004 and we cannot give any assurance that we will be in a position to pay dividends then, or thereafter. See "Description of Our Securities--Corporate Constitution" for a more detailed description of our dividend policy.

  Our business and our expansion plans may be adversely affected if we do not retain our key personnel

   We will be highly dependent on the services of members of our senior management, most of whom have only recently been hired by us and therefore have not established a track record of working together successfully. We also depend on the local management of our racetracks and other operating units. The loss of the services of any of these individuals may adversely affect our leadership and direction, which may impede the implementation of our strategy.

  Our stock price may be volatile

   Shares of our Class A Subordinate Voting Stock and the Exchangeable Shares have not previously traded. The price of shares of our Class A Subordinate Voting Stock and the Exchangeable Shares may be volatile in the future, particularly shortly after the distribution, when some of Magna's institutional shareholders may sell their holdings of our Class A Subordinate Voting Stock or Exchangeable Shares because they:

  . are prohibited from investing in a company with a significantly smaller market capitalization;

  .  cannot hold stock of a gaming company; or

  .  do not want to hold our stock for any other reason.

   In addition, the following factors may have a significant effect on the market price of our Class A Subordinate Voting Stock and Exchangeable Shares: fluctuations in our operating profits; the announcement of new wagering and gaming opportunities by us or our competitors; the passage of legislation affecting horse racing or gaming; developments affecting the horse racing or gaming industries generally; sales of substantial amounts of our Class A Subordinate Voting Stock or Exchangeable Shares; and sales by Magna of our Class A Subordinate Voting Stock held by it, as a result of its stated intention to reduce its majority equity position in us. Moreover, publicly-held horse racing and gaming companies have experienced price and trading volume fluctuations that are often unrelated to these companies' financial condition and results of operations. A shift away from investor interest in gaming companies in general could have a material adverse effect on the market price of our Class A Subordinate Voting Stock and the Exchangeable Shares, regardless of our financial condition and results of operations.

  We may not be able to obtain financing or may be able to obtain it only on unfavorable terms which may affect the viability of our expansion projects or make them more costly

   We may require additional financing in order to expand our operations. It is possible that this financing will not be available or, if available, will not be available on terms which are favorable to us. In addition, Magna has made a commitment to its shareholders that it will not, for a period of seven years ending May 31, 2006, without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting Shares, make any further debt or equity investment in us or any of our subsidiaries. See "Certain Relationships and Related Transactions--Relationship with Magna" for a more detailed description of our relationship with Magna.

  If we are unable to negotiate a satisfactory union contract, some of our employees may commence a strike which may lead to lost revenues and could have a material adverse effect on our business

   As of December 31, 1999, we employed approximately 1,500 employees, approximately 800 of whom are represented by a union. Our contract with the Service Employees International Union, Local 280, which represents approximately 400 pari-mutuel employees at Santa Anita Park during our racing season, will expire on July 24, 2000. Although we expect that we will be able to negotiate a new union contract with Local 280 through the collective bargaining process, we cannot guarantee that we will be able to negotiate a satisfactory contract. If we are unable to negotiate a satisfactory union contract, some of our employees may commence a strike and any strike, if commenced, may lead to lost revenues and therefore have a material adverse effect on our financial condition and results of operations.

  Our relationship with Magna is not at "arm's length" and therefore Magna may influence us to make decisions that are not in the best interests of our other stockholders

   Our relationship with Magna is not at arm's length. Upon completion of the distribution, Magna will own all our Class B Stock and some Exchangeable Shares, but none of our Class A Subordinate Voting Stock which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and will continue to control us. Therefore, Magna will continue to be able to cause us to effect certain corporate transactions without your consent, subject to applicable law. In addition, Magna will continue to be able to cause or prevent a change in our control. In some cases, the interests of Magna may not be the same as those of other stockholders, and conflicts of interest may arise after the completion of the distribution that may be resolved in a manner detrimental to us.

   For example, Magna has entered into an arrangement with us so as to ensure their access to the Fontana Sports golf course and related recreational facilities in return for an agreed upon fee. Magna will enter into a similar arrangement in relation to the Aurora golf course and related facilities. These access arrangements expire five years after their effective dates, but Magna could prematurely terminate them or amend them. The early termination, amendment or non-renewal of these access arrangements could have a material adverse effect on our financial condition and results of operations. We have also granted Magna a right of first refusal to purchase these golf courses if we decide to sell them. We are currently considering a variety of options with respect to these golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions which would require that Magna not exercise its right of first refusal or outright sale.

Gaming Risks

  Our gaming activities are dependent on government approvals which, if not granted, could adversely affect our existing business and our growth

   Our existing live racing, pari-mutuel wagering and other operations are contingent upon the continued governmental approval of these operations as forms of legalized gaming. All our current and proposed operations are subject to extensive regulations which are described in more detail under "Industry Overview--Key Characteristics of the Industry--Government Regulation", and could be subjected at any time to additional or more restrictive regulations, or banned entirely.

   As of the date of this prospectus, we have obtained all governmental licenses, registrations, permits and approvals necessary for the operation of our gaming facilities. However, we may be unable to maintain or renew our existing licenses. The loss of our licenses, registrations, permits or approvals may materially limit the number of races we conduct and could have a material adverse effect on our business, financial condition and results of operations. In addition, we currently devote significant financial and management resources to complying with the various governmental regulations to which our operations are subject. Any significant increase in governmental regulation could materially adversely affect our business, financial condition and results of operations.

   Moreover, any future expansion of our gaming operations will likely require additional licenses, registrations, permits and approvals. The licensing process can be both lengthy and costly and there is no assurance of success. For example, we recently entered into an agreement to acquire the assets comprising Great Lakes Downs racetrack. This acquisition is subject to a number of regulatory proceedings, including licensing approvals from the Office of the Racing Commissioner of the Michigan Department of Agriculture. Although we anticipate obtaining all required regulatory approvals by mid-February 2000, we cannot assure you that all of these regulatory approvals will be obtained and therefore that this acquisition will be successfully completed.

   The high degree of regulation in the gaming industry is a significant obstacle to our growth strategy, especially with respect to telephone account, interactive television and Internet-based sports betting. Telephone account and interactive television-based betting from home may currently be conducted only through hubs or bases located in eight states. The Los Angeles County District Attorney has recently challenged the ability of California residents to conduct account wagering through these hubs or bases. Our expansion opportunities in this area may be limited unless more states change their laws to permit telephone account and interactive television-based betting. Wagering over the Internet is also subject to extensive legal restriction. The United States Congress is currently considering enacting the Internet Gambling Prohibition Act, also known as the "Kyl Bill", which would amend the Interstate Wire Act to make it clear that persons engaged in the United States in the business of betting or wagering through the Internet as well as casual bettors who knowingly use a communication facility for betting or gambling over the Internet can be fined or imprisoned. Internet service providers would be required to block-out gambling sites and would be subject to state and federal authority. The Kyl Bill would permit telephone account, interactive television and Internet-based account wagering on horse racing, but not other sports. A similar piece of legislation was recently introduced in the House of Representatives by Rep. Bob Goodlatte (R. Va.). We cannot predict the final disposition of either piece of legislation.

  Implementation of some of the recommendations of the National Gambling Impact Study Commission could adversely affect our growth prospects

   In August 1996, the United States Congress established the National Gambling Impact Study Commission to conduct a comprehensive study of the social and economic effects of the gambling industry in the United

States. This commission reviewed existing federal, state and local policy and practices with respect to the legalization or prohibition of gambling activities with the aim of formulating and proposing changes in these policies and practices and recommending legislation and administrative actions for these proposed changes. On June 18, 1999, the commission issued a report setting out its findings and conclusions, together with recommendations for legislation and administrative actions. Some of the recommendations were:

  . prohibiting Internet gambling which is not already authorized within the United States or among parties in the United States and any foreign jurisdiction;

  . limiting the expansion of gambling into homes through such mediums as account wagering;

  .  banning betting on all collegiate and amateur athletic events; and

  . refusing the introduction of casino-style gambling into pari-mutuel facilities for the primary purpose of saving a pari-mutuel facility that the market has determined no longer serves the community or for the purpose of competing with other forms of gaming.

   The recommendations made by the National Gambling Impact Study Commission could result in the enactment of new laws and/or the adoption of new regulations which would materially adversely impact the gambling industry in general and thus would materially adversely affect our growth prospects. We are unable, at this time, to determine the ultimate disposition of the commission's recommendations.

  We face significant competition from operators of other racetracks and other forms of gaming which could decrease the amount wagered at our facilities and adversely affect our profitability

   We face significant competition in each of the jurisdictions in which we have gaming operations and this competition is expected to intensify as new gaming operators enter our markets and existing competitors expand their operations and consolidate management of multiple racetracks. One of our competitors, Churchill Downs Inc., may have substantially greater name recognition and financial resources than us. We also compete for customers with other sports, entertainment and gaming operators, including competitors like Caesars World, Inc., which operates numerous casinos, as well as state governments and native American groups. Competition in the gaming industry is expected to increase due to limited opportunities for future growth in new markets. If we lose customers for any reason, including the factors discussed below, our profitability may be materially adversely affected.

   In addition, Florida tax laws currently discourage the three Miami-area racetracks, Gulfstream Park, Hialeah Park and Calder Race Course, from scheduling concurrent races. We expect that a new tax structure will eliminate this deterrent in 2001. As a result, Gulfstream Park racetrack may face direct competition from other Miami-area racetracks in the future. This competition could affect the profitability of Gulfstream Park, which could reduce our overall profitability.

   State and provincial lotteries benefit from numerous distribution channels, including supermarkets and convenience stores, as well as from frequent and extensive advertising campaigns. We do not have the same access to the gaming public or the advertising resources available to state and provincial lotteries.

  Declining on-track attendance and increasing competition in simulcasting may adversely affect our financial results

   There has been a general decline in the number of people attending and wagering at live horse races at North American racetracks due to a number of factors, including increased competition from other forms of gaming, unwillingness of customers to travel a significant distance to racetracks and the increasing availability of off-track wagering. The declining attendance at live horse racing events has prompted racetracks to increasingly rely on revenues from simulcasting and off-track wagering. The industry-wide focus on simulcasting and off-track wagering has increased competition among racetracks for outlets to simulcast their live races. A decline in consumer interest in horse racing, a continued decrease in attendance and on-track wagering as well as increased competition in the simulcast wagering market could lead to a decrease in the amount wagered at our facilities and may have a material adverse effect on the overall profitability of our horse racing operations.

  We currently face significant competition from Internet and on-line wagering which may reduce our profitability

   Although we currently do not operate any Internet or online gaming services, we currently face competition from operators of those gaming services. Internet and online gaming services allow their customers to wager on a wide variety of sporting events from home. Unlike Internet and on-line gaming operators, our business requires significant and on-going capital expenditures in order to continue operations and in order to expand. We currently cannot offer the diverse gaming options offered by Internet and on-line gaming operators and face significantly greater costs in operating our business. Our inability to compete successfully with these operators could limit our market share and growth and may have a material adverse effect on our profitability.

  Expansion of gaming conducted by California native American tribes will lead to increased competition in our industry which may negatively impact our growth and profitability

   In November 1998, California voters passed Proposition 5, a ballot initiative that would have allowed native American tribes to conduct various gaming activities including pari-mutuel wagering, gambling, some types of card games, and lotteries. On August 23, 1999, the California Supreme Court overturned Proposition 5 on the basis that the initiative violated the state constitution. The California state government recently reached agreements with California native American tribes to permit a doubling of the number of gaming machines currently operated by these tribes, as well as the introduction of slot machines and poker and blackjack tables on California native reserves. The governor of California, the state legislature and these native American tribes will jointly sponsor a constitutional amendment which California voters will vote on in March 2000. The expansion of gaming conducted by California native American tribes will lead to increased competition and may have an adverse effect on the profitabilty of Santa Anita Park, Golden Gate Fields and our future growth in California.

  If a U.S. federal gaming tax is introduced, our financial results may be adversely affected

   From time to time, U.S. legislators have proposed the imposition of a U.S. federal tax on gross gambling revenues. The imposition of this type of tax could have a material adverse effect on our net income and therefore our overall financial condition.

  Our profitability may be adversely affected if we are unable to integrate recent racetrack acquisitions, which comprise all our horse racing operations, and to complete and integrate future acquisitions

   Our racetrack operations have been acquired very recently. The acquisition of Santa Anita Park was completed in December 1998 and the acquisition of Gulfstream Park was completed in September 1999. The acquisition of Remington Park and Thistledown Racetrack was completed in November 1999 and the acquisition of Golden Gate Fields was completed in December 1999. In addition, we expect to complete the acquisition of Great Lakes Downs in mid-February 2000. These operations have been operating independently in the past under different management. Integrating these recently acquired businesses into our operations will require a significant dedication of management resources and an expansion of our information systems. This dedication may distract us from our day-to-day operations which could result in less efficient and more costly operations as well as a failure of our management to focus on other important issues.

   We also plan to continue pursuing acquisition opportunities and we may issue our Class A Subordinate Voting Stock as full or partial consideration in connection with these acquisitions. Our future profitability will depend to some degree upon the ability of our management to identify, complete and integrate commercially viable acquisitions. We cannot give any assurance to you that we will successfully complete and integrate the new acquisitions. Furthermore, to the extent that we issue any shares of our Class A Subordinate Voting Stock in connection with any of these acquisitions, the percentage of our voting stock that you own will decrease.

   If we do not successfully integrate our new or future acquisitions, or if this integration consumes a significant amount of our management's time, then these acquisitions may adversely affect our efficiency and therefore our profitability.

  Our operating results may be impacted by inclement weather and may fluctuate seasonally

   We experience significant fluctuations in quarterly and annual operating results due to seasonality. We have a limited number of live racing days at each of our racetracks and the number of live racing days varies from year to year. The number of live racing days we have directly affects our operating results. A significant decrease in the number of live races could have a material adverse effect on our business, financial condition and results of operations. Our live racing schedule also dictates that we will earn a substantial portion of our net earnings in the first quarter of each year which is when The Santa Anita Meet and the annual meet at Gulfstream Park occur, as well as the fourth quarter of each year, which is when The Oak Tree Meet and one of the two annual meets at Golden Gate Fields occur.

   Since horse racing is conducted outdoors, unfavorable weather conditions, including excessive heat, coolness or rain, may cause races to be canceled or may reduce attendance. Since a substantial portion of our gaming expenses are fixed, the loss of scheduled racing days could have a material adverse effect on the profitability of our horse racing operations.

  An earthquake in California could affect our operations at Santa Anita Park and Golden Gate Fields, which could adversely impact our cash flow from these racetracks

   Two of our primary assets, Santa Anita Park and Golden Gate Fields, are located in California and are therefore subject to earthquake risks. Since the structures at our California racetracks are low-rise buildings, the risk of earthquake damage is not considered to be high and, as a result, we do not currently maintain earthquake insurance on these structures. We currently maintain fire insurance for fire risks, including those resulting from earthquakes, subject to policy limits and deductibles. There can be no assurance that earthquakes or the fires often caused by earthquakes will not seriously damage our California racetracks and related properties or that the recoverable amount of insurance proceeds will be sufficient to cover reconstruction costs and other losses suffered fully. If an uninsured or underinsured loss occurs, we could lose anticipated income and cash flows from our California racetracks.

Real Estate Ownership and Development Risks

  Owning and developing real estate may involve significant ongoing expenditures or losses that could adversely affect our results of operations

   All real estate investments are subject to risks including: general economic conditions, such as the availability and cost of financing; local real estate conditions, such as an over-supply of residential, office, retail space or warehousing or a reduction in demand for real estate in the area; governmental regulation, including taxation of property and environmental legislation; and the attractiveness of properties to potential purchasers or tenants. Each segment of the real estate industry is capital intensive and sensitive to interest rates. Further significant expenditures, including property taxes, mortgage payments, maintenance costs, insurance costs and related charges, must be made throughout the period of ownership of real property and during the period of making improvements to the property. Further, governments can, under eminent domain laws, take real property for less than an owner might otherwise agree.

   If interest rates or other real estate costs escalate, this could adversely affect our ability to finance our expansion projects and also our profitability.

  We may not be able to sell some of our real estate when we need to or at the price we want, which could adversely affect our financial condition

   At times, it may be difficult for us to dispose of some types of real estate. The costs of holding real estate are high and, during a recession, we may be faced with ongoing expenditures with little prospect of earning revenue on our real estate properties. If we have inadequate cash reserves, we may have to dispose of properties at prices which are substantially below the price we desire, and in some cases, below the price we originally paid for the properties.

  We require government approvals for some of our properties which may take a long time to obtain or which may not be granted, either of which could adversely affect our existing business or our growth

   Some of our properties will require zoning and other approvals from local government agencies. For example, our applications for re-zoning land in Aurora, Canada and Ebreichsdorf, Austria are currently being considered. The process of obtaining these approvals may take many months and there can be no assurance that we will obtain the necessary approvals for either of those lands or any other lands. Furthermore, in the case of the land held by us in Aurora, Canada, the transfer of this land to us is conditional on obtaining severance and other approvals. We cannot give any assurance that we will obtain these approvals and we cannot give any assurance that we will ultimately acquire this land. Holding costs accrue while regulatory approvals are being sought and delays can render a project economically unfeasible. If we do not obtain any of these approvals our plans, growth and profitability could be affected.

  We may not be able to complete expansion projects successfully, which would materially affect our growth and our results of operations

   We intend to develop our racetracks further and possibly expand our gaming activities. Numerous factors, including regulatory and financial constraints, could cause us to alter, delay or abandon our existing plans. If we proceed to develop new facilities or enhance our existing facilities, we face numerous risks that could require substantial changes to our plans, including time frames or projected budgets. These risks include the inability to secure all required permits and the failure to resolve potential land use issues, as well as risks typically associated with any construction project, including possible shortages of materials or skilled labor, unforseen engineering or environmental problems, delays and work stoppages, weather interference and unanticipated cost overruns. For example, Santa Anita Park recently completed upgrades to its facilities and is considering more upgrades in the future. See "Our Business-- Horse Racing and Pari-Mutuel Wagering--Santa Anita Park" for a description of these upgrades. The disruption caused by these upgrades reduced the total amount wagered at Santa Anita Park's simulcast wagering facilities and attendance at The Oak Tree Meet in 1999. Even if completed, our expansion projects may not be successful, which would affect our growth and could have an adverse effect on our long term financial projections.

  We face strict environmental regulation and may be subject to liability for environmental damage that we did not cause, which could adversely affect our financial results

   Various environmental laws and regulations in the United States, Canada and Europe impose liability on us as a current or previous owner and manager of real property, for the cost of maintenance, removal and remediation of hazardous materials released or deposited on or in properties now or previously owned or managed by us or disposed of in other locations. Our ability to sell properties with contamination or hazardous or toxic substances or borrow using that property as collateral may also be adversely affected. We cannot give you any assurance that all circumstances giving rise to exposure under environmental laws are currently known to us. Changes to environmental laws and regulations, resulting in more stringent terms of compliance, could expose us to additional liabilities and ongoing expenses.

                              DISTRIBUTING COMPANY

   Our parent company, Magna, is one of the most diversified automotive suppliers in the world and designs, develops and manufactures automotive systems, assemblies and components and engineers and assembles complete vehicles, primarily for sale to original equipment manufacturers of cars and light trucks in North America, Europe, Mexico, South America and Asia. Magna's products include:

  .  exterior decorative systems;
  . interior products including complete seats, instrument and door panel systems and sound insulation;
  .  formed and welded metal parts and assemblies;
  .  sunroofs;
  .  mirrors;
  .  latching systems and window regulator systems;
  .  electro-mechanical devices and assemblies;
  . a variety of plastic parts, including body panels and fascias through Decoma International Inc.;
  . various engine, powertrain and fueling and cooling components through Tesma International Inc.; and
  .  complete vehicle engineering and assembly.

   Magna has over 58,000 employees in 164 manufacturing operations and 30 product development and engineering centers in 19 countries.

                              THE SPECIAL DIVIDEND

Background and Reasons for the Special Dividend

   The board of directors and management of our parent company, Magna, have determined that it is in the best interests of its shareholders to separate our non-automotive assets and operations from Magna's automotive assets and operations by distributing shares of our Class A Subordinate Voting Stock and the Exchangeable Shares to Magna's shareholders by way of a special dividend. Magna has advised us that, in reaching its decision, its board of directors and management considered a number of factors, including:

  . the separation will permit Magna to focus on its core automotive business;

  . the separation will permit investors to choose whether to invest in the automotive industry by retaining or purchasing Magna shares, invest in the sports gaming industry by retaining or purchasing our stock, or both;

  . establishing our business as a separately traded public company will enable us to respond better to the opportunities and challenges of the sports gaming industry;

  . in light of Magna's commitment to its shareholders not to make any further debt or equity investment in us or any of our subsidiaries for a period of seven years ending May 31, 2006, establishing our business as a separately traded public company will facilitate our future access to capital and will allow us to acquire further racetracks through the issuance of our publicly-traded stock; and

  . as a public company, we will be better able to develop profit-based compensation programs for our management and employees.

Description of the Special Dividend

   Magna publicly indicated to its shareholders that it would distribute a portion of our stock to its shareholders. Magna intends to distribute on March 10, 2000 to holders of Magna's Class A Subordinate Voting Shares and Class B Shares of record on February 25, 2000, a special dividend payable in our Class A Subordinate Voting Stock or the Exchangeable Shares, on the basis of one-fifth of one share of our Class A Subordinate Voting Stock or of an Exchangeable Share for each Magna Class A Subordinate Voting Share or Magna Class B Share held. Magna expects to distribute approximately 15.7 million shares comprised of our Class A Subordinate Voting Stock and the Exchangeable Shares. Subject to Canadian federal income tax withholding requirements in respect of shareholders not resident in Canada, Magna will concurrently distribute to those holders its regular quarterly cash dividend of $0.30 per share of Magna.

   As part of the distribution, we will be adopting a book-entry stock transfer and registration system for our Class A Subordinate Voting Stock and the Exchangeable Shares. Magna's distribution agent will credit the shares of our Class A Subordinate Voting Stock and the Exchangeable Shares distributed on the distribution date to book-entry accounts established for all record holders of our Class A Subordinate Voting Stock and the Exchangeable Shares. Following the distribution, the distribution agent will mail an account statement to each holder of Magna Class A Subordinate Voting Shares or Class B Shares stating the number of shares of our Class A Subordinate Voting Stock or the Exchangeable Shares distributed to that holder in the distribution. After the distribution, registered holders of our Class A Subordinate Voting Stock or the Exchangeable Shares may request a transfer of their stock to a brokerage or other account or physical stock certificates for their stock, which will no longer be maintained in a book-entry account.

   If you hold your Magna Class A Subordinate Voting Shares or Class B Shares through a stockbroker, bank or other nominee, the distribution agent will transfer our Class A Subordinate Voting Stock or the Exchangeable Shares to the registered holders of record whom we expect will make arrangements to credit your account with shares of our Class A Subordinate Voting Stock or the Exchangeable Shares. Magna anticipates that stockbrokers and banks generally will credit their customers' accounts with shares of our Class A Subordinate Voting Stock or the Exchangeable Shares on the distribution date.

   Subject to Canadian federal income tax withholding requirements in respect of non-residents of Canada, you will receive one-fifth of one share of our Class A Subordinate Voting Stock or of an Exchangeable Share for each Magna Class A Subordinate Voting Share or Magna Class B Share that you own of record as of the close of business on the record date, provided that no fractional interests are to be distributed to any shareholder of record. If you are the registered holder of a number of Magna Class A Subordinate Voting Shares or Magna Class B Shares not evenly divisible by five, you will receive cash equal to the fair market value (as determined by Magna) of the fractional share of our Class A Subordinate Voting Stock you would have otherwise been entitled to receive in addition to any whole shares of Class A Subordinate Voting Stock you are entitled to receive. Magna will determine the fair market value of the fractional shares on the basis of the 10-day weighted average trading price of our Class A Subordinate Voting Stock in the "if, as and when issued" market prior to the distribution date.

   Magna shareholders resident in Canada may elect to receive Exchangeable Shares of Exchangeco in satisfaction of their entitlement to receive shares of our Class A Subordinate Voting Stock. Each Exchangeable Share may be exchanged by the holder at any time for, and, together with certain ancillary rights, is the economic equivalent of, a share of our Class A Subordinate Voting Stock. To understand how to exchange the Exchangeable Shares, see "Description of the Exchangeable Shares". If you are a registered shareholder of Magna resident in Canada and you would prefer to receive shares of our Class A Subordinate Voting Stock, please let the distribution agent know before March 7, 2000 by following the instructions enclosed with this prospectus. If you are a beneficial shareholder of Magna resident in Canada and you would prefer to receive shares of our Class A Subordinate Voting Stock, you should advise the registered holder of your Magna shares no later than March 6, 2000.

   We will not receive any proceeds from this distribution.

Withholding Tax Liability of Non-Residents of Canada

   A non-resident of Canada, for purposes of the Income Tax Act (Canada), will be subject to Canadian withholding tax on the fair market value of the distribution. See "Certain Income Tax Considerations--Certain Canadian Federal Income Tax Considerations" for a more detailed discussion of this withholding tax. The fair market value of the distribution will include the fair market value of the shares of our Class A Subordinate Voting Stock, the amount of cash in lieu of fractional shares and the amount of the concurrent regular quarterly cash dividend. Magna will determine the fair market value of our Class A Subordinate Voting Stock at the time of distribution on the basis of the 10-day weighted average trading price in the "if, as and when issued" market prior to the distribution date. In order to satisfy this withholding tax liability, Magna will withhold from non-residents of Canada the appropriate amount of the regular quarterly cash dividend otherwise payable which it intends to pay concurrently with the special dividend and, if necessary, Magna will also withhold some portion of the shares of our Class A Subordinate Voting Stock otherwise distributable. Magna will withhold the number of shares having a fair market value at the time the distribution is paid, as determined by Magna in the manner described above, equal to any shortfall in the amount that Magna is required to remit to Revenue Canada in respect of its withholding tax obligation relating to the distribution, after taking into account the amount of cash withheld from the concurrent regular quarterly cash dividend otherwise payable. In any event, the number of withheld shares will not exceed 25% of the shares of our Class A Subordinate Voting Stock that would otherwise be distributed to a non-resident holder. Magna will remit to Revenue Canada, on behalf of that non-resident holder, the appropriate amount of cash withheld from the concurrent regular quarterly cash dividend together with an amount of cash equal to the fair market value of any withheld shares.

                                  OUR BUSINESS

   We acquire, develop and operate horse racetracks and related pari-mutuel wagering operations. As a complement to our horse racing business, we are exploring the development of media sports wagering operations, including telephone account, interactive television and Internet-based wagering, as well as leisure and real estate projects on the land surrounding some of our racetracks, possibly in conjunction with business partners and subject to regulatory requirements. In addition, we own a real estate portfolio which includes a gated residential project under development, a golf course and related recreational facilities, another golf course under development and other real estate. We are currently considering a variety of options with respect to the golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions (which would require that Magna not exercise its right of first refusal) or outright sale. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our business. Accordingly, we will take steps including servicing our land and obtaining zoning approval to enhance the value of the properties and increase the revenues from resale. A brief description of our horse racing business and real estate portfolio follows. In addition, please refer to the Pro Forma Consolidated Financial Statements and Consolidated Financial Statements, and the notes thereto, found below in this prospectus.

   Pari-mutuel wagering on horse racing is pooled betting in which individuals bet against each other on the outcome of a horse race. The racetrack operator has no interest in the order of finish in any given race and therefore has no risk in the outcome. A percentage of the pooled wagers is retained by the operator of the wagering facility, a portion is paid to the regulatory or taxing authorities and a portion is paid to the racetrack's horsemen in the form of purses which encourage owners and trainers to enter their horses in that track's live races. The balance of the pooled wagers is paid to bettors as winnings. Pari-mutuel wagering on horse racing occurs at horse racetracks on the races being conducted there as well as at those racetracks on televised racing signals or simulcasts received or imported by the simulcast wagering facilities located at the racetracks. These wagers are known as on-track wagering. Pari-mutuel wagering on horse racing also occurs at wagering establishments on horse races being conducted at tracks elsewhere. This type of wagering is known as off-track wagering. Horse racetracks generally have simulcast wagering facilities to complement their live horse racing by enabling their patrons to wager on horse races being held at other racetracks.

Horse Racing and Pari-Mutuel Wagering

   We operate five horse racetracks and have entered into an agreement to acquire one further racetrack. Each of these racetracks includes a facility that accepts wagers on races conducted at other racetracks, the live television signals or simulcasts of which are shown at our facilities. We also broadcast, or export, simulcasts of our races to a number of locations across the United States, Canada, Mexico, the Caribbean region and Australia. Our horse racing and related wagering operations include Santa Anita Park near Los Angeles, California, Gulfstream Park near Miami, Florida, Golden Gate Fields, near San Francisco, California, Thistledown Racetrack near Cleveland, Ohio and Remington Park in Oklahoma City, Oklahoma. We also own San Luis Rey Downs, a horse training track located outside of San Diego, California. We have acquired all these racetracks since December 1998. We have also entered into an agreement to buy the assets and assume approximately $9.3 million of liabilities of Great Lakes Downs, Inc. and Great Lakes Downs Cafe, Inc., which operate the Great Lakes Downs racetrack in Muskegon, Michigan, subject to obtaining the necessary regulatory and other approvals. We expect to complete this acquisition in mid-February 2000.

   We own and operate some of the premier horse racing facilities in North America and one of the horse racing industry's best simulcast products. For example, Santa Anita Park has hosted the Breeders' Cup twice since the inception of the Breeders' Cup in 1984 and Gulfstream Park has hosted it three times, the most recent being on November 6, 1999. Furthermore, by many standard industry measures including total handle or total amount wagered, average daily attendance, average daily handle, average daily on-track handle and average daily off-track handle, we believe that Santa Anita Park, Gulfstream Park and Golden Gate Fields are three of the top racetracks in North America.

Santa Anita Park

   Santa Anita Park is one of the premier horse racetracks in North America. Santa Anita Park was the site of the Breeders' Cup in both 1986 and 1993. Santa Anita Park is situated on approximately 300 acres of land, located in the City of Arcadia, California, approximately 14 miles northeast of Los Angeles. Over 10 million people are located within a 30 mile radius of Santa Anita Park, providing us with one of North America's largest target populations for live and simulcast horse racing. Santa Anita Park was opened for thoroughbred horse racing in 1934 and The Santa Anita Meet has been held at Santa Anita Park each year since its founding, except for three years during World War II. The Santa Anita Meet runs through the prime winter racing season, commencing December 26 and running into late April each year. In addition, we lease Santa Anita Park to Oak Tree Racing Association which hosts The Oak Tree Meet from the end of September through early November of each year. As a result, Santa Anita Park has one of the longest racing schedules of the top North American tracks, totaling approximately 115 days each year. There are generally eight races scheduled per live racing day during the week and nine or ten races per live racing day on the weekends. Santa Anita Park's average daily attendance in 1998 was approximately 12,000 patrons per live racing day, representing one of the highest average daily attendance figures of all North American racetracks during that year.

   Santa Anita Park had one of the highest total handles of all North American racetracks in 1998, generating approximately $1.1 billion in wagers in that year. In addition, Santa Anita Park's simulcast program generates significant demand from other racetracks and off-track wagering establishments, generating an average of approximately $7.0 million in off-track handle during each racing day in 1998. Santa Anita Park exports its simulcast signal to approximately 1,000 off-track wagering facilities in 23 countries, including the United States, Canada and Mexico. During periods in which there is no live racing, Santa Anita Park operates as an off-track wagering facility where customers can attend and wager on races via television from other California racetracks as well as two racing programs from either New York, Florida, Kentucky or New Orleans.

   Santa Anita Park's facilities currently include a large art deco style grandstand structure with seating for approximately 19,000 patrons as well as standing room for additional patrons, a one-mile oval dirt track as well as a natural turf course, stalls for approximately 2,000 horses and parking facilities sufficient to accommodate approximately 20,000 cars. The grandstand facilities include a clubhouse, a general admission area, and food and beverage facilities, which range from fast food stands to restaurants, both at outdoor terrace tables and indoor dining areas. The grounds surrounding the grandstand are extensively landscaped and contain a European-style paddock and infield accommodations, including picnic facilities for special groups and the general public.

   In December 1999, we completed an extensive capital renovation program at Santa Anita Park in order to enhance our patrons' entertainment experience. The improvements to Santa Anita Park include: the construction of a fully enclosed 750 seat restaurant and bar that will be used for racing and group functions throughout the year; the installation of a large format light emitting diode or LED screen in the infield track area for racing patrons and for use by the restaurant and bar to promote non-racing events, including the Super Bowl, the World Cup and other similar events; improvements to the Winners' Circle and trackside apron to provide patrons with better views of the track; upgrades to the grandstand to current seismic code requirements; completion of fire safety installations as required by the Fire Marshall; and the initiation of improvements to the entrance way and parking lot of the racetrack. These renovations cost approximately $45.0 million. We are also considering a number of other upgrades to further strengthen Santa Anita Park's ability to attract top horses, trainers and jockeys and to enable us to expand the market for Santa Anita Park's simulcast signal.

   We are also currently considering a variety of themed entertainment and retail-based development proposals for approximately 85 acres of available land at Santa Anita Park, some of which could be developed in conjunction with business partners. This development would be intended to further enhance the total entertainment experience at Santa Anita Park, attract new patrons from diverse demographic backgrounds and strengthen the loyalty of existing patrons. These proposals are only in their preliminary stages, as any development of this nature would require the preparation of detailed feasibility studies and business plans and extensive consideration by our management of all relevant issues. If any proposal turns out to be commercially viable after a detailed review, additional time would be required to obtain the necessary regulatory approvals, negotiate with potential business partners and obtain the necessary financing.

Gulfstream Park

   Gulfstream Park is also one of the premier horse racing and pari-mutuel wagering facilities in North America. Gulfstream Park is located on approximately 255 acres of land in the cities of Hallandale and Aventura, between Miami and Ft. Lauderdale in Florida. The Miami/Ft. Lauderdale area is home to approximately 3.3 million people, thus providing Gulfstream Park with a sizeable target market for live racing and off-track wagering. Gulfstream Park first opened in February 1939 and has operated each year since except for the four years from 1940 to 1943. The annual meet at Gulfstream Park lasts for approximately 63 days each year and is held between early January and mid-March in each year. In addition, the Breeders' Cup has been held at Gulfstream Park three times--in 1989 and 1992, and most recently on November 6, 1999. There are generally eleven races scheduled on each racing day during the week and 11 or 12 races scheduled on each racing day during the weekend. In 1998, Gulfstream Park's average daily attendance was approximately 8,400 patrons per live racing day.

   Gulfstream Park ranked as one of the five highest North American racetracks in average daily off-track handle in 1998, generating an average daily off-track handle of approximately $8.4 million on each live racing day in 1998. Gulfstream Park also had one of the highest total handles of all North American racetracks in 1998, generating approximately $660 million in wagers in that year. Gulfstream Park exports its simulcast program to approximately 11 million people at approximately 800 off-track wagering facilities in the United States, Canada, the Caribbean region and Mexico. Total weekly viewership of Gulfstream Park's major racing events, including through cable shows and satellite feeds, is estimated by us to be approximately 55 million.

   Gulfstream Park's facilities currently include a grandstand with seating for approximately 14,500 patrons, a clubhouse with seating for an additional 5,800 patrons, a one-mile main track, a seven-eighths mile turf track, stalls for approximately 1,450 horses and parking for approximately 14,000 cars. The grandstand consists of three levels of seating, a rooftop restaurant, casual restaurants, snack bars and liquor bars. There are also three gourmet dining rooms in the clubhouse. Gulfstream Park includes approximately 50 acres of land which we are considering developing.

Golden Gate Fields

   Golden Gate Fields racetrack is one of the premier horse racing and pari-mutuel wagering facilities in North America in terms of total handle. Golden Gate Fields is located on approximately 181 acres of land in the Cities of Albany and Berkeley, California, approximately 8 miles from Oakland and approximately 11 miles from San Francisco. Golden Gate Fields' racing season consists of two meets, one of which runs for 60 days from late March to mid-June each year and the other of which runs for approximately 45 days from mid-November of each year to mid-January of the following year. This racing schedule complements Santa Anita Park's racing schedule by adding racing days between the end of The Oak Tree Meet and the beginning of The Santa Anita Meet. Golden Gate Fields had one of the ten highest total handles of all North American racetracks in 1998, generating approximately $610 million in wagers in 1998. Golden Gate Fields' simulcast program also generates strong demand from other racetracks and off-track wagering facilities, generating approximately $360 million in off-track handle in 1998. Golden Gate Fields exports its simulcast program to approximately 559 sites in the United States, Canada, Mexico, Jamaica and Panama. In addition, we recently commenced exporting Golden Gate Fields' simulcast program to Australia and the Dominican Republic. Over

2.5 million people are located within a 30 mile radius of Golden Gate Fields, thus providing a large target market for live and simulcast horse racing.

   Golden Gate Fields' facilities currently consist of a one-mile main track and a nine-tenths mile turf course, stalls for over 1,400 horses, a main grandstand with seating for approximately 8,000 patrons, a clubhouse with seating for approximately 5,250 patrons and a turf club with seating for approximately 1,500 patrons and parking for over 8,500 cars. Golden Gate Fields also has over 700 closed-circuit television monitors to show races, odds, probable payoffs, results and the previous day's races.

Thistledown Racetrack

   Thistledown Racetrack is located on approximately 125 acres in North Randall, Ohio, approximately 10 miles southeast of downtown Cleveland. Thistledown has one of the longest racing seasons of all North American racetracks, consisting of 187 racing days each year between mid-March and early December, encompassing the Summit, Thistledown, Randall and Cranwood meets. In 1998, Thistledown generated a total handle of approximately $230 million. Simulcasts from Thistledown are exported to approximately 45 other racetracks in the United States and one race each year is simulcast to Canada. Annually, Thistledown hosts the Ohio Derby, which is the premier graded stakes race in Ohio and is one of the top three-year old horse races in the United States. Prior to our acquisition of Thistledown Racetrack, the simulcast product from Thistledown had not been given the exposure necessary in order to generate growth in Thistledown's attendance and handle. We intend to package the signal from Thistledown with the signals from our other racetracks and market this combined package under our own brand name. We expect that this will enhance the quality of horse racing offered at Thistledown and result in an increase in the number of off-track sites Thistledown's racing signal is exported to and growth in Thistledown's handle, especially as we expand our distribution channels. Thistledown's facilities include a grandstand with a total capacity of approximately 16,000 patrons, a luxury suite for corporate and group events, a one-mile oval track, stalls for approximately 1,500 horses and parking for approximately 6,000 cars. Thistledown also owns the rights to an additional 57 racing days plus a further 30 winter racing days which it uses entirely to host simulcasting at other Ohio racetracks in exchange for a percentage of the handle on these races.

Remington Park Racetrack

   Remington Park racetrack is situated on approximately 370 acres in Oklahoma City, Oklahoma. Remington Park offers a total of 122 live racing days during each year. The racing schedule consists of two meets, a 40-day Quarter Horse meet from April to mid-June and an 82-day thoroughbred meet running four or five days per week, from August to December. In 1998, Remington Park generated a total handle of approximately $178 million. Simulcasts from Remington Park are exported to approximately 35 other racetracks in the United States. As with Thistledown Racetrack, the simulcast product from Remington Park has not been given the exposure necessary to generate growth in Remington Park's attendance and handle. We expect that by combining Remington Park's signal with the signals from our other racetracks, we will be able to increase the number of off-track sites Remington Park's racing signal is exported to and Remington Park's handle, especially as we expand our distribution channels and enhance the quality of horse racing offered at Remington Park. Remington Park's facilities include a grandstand with seating for approximately 20,000 patrons, 21 luxury suites for corporate and group events, a one-mile dirt track, a seven-eighths mile turf course, stalls for approximately 1,300 horses and parking facilities sufficient to accommodate approximately 8,000 cars. The property on which Remington Park is located is leased from Oklahoma Zoological Trust under a lease which extends through 2013, with options to renew for five 10-year periods.


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

San Luis Rey Downs

   We own San Luis Rey Downs, a horse boarding and training center located on approximately 200 acres of land near San Diego, California. Due to its proximity to Santa Anita Park, San Luis Rey Downs supplements Santa Anita Park's facilities by providing thoroughbred stabling and training facilities which we believe will enable us to continue to attract some of the top horses in North America. San Luis Rey Downs can also provide overflow capacity for horses at Santa Anita Park in the event of any renovation of Santa Anita Park's barns, thereby ensuring minimal disruption to our live racing events at Santa Anita Park.

Great Lakes Downs Acquisition

   We have entered into an Asset Purchase Agreement dated as of December 24, 1999 with Great Lakes Downs, Inc. and Great Lakes Downs Cafe, Inc. to acquire the assets and assume approximately $9.3 million of liabilities of Great Lakes Downs racetrack in Muskegon, Michigan for a purchase price of approximately $1.7 million, payable by the issuance of 267,416 shares of our Class A Subordinate Voting Stock.

   Great Lakes Downs is situated on approximately 85 acres in Muskegon, Michigan, approximately 35 miles from Grand Rapids. Great Lakes Downs, which commenced operations in January 1999, offers a total of 134 live racing days beginning in late April and ending in early November of each year. In 1999, Great Lakes Downs generated a total handle of approximately $55 million. Simulcasts from Great Lakes Downs are exported to approximately 45 other racetracks in the United States. We anticipate that as the simulcast signal from Great Lakes Downs is combined with the simulcast signals from our other racetracks, Great Lakes Downs will become a good regional track in terms of handle. Great Lakes Downs' facilities include a grandstand with capacity for approximately 7,500 patrons, a 5/8 mile dirt track, stalls for approximately 920 horses and parking facilities sufficient to accommodate approximately 2,000 cars.

Media Sports Wagering

   Media sports wagering is wagering on sporting events conducted through a variety of different media, including telephone account, interactive television and Internet-based wagering. We are currently exploring expansion into each of these areas, possibly in conjunction with business partners and subject to regulatory approvals in order to expand the market for our simulcast horse racing product. In the future, we may build on the experience we develop in horse racing by expanding our operations to include sports wagering on other sports as well. See "Risk Factors--Gaming Risks--Our gaming activities are dependent on government approvals which if not granted could adversely affect our existing business and our growth" for a discussion of the risks inherent in expansion into media sports wagering.

   Telephone Account Wagering

   We are currently considering the establishment of a telephone account wagering operation, possibly in conjunction with business partners and subject to regulatory approval. Once established, this type of system would involve patrons opening an account with us or our strategic partner and depositing funds into this account through the use of debit or credit cards. Patrons would then place wagers over the telephone on horse races offered at our racetracks and on horse races simulcast by other racetracks to our simulcast wagering facilities. Wagers placed by patrons could not exceed the amounts on deposit in their accounts and winnings would be credited to patrons' accounts and would be available for future wagers. We would derive revenues from our share of the wagers placed as well as fees charged to patrons for the service.

   We expect that telephone account wagering will make wagering on horse racing more convenient for our patrons and expand the market for our simulcast product by enabling us to fully utilize an important distribution channel for our horse racing product. A telephone account operator must be licensed and a telephone account wagering hub or base must be established in any one of eight states in which telephone account wagering is permitted, which are Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania. Once an operator has obtained the required licenses and established a hub, the operator may accept wagers from patrons living in these eight states and in other states.

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

   Internet and Interactive Television-Based Wagering

   We are exploring the potential of Internet and interactive television-based wagering on horse racing and possibly other sporting events, possibly in conjunction with business partners and subject to regulatory approval. Interactive television-based wagering involves the transmission of horse racing-related television programming through cable or satellite delivery into the homes of subscribers. These subscribers are able to use interactive "real-time" television-based technology, generally through a remote controlled device connected to a television, to wager on the live horse races being shown in the program. In order to place wagers, patrons must deposit money with the sponsoring racetrack through the use of debit or credit cards. We would derive revenue from our patrons' subscriptions and our share of the wagers placed on the races broadcast.

   Interactive television-based wagering would allow us to increase the market for our simulcast product by utilizing an important distribution channel for this product. We currently have the non-exclusive right to broadcast races from Santa Anita Park and Golden Gate Fields. Races from Gulfstream Park are subject to an exclusive contract with TV Games Network until 2003. Commencing in 2003, we will have the exclusive right to broadcast races from Santa Anita Park, Gulfstream Park and Golden Gate Fields, three of the most sought-after racing signals in North America. Interactive television-based wagering would significantly enhance our ability to cross promote our live horse racing and we expect it would enable us to attract new patrons to horse racing and cultivate their loyalty. We would aim to show full racing cards and to develop an appealing, convenient and easy-to-use format which would provide a fresh new look for horse racing. Furthermore, we would aim to broadcast the programming we develop for interactive television-based wagering through a variety of sources, including satellite television, cable television and the Internet. As our operations expand, we would apply the experience we gain in interactive television-based wagering on horse races in expanding to wagering in other sports.

   Due to the growth of the Internet as a medium of both communication and commerce, we are exploring the possibility of establishing an Internet-based gaming service, possibly in conjunction with a strategic partner and subject to regulatory approval. Establishing this type of service would enable us to increase the market for our simulcast product by maximizing the opportunities presented by the Internet as a distribution channel for our live horse racing product. It would also enable us to achieve economies of scale since the programming we would aim to broadcast on the Internet would be the same as that produced for our interactive television-based wagering. As with interactive television-based wagering, we would expect to develop a competitive position on the strength of our live horse racing product and we would expect this competitive position to strengthen by 2003 when we will have the exclusive right to broadcast races from Santa Anita Park, Gulfstream Park and Golden Gate Fields. As our operations expand, we would likely be able to apply the experience we gain in Internet-based wagering on horse races to other sports.

Real Estate Portfolio

   We currently own a portfolio of real estate properties in North America and Europe, including a gated residential community currently under development, a golf course and related recreational facilities, another golf course under development and other real estate. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our horse racing business; accordingly, we will take steps including servicing the land and obtaining zoning approval to enhance the value of the properties and increase the revenues from resale.

   Our real estate portfolio includes land currently being developed in Austria and undeveloped and partially developed land in both Austria and Canada. We are currently developing a gated residential community, known as Fontana, situated amidst the Fontana Sports golf course and related recreational facilities owned and operated by us. This residential development consists of approximately 50 acres and is located in Oberwaltersdorf, Austria, approximately 15 miles south of Vienna. The Fontana residential development is being developed in two phases into a luxury residential community consisting of 250 apartment units and 100 single family homes. We expect to complete the second phase of the Fontana residential project by 2006.

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

We also own approximately 1,000 acres of undeveloped land in Ebreichsdorf, Austria located approximately 15 miles south of Vienna, which includes a golf course leased to a third party. In addition, our real estate portfolio includes approximately 270 acres of mixed-use land adjacent to the existing headquarters of Magna in Aurora, Canada, approximately 30 miles north of Toronto. Part of the Aurora property could be sold to a developer of a gated residential golf course community, while other parts could be sold to developers of retail, office, commercial, light industrial and other developments. We are currently servicing, improving and seeking zoning for some of these properties in order to enhance their value on resale.

   Our real estate portfolio also includes two golf courses, Fontana Sports which is in operation and located in Oberwaltersdorf, Austria and a second golf course which is being completed in Aurora, Canada. Fontana Sports is a semi-private sports facility adjacent to the Fontana residential community. The Fontana Sports facility includes an 18-hole golf course, tennis club, fitness facility and a restaurant. When completed, the Aurora golf course will be a private 18-hole golf course adjacent to the lands we own in Aurora, Canada. Doug Carrick, one of Canada's leading golf course architects, designed both Fontana Sports and the Aurora golf course. The Aurora golf course is scheduled to officially open in May 2001. We expect that amenities will include a clubhouse with a restaurant, a members' lounge, a spa and a pro shop. Our parent company, Magna, is currently paying us an annual access fee of $2.7 million pursuant to an arrangement effective as of March 1, 1999 to access the Fontana Sports facility for Magna-sponsored corporate and charitable events as well as for business development purposes. Upon completion of the Aurora golf course, Magna will pay us an annual access fee to use the Aurora golf course for Magna-sponsored corporate and charitable events and business development purposes. These access arrangements are scheduled to expire five years after their effective dates. We have also granted Magna a right of first refusal to purchase these golf courses, if we decide to sell them. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions, which would require that Magna not exercise its right of first refusal, or outright sales. For further information regarding these arrangements with Magna, see "Certain Relationships and Related Transactions".

   We also hold some of the land adjacent and in close proximity to both of the above described golf courses and we expect that the ultimate resale value of these adjacent and proximate lands will be significantly enhanced through the presence of these golf courses.

   Finally, we own a portfolio of other real estate in Austria, Canada and the United States. We are currently servicing, improving and seeking zoning for some of these properties in order to enhance their value on resale. We intend to dispose of these properties gradually as market conditions permit.

   For financial information on our operating segments see Note 10 to the Consolidated Financial Statements.

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

                                  OUR STRATEGY

   There are four related components of our strategy: (1) continuing our consolidation and enhancement of racetracks; (2) combining our simulcast horse racing products and marketing the signal under our own brand name; (3) using our competitive position in the horse racing industry and, ultimately, our brand name, in expanding our distribution channels and range of sports wagering products; and (4) developing total entertainment destinations centered on some of our racetracks.

1.Continuing our consolidation and enhancement of racetracks

   Through our acquisitions of Santa Anita Park, Gulfstream Park, Golden Gate Fields, Thistledown Racetrack and Remington Park, and the acquisition of Great Lakes Downs currently in progress, we have become one of the leading consolidators of premier horse racetracks in North America. Being an industry consolidator means that we have acquired multiple racetracks with the objective of maximizing administrative and cost efficiencies at those tracks. We expect to acquire other high-quality, geographically diverse racetracks which would increase the number of racing days we offer, distribute the races we offer over more days in each year, expand our simulcasting content and enhance the value of our simulcast product. Through our ownership of multiple racetracks, we expect that we will be able to achieve cost efficiencies in administration, purchasing and other areas, which will have a positive impact on our financial condition and results of operations. In addition, we expect to be able to offer advertisers and sponsors higher value advertising and cross-promotional marketing opportunities, signage rights at our racetracks, and ultimately, electronic advertising and marketing space on an Internet website, Internet distribution channel and interactive television channel.

   In addition, we have made enhancements to the facilities at Santa Anita Park, including construction of a 750 seat restaurant and bar, installation of a large format LED screen in the infield track area, upgrades to the grandstand and trackside apron and improvements to the Winners' Circle. We are also examining further upgrades at some of our other racetracks which are intended to increase live attendance, strengthen our ability to consistently attract some of the top horses, trainers and jockeys in North America, increase the market for our simulcast product, improve racing conditions and help to generate additional revenues.

2. Combining our simulcast horse racing products and marketing the signal under our own brand name

   As a result of our racetrack consolidation strategy, we believe that we offer one of horse racing's leading simulcast products and we expect our position to strengthen further through future acquisitions. The 1999 racing schedule of our racetracks consisted of 293 race days and the 2000 racing schedule of our racetracks will consist of approximately 326 race days broadcast from six racetracks including three of the top ten U.S. racetracks, in terms of total handle. Over the next few years, we intend to combine the signals from our racetracks, and possibly also signals from racetracks not owned by us, and market this combined simulcast product through a single signal marketed under our own brand name. This combining of signals would offer off-track wagering facilities importing our signals greater convenience and lower operating costs and would offer our wagering patrons more convenient access to our complete simulcast product. We expect that this would also increase the exposure of, and the wagers at, our smaller racetracks, thereby increasing the revenues available to us to further enhance the quality of the horse racing we offer at these tracks through more attractive purses and enhanced facilities.

   Combining these signals would also enhance our identity as an owner of some of the premier horse racetracks in North America and a provider of one of the industry's leading simulcast products. This would also enable us to cultivate a loyal customer base for both our live racing and simulcast product.


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

3. Using our competitive position in the horse racing industry and our brand name in expanding our distribution channels and range of sports wagering products

   We intend to use our competitive position in the horse racing industry and build on the brand name recognition we expect to develop, in order to expand the distribution channels for our simulcast product and, ultimately, expand the range of the sports wagering products we offer, possibly in conjunction with business partners and subject to regulatory requirements. As part of our strategy, we intend to increase the market for our existing simulcast product by establishing telephone account, interactive television and Internet-based wagering operations as distribution channels for our simulcast product. We also intend to explore the expansion of our sports wagering products to sports other than horse racing, both in North America and in Europe, through various distribution channels, including telephone account, interactive television and Internet-based wagering, subject to regulatory requirements. If we pursue this expansion, we expect that we would be able to cross-sell new sports wagering products to our existing patrons. We expect that our branding strategy would create merchandising, licensing and marketing opportunities that would contribute to our revenues. More importantly, we expect that our strategy would reinforce our ability to offer advertisers and sponsors higher value advertising, marketing and signage opportunities.

4.Developing total entertainment destinations centered on some of our horse racetracks

   We are considering developing leisure and retail-based real estate development projects on the land surrounding some of our racetracks, possibly in conjunction with business partners. These developments could include multiplex theaters, retail shopping, restaurants, hotels and entertainment themed developments. Subject to regulatory approval, these developments may also involve the integration of other gaming options, including video lottery terminals or similar gaming devices, which we expect would increase customer attendance at our horse racetracks. These developments would be intended to create total entertainment destinations centered on our horse racetracks and could enhance the status of our racetracks, expand the demographic diversity of our patrons, attract new pari-mutuel wagering customers and provide additional revenue sources from our existing customer base.

   There are a number of risks inherent in our strategy, which will take at least several years to implement fully. See "Risk Factors" for a discussion of these and other risks.

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

                               INDUSTRY OVERVIEW

Horse Racing and Pari-Mutuel Wagering

   Background

   Pari-mutuel wagering on horse racing is the largest form of pari-mutuel wagering and a significant segment of the gaming industry generally. Pari-mutuel wagering is currently authorized in 43 states in the United States, all provinces of Canada and approximately 100 other countries in the world. According to the National Gambling Impact Study Commission's report issued on June 18, 1999, the total amount wagered on horse racing in the United States in 1997 was approximately $15 billion, of which approximately $11.8 billion, or approximately 79%, resulted from off-track wagering. We expect that off-track wagering will experience continued growth due to the increase of wagering opportunities offered by the establishment of additional simulcast facilities, as well as the anticipated growth of telephone account, interactive television and Internet-based wagering.

   Over the past 20 years, live attendance at, and on-track wagering on, horse races at racetracks in the United States declined due to a number of factors, including increased competition from other forms of gaming and the desire by patrons to have more convenient access to horse racing. This decline in live attendance resulted in a decline in the amount wagered, and resulted in track owners offering smaller purses for horse races. As purses became smaller, the quality of horses being attracted to racetracks declined and live attendance decreased further. In the 1980s, technological advances and legislative changes facilitated the growth of simulcasting and off-track wagering. These changes significantly increased the market for horse racing products. The rise of off-track wagering has resulted in larger pools of wagers on horse races and has more than off-set the decline in on-track wagering due to declining live attendance. This in turn has resulted in larger purses being offered, better quality horses being attracted to races and increased interest in horse racing and pari-mutuel wagering.

   Companies involved in pari-mutuel wagering on horse races derive pari-mutuel revenues from wagers placed on: (1) live races conducted on their own tracks;
(2) simulcast races imported by the simulcast wagering facilities at the racetrack; and (3) simulcasts exported to other racetracks. Other related revenues are derived from fees charged to other racetracks in connection with the exporting of simulcasts to these racetracks, the sale of racing dates to other racetracks within the same state, fees charged for telephone account betting and interactive television-based wagering services. Non-gaming revenues are derived from admission and parking fees, concessions, sale of racing programs, merchandising, group sales and corporate events.

   Key Characteristics of the Industry

   The horse racing industry is currently characterized by four key aspects:
(i) industry consolidation, (ii) expansion of simulcasting and off-track wagering, (iii) competition from other forms of gambling and entertainment and
(iv) government regulation.

   Industry Consolidation

   The horse racing industry is a highly fragmented industry with relatively few high-quality racetracks and relatively few operators owning more than two facilities. The limited supply of high-quality horse racetracks in North America is due primarily to the high cost of constructing new racetracks and the difficulty in obtaining financing. As a result, relatively few racetracks have been built in the past 30 years. This trend is expected to continue as small and medium size racetrack operators will likely continue to have difficulty obtaining financing for these developments.

   Since live attendance at horse racetracks has been declining in North America in recent years, racetrack operators have had to increase the efficiency of their track management and maximize revenues from simulcast operations and off-track wagering. These factors have contributed to consolidation in the ownership and

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

management of some of the premier racetracks in the United States. We own and operate Santa Anita Park, Gulfstream Park, Golden Gate Fields, Thistledown Racetrack and Remington Park, and we have entered into an agreement to acquire the assets and assume approximately $9.3 million of liabilities of Great Lakes Downs. Similarly, our principal competitor, Churchill Downs Inc., operates a number of racetracks, including: Churchill Downs Racetrack in Louisville, Kentucky, home of the Kentucky Derby; Hollywood Park in Inglewood, California; Calder Race Course in Miami, Florida; Ellis Park in Henderson, Kentucky; and Hoosier Park in Anderson, Indiana. Churchill Downs has publicly stated its intention to continue to acquire more racetracks and seek to acquire the rights to simulcast races conducted at other racetracks.

   Expansion of Simulcasting and Off-Track Wagering

   Simulcasting involves the import of a televised signal from a live horse racing event to an on-track simulcast wagering facility, as well as the export of a televised racing signal from a live horse racing event to an off-track wagering facility for a fee. Off-track facilities which import simulcasts select simulcast products from various racetracks in order to create a program of horse races for its patrons. These off-track wagering facilities receive a percentage of each wager placed and must pay a simulcasting fee consisting of a percentage of each wager placed as compensation to the racetrack from which the simulcast signal is imported. Off-track wagering facilities must import high-quality racing simulcasts in order to maximize their revenues and, as a result, operators of the premier racetracks exporting their racing signals experience strong demand for simulcasts of their races. Racetracks exporting their signals negotiate their simulcasting fee on the basis of the strength of the demand for their simulcast races.

   The growth in simulcasting and off-track wagering has been particularly beneficial to operators of the premier racetracks which have multiple races and large purses, but has not been of benefit to small and medium sized racetracks. Operators of multiple racetracks are able to combine the signals from races at their various racetracks and sell these combined signals as a package to off-track wagering facilities. This has the effect of generating greater revenues for these racetracks, thus enabling larger purses and higher quality racing to be offered, even at the smaller racetracks owned by these operators. It is expected that operators of the premier racetracks will continue to increase their revenues at the expense of small and medium size operators.

   Competition from Other Forms of Gaming and Entertainment

   Gambling in casinos, riverboats and bingo halls, as well as through state and provincial lotteries, has increased in recent years, thereby reducing some revenues which had previously been directed at horse racing. Similarly, alternative sources of entertainment, including attendance at or wagering on professional sports events, also create competition by diverting gaming revenues to these other forms of activity.

   Government Regulation

   Horse racing is a highly regulated industry. Individual states control the operations of racetracks located within their state with the aim of protecting the public from unfair and illegal gambling practices, extracting taxes, licensing racetracks and operators and preventing organized crime from involvement in the industry. Although the specific form may vary, all states that regulate horse racing do so through a horse racing commission or other state gambling regulatory authority. Regulatory authorities perform background checks on all racetrack owners prior to granting them the necessary operating licenses. Horse owners, trainers, jockeys, drivers, stewards, judges and backstretch personnel are also subject to licensing by state authorities. State regulation of horse races extends to virtually every aspect of racing and usually extends to details like the presence and placement of specific race officials, including timers, placing judges, starters and patrol judges.

   In addition to state regulation of horse racing, the United States government regulates horse racing through the Interstate Horse Wagering Act of 1978 and the Interstate Wire Act of 1961. As a result of these two statutes, racetracks can commingle wagers from different racetracks and wagering facilities and broadcast horse racing events to other licensed establishments. Further, under the authority provided by these statutes, eight

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

states, Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania, have permitted the pari-mutuel industry to broadcast races into homes and have permitted account wagering.

   We must satisfy the licensing requirements of various regulatory authorities in each state where we maintain racetracks and carry on business, including The California Horse Racing Board, the Nevada Gaming Commission, the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering, the Oklahoma Horse Racing Commission, the Ohio State Racing Commission and, upon completion of the acquisition of the assets of Great Lakes Downs, the Office of the Racing Commissioner of the Michigan Department of Agriculture. As part of this regulation, licenses to conduct live horse racing and to participate in simulcast wagering must be obtained annually and there is no assurance that these licenses will be granted.

   In California, The California Horse Racing Board is responsible for regulating the form of wagering, the length and conduct of meets and the distribution of the pari-mutuel wagers within the limits set by the California legislature. The California Horse Racing Board has annually licensed one of our subsidiaries, Los Angeles Turf Club, Incorporated, and Oak Tree Racing Association to conduct racing meets at Santa Anita Park. At present, the California Horse Racing Board has not licensed other thoroughbred racetracks in Southern California to conduct racing during these meets. However, night harness racing and night quarterhorse meets are conducted at other racetracks in Southern California during portions of these meets. The California Horse Racing Board also licenses the operations of Golden Gate Fields. Our financial condition and results of operations could be materially adversely affected by legislative changes or action by The California Horse Racing Board which would increase the number of competitive racing days, reduce the number of racing days available to us and Oak Tree Racing Association, or authorize other forms of wagering.

   In Florida, the Division of Pari-Mutuel Wagering considers applications for annual licenses for thoroughbred, standardbred and quarter horse races. Tax laws in Florida currently discourage the three Miami-area racetracks, Gulfstream Park, Hialeah Park and Calder Race Course, from applying for race dates outside of their traditional racing season. Currently, the race dates for these Miami-area racetracks do not overlap. As of July 1, 2001, we expect that a new tax structure will eliminate this deterrent. As a result, Gulfstream Park racetrack may face direct competition from other Miami-area racetracks in the future. This competition could have a material adverse effect on our financial condition and results of operations.

   In Ohio, the Ohio State Racing Commission approves annual licenses for thoroughbred, standardbred and quarter horse races. The Ohio State Racing Commission has not licensed any other operators of thoroughbred racetracks in the Cleveland area to conduct racing during Thistledown Racetrack's meets. However, the Ohio State Racing Commission has licensed an operator of a night harness racing track in the Cleveland area to conduct night harness racing.

   In Oklahoma, the Oklahoma Horse Racing Commission approves annual licenses for thoroughbred, standardbred and quarter horse races. There are currently no racetracks other than Remington Park in the state of Oklahoma.

   In Michigan, the Office of the Racing Commissioner approves annual licenses for thoroughbred, standardbred and quarter horse races. There are currently no other thoroughbred racetracks in Michigan other than Great Lakes Downs. However, the Office of the Racing Commissioner has licensed harness racetracks in Michigan.

Media Sports Wagering

   Telephone Account Wagering

   Telephone account wagering involves the placing of wagers on live horse racing events over the telephone. Currently, only eight states permit telephone account wagering: Connecticut, Kentucky, Maryland, Nevada, New York, Ohio, Oregon and Pennsylvania. According to the National Gambling Impact Study

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

Commission's June 1999 report, the amount wagered through telephone account wagering systems in the United States in 1998 was approximately $550 million.

   Licensed operators of telephone account wagering must open a hub in one of the eight states in which this type of wagering is legal, establish accounts for patrons who pay their wagers through debit or credit cards and receive wagers from these patrons. States permitting telephone account wagering allow telephone account wagering facilities to accept wagers placed by patrons residing in those states as well as in states where telephone account wagering is not permitted.

   Interactive Television-Based Wagering

   Interactive television-based wagering involves the transmission of horse racing-related television programming through cable or satellite delivery into the homes of subscribers. These subscribers are able to use interactive "real-time" television-based technology to wager on the live horse races being shown in the program. In order to place wagers, patrons must deposit money with the sponsoring racetrack through the use of debit or credit cards. Currently, the same eight states which permit telephone account wagering also permit interactive television-based wagering. The horse racetrack exporting its live racing signal is entitled to a simulcast fee based on in-home wagers placed on its races. There are risks associated with offering interactive television-based wagering, including those described above in "Risk Factors--Gaming Risks--Our gaming activities are dependent on government approvals which, if not granted, could adversely affect our existing business and our growth".

   Internet Wagering

   The proliferation of personal home computers and increased confidence in conducting on-line commercial transactions, together with the growth of Internet gambling opportunities, has resulted in an environment which we believe is conducive to rapid growth of Internet-based wagering. The National Gambling Impact Study Commission's June 1999 report estimates that there are over 250 on-line casinos, 64 lotteries, 20 bingo games and 139 sports wagering services offering gambling over the Internet. The Internet gaming market is estimated to have doubled from approximately $445 million in 1997 to over $900 million in 1998, according to Interactive Gaming News, an Internet gaming publication.

   The Internet gaming opportunity is significant for several reasons. First, the Internet operates worldwide and is ideally suited for gaming, which is also recognized worldwide as a source of entertainment. Second, Internet gaming provides access to a younger, better-educated segment of the population. Third, Internet gaming offers a high level of convenience to patrons, in terms of the ease with which patrons can access races, the audio and visual presentation of the races and the ease and relative security of placing wagers over secure data lines. Finally, Internet gaming involves lower investments and operating expenses than traditional forms of gaming. However, there are risks associated with offering Internet wagering, including those described above in "Risk Factors--Gaming Risks--Our gaming activities are dependent on government approvals which, if not granted, could adversely affect our existing business and our growth".

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                  SELECTED FINANCIAL AND OPERATING INFORMATION

   The following table sets forth our selected consolidated and pro forma consolidated financial data as at and for the periods indicated. The selected consolidated financial data as at and for the nine months ended September 30, 1999 have been derived from our Unaudited Consolidated Financial Statements as at and for the nine months ended September 30, 1999, which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the information set forth therein. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year. The selected consolidated financial data as at and for the three years ended July 31, 1998 and the five month period ended December 31, 1998 have been derived from and should be read in conjunction with our Audited Consolidated Financial Statements for the three-year period ended July 31, 1998 and the five-month period ended December 31, 1998. The pro forma selected consolidated financial data for the year ended December 31, 1998 and nine months ended September 30, 1999 have been derived from and should be read in conjunction with our Pro Forma Consolidated Financial Statements as at and for the nine months ended September 30, 1999 and the year ended December 31, 1998. The selected financial and operating information should also be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Operating Results" included in this prospectus.

Income Statement Data(1)

                         Pro Forma
                        Nine Months   Pro Forma    Nine Months  Five Months
                           Ended      Year Ended      Ended        Ended              Years Ended July 31,
                       September 30, December 31, September 30, December 31, ------------------------------------------
                           1999          1998         1999          1998      1998     1997     1996     1995     1994
                       ------------- ------------ ------------- ------------ -------  -------  -------  -------  ------
                                         (in thousands of U.S. dollars, except per share amounts)
Revenue
Racetrack............    $127,584      $149,585      $58,954      $ 3,952    $    --  $    --  $    --  $    --  $   --
Real estate..........      12,167        21,239       12,167        6,597     20,486   15,276    2,460    1,166     121
                         --------      --------      -------      -------    -------  -------  -------  -------  ------
Total revenue........     139,751       170,824       71,121       10,549     20,486   15,276    2,460    1,166     121
Costs and Expenses
Racetrack costs and
 expenses............      98,451       126,278       46,292        3,625         --       --       --       --      --
Real estate costs and
 expenses............      12,496        27,355       12,496        8,462     25,864   13,879    4,613    2,713     277
Depreciation and
 amortization........      12,912        18,852        4,676        1,649      1,852    1,824      330       21      22
Interest expense
 (income), net.......         717         1,615          264        1,221      1,380      955      (59)     (26)    156
                         --------      --------      -------      -------    -------  -------  -------  -------  ------
Income (loss) before
 income taxes........      15,175        (3,276)       7,393       (4,408)    (8,610)  (1,382)  (2,424)  (1,542)   (334)
                         ========      ========      =======      =======    =======  =======  =======  =======  ======
Net income (loss)....    $  7,621      $ (5,739)     $ 3,000      $(4,231)   $(8,610) $(1,382) $(2,424) $(1,542)   (334)
                         ========      ========      =======      =======    =======  =======  =======  =======  ======
Earnings (loss) per
 share of Class A
 Subordinate Voting,
 Class B and
 Exchangeable Stock
Basic and
 diluted(2)..........    $   0.10      $  (0.07)     $  0.04      $ (0.05)   $ (0.11) $ (0.02) $ (0.03) $ (0.02) $(0.00)
                         ========      ========      =======      =======    =======  =======  =======  =======  ======
Average number of
 shares of Class A
 Subordinate Voting,
 Class B and
 Exchangeable Stock
 outstanding during
 the period
 (in thousands):
Basic and
 diluted(2)..........      80,198        80,198       78,535       78,535     78,535   78,535   78,535   78,535  78,535
                         ========      ========      =======      =======    =======  =======  =======  =======  ======

--------
(1) We prepare our financial statements in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, which differ in some respects from accounting principles generally accepted in Canada, or Canadian GAAP. For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 15, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) On November 5, 1999, Magna completed the reorganization described in this prospectus. As part of the reorganization, our capital structure was established creating Class A Subordinate Voting Stock with one vote per share and Class B Stock with 20 votes per share. As of November 5, 1999, 78,535,328 shares of our Class B Stock and 1,662,890 shares of our Class A Subordinate Voting Stock were issued and outstanding. On December 30, 1999, 14,823,187 shares of our Class B Stock held by Magna were repurchased by us for $110,000,000. On this date, $110,000,000 was invested by Magna in Exchangeco in return for 14,823,187 Exchangeable Shares. Our historical basic and diluted earnings (loss) per share has been calculated assuming that 78,535,328 shares of our Class B Stock and Exchangeable Shares and none of our Class A Subordinate Voting Stock were issued and outstanding at the beginning of the periods presented. Our pro forma basic and diluted earnings (loss) per share has been calculated assuming that 63,712,141 shares of our Class B Stock, plus 14,823,187 Exchangeable Shares exchangeable into 14,823,187 shares of our Class A Subordinate Voting Stock and 1,662,890 shares of our Class A Subordinate Voting Stock issued in connection with the acquisitions of the Thistledown and Golden Gate Fields racetracks were issued and outstanding at the beginning of the periods presented.

Balance Sheet Data(1)

                             Pro Forma                                              July 31,
                           September 30, September 30, December 31, -----------------------------------------
                               1999          1999          1998       1998     1997    1996    1995    1994
                           ------------- ------------- ------------ -------- -------- ------- ------- -------
                                                     (in thousands of U.S. dollars)
Cash and cash
 equivalents.............    $ 63,158      $ 23,544      $ 17,503   $    295 $    220 $   133 $   521 $ 1,338
Note receivable from
 Magna...................          --       146,862            --         --       --      --      --      --
Total assets.............     736,716       693,455       364,142    184,802  113,175  76,219  51,636  28,770
Total debt(2)............      43,423        65,333        32,335     19,495   18,938  22,614      12      --
Magna's net
 investment/shareholder's
 equity..................     553,570       545,888       302,502    158,275   87,917  49,985  48,166  27,226

--------
(1) We prepare our financial statements in accordance with U.S. GAAP which differ in some respects from Canadian GAAP. For a discussion of the principal differences between U.S. GAAP and Canadian GAAP, see Note 15, "Canadian Generally Accepted Accounting Principles", to our Audited Consolidated Financial Statements.
(2) Total debt includes Bank indebtedness, Long-term debt (including Long-term debt due within one year) and Note payable to Magna.

   The matters discussed under the heading "Reorganization" below may materially affect the comparability of some of the foregoing selected financial data. Accordingly, please refer to that section for details of the terms of the reorganization.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND OPERATING RESULTS

   The following discussion of our financial condition and operating results should be read in conjunction with the Pro Forma Consolidated Financial Statements, Unaudited Consolidated Financial Statements and Audited Consolidated Financial Statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve significant risks and uncertainties. Our actual results could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, but not limited to those described under "Risk Factors" elsewhere in this prospectus.

Overview

   We operate horse racetracks and wagering operations and media sports wagering operations, and are currently considering developing telephone account, interactive television and Internet-based wagering operations, as well as leisure and retail-based real estate projects on the land surrounding some of our racetracks. We also own a real estate portfolio which includes a gated residential community currently under development, a golf course and related recreational facilities, a golf course under development and other real estate. We are considering a number of options with respect to the two golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions or outright sale. We intend gradually to sell the balance of our real estate portfolio in order to provide capital to be used in our business.

Racetrack operations

   We acquired Santa Anita Park located in Arcadia, California, approximately 14 miles northeast of Los Angeles, one of the premier horse racetracks in North America, in December 1998. Santa Anita Park operates through the prime winter racing season, commencing December 26 and running into late April each year. In addition, we lease Santa Anita Park to Oak Tree Racing Association which hosts The Oak Tree Meet from the end of September through early November of each year.

   On September 1, 1999, we acquired Gulfstream Park, also one of the premier horse racetracks and pari-mutuel wagering facilities in North America and the host site of the Breeders' Cup held on November 6, 1999. Gulfstream Park is located in the cities of Hallandale and Aventura, Florida, between Miami and Fort Lauderdale and operates through early January to mid-March of each year.

   On November 12, 1999, we acquired the Thistledown and Remington Park racetracks in North Randall, Ohio and Oklahoma City, Oklahoma, respectively. Thistledown has one of the longest racing seasons of all North American racetracks, consisting of 187 racing days each year between mid-March and early December of each year. Remington Park offers both a 40-day Quarter Horse meet from mid-April to mid-June and an 82-day Thoroughbred Horse meet from mid-August to early December of each year.

   On December 10, 1999, we acquired the Golden Gate Fields racetrack in Albany and Berkeley, California, approximately 8 miles from downtown Oakland and approximately 11 miles from San Francisco. Golden Gate Field's racing season consists of two meets, one of which runs from late March to mid-June and the other of which runs from mid-November to mid-January of each year.

   Finally, we have entered into an agreement with Great Lakes Downs, Inc. and Great Lakes Downs Cafe, Inc. to acquire the assets and assume approximately $9.3 million of liabilities of Great Lakes Downs racetrack in Muskegon, Michigan for a purchase price of $1.7 million, payable by the issuance of 267,416 shares of our Class A Subordinate Voting Stock. Great Lakes Downs, which began operations in January 1999, offers a total of 134 live racing days beginning in April and ending in November of each year. We expect to complete this acquisition in mid-February 2000.

   We refer you to our Pro Forma Consolidated Financial Statements which consolidate on a pro forma basis the acquisitions of Santa Anita Park, Gulfstream Park, Thistledown, Remington Park and Golden Gate Fields with our operations as at and for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998. On a pro forma basis, our revenues increased by $68.6 million and our net income increased by $4.6 million for the nine months ended September 30, 1999 resulting in total pro forma consolidated revenues of $139.8 million and net income of $7.6 million. On a pro forma basis, our revenues increased by $145.6 million and our net loss was reduced by $4.7 million for the twelve months ended December 31, 1998, resulting in total pro forma consolidated revenues of $170.8 million and a net loss of $5.7 million.

   Because of the seasonal nature of our racetrack business, revenues and operating results for any interim quarter are not indicative of the revenues and operating results for the year. Our live racing schedule also dictates that we earn a substantial portion of our net earnings in the first quarter of each year which is when The Santa Anita Meet and the annual meet at Gulfstream Park occur as well as the fourth quarter of each year, which is when The Oak Tree Meet and one of the two annual meets at Golden Gate Fields occur.

   Our primary sources of racetrack revenues are commissions earned from pari-mutuel wagering. Pari-mutuel wagering on horse racing is pooled betting in which individuals bet against each other as to what the outcome of a horse race will be. We have no interest in the order of finish in any given race and therefore have no risk in the outcome. A percentage of the pooled wagers is retained by us. Our share of pari-mutuel wagering revenues is based on pre-determined percentages of various categories of the pooled wagers at our racetracks. The pre-determined percentages are set by state regulators. Pari-mutuel wagering on horse racing occurs at horse racetracks on the races being conducted there as well as at those racetracks on televised racing signals or simulcasts received or imported by the simulcast wagering facilities located at the racetracks. Pari-mutuel wagering on horse racing also occurs at wagering establishments on horse races being conducted at tracks elsewhere. Our racetracks have simulcast wagering facilities to complement our live horse racing by enabling our patrons to wager on horse races being held at other racetracks when there is no live racing occurring at our racetracks. We also generate non-wagering revenues consisting primarily of food and beverages, programs, admissions, parking, and other amounts.

Real estate operations

   We are currently developing a gated residential community, known as Fontana, situated amidst a golf course and related recreational facilities owned and operated by us. This residential development consists of approximately 50 acres and is located in Oberwaltersdorf, Austria, approximately 15 miles south of Vienna. The Fontana residential development is being developed in two phases into a luxury residential community consisting of 250 apartment units and 100 single-family homes. We expect to complete the second phase of the Fontana residential project by 2006. We hold two golf courses, Fontana Sports, which is part of the Fontana residential development property and is in operation, and a second golf course in Aurora, Canada which is currently under construction. We are currently considering a variety of options with respect to these golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions, which would require that Magna not exercise its right of first refusal, or outright sale. We intend gradually to sell the balance of our real estate portfolio, excluding lands adjacent to our racetracks, in order to provide capital to be used in our business; accordingly we are currently servicing, improving and seeking zoning for some of these properties in order to enhance their value on resale.

Results of operations

   Nine month periods ended September 30, 1999 and 1998

  Racetrack operations

   Revenues from our racetrack operations were $59.0 million for the nine month period ended September 30, 1999. Santa Anita Park and San Luis Rey Downs contributed revenues of $58.5 million and $0.5 million, respectively. No revenues were earned at Gulfstream Park during the nine month period ended September 30, 1999, since the racetrack's operations are only reflected in our consolidated results from the date of acquisition, September 1, 1999, and no racing occurred in the month of September 1999. We earned no revenues from our racetrack operations in the comparable 1998 period as Santa Anita Park, San Luis Rey Downs and Gulfstream Park were acquired in December 1998, May 1999 and September 1999, respectively.

   In the current period, our share of total pari-mutuel wagering revenues for Santa Anita Park was $40.2 million and non-wagering revenues at Santa Anita Park were $18.3 million.

   We derive our pari-mutuel wagering revenues at Santa Anita Park from the following primary sources:

    (a) Live race days

    . wagers made by patrons at Santa Anita Park on races held at Santa Anita Park;

    . wagers made by patrons at Santa Anita Park on imported simulcast signals for races held at other tracks in Southern California, Northern California and at tracks out-of-state;

    . wagers made by patrons at Southern California Off-track Wagering, Inc. ("SCOTWINC") sites on exported simulcast signals for races held at Santa Anita Park and on races held at tracks in Northern California and on races held at tracks out-of-state in each case when the Santa Anita Park or Oak Tree meets are operating; and

    . wagers made by patrons at an out-of-state site on exported simulcast signals for races held at Santa Anita Park.

    (b) Non-live race days

    . we participate in the revenues of SCOTWINC sites - SCOTWINC is an organization formed by representatives of the racing associations, fairs and satellite wagering facilities of Southern California to promote off-track wagering and to equitably divide expenses associated with off-track betting. We also receive a percentage of the net profit of SCOTWINC - this helps defray the costs of off-track wagering, including pari-mutuel departments, television and satellite costs, and supplies. The excess SCOTWINC funds that are not distributed are split equally between the track and the horsemen. Santa Anita owns 27% of the stock of SCOTWINC.

   The distribution of pari-mutuel wagering for the nine months ended September 30, 1999 is summarized below (in millions except number of live race days):

                                                              Nine months ended
                                                              September 30, 1999
                                                              ------------------
Total live race day handle...................................       $857.2
                                                                    ======
Number of live race days.....................................           81
                                                                    ======
Our share of live race day handle............................       $ 35.9
Our share of non-live race day handle and other..............          4.3
                                                                    ------
Total pari-mutuel wagering revenue...........................       $ 40.2
                                                                    ======

   Our total handle has been positively impacted by the development of SCOTWINC and betting at Santa Anita Park on out-of-state races. With the exception of 1997, total wagering has shown an increase since 1994.

   Our share of pari-mutuel handle improved in 1999 primarily as a result of recent changes in the allocation of the handle. On August 11, 1998, the California Senate passed Bill Number SB27, which gave racetracks in California a reduction in the state license fees to be paid from the handle and permission to import up to 20 races per day from out-of-state. The reduction in the amount of handle allocated to the state resulted in an increase in allocation to us as well as to purses. The permission to import out-of-state races is significant, as previously, the only imported races which were wagered on in California were from outside the U.S., primarily Hong Kong and Australia.

   Racetrack costs and expenses were $46.3 million. Santa Anita Park, Gulfstream and San Luis Rey Downs incurred costs and expenses of $45.3 million, $0.5 million and $0.5 million, respectively. The major components of Santa Anita Park costs and expenses were payroll costs ($27.2 million) and marketing and advertising costs ($5.0 million) representing approximately 70% of our total costs. Gulfstream Park costs and expenses were minimal during the nine month period ended September 30, 1999, since the racetrack's costs are only reflected in our consolidated results from the date of acquisition, September 1, 1999, and no racing occurred in the month of September 1999. With the acquisition of Gulfstream Park, Thistledown, Remington Park and Golden Gate Fields, we intend to continue to implement our strategy which includes the consolidation of our racetrack acquisitions with the objective of maximizing administrative and other cost efficiencies at our racetracks.

   Real estate operations

   Revenues from our real estate operations were $12.2 million for the nine month period ended September 30, 1999 compared to $17.2 million for the nine month period ended September 30, 1998. The decrease is primarily attributable to a reduction in housing activity at the Fontana residential development which is nearing completion of the first phase of a two phase development plan. Partially offsetting the decrease in revenues was increased membership and other usage revenue at Fontana Sports, including $1.6 million related to Magna's access fee agreement with Fontana Sports which commenced March 1, 1999. We also generated increased rental revenues on some properties acquired during the comparative period. Revenues from our remaining real estate operations were substantially unchanged.

   Real estate costs and expenses were $12.5 million for the nine month period ended September 30, 1999 compared to $21.9 million for the nine month period ended September 30, 1998. The reduction is attributable to the decrease in housing activity at the Fontana residential development. In addition, we incurred costs in the nine month period ended September 30, 1998 related to the potential development of a theme park on approximately 670 acres of our land in Ebreichsdorf near Vienna, Austria which was acquired by us during the year ended July 31, 1997. Costs included consultants' fees associated with feasibility studies, alternative theme park designs, market analysis, presentation brochures, site models and alternative site investigations. In May 1999, we announced that we were unable to obtain the various permits and approvals that would have been required to potentially develop this property as a theme park. As a result, we are re-assessing the potential uses for the property. Costs incurred in the nine month period ended September 30, 1999 were substantially reduced.

   Costs and expenses of our remaining real estate operations were substantially unchanged.

   Depreciation and amortization

   Depreciation and amortization increased by $2.9 million to $4.7 million for the nine month period ended September 30, 1999, primarily as a result of depreciation related to our acquisitions of Santa Anita Park on December 10, 1998, San Luis Rey Downs on May 1, 1999 and Gulfstream Park on September 1, 1999 and a full nine months of depreciation on properties acquired in calendar 1998. As of September 30, 1999, some properties have been classified as available for sale and depreciation has ceased on these properties.

   Interest expense, net

   Our net interest expense decreased by $0.9 million to $0.3 million for the nine month period ended September 30, 1999 compared to the nine month period ended September 30, 1998, primarily as a result of higher interest income. The increase in interest income is attributable to intercompany interest earned on our note receivable from Magna.

   Income tax provision

   We recorded an income tax provision of $4.4 million on pre-tax income of $7.4 million for the nine month period ended September 30, 1999 compared to nil on a pre-tax loss of $7.6 million for the nine month period ended September 30, 1998. Our income tax provision relates solely to the income of our racetrack operations. The losses of our other operations have not been tax benefited for accounting purposes.

   Five month periods ended December 31, 1998 and 1997

   Racetrack operations

   Revenues from our racetrack operations were $4.0 million for the five month period ended December 31, 1998, all of which related to the operations of Santa Anita Park. There were only five racing days during the five month period ended December 31, 1998 as The Santa Anita Meet did not commence until December 26, 1998. We earned no revenues from our racetrack operations in the comparable 1997 period as Santa Anita Park was acquired in December 1998.

   Our share of pari-mutuel wagering was $2.5 million and non-wagering revenues were $1.4 million. The distribution of pari-mutuel wagering for the last five racing days of 1998 is summarized below (in millions except number of live race days):

                                                                    Five racing
                                                                     days ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
Total live race day handle.........................................    $61.4
                                                                       =====
Number of live race days...........................................        5
                                                                       =====
Our share of live race day handle..................................    $ 2.2
Our share of non-live race day handle and other....................      0.3
                                                                       -----
Total pari-mutuel wagering revenue.................................    $ 2.5
                                                                       =====

   Racetrack costs and expenses were $3.6 million, all of which related to our operation of Santa Anita Park. The major components of the Santa Anita Park's costs and expenses were payroll costs ($1.8 million) and marketing and advertising costs ($0.3 million) representing approximately 58% of our total costs.

   Real estate operations

   Revenues from our real estate operations were $6.6 million for the five month period ended December 31, 1998 compared to $5.8 million for the five month period ended December 31, 1997. The increase in revenues is primarily attributable to rental revenues earned on recently acquired properties. Revenues from the Fontana residential development, Fontana Sports and other real estate operations were substantially unchanged between the periods.

   Real estate costs and expenses were $8.5 million for the five month period ended December 31, 1998 compared to $7.0 million for the five-month period ended December 31, 1997. The increase in costs and expenses is attributable to a change in the mix between apartment and housing sales at the Fontana residential development. The costs and expenses of our remaining real estate operations were substantially unchanged between the periods.

   Depreciation and amortization

   Depreciation and amortization increased by $0.9 million to $1.6 million for the five month period ended December 31, 1998, primarily as a result of depreciation related to our acquisition of Santa Anita Park on December 10, 1998 and a full five months of depreciation on properties acquired in calendar 1998.

   Interest expense, net

   Our net interest expense increased by $0.7 million to $1.2 million for the five month period ended December 31, 1998 compared to the five month period ended December 31, 1997. The increase in interest expense is primarily attributable to an increase in interest bearing borrowings from Magna to finance the acquisition of Santa Anita Park. These borrowings were converted to equity in 1999.

   Income tax recovery

   We recorded an income tax recovery of $0.2 million on a pre-tax loss of $4.4 million for the five month period ended December 31, 1998 compared to nil on a pre-tax loss of $2.4 million for the five month period ended December 31, 1997. Our income tax recovery relates solely to the losses of Santa Anita Park from the date of acquisition to December 31, 1998. The losses of our other operations have not been tax benefited for accounting purposes. The tax benefits of some of these losses have been utilized by Magna and are not available to us and valuation allowances have been recorded against the remaining tax loss carryforward benefits.

   Years ended July 31, 1998 and 1997

   Real estate operations

   Revenues from our real estate operations were $20.5 million for the year ended July 31, 1998 compared to $15.3 million for the year ended July 31, 1997. Substantially all of the increase is attributable to an increase in housing activity at the Fontana residential development and increased membership and usage at Fontana Sports. Revenues from our remaining real estate operations were substantially unchanged.

   Real estate costs and expenses were $25.9 million for the year ended July 31, 1998 compared to $13.9 million for the year ended July 31, 1997. The increase relates to costs and expenses at the Fontana residential development and Fontana Sports. In addition, we incurred costs in the year ended July 31, 1998 related to the potential development of a theme park on approximately 670 acres of our land in Ebreichsdorf near Vienna, Austria. We acquired this property during the year ended July 31, 1997. Costs in the acquisition year were insignificant.

   Depreciation and amortization

   Depreciation and amortization was substantially unchanged between the years ended July 31, 1998 and 1997.

   Interest expense, net

   Our net interest expense increased by $0.4 million to $1.4 million for the year ended July 31, 1998 compared to the year ended July 31, 1997. The increase is attributable to an increase in external debt and interest bearing debt due to Magna related to properties acquired in the years ended July 31, 1998 and 1997.

   Income tax recovery

   We did not record a tax benefit on pre-tax losses of $8.6 million and $1.4 million for the years ended July 31, 1998 and 1997, respectively. The tax benefits of some of these losses have been utilized by Magna and are not available to us and valuation allowances have been recorded against the remaining tax loss carryforward benefits.

   Years ended July 31, 1997 and 1996

   Real estate operations

   Revenues from our real estate operations were $15.3 million for the year ended July 31, 1997 compared to $2.5 million for the year ended July 31, 1996. The year ended July 31, 1997 was the first year of substantial sales activity at the Fontana residential development and at Fontana Sports.

   Real estate costs and expenses were $13.9 million for the year ended July 31, 1997 compared to $4.6 million for the year ended July 31, 1996. The increase in costs and expenses is primarily attributable to building activity at the Fontana residential development and the opening of Fontana Sports.

   Depreciation and amortization

   Depreciation and amortization increased by $1.5 million to $1.8 million for the year ended July 31, 1997 compared to the year ended July 31, 1996, primarily as a result of the opening of Fontana Sports.

   Interest expense, net

   Our net interest expense was $1.0 million for the year ended July 31, 1997 compared to net interest income of $0.1 million for the year ended July 31, 1996. The $1.1 million increase in interest expense is attributable to external debt associated with the Fontana residential development and Fontana Sports, which debt was drawn late in the year ended July 31, 1996, and an increase in interest bearing debt due to Magna.

   Income tax recovery

   We did not record any tax benefit on pre-tax losses of $1.4 million and $2.4 million for the years ended July 31, 1997 and 1996, respectively. The tax benefits of some of these losses have been utilized by Magna and are not available to us and valuation allowances have been recorded against the remaining tax loss carryforward benefits.

Liquidity and Capital Resources

   With the exception of the nine month period ended September 30, 1999, we have generated negative cash flow from operations since inception. We have financed our operations primarily through contributions by our sole shareholder, Magna. Magna has made a commitment to its shareholders that for a period of seven years ending May 31, 2006, it will not without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting
Shares:

  (i) make additional debt or equity investments in us or any of our subsidiaries; or

  (ii) invest in any non-automotive related businesses or assets other than through its investment in us.

   Given the above-described commitment by Magna to its shareholders, we will be required to fund our own operations.

   At September 30, 1999, we had cash and cash equivalents (including our note receivable from Magna less our note payable to Magna) net of debt, of $105.1 million and total shareholder's equity of $545.9 million.

   On November 12, 1999, we acquired the Thistledown and Remington Park racetracks for a total purchase price of $24.0 million. Of the total purchase price, $19.5 million was paid in cash and $4.5 million was paid through the issuance of 650,695 shares of our Class A Subordinate Voting Stock.

   On December 10, 1999, we also acquired the Golden Gate Fields racetrack for a total purchase price of $87.0 million. Of the total purchase price, $60.0 million was paid in cash, $7.0 million was paid through the issuance of 1,012,195 shares of our Class A Subordinate Voting Stock and $20.0 million was paid by way of an interest-free promissory note, $10.0 million of which matures on the first anniversary of the date of closing and $5.0 million of which matures on the second and third anniversaries.

   After giving pro forma effect, as of September 30, 1999, to the various transactions described above and in the notes to the Pro Forma Consolidated Financial Statements, we had cash and cash equivalents, net of debt of $15.7 million and total shareholder's equity of $553.6 million.

   On December 22, 1999, we successfully completed the negotiation of two credit facilities for two of our subsidiaries, The Santa Anita Companies, Inc. and the Los Angeles Turf Club, Inc. These credit facilities consist of a $63.0 million three year term loan facility and a $10.0 million revolving operating line of credit, both of which would bear interest at rates ranging between the U.S. Prime Rate and LIBOR plus 2.2% per annum.

   As of September 30, 1999, our real estate portfolio totals $441.8 million. Included in this amount are properties available for sale totaling $81.2 million and properties under or held for development totaling $173.3 million, components of which could be made available for sale. In addition, revenue producing properties total $168.1 million and include the Fontana Sports facilities and horse racing facilities at Santa Anita Park, Gulfstream Park, and San Luis Rey Downs. We are currently considering a variety of options with respect to our golf courses, including direct operation or leasing to third party operators, as well as sale and leaseback transactions (which would require that Magna not exercise its right of first refusal) or outright sales.

   Excluding the costs of the acquisitions described earlier, we currently anticipate capital expenditures of approximately $20.0 million during the remaining three months of 1999. Most of the capital expenditures relate to completion of the capital renovation program at Santa Anita Park and completion of the Aurora golf course.

   We believe that our current cash resources, together with cash flow from operations from our racetrack activities, cash available under the credit facilities described above and cash proceeds to be realized upon sale of a portion of our real estate portfolio will be sufficient to finance our capital expenditure and acquisition program during the next year. However, we can provide no assurance that we will not be required to seek additional capital at an earlier date. We may, from time to time, seek additional debt and/or equity financing through public or private sources. If additional funds are raised or future acquisitions are effected by issuing our shares, you will experience dilution of your interest. There is no assurance that adequate debt and/or equity financing will be available to us as needed or, if available, on terms acceptable to us. If adequate financing is not available, our business, financial condition and results of operations could be materially adversely effected.

   Operating activities

   Cash provided by (used in) operations was $1.2 million, $(1.3) million, $(7.9) million, $(3.9) million and $(3.6) million for the nine month period ended September 30, 1999, the five month period ended December 31, 1998, and the years ended July 31, 1998, 1997, and 1996, respectively. Cash provided by operations in the nine month period ended September 30, 1999 is a result of cash generated by our Santa Anita Park operations of $6.1 million, offset by cash usages at our other operations. For all periods prior to January 1, 1999, we incurred losses resulting in negative cash flow from operations.

   Investing activities

   Cash used in investing activities was $269.0 million, $136.7 million, $72.6 million, $43.6 million and $25.1 million for the nine month period ended September 30, 1999, the five month period ended December 31, 1998, and the years ended July 31, 1998, 1997, and 1996, respectively.

   During the nine month period ended September 30, 1999, $87.6 million was used for business acquisitions, consisting of $81.2 million to acquire Gulfstream Park and $6.4 million to acquire the real estate assets of San Luis Rey Downs, and $33.7 was spent on real estate property additions which include spending on the capital renovation program at Santa Anita Park. In addition, $146.9 million was loaned to Magna and is reflected as a note receivable as at September 30, 1999. The note is due on demand and bears interest at the U.S. Prime Rate less 1% per annum. During the five month period ended December 31, 1998, $118.6 million was used to acquire Santa Anita Park and related real estate and $17.9 million was spent on real estate property additions which include land and related development spending in connection with the Aurora golf course project. During the year ended July 31, 1998, $72.5 million was spent on real estate property additions primarily in Austria and Canada. During the year ended July 31, 1997, real estate property additions totaled $41.5 million including the purchases of a 250 hectare parcel of land near Vienna, Austria and various other properties in Canada. During the year ended July 31, 1996, $24.2 million was spent on real estate property additions including development costs at Fontana Sports.

   Financing activities

   Cash provided by financing activities was $273.8 million, $155.2 million, $80.6 million, $47.6 million and $28.4 million for the nine month period ended September 30, 1999, the five month period ended December 31, 1998, and the years ended July 31, 1998, 1997, and 1996, respectively. Cash provided by financing activities has been primarily through contributions by Magna. On September 1, 1999, Magna invested an additional $250.0 million in cash, by way of equity contribution, in the Company. Of this amount, $146.9 million was loaned back to Magna as described above. Also during the nine month period ended September 30, 1999, Magna provided financing of $35.2 million through a short-term note. Other sources of cash include a bank term line of credit for 240 million Austrian Schillings ($18.8 million), short term debt of $6.8 million assumed on the acquisition of Gulfstream Park, and mortgages with various Austrian banks and local governments totaling $5.9 million at September 30, 1999. The bank term line of credit was used to finance the Fontana residential and Fontana Sports developments, and is repayable in six annual installments of 40 million Austrian Schillings, which began July 31, 1997. The short term debt assumed on the acquisition of Gulfstream Park is repayable on February 16, 2000. The mortgages arose during the year ended July 31, 1998 and are repayable over various periods to the year 2037.

Outlook

   Through the implementation of our strategy, we have become one of the leading consolidators of premier racetracks in North America. We expect that the ownership of multiple racetracks will result in cost efficiencies in administration, purchasing and other areas. We expect growth in the revenues of our racetracks through an increase in our simulcast programming to telecast horse racing throughout the year and the combining of simulcast signals from all of our racetracks. The combining of our simulcast signals will increase the exposure of, and the handle at, our smaller racetracks, thereby increasing the revenues available to us to further enhance the quality of the horse racing we offer at these tracks.

   We intend to market our combined simulcast product through a single signal marketed under the Magna Entertainment Corp. brand name. In addition, we intend to explore the expansion of our sports wagering products to sports other than horse racing as we expand our involvement in telephone account, interactive television and Internet-based wagering, possibly in conjunction with strategic partners and subject to regulatory approval. Finally, we expect that our role as a horse racing industry consolidator and our branding strategy will open up potentially lucrative merchandising, licensing and marketing opportunities which will increase our revenues.

   We currently own a diverse portfolio of real estate properties in North America and Europe. We intend to complete the second phase of the Fontana residential property development by 2006 and complete the Aurora golf course by May 2001. We expect that the Aurora golf course and Fontana Sports facility will significantly enhance the resale value of lands adjacent to both of these facilities. We intend to sell some of our real estate properties as market conditions permit and are taking steps to maximize the revenues derived from these properties on future resale. Our ability to sell these properties will be enhanced by a number of factors including the current positive economic climate which is producing strong levels of economic activity and job creation and low interest rates both generally and in the regions in which we hold that real estate. In addition, we believe the location of that real estate enhances our ability to sell. However, notwithstanding the above, there can be no assurance that we will be successful in our efforts to sell these properties.

   For further information as to our business outlook, see "Our Strategy" in this prospectus.

Year 2000 Issue

   Some computer software and microprocessors use two digits rather than four digits to define the applicable year. Any computer programs that have date-sensitive software and microprocessors may recognize a date using "00" as a year other than the year 2000. This phenomenon, referred to as the "Year 2000 Issue", could cause a disruption of our operations, including among other things, interruptions in pari-mutuel wagering at some time in the future, even though January 1, 2000 has already passed.

   The total cost of our remediation to address the Year 2000 Issue is currently estimated to have been $1.388 million, of which $1.338 million was capitalized and the remainder expensed. Of these amounts, $1.142 million was incurred through September 30, 1999, of which $1.122 million was capitalized and the remainder was expensed. Substantially all of the remaining expenditures were made prior to December 31, 1999. Further, of the total amount, $0.5 million was incurred by some of the operations prior to their acquisition by us.

   We believe that every reasonable effort has been made to resolve the Year 2000 Issue and to mitigate its potential effects on our business. Based on our current assessment, we believe that the Year 2000 Issue has not, and will not have a material adverse impact on our results of operations and financial condition but, given the inherent complexities of the issue, there can be no assurance of this.

Accounting Developments

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.133, "Accounting for Derivative Instruments", referred to as "SFAS No. 133". SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires that we recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. We have not determined the impact, if any, of this pronouncement on our financial position and results of operations.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   Our primary exposure to market risk (or the risk of loss arising from adverse changes in market rates and prices, including interest rates, foreign currency exchange rates and commodity prices) is with respect to our investments in companies with a functional currency other than the U.S. dollar. Fluctuations in the U.S. dollar exchange rate relative to the Canadian dollar and Euro will result in fluctuations in shareholder's equity and comprehensive income. We do not enter into derivative financial instruments for hedging or trading purposes.

                          CONSOLIDATED CAPITALIZATION

   The following table sets out our unaudited consolidated and pro forma consolidated capitalization as at September 30, 1999 and January 15, 2000. The table should be read in conjunction with the Unaudited Consolidated Financial Statements and the Pro Forma Consolidated Financial Statements and related notes found elsewhere in this prospectus.

                                       Actual        Pro Forma      Actual
                                    September 30,  September 30,  January 15,
                                        1999           1999          2000
                                    -------------  -------------  -----------
                                        (in thousands of U.S. dollars)
Short-term debt
  Bank indebtedness................   $  7,774       $  7,774      $  7,360
  Note payable to Magna............     35,240             --            --
  Long-term debt due within one
   year............................     10,157(1)      10,157        19,119(1)(2)
Long-term debt.....................     12,162(1)      29,492(2)     19,506(1)(2)
Shareholder's Equity
  Magna's net investment...........    545,888             --            --
  Share capital....................         --        553,570       553,570(3)
                                      --------       --------      --------
Total capitalization...............   $611,221       $600,993      $599,555
                                      ========       ========      ========

--------
(1) Our actual Long-term debt including amounts due within one year, consists of: (i) a line of credit denominated in Austrian Schillings bearing interest at VIBOR plus 0.625% per annum, of which $9,346,000 and $8,735,000 was drawn as at September 30, 1999 and January 15, 2000, respectively;
    (ii) bank term line of credit bearing interest at LIBOR plus 1.25% per annum, in respect of which $6,800,000 was owed at September 30, 1999 and January 15, 2000; (iii) mortgages outstanding with various Austrian banks and local governments bearing interest at rates ranging from 0.5% to 6.75% per annum, in respect of which $5,896,000 and $5,491,000 was owed at September 30, 1999 and January 15, 2000, respectively; and (iv) a term loan bearing interest at a fixed rate of 4% per annum, in respect of which $277,000 and $228,000 was owed at September 30, 1999 and January 15, 2000, respectively.
(2) Our Pro Forma Long-term debt (including amounts due within one year) includes the amounts referred to in note (1) above plus $17,330,000 representing the discounted value of the $20,000,000 non-interest bearing note issued on the acquisition of Golden Gate Fields based on a discount rate of 8.7%.
(3) Excluding net income earned or losses incurred or change in currency translation adjustment, all from September 30, 1999.

                                 REORGANIZATION

   On November 5, 1999, Magna completed a reorganization of our corporate structure, under which Magna's North American and European non-automotive businesses and real estate assets were transferred to us, including the following:

  1. All the outstanding capital stock of The Santa Anita Companies, Inc., which owns all the outstanding capital stock of the Los Angeles Turf Club, Inc., the operator of the Santa Anita Park racetrack in California, and approximately 305 acres of related real estate.

  2. All the outstanding capital stock of Magna Vierte Beteiligungs AG, which operates the Fontana Sports golf course and related recreational facilities and is developing the adjacent Fontana residential development in Oberwaltersdorf, Austria.

  3. All the outstanding capital stock of Magna Projektentwicklungs AG, which, through a subsidiary, owns a parcel of land held for development in Ebreichsdorf, Austria.

  4. Rights to acquire approximately 160 acres of land and improvements in Aurora, Ontario under a conditional sale agreement with Magna, which is subject to the successful severance of the affected properties. An additional 200 acres, which comprise the 18-hole golf course currently under construction, is also subject to a conditional sale agreement with a company associated with the members of the family of Frank Stronach, our Chairman and Chief Executive Officer.

  5. Various other parcels of land and improvements and other non-automotive assets located in North America and Europe.

   During the course of the reorganization, Magna transferred assets and settled some intercompany indebtedness through the issuance of approximately $300 million of shares of our stock. Magna also subscribed for shares of our stock by way of a cash payment of $250 million. Our Certificate of Incorporation was then amended to add share provisions for our Class A Subordinate Voting Stock and Class B Stock and our outstanding stock was then reclassified and further subdivided into shares of Class B Stock. On December 30, 1999, 14,823,187 shares of our Class B Stock held by Magna were repurchased by us for $110,000,000. On this date, $110,000,000 was invested by Magna in Exchangeco in return for 14,823,187 Exchangeable Shares.

   On December 30, 1999, there were 63,712,141 shares of our Class B Stock, 1,662,890 shares of our Class A Subordinate Voting Stock and 14,823,187 Exchangeable Shares outstanding. In connection with our agreement to acquire the assets and assume approximately $9.3 million of liabilities of Great Lakes Downs racetrack, we have agreed to issue a total of 267,416 additional shares of our Class A Subordinate Voting Stock.

   Upon completion of the distribution, Magna will own all our Class B Stock, which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us. See "Corporate Structure" for a chart illustrating our corporate structure after giving effect to the reorganization.

Corporate Structure

   We were incorporated on March 4, 1999 under the laws of the State of Delaware as MI Venture Inc. Our certificate of incorporation was amended by certificate of amendment on August 30, 1999 to reclassify our Common Stock into Class A Common Stock and add a new class of stock designated as Class C Common Stock. Our certificate of incorporation was further amended on November 4, 1999 to change our name to MI Entertainment Corp., add share provisions for our Class A Subordinate Voting Stock and Class B Stock and reclassify and further subdivide our outstanding stock into shares of Class B Stock. Our certificate of incorporation was further amended on January 26, 2000 to change our name to Magna Entertainment Corp. Our registered and corporate office is located at 1209 Orange Street, Wilmington, Delaware, 19801 and our principal executive office is located at 285 West Huntington Drive, Arcadia, California 91007.

   The following chart shows our organizational structure and that of our material subsidiaries as of February 11, 2000, each of which is directly or indirectly wholly-owned, together with the jurisdiction of incorporation of each of the entities shown thereon.

                           Magna Entertainment Corp.
                                   (Delaware)


     Horse Racing and Pari-Mutuel                    Real Estate
         Wagering Operations

   The Santa Anita Companies, Inc.           MEC Land Holdings (USA) Inc.
              (Delaware)                              (Delaware)


                                              MEC Holdings (Canada) Inc.
     Los Angeles Turf Club,                          "Exchangeco"
              Inc.                                    (Ontario)
          (California)

        Gulfstream Park Racing              MI Entertainment Holding GmbH
          Association, Inc.                           (Austria)
              (Florida)


      Pacific Racing Association             Magna Vierte Beteiligungs AG
             (California)                             (Austria)


    MEC Land Holdings (California)           Magna Projektentwicklungs AG
                 Inc.                                 (Austria)
             (California)

          Thistledown, Inc.
                (Ohio)


         Remington Park Inc.
              (Oklahoma)


      SLRD Thoroughbred Training
             Center, Inc.
              (Delaware)


           MI Racing, Inc.
              (Delaware)



Environmental Matters

   We are subject to a wide range of environmental laws and regulations imposed by governmental authorities relating to wastewater discharge, waste management and storage of hazardous substances. Upon completion of the distribution, we will adopt a Health, Safety and Environmental Policy pursuant to which we will commit to:

  . conducting our operations in a manner that complies with or exceeds all legal requirements regarding health, safety and the environment;

  . regularly evaluating and monitoring past and present business activities affecting health, safety and the environment;

  . ensuring that a systematic health, safety and environmental review program is implemented and monitored at all times for each of our operations, with a goal of continued improvement in health, safety and environmental matters; and

  . ensuring that adequate reports on health, safety and environmental matters are presented to our Board of Directors, at a minimum, on an annual basis.

   We are currently subject to Magna's Health, Safety and Environmental Policy, which is substantially similar to the policy we intend to adopt.

   To date, compliance with environmental laws and regulations has not had a material adverse effect on our financial condition and results of operations, however, changes in governmental laws and regulations are ongoing and may make environmental compliance increasingly expensive. We cannot predict future costs that we may incur to meet environmental obligations.

   A subsidiary of Magna has agreed to indemnify us in respect of environmental remediation costs and expenses relating to existing conditions in some of our Austrian real estate properties.

Employees

   As of December 31, 1999, we employed approximately 1,500 employees, approximately 800 of whom are represented by a union. Since our inception, we have not had a work stoppage. We consider our relations with our employees to be good. We also believe that our future success will depend in part on our continued ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of our senior management.

   Our contract with the Service Employees International Union, Local 280, which represents approximately 400 pari-mutuel employees at Santa Anita Park during our racing season, will expire on July 24, 2000. We expect that we will be able to negotiate a new union contract with Local 280 through the collective bargaining process.

Competition

   We generally do not compete directly with other racetracks or off-track wagering facilities for customers because of geographic separation of facilities and differences in seasonal timing of meets. In some cases, the differences in seasonal timing of meets results from the regulatory environment in which racetracks operate. In California, The California Horse Racing Board has annually licensed us and Oak Tree Racing Association to conduct racing meets at Santa Anita Park and it has not licensed other thoroughbred racetracks in Southern California to conduct racing during these meets. However, night harness racing and night quarterhorse meets are conducted at other racetracks in Southern California during portions of these meets. In Florida, tax laws currently discourage the three Miami-area racetracks from applying for race dates outside of their traditional racing season. Currently, the race dates for the three Miami-area racetracks do not overlap. However, commencing July 1, 2001 a new tax structure affecting Florida racetracks is expected to eliminate this deterrent. As a result, Gulfstream Park racetrack may face direct competition from other Miami-area racetracks in the future. We currently compete for customers with other forms of gaming and entertainment and attempt to attract customers by providing high quality racing in appealing facilities, value for money spent and good customer service.

   If we implement our strategy to increase the distribution channels for our simulcast horse racing product to include telephone account, interactive television and Internet-based wagering, we will likely face competition from competitors with greater experience and advanced market penetration in these distribution channels, including TV Games Network, which is owned by TV Guide, Inc., and The Racing Network. TV Games Network currently markets the signals of approximately 45 racetracks, ten of which are under exclusive contract, including the signal from Churchill Downs' racetracks and the signals from Gulfstream Park and The Oak Tree Meet. TV Games Network's exclusive right to market the signals from Gulfstream Park and The Oak Tree Meet expires in December, 2003. We expect that TV Games Network's initial competitive advantage may be off-set by the fact that in 2003 we will have exclusive rights to market the signal for Santa Anita Park, Gulfstream Park and Golden Gate Fields. In addition, we may be able to eliminate this competitive disadvantage by pursuing this element of our strategy in conjunction with an experienced strategic partner.

                              RECENT ACQUISITIONS

   A significant proportion of our assets were acquired from our parent company, Magna, and its subsidiaries on a non-arm's length basis pursuant to the Reorganization. Details of the acquisition of Santa Anita Park by some of Magna's subsidiaries are provided below. In addition, details of material acquisitions made by us are also provided below:

   Pursuant to an asset purchase agreement dated as of November 13, 1998, with Meditrust Corporation, Meditrust Operating Company, The Santa Anita Companies, Inc. and Santa Anita Enterprises, Inc., collectively referred to as Meditrust, the assets of Santa Anita Park and the stock of Los Angeles Turf Club, Inc. were acquired by one of Magna's subsidiaries, The Santa Anita Companies, Inc., as of December 10, 1998 and the transaction closed on December 11, 1998. The purchase price for the assets acquired was approximately $119 million, all of which was paid in cash. We acquired the shares of The Santa Anita Companies from Magna in the course of the reorganization.

   Pursuant to an asset purchase agreement dated as of March 8, 1999, one of our indirect, wholly-owned subsidiaries, SLRD Thoroughbred Training Center, Inc., agreed to acquire from San Luis Rey Downs Enterprises LLC the assets of San Luis Rey Downs for a purchase price of approximately $6.4 million, all of which was paid in cash. This transaction was completed on May 1, 1999.

   Pursuant to a stock purchase agreement dated as of June 30, 1999 between us and Gulfstream Holdings, Inc. of Illinois and Gulfstream Park Racing Association Inc., we agreed to acquire from Gulfstream Holdings Inc. of Illinois all the issued and outstanding stock of Gulfstream Park Racing Association Inc. for a purchase price of $88.2 million. Gulfstream Park owns all the assets of Gulfstream Park Racing Association Inc. racetrack in Hallandale, Florida. We completed the acquisition on September 1, 1999.

   Pursuant to a stock purchase agreement dated as of October 21, 1999, we agreed to acquire from The Edward J. DeBartolo Corporation and Oklahoma Racing LLC, all the issued and outstanding stock of Thistledown, Inc. and Remington Park, Inc. for a total purchase price of $24.0 million. Thistledown, Inc. owns all the assets of Thistledown racetrack in North Randall, Ohio. Remington Park, Inc. owns all the assets of Remington Park racetrack in Oklahoma City, Oklahoma. Of the total purchase price of $24.0 million, the stock of Thistledown cost $14.0 million, $9.5 million of which was paid in cash and the balance of which was paid through the issuance of 650,695 shares of our Class A Subordinate Voting Stock. The stock of Remington Park, Inc. cost $10.0 million, all of which was paid in cash. We completed this acquisition on November 12, 1999.

   Pursuant to a stock purchase agreement dated as of November 5, 1999, we agreed to acquire from Ladbroke Racing Corporation, all the issued and outstanding stock of Ladbroke Land Holdings Inc. and Pacific Racing Association. These companies collectively own and operate Golden Gate Fields racetrack in Albany, California. The purchase price for the stock of these companies was $87.0 million, of which $60.0 million was paid in cash, $7.0 million was paid through the issuance 1,012,195 shares of our Class A Subordinate Voting Stock and $20.0 million was paid by way of an interest-free promissory note, $10.0 million of which matures on the first anniversary of the date of closing and $5.0 million of which matures on each of the second and third anniversaries. We completed this acquisition on December 10, 1999 and subsequently changed the name of Ladbroke Land Holdings Inc. to MEC Land Holdings (California) Inc.

   Pursuant to an asset purchase agreement dated as of December 24, 1999, with Great Lakes Downs, Inc. and Great Lakes Downs Cafe, Inc. we have agreed to acquire the assets and assume approximately $9.3 million of liabilities of Great Lakes Downs racetrack in Muskegon, Michigan for a purchase price of $1.7 million, payable by the issuance of 267,416 shares of our Class A Subordinate Voting Stock. We expect to complete this transaction in mid-February 2000.

                       CERTAIN INCOME TAX CONSIDERATIONS

Certain Canadian Federal Income Tax Considerations

   This summary is based on the current provisions of the Income Tax Act (Canada) (which we refer to as the Tax Act), the regulations thereunder, and the current published administrative practices of the Canada Customs and Revenue Agency (or Revenue Canada) and the current provisions of the Canada-U.S. Income Tax Convention (which we refer to as the Tax Treaty). This summary also takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced prior to the date hereof and assumes that they will be enacted substantially as proposed, although no assurance in this regard can be given. This summary does not otherwise take into account or anticipate any changes in law or administrative practice, whether by way of legislative, judicial or governmental action or interpretation, nor does it address any provincial or foreign income tax considerations.

   This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Accordingly, shareholders are advised to consult their own tax advisors concerning the income tax consequences to them of the distribution.

 Residents of Canada

   This portion of the summary is applicable to Magna shareholders who receive the distribution of our Class A Subordinate Voting Stock or the Exchangeable Shares, as the case may be, and who, for purposes of the Tax Act and at all relevant times, are resident or deemed to be resident in Canada, will hold our Class A Subordinate Voting Stock or the Exchangeable Shares, as the case may be, as capital property, and deal at arm's length with Magna, us and Exchangeco. This summary does not apply to a shareholder with respect to whom we are or will be a foreign affiliate within the meaning of the Tax Act. Our Class A Subordinate Voting Stock and the Exchangeable Shares will generally be considered to be capital property to a holder unless such shares are held in the course of carrying on a business of trading or dealing in securities or otherwise as part of a business of buying and selling securities or were acquired in a transaction or transactions considered to be an adventure in the nature of trade. Canadian resident shareholders whose Exchangeable Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act. Our Class A Subordinate Voting Stock and the Exchangeable Shares held by certain financial institutions, including banks, trust companies, credit unions, insurance corporations, registered securities dealers and corporations controlled by one or more of the foregoing, will generally not be held as capital property and will be subject to special "mark-to-market" rules in the Tax Act not discussed in this summary. Shareholders that are financial institutions should consult their own tax advisors to determine the tax consequences to them of the application of the mark-to-market rules.

   For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our Class A Subordinate Voting Stock must be expressed in Canadian dollars including dividends, adjusted cost base and proceeds of disposition; amounts denominated in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time these amounts arise.

The Distribution

   The distribution will be treated for the purposes of the Tax Act as a taxable dividend received from a taxable Canadian corporation. The amount of the distribution to holders who elect to receive our Class A Subordinate Voting Stock will be the aggregate of the fair market value of our Class A Subordinate Voting Stock at the time the distribution is paid, the amount of cash in lieu of a fractional share and the amount of the concurrent regular quarterly cash dividend. The amount of the distribution to holders who elect to receive Exchangeable Shares will be the aggregate of the fair market value of the Exchangeable Shares and the Automatic Exchange Right, Exchange Right and the Voting Rights (all as described more fully below under "Description of Exchangeable Shares" and referred to collectively as the Ancillary Rights) at the time of the distribution, any cash received in lieu of a fractional share and the amount of the concurrent regular quarterly cash dividend. Magna will make a determination of value for the purposes of preparing the tax information statement in respect of the distribution which are required under the Tax Act to be mailed by Magna to the shareholders. Magna will determine the fair market value of our Class A Subordinate Voting Stock and the Exchangeable Shares on the basis of the 10-day weighted average trading price in the "if, as and when issued" market for our Class A Subordinate Voting Stock prior to the distribution date. Magna is of the view that the Ancillary Rights have only nominal value. Any determination of value by Magna is not binding on Revenue Canada.

   For individuals, the amount of the distribution will be included in the individual's income and will generally be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

   The distribution received by a shareholder that is a corporation will generally be included in computing its income. Such a shareholder will, however, generally be entitled to deduct the amount of the distribution in computing taxable income. Certain corporations may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% on the distribution to the extent that the dividend is deductible in computing the corporation's taxable income.

   Since the distribution will be treated for the purposes of the Tax Act as a taxable dividend, shareholders may be liable for tax under the Tax Act without having received a cash payment sufficient to satisfy that liability. If the shareholder sells our Class A Subordinate Voting Stock or the Exchangeable Shares, as the case may be, in order to satisfy that liability, there is no assurance that the shareholder will realize the price per share at which our Class A Subordinate Voting Stock or the Exchangeable Shares, as the case may be, are valued for the purposes of calculating the amount of the distribution for tax purposes. If a shareholder does not realize proceeds of disposition on the sale at least equal to the amount at which the shares were valued for purposes of calculating the amount of the dividend, however, the shareholder would realize a capital loss on the disposition of the shares since the cost of each share to the shareholder will be equal to its fair market value at the time of the distribution. The general tax treatment of capital gains and capital losses is discussed below under the heading "Taxation of Capital Gain or Capital Loss".

Our Class A Subordinate Voting Stock

 Acquisition and Disposition of our Class A Subordinate Voting Stock

   The cost of our Class A Subordinate Voting Stock acquired on the distribution will be equal to the fair market value of our Class A Subordinate Voting Stock at the time of distribution. A disposition or deemed disposition of our Class A Subordinate Voting Stock by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of our Class A Subordinate Voting Stock immediately before the disposition. The general tax treatment of capital gains and capital losses is discussed below under the heading "Taxation of Capital Gain or Capital Loss".

 Dividends on our Class A Subordinate Voting Stock

   Dividends on our Class A Subordinate Voting Stock, if any, will be required to be included in the recipient's income for the purpose of the Tax Act. The amount of the dividend will include any United States non-resident withholding tax withheld on these dividends. Dividends received by a shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received from taxable Canadian corporations. A shareholder that is a corporation will include these dividends in computing its income and generally will not be entitled to deduct the amount of these dividends in computing its taxable income. A shareholder that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on these dividends. United States non-resident withholding tax on these dividends generally will be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. See the commentary below under the heading "Certain United States Federal Income Tax Considerations".

Exchangeable Shares

 Acquisition and Disposition of Exchangeable Shares

   The cost of the Exchangeable Shares and Ancillary Rights acquired on the distribution will be equal to the fair market value thereof as at the time of distribution. A disposition or deemed disposition of the Exchangeable Shares by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Shares immediately before the disposition. The general tax treatment of capital gains and losses is discussed below under the heading "Taxation of Capital Gain or Capital Loss".

 Dividends on Exchangeable Shares

   Dividends on the Exchangeable Shares, if any, received or deemed to be received by a holder who is an individual, will be required to be included in computing the holder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada.

   Subject to the discussion below as to the denial of the dividend deduction, in the case of a holder that is a corporation, other than a specified financial institution as defined in the Tax Act, dividends received or deemed to be received on the Exchangeable Shares will be included in computing the corporation's income and will generally be deductible in computing its taxable income. In the case of a holder that is a specified financial institution, this type of dividend will be deductible in computing its taxable income only if either: (i) the specified financial institution did not acquire the Exchangeable Shares in the ordinary course of the business carried on by that institution; or (ii) at the time of the receipt of the dividend by the specified financial institution, the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange) and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (or is not deemed to receive) dividends in respect of more than 10% of the issued and outstanding Exchangeable Shares. A corporation is a specified financial institution for purposes of the Tax Act if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by these persons or a combination thereof, and corporations controlled by or related to these entities.

   If we or any other person with whom we do not deal at arm's length is a specified financial institution at a point in time that a dividend is paid on an Exchangeable Share, then subject to the exemption described below, dividends received or deemed to be received by a holder of Exchangeable Shares that is a corporation will not be deductible in computing taxable income but will be fully includable in taxable income under Part I of the Tax Act. We are of the view that neither we nor any person with which we do not deal at arm's length nor any partnership or trust of which we or the person is a member or beneficiary, respectively, is a specified financial institution at the current time but there can be no assurance that this status will not change prior to any dividend received or deemed to be received by a corporate shareholder. This denial of the dividend deduction for a holder of the Exchangeable Shares that is a corporation will not in any event apply if, at the time a dividend is received or deemed to be received, the Exchangeable Shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange), we are related to Exchangeco for the purposes of the Tax Act and the recipient (together with persons with whom the recipient does not deal at arm's length or any partnership or trust of which the recipient or person is a member or beneficiary respectively) does not receive dividends on more than 10% of the issued and outstanding Exchangeable Shares.

   A holder of the Exchangeable Shares that is a private corporation (as defined in the Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that these dividends are deductible in computing the holder's taxable income. A holder of the Exchangeable Shares that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends that are not deductible in computing taxable income.

   The Exchangeable Shares will be taxable preferred shares and short-term preferred shares for purposes of the Tax Act. Accordingly, Exchangeco will be subject to a 66 2/3% tax under Part VI.I of the Tax Act on dividends paid or deemed to be paid on the Exchangeable Shares and will be entitled to deduct 9/4 of the tax payable in computing its taxable income under Part I of the Tax Act. Dividends received or deemed to be received on the Exchangeable Shares will not be subject to the 10% tax under Part IV.I of the Tax Act.

Redemption or Exchange of Exchangeable Shares

   On the redemption (including a retraction) of an Exchangeable Share by Exchangeco, the holder of an Exchangeable Share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (the fair market value at the time our Class A Subordinate Voting Stock is received by the shareholder from Exchangeco on the redemption plus the full amount of all declared but unpaid dividends, if any) exceeds the paid-up capital (for purposes of the Tax Act) of the Exchangeable Shares at the time the Exchangeable Share is so redeemed. The amount of this deemed dividend will be subject to the tax treatment described above under the heading "Dividends on Exchangeable Shares". On the redemption, the holder of an Exchangeable Share will also be considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend. A holder will in general realize a capital gain (or a capital loss) equal to the amount by which the adjusted cost base to the holder of the Exchangeable Share is less than (or exceeds) such proceeds of disposition. The general tax treatment of capital gains and losses is discussed at "Taxation of Capital Gain or Capital Loss" below. In the case of a holder of Exchangeable Shares that is a corporation, in some circumstances the amount of this deemed dividend may be treated as proceeds of disposition and not as a dividend.

   On the exchange of an Exchangeable Share by the holder thereof with us for our Class A Subordinate Voting Stock, the holder will in general realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the Exchangeable Share net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Share. For these purposes, the proceeds of disposition will be the aggregate of the fair market value, at the time of the exchange, of our Class A Subordinate Voting Stock received on the exchange, any Dividend Amount received by the holder as part of the exchange consideration and the amount of any cash received in lieu of a fractional share. For a more comprehensive discussion, see "Taxation of Capital Gain or Capital Loss" below.

Acquisition and Disposition of Our Class A Subordinate Voting Stock

   The cost of our Class A Subordinate Voting Stock received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of our Class A Subordinate Voting Stock at the time of that event, to be averaged with the adjusted cost base of any other of our Class A Subordinate Voting Stock held at that time by the holder as capital property. For the tax treatment of a disposition of or dividend on our Class A Subordinate Voting Stock see "Our Class A Subordinate Voting Stock--Acquisition and Disposition of our Class A Subordinate Voting Stock" and "--Dividends on our Class A Subordinate Voting Stock".

Taxation of Capital Gain or Capital Loss

   Three-quarters of any capital gain (the taxable capital gain) realized by a holder will be included in the holder's income for the year of disposition. Three-quarters of any capital loss so realized (the allowable capital loss) may be deducted by the holder against taxable capital gains for the year of disposition. Any excess of allowable capital losses over taxable capital gains of the holder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Tax Act.

   Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Tax Act. A holder that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

   If the holder of an Exchangeable Share is a corporation, the amount of any capital loss arising on a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Exchangeable Shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

Eligibility for Investment in Canada

   Provided the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange), the Exchangeable Shares will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans ("RRSPs"), registered retirement income funds ("RRIFs"), deferred profit sharing plans ("DPSPs") and registered education savings plans ("RESPs"). The Ancillary Rights will not be qualified investments under the Tax Act. However, Magna is of the view that the fair market value of such rights is nominal. Based on such view, there should be no material consequences under the Tax Act to RRSPs, RRIFs and DPSPs holding such non-qualified investments. RESPs holding such non-qualified investments may, however, realize adverse consequences regardless of the fair market value of such non-qualified investments. Provided the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange), the Exchangeable Shares will not be foreign property under the Tax Act for trusts governed by such plans or for certain other persons to whom
Part XI of the Tax Act is applicable. The Ancillary Rights will be foreign property under the Tax Act. However, Magna is of the view that the fair market value of such rights is nominal.

   Provided our Class A Subordinate Voting Stock are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange) our Class A Subordinate Voting Stock will be qualified investments under the Tax Act for trusts governed by RRSPs, RRIFs, DPSPs and RESPs. Our Class A Subordinate Voting Stock will be foreign property under the Tax Act.

 Non Residents of Canada

   The following portion of the summary is applicable to persons who receive the Special Dividend, who, for purposes of the Tax Act and at all relevant times, deal at arm's length with Magna, are not and will not be resident or deemed to be resident in Canada and do not and will not use and are not and will not be deemed to use their Class A Subordinate Voting Stock in or in the course of carrying on a business in Canada (each such holder referred to as a non-resident holder). Special rules which are not discussed in this summary may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Special Dividend

   A non-resident holder who receives the distribution will be subject to Canadian withholding tax at a rate of 25% of the fair market value thereof at the time of payment or crediting subject to reduction by an applicable tax treaty. Pursuant to the provisions of the Tax Treaty, the non-resident withholding tax is generally reduced to a rate of 15% if the beneficial owner of the dividend is a U.S. resident. Also, dividends paid or credited to a non-resident holder that is a tax exempt organization as described in Article XXI of the Tax Treaty will not be subject to withholding tax.

   Magna will make a determination of the fair market value of the distribution for the purposes of determining the amount of the withholding tax and for preparing the information statements in respect of the distribution which are required to be mailed by Magna to the non-resident holders. The fair market value of the distribution will include the fair market value of the shares of our Class A Subordinate Voting Stock, the amount of cash in lieu of fractional shares and the amount of the regular quarterly cash dividend, including any shares or cash withheld to satisfy any non-resident withholding tax liability. Magna will determine the fair market value of our Class A Subordinate Voting Stock at the time of distribution on the basis of the 10-day weighted average trading price in the "if, as and when issued" market prior to the distribution date. Any determination of the fair market value by Magna is not binding on Revenue Canada. The withholding tax liability will be satisfied by Magna withholding the appropriate amount from the Magna regular quarterly cash dividend otherwise payable to shareholders and, if necessary, a portion of the shares of our Class A Subordinate Voting Stock otherwise distributable. For details with respect to the withholding of our Class A Subordinate Voting Stock, see "The Special Dividend--Withholding Tax Liability of Non-Residents of Canada".

Certain United States Federal Income Tax Considerations

   The following describes certain U.S. federal income tax considerations of
(i) the distribution of shares of our Class A Subordinate Voting Stock to a person that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income tax on a net basis (a U.S. Holder) and (ii) the ownership and disposition of shares of our Class A Subordinate Voting Shares by a stockholder that is not a U.S. Holder (a Non-U.S. Holder). This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which may affect the tax consequences described herein. This summary discusses only the principal U.S. federal income tax consequences to those beneficial owners holding our Class A Subordinate Voting Stock as capital assets within the meaning of Section 1221 of the Code.

   Tax Treatment to U.S. Holders of the Distribution of our Class A Subordinate Voting Stock

   A U.S. Holder will realize, to the extent of Magna's current and accumulated earnings and profits, foreign source ordinary income on the receipt of shares of our Class A Subordinate Voting Stock in an amount equal to the fair market value of our Class A Subordinate Voting Stock distributed (with the value of such dividend computed before any reduction for any Canadian withholding tax). Subject to the requirements and limitations imposed by the Code, a U.S. Holder may elect to claim the Canadian tax withheld or paid with respect to the distribution of shares of our Class A Subordinate Voting Stock as a foreign tax credit against the U.S. federal income tax liability of the U.S. Holder. The foreign tax credit will be allowable in respect of the distribution of our Class A Subordinate Voting Stock only if the U.S. Holder has held Magna Class A Subordinate Voting Shares for at least 16 days during the 30-day period beginning 15 days before the ex-dividend date for the dividend of our Class A Subordinate Voting Stock. The distribution of our Class A Subordinate Voting Stock generally will constitute passive income or, in the case of certain U.S. Holders, financial services income for U.S. foreign tax credit purposes. U.S. Holders who do not elect to claim any foreign tax credits may claim a deduction for Canadian income tax withheld.

   Tax Treatment to Non-U.S. Holders of Owning our Class A Subordinate Voting Stock

   Dividends. In general, if we were to make distributions with respect to our Class A Subordinate Voting Stock, such distributions would be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution that is not a dividend will be applied in reduction of the

Non-U.S. Holder's basis in the Class A Subordinate Voting Stock. To the extent the distribution exceeds such basis, the excess will be treated as gain from the disposition of our Class A Subordinate Voting Stock.

   Dividends paid to a Non-U.S. Holder of our Class A Subordinate Voting Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be provided by an applicable income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident, unless (i) the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States or (ii) if a tax treaty applies, the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and attributable to a United States permanent establishment (or a fixed base through which certain personal services are performed) maintained by the Non-U.S. Holder. For dividend payments made prior to the effective date of certain pending United States Treasury Regulations, currently expected to be January 1, 2001, a Non-U.S. Holder may file IRS Form 4224, or successor form thereto, in order to avoid withholding with respect to dividends that are effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States. However, for purposes of determining whether tax is to be withheld at a rate of 30% of the gross amount of such dividends or at a reduced rate as specified by an applicable tax treaty, we ordinarily will presume that dividends paid to a holder with an address in a foreign country are paid to a resident in such country absent knowledge that such presumption is not warranted, and dividends paid to a holder with an address within the United States generally will be presumed to be paid to a holder that is a U.S. person and will not be subject to such withholding unless we have actual knowledge that the holder is a Non-U.S. Holder. Under certain circumstances, a Non-U.S. Holder is required to file IRS Form 1001, or successor form thereto, to claim the benefit of a reduced withholding rate provided by an applicable income tax treaty.

   Dividends received by a Non-U.S. Holder that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are effectively connected with the conduct of a trade or business within the United States and attributable to a U.S. permanent establishment (or a fixed base through which certain personal services are performed), are subject to U.S. federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such dividends received by a Non-U.S. Holder that is a corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

   A Non-U.S. Holder eligible for a reduced rate of withholding of U.S. federal income tax may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service.

   Gain on Disposition of our Class A Subordinate Voting Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange, or other disposition of our Class A Subordinate Voting Stock (including a redemption of our Class A Subordinate Voting Stock treated as a sale for federal income tax purposes) unless (i) the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder, (ii) the Non-U.S. Holder is an individual who holds our Class A Subordinate Voting Stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the sale or other disposition, and either the individual has a tax home in the United States or the sale is attributable to an office or other fixed place of business maintained by the individual in the United States, or (iii) we are or have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder's holding period and certain other conditions are met. Assuming the shares of our Class A Subordinate Voting Stock are regularly traded on an established securities market, these conditions include your ownership of more than 5 percent of the outstanding Class A Subordinate Voting Stock at any time during the 5-year period ending on the date you sell any shares of your Class A Subordinate Voting Stock.


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

   Backup Withholding Tax and Information Reporting. Generally, we must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence. Backup withholding at the rate of 31% may apply to payments subject to information reporting (including dividends and proceeds of sale) made to persons that fail to furnish certain identifying information in accordance with the U.S. information reporting requirements.

   Backup withholding and information reporting will not apply to payments of dividends on the our Class A Subordinate Voting Stock or gross proceeds of a sale of our Class A Subordinate Voting Stock if (i) the beneficial owner of our Class A Subordinate Voting Stock certifies under penalty of perjury that it is a Non-U.S. Holder (for example, by providing the payor IRS Form W-8), (ii) payment is made to an exempt recipient (which term includes corporations) or
(iii) an exemption is otherwise established.

   Backup withholding is not an additional tax. Rather, the tax liability of persons subject to 31% backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

                        DIRECTORS AND EXECUTIVE OFFICERS

   Our current directors are Messrs. J. Brian Colburn, Vincent J. Galifi, James Nicol and Frank Stronach. Prior to the completion of the distribution Messrs. Colburn and Galifi intend to resign as directors and we intend to appoint the following individuals as directors.

Directors

 Name and Address           Age Principal Occupation
 ----------------           --- --------------------
 Jerry D. Campbell......... 59  President and Chief Executive Officer of the
  Jackson, Michigan             Company
 William G. Davis(1)....... 69  Counsel, Torys
  Brampton, Ontario
 Peter M. George........... 56  Vice Chairman and Chief Executive Officer of
  Watford, England              Hilton Group plc (formerly Ladbroke Group plc)
 Joseph W. Harper.......... 56  President and General Manager of Del Mar
  Del Mar, California           Thoroughbred Club
 J. Terrence Lanni......... 56  Chairman of the Board and Chairman of the
  Pasadena, California          Executive Committee of MGM Grand Inc.
 Edward C. Lumley(1)....... 59  Vice Chairman, Nesbitt Burns Inc.
  South Lancaster, Ontario
 Earle I. Mack............. 61  Senior Partner and Chief Financial Officer of
  Rochelle Park, New Jersey     The Mack Company
 James Nicol(1)............ 45  Vice-Chairman of the Company and Vice-Chairman
  Toronto, Ontario              of Magna International Inc.
 Gino Roncelli............. 64  Chief Executive Officer of Roncelli Plastics
  Arcadia, California           Inc. and Councilman for the City of Arcadia,
                                California
 Andrew Stronach(2)........ 31  Executive Vice-President, Corporate Development
  Aurora, Ontario               of the Company
 Frank Stronach(1)(2)...... 67  Partner, Frank Stronach & Co., Chairman of
  Oberwaltersdorf, Austria      Magna International Inc. and Chairman of the
                                Company
 Ronald J. Volkman......... 61  Chairman of the Board and President of ATX,
  San Bruno, California         Inc.
 John C. York II........... 50  Executive Vice President and Senior Vice
  Youngstown, Ohio              President, Racing Operations of The Edward J.
                                DeBartolo Corporation

--------
(1) Are currently directors of Magna.
(2) Mr. Andrew Stronach is the son of Mr. Frank Stronach.

   The term of office for each director expires at the conclusion of the next annual meeting of our stockholders.

   All of our directors have held the principal occupations identified above or another position with the same employer for not less than five years.
Mr. Campbell served as Chairman of the Board and Chief Executive Officer of Republic Bancorp Inc. from April 1986 to February, 2000. Mr. Lanni served as Chief Executive Officer of MGM Grand Inc. from June 1995 to December 1999 and was President and Chief Operating Officer of Caesars World, Inc. from April 1991 to February 1995. Mr. Nicol has served as a Vice-Chairman of Magna since 1998, prior to which time he served as Chairman and Chief Executive Officer of TRIAM Automotive Inc. since February 1994. Prior to November 1992, Mr. Nicol held various senior management positions within Magna and its subsidiaries. Mr. Andrew Stronach has served as President of both Adena Springs Farm and Stronach Stables since 1998 and held various senior administrative positions with both of these companies since 1995.

   We intend to appoint one additional independent director to take effect upon completion of the distribution. This independent director will be free from any material interest, business or other relationship with us or Magna. Upon appointment of all our proposed additional directors, we will constitute an Audit Committee and a Corporate Governance, Human Resources and Compensation Committee. A majority of the members of each of these committees will be comprised of independent directors.

Executive Officers

   Our current officers are: Messrs. Frank Stronach, Chairman of the Board; James Nicol, President and Vice Chair; Graham Orr, Executive Vice-President and Chief Financial Officer; Vincent Galifi, Executive Vice-President, Finance; J. Brian Colburn, Executive Vice-President and Secretary; Lonny Powell, Executive Vice-President, Racing Operations; and Frank De Marco Jr., Vice-President, Regulatory Affairs. Prior to the completion of the distribution Messrs. Colburn, Galifi, Nicol and Orr intend to resign as officers and we intend to appoint the following individuals as officers:

                               Position with the Company and Principal
 Name and Address          Age Occupation
 ----------------          --- ---------------------------------------
 Jerry D. Campbell........ 59  President and Chief Executive Officer of the
  Jackson, Michigan            Company
 David A. Mitchell........ 46  Executive Vice-President and Chief Financial
  Las Vegas, Nevada            Officer of the Company
 James Nicol.............. 45  Vice-Chairman of the Company and Vice-Chairman
  Toronto, Ontario             of Magna (since May 1998)
 Lonny T. Powell.......... 40  Executive Vice-President, Racetrack Operations
  Glendora, California         of the Company and President and Chief Executive
                               Officer of Los Angeles Turf Club, Inc. (since
                               July 1999)
 Andrew Stronach.......... 31  Vice-President, Corporate Development of the
  Aurora, Ontario              Company
 Frank Stronach........... 67  Chairman of the Company (since March 1999) and
  Oberwaltersdorf, Austria     Chairman of
                               Magna International Inc.
 Frank De Marco, Jr....... 74  Vice-President, Regulatory Affairs of the
  Studio City, California      Company and Executive Director, Secretary and
                               General Counsel of Los Angeles Turf Club, Inc.
                               (since April 1998)

   All of our officers have held the principal occupations identified above or another position with the same employer for the last five years, with the exception of Mr. Campbell, Mr. Powell, Mr. A. Stronach and Mr. DeMarco.

   Mr. Campbell served as Chairman of the Board and Chief Executive Officer of Republic Bancorp Inc. from its establishment in April 1986 to December 1999. Mr. Campbell has over 32 years of executive experience, including 30 years as a chief executive officer. In addition, Mr. Campbell has approximately 25 years of experience in the horse racing industry through his involvement in the breeding and racing of horses. Mr. Campbell is also the President and Chief Executive Officer of Great Lakes Downs, Inc. which owns and operates Great Lakes Downs racetrack in Muskegan, Michigan.

   Mr. Mitchell served as a Senior Vice-President of Caesars World, Inc. from September 1994 to December 1999. Mr. Mitchell's primary responsibilities included the development of major domestic and international gaming venues, including venues in Argentina, Egypt, France, Ireland, Lebanon, Macau, Mexico, Morocco, Phillippines, South Africa, Spain and Venezuela. Mr. Mitchell also has several years of management experience in the horse racing industry.

   Mr. Powell served as the President of Turf Paradise racetrack from 1994 to 1999, the President of Multnomah Greyhound Park from 1992 to 1994, Executive Vice-President and Chief Executive Officer of Longacres Park from 1990 to 1992, General Manager of Woodlands in 1990, Coordinator and Director of the University of Arizona Racetrack Industry Program from 1986 to 1990 and Assistant General Manager of Longacres Park from 1982 to 1986.

   Mr. Andrew Stronach has served as President of both Adena Springs Farm and Stronach Stables since 1998 and held various senior administrative positions with both of these companies since 1995.

   Mr. De Marco has been a practicing attorney in Los Angeles County since 1951 and has been the Executive Director, General Counsel and Secretary of Los Angeles Turf Club, Inc. since April, 1998.

   Prior to the date of this prospectus, none of our directors or officers owned beneficially any of our Class A Subordinate Voting Stock or Class B Stock. Following the distribution, all of our directors and senior officers as a group (16 persons) will beneficially own 157,529 of shares of our Class A Subordinate Voting Stock or Exchangeable Shares, representing less than 1% of our Class A Subordinate Voting Stock (assuming the exchange of all Exchangeable Shares) and none of our Class B Stock.

Employment Agreements

   Prior to the completion of the distribution we will enter into an employment agreement with Mr. Campbell in connection with his agreement to serve as our President and Chief Executive Officer effective January 1, 2000. Mr. Campbell's contract will provide for a base salary of $300,000 per annum, an annual bonus based on a percentage of our pre-tax profits, a discretionary bonus based on personal performance, confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by us by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Campbell's contract will also provide for the issuance of stock options to purchase 1,000,000 shares of our Class A Subordinate Voting Stock at an exercise price equal to the fair market of these shares at the time the distribution of our Class A Subordinate Voting Stock to Magna's shareholders is completed. The issuance of these options is subject to approval by our Board of Directors and is also subject to regulatory approval.

   We have entered or will enter into employment contracts with the other members of our senior management effective on or prior to the distribution date. These employment contracts generally provide for base salaries and annual bonuses (in most cases based on a specified percentage of our pre-tax profits before profit sharing), confidentiality obligations and non-competition covenants. Each of these employment contracts will provide that we may terminate the senior officer's employment by giving minimum advance written notice of termination or by paying a retiring allowance instead. Subject to approval by our Board of Directors, some of our senior officers may receive options to acquire shares of our Class A Subordinate Voting Stock at the fair market value at the time of issuance.

   Once adopted, our Corporate Constitution will provide that aggregate incentive bonuses (which may be paid in cash or deferred for payment in future years or which may be paid in our Class A Subordinate Voting Stock) paid or payable to senior management in respect of any fiscal year shall not exceed 6% of our pre-tax profits before profit sharing for that fiscal year. See "Description of Securities--Corporate Constitution" below for a more detailed discussion of our incentive bonus policy.

   We are not required to make payments under any employment contract with our senior officers in the event of a change in control.

Stock Option Plan

   We intend to adopt a stock option plan, referred to as the "Stock Option Plan", in order to provide stock options and stock appreciation rights in respect of our Class A Subordinate Voting Stock to our eligible senior officers and employees. Some persons engaged by us to provide management or consulting services to us or for our benefit would also be eligible to receive stock options and stock appreciation rights under the Stock Option Plan. Under the Stock Option Plan, directors who are not our officers or officers of Magna would be entitled to receive stock options for 10,000 shares of our Class A Subordinate Voting Stock upon first becoming elected as a director. These eligible directors would receive an additional stock option for 10,000 shares of our Class A Subordinate Voting Stock upon the completion of five consecutive years as an eligible director.

   Under the Stock Option Plan, stock options and stock appreciation rights may be granted in respect of a maximum of 8,000,000 shares of our Class A Subordinate Voting Stock, subject to customary anti-dilution adjustments. The option price for any option granted under the Stock Option Plan will be established at the time of the grant, but must be at least equal to the greater of (i) the closing price of the last board lot of shares of our Class A Subordinate Voting Stock on the trading day immediately prior to the date of the grant and (ii) the fair market value of the shares of our Class A Subordinate Voting Stock on the date of the grant. Each option is exercisable in such manner as determined at the date of grant and options will not be granted for terms exceeding 10 years. The Stock Option Plan will provide that:

  (a) the number of shares of our Class A Subordinate Voting Stock reserved for issuance pursuant to stock options granted to insiders may not exceed 10% of our then outstanding Class A Subordinate Voting Stock and Class B Stock;

  (b) the number of shares of our Class A Subordinate Voting Stock issuable to insiders within a one-year period may not exceed 10% of our then outstanding Class A Subordinate Voting Stock and Class B Stock; and

  (c) the number of shares of our Class A Subordinate Voting Stock issuable to any one insider and that insider's associates within a one-year period may not exceed 5% of our then outstanding Class A Subordinate Voting Stock and Class B Stock.

   The Stock Option Plan will be administered by the Corporate Governance, Human Resources and Compensation Committee of our board of directors. The option price will be payable in cash at the time of exercise or, at the discretion of the Corporate Governance, Human Resources and Compensation Committee, by delivery to us of other consideration or securities.

   Our Corporate Governance, Human Resources and Compensation Committee may also grant a stock appreciation right which may be granted in tandem with a stock option or independent of a stock option. The number of shares of our Class A Subordinate Voting Stock subject to a stock appreciation right may not exceed the number of shares of our Class A Subordinate Voting Stock subject to that option. In general, stock appreciation rights will be exercisable only at such times as the options in respect of which they are granted are exercisable. The amount payable as a result of the exercise of a stock appreciation right may, at the discretion of our Corporate Governance, Human Resources and Compensation Committee, be paid in shares of our Class A Subordinate Voting Stock, cash or a combination of our Class A Subordinate Voting Stock and cash.

   No options or stock appreciation rights granted under the Stock Option Plan will be transferable other than by will or by the laws of descent and distribution and each option or stock appreciation right will be exercisable during the lifetime of the holder only by him or her.

   Subject to regulatory approval and, where required, stockholder approval, our board of directors may amend, revise, suspend or discontinue the Stock Option Plan in whole or in part. However, this amendment, revision, suspension or discontinuance may not without the consent of a participant, alter or impair such participant's previously granted rights under the Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information as of February 11, 2000 regarding the beneficial ownership of our Class A Subordinate Voting Stock and Class B Stock by each person known by us to own more than five percent of the issued and outstanding shares of our Class A Subordinate Voting Stock and our Class B Stock.

   The number and percentage of shares of our stock beneficially owned are based on:

    . 1,662,890 outstanding shares of our Class A Subordinate Voting Stock as of February 11, 2000.

     .  63,712,141 shares of Class B Stock outstanding as of February 11,
  2000.

                                Name and Address        Amount and Nature of
Class of Securities           of Beneficial Holder      Beneficial Ownership Percent of Class
-------------------           --------------------      -------------------- ----------------
Class B Stock........... Magna International Inc.(1)(2)       63,712,141           100%
                         337 Magna Drive
                         Aurora, Ontario
                         L4G 7K1

Class A Subordinate      The Edward J. DeBartolo              650,695(3)            39%
 Voting Stock........... Corporation
                         7620 Market Street
                         Youngstown, Ohio
                         44512

Class A Subordinate      Ladbroke Racing Corporation        1,012,195(4)            61%
 Voting Stock........... c/o Hilton Group plc
                         Maple Court Central Park
                         Reeds Cresent
                         Watford, Hertfordshire
                         WD1 1HZ

--------
(1) Magna directly owns 58,499,149 or 91.81% of these shares of our Class B Stock and also owns 14,823,187 Exchangeable Shares exchangeable into the same number of shares of our Class A Subordinate Voting Stock. The remaining shares of our Class B Stock are owned through direct or indirect wholly owned subsidiaries of Magna. Assuming the exercise of the Exchangeable Shares, Magna would be entitled to vote approximately 99% of the votes attaching to our stock.

(2) The Stronach Trust beneficially owns approximately 66% of the Class B Shares of Magna, which shares represent approximately 58% of the voting equity of Magna as of February 11, 2000 (assuming the exchange of all Exchangeable Shares).

(3) Represents approximately 0.04% of our voting equity as of February 11, 2000 (assuming the exchange of all Exchangeable Shares).

(4) Represents approximately 0.06% of our voting equity as of February 11, 2000 (assuming the exchange of all Exchangeable Shares).

   As of February 11, 2000, none of our current or proposed directors or officers owned any shares of our Class A Subordinate Voting Stock or Class B Stock or any Exchangeable Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Magna

   Magna was incorporated under the laws of Ontario, Canada. The Class A Subordinate Voting Shares of Magna are listed for trading on the New York Stock Exchange and The Toronto Stock Exchange. Magna's Class B Shares are listed on The Toronto Stock Exchange. Magna is currently the sole stockholder of our Class B Stock and the Exchangeable Shares and The Edward J. DeBartolo Corporation and Ladbroke Racing Corporation are currently the sole holders of our Class A Subordinate Voting Stock. Upon completion of the distribution, Magna will own all our Class B Stock (and none of our Class A Subordinate Voting Stock), which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all our outstanding stock. Magna will therefore continue to be able to elect all our directors and continue to control us.

   Once implemented prior to the distribution, our Corporate Constitution will require that a minimum of two directors be individuals who are not our officers or employees, officers or employees of any of our affiliates including Magna, directors of any of our affiliates including Magna, or persons related to any such officers, employees or directors. Our Corporate Constitution will also require that a majority of our directors be individuals who are not our officers or employees or individuals related to these persons. See "Description of Securities--Corporate Constitution--Board of Directors" for a more detailed discussion. Policies of applicable securities regulatory authorities also recommend that issuers involved in a "related party transaction" have a related party transaction approved by a special committee of directors, consisting only of directors who are independent of the interested party and, in some circumstances, that an independent valuation and the approval of such transaction by a majority of the disinterested stockholders be obtained. We intend to constitute a special committee of directors in appropriate circumstances and to comply with any other requirements that may be imposed under applicable law.

   Magna has made a commitment to its shareholders that it will not, for a period of seven years ending May 31, 2006, without the prior consent of the holders of a majority of Magna's Class A Subordinate Voting Shares: (i) make any further debt or equity investment in, or otherwise give financial assistance to, us or any of our subsidiaries; or (ii) invest in any non-automotive-related businesses or assets other than through its investment in us. Magna's commitment is contained in a forebearance agreement dated as of February 8, 2000 between us and Magna and in which Magna's shareholders are express third party beneficiaries. Magna has also stated to its shareholders that it intends to convert some shares of our Class B Stock to shares of our Class A Subordinate Voting Stock and dispose of additional shares of our Class A Subordinate Voting Stock when market conditions for doing so are favorable, with the ultimate intention of retaining only a minority equity position. This may occur through a combination of: (i) secondary sales by Magna of our stock held by it; and/or (ii) the dilution of its interest through the issuance of Class A Subordinate Voting Stock by us in connection with capital market transactions, acquisitions and/or other investments by business partners in us. We have been advised by Magna that it currently intends to retain control over us even though it may only hold a minority equity interest in us.

Control of the Company

   After giving effect to the distribution, Magna will continue to be able to elect all our directors and will continue to control us. Therefore, Magna will continue to be able to cause us to effect some corporate transactions without the consent of our minority stockholders, subject to applicable law. In addition, Magna will continue to be able to cause or prevent a change in our control. The Stronach Trust controls Magna through the right to direct the votes attaching to Class B Shares of Magna which carry a majority of the votes attaching to the outstanding voting shares of Magna. Mr. Frank Stronach, our Chairman and one of our directors and the founder, a director and Chairman of the Board of Directors of Magna, together with three other members of his family, are the trustees of the Stronach Trust. Mr. Stronach is also one of the members of the class of potential beneficiaries of the Stronach Trust.

Purchase of Land in Aurora, Canada

   During the five month period ended December 31, 1998, Magna entered into an agreement to purchase from a company associated with members of the family of Mr. Frank Stronach, our Chairman and one of our directors and the Chairman of the Board of Magna, approximately 200 acres of land and improvements in Aurora, Ontario for a purchase price of approximately $11.0 million. This land is adjacent to land currently owned by Magna and other land subject to a conditional sale agreement by Magna to us. As at September 30, 1999, Magna had paid $9.0 million to the vendor in connection with this transaction. This transaction was approved by the Board of Directors of Magna at the time the agreement to purchase was originally entered into. The rights to acquire this land and improvements, as well as golf course construction in progress funded by Magna, have been transferred to us as part of the reorganization described above.

Transactions with Magna

   Pursuant to a conditional sale agreement, Magna transferred real property in Aurora, Canada to us with a value of $20.6 million, which represents the book value of the property. The conditional sale agreement is subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna retains ownership of the Aurora property, Magna must return $20.6 million to us with interest. Prior to completion of the conditional sale, the property is being leased by us from Magna for a nominal amount.

   Pursuant to two conditional sale agreements, Magna transferred to us vacant land with a value of $4.6 million, which represents the book value of the property. The conditional sale agreements are subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna retains ownership of the properties, Magna must return $4.6 million to us with interest.

   We have granted a limited term option to Magna to reacquire a real estate property for a fixed price equal to its book value of 50 million Austrian Schillings (approximately $3.9 million).

   At September 30, 1999, we had an outstanding note due to Magna in the amount of $35.2 million. On September 1, 1999, Magna invested an additional $250.0 million in cash in us by way of equity contribution. Of this amount, $146.9 million was loaned back to Magna. The note receivable from Magna for this obligation is due on demand and bears interest at the U.S. prime rate less 1% per annum. Both the note payable and receivable with Magna were settled subsequent to September 30, 1999.

   We have granted Magna a right of first refusal to purchase our two golf courses.

   As a result of the reorganization, we acquired shares in a subsidiary which has been named as a defendant in a class action brought in a United States District Court by Gutwillig, et al. An Austrian subsidiary of Magna has agreed to indemnify this subsidiary for any damages or expenses associated with this claim. For further information regarding our acquisition of this subsidiary, see "Reorganization". Also, for details on the legal action, see "Legal Proceedings".

   A subsidiary of Magna has agreed to indemnify us in respect of environmental remediation costs and expenses relating to existing conditions in some of our Austrian real estate properties.

Access Fees

   Pursuant to an access agreement dated as of March 1, 1999, Magna is currently paying us an annual fee of $2.7 million to access the Fontana Sports golf course and related recreational facilities for Magna-sponsored corporate and charitable events as well as for business development purposes. During the nine months ended September 30, 1999, Magna paid us $1.6 million in access fees. The access fee relating to Fontana Sports is payable until March 1, 2004. Upon completion of the Aurora golf course, Magna will enter into an agreement to pay us an annual access fee to use the Aurora golf course for Magna-sponsored corporate and charitable events and business development purposes. The access fee agreement relating to the Aurora golf course will expire five years from the date of the agreement. We have also granted Magna a right of first refusal to purchase these two golf courses, if we decide to sell them.

Purchase of Great Lakes Downs

   Pursuant to a purchase agreement dated as of December 24, 1999, with Great Lakes Downs, Inc. and Great Lakes Downs Cafe, Inc., we agreed to acquire the assets and assume approximately $9.3 million of liabilities of Great Lakes Downs racetrack for a purchase price of approximately $1.7 million, payable by the issuance of 267,416 shares of our Class A Subordinate Voting Stock. Mr. Jerry Campbell, one of our proposed directors and our proposed President and Chief Executive Officer is the principal shareholder of Great Lakes Downs, Inc.

                               LEGAL PROCEEDINGS

   One of our subsidiaries has been named as a defendant in a class action brought in a United States District Court by Gutwillig et al. The plaintiffs in this class action claim unspecified compensatory and punitive damages, for restitution and disgorgement of profits, all in relation to slave or forced labor performed by the plaintiffs for that subsidiary and some other Austrian and German corporate defendants at their facilities in Europe during World War
II. As a result of the transactions described under the heading "Reorganization" above, we acquired the stock of this subsidiary. Under Austrian law, this subsidiary would be jointly and severally liable for the damages awarded in respect of this class action claim. We cannot predict the final outcome of this class action suit, or establish a reasonable estimate of possible damages or a range of possible damages that could be awarded to the plaintiffs if their claims are successful. However, an Austrian subsidiary of Magna has agreed to indemnify that subsidiary for any damages or expenses associated with this claim.

   From time to time, various routine claims incidental to our business are made against us. None of these claims have had, and we believe that none of the current claims, if successful, will have, a materially adverse effect upon us.

                 TRADING HISTORY AND DIVIDEND RECORD AND POLICY

   There has been no market for the shares of our Class A Subordinate Voting Stock or Class B Stock or for the Exchangeable Shares.

   Holders of shares of our Class A Subordinate Voting Stock, our Class B Stock and the Exchangeable Shares are entitled to receive their proportionate shares of dividends as may be declared by our board of directors, subject to the prior rights attaching to any other stock ranking in priority to our Class A Subordinate Voting Stock, our Class B Stock and the Exchangeable Shares.

   Subject to applicable law, we intend to pay dividends starting with the fiscal year commencing January 1, 2004 in respect of the quarter commencing on that date and each succeeding quarter on our Class A Subordinate Voting Stock and our Class B Stock. We will declare future dividends on our Class A Subordinate Voting Stock and our Class B Stock in accordance with our articles of incorporation and our Corporate Constitution. See "Description of Our Securities--Corporate Constitution--Dividends".

   We were incorporated on March 4, 1999 and have not declared any dividends to date.

                         DESCRIPTION OF OUR SECURITIES

   Our authorized stock consists of 310,000,000 shares of Class A Subordinate Voting Stock, par value $0.01, and 90,000,000 shares of Class B Stock, par value $0.01.

   Neither Delaware law nor our articles of incorporation or by-laws limit the right of non-resident or foreign owners of our Class A Subordinate Voting Stock or Class B Stock to hold or to vote this type of stock.

Class A Subordinate Voting Stock

   Holders of our Class A Subordinate Voting Stock are entitled:

  . to one vote for each share of Class A Subordinate Voting Stock held at all meetings of our stockholders, excluding meetings of the holders of another class or series of stock; holders of shares of our Class B Stock are entitled to vote at these meetings on the basis of 20 votes per share of Class B Stock held;

  . to receive a proportionate share of dividends that may be declared by our Board of Directors, other than the stock dividends described below, and subject to the prior rights of stock ranking prior to our Class A Subordinate Voting Stock and our Class B Stock; and

  . to receive a proportionate share of proceeds from the sale of our property and net assets available for distribution in the event of our liquidation, dissolution, winding-up or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs.

   Under our articles of incorporation, our Board of Directors may declare a simultaneous stock dividend payable on our Class A Subordinate Voting Stock in our Class A Subordinate Voting Stock and on our Class B Stock in our Class A Subordinate Voting Stock or our Class B Stock, which would cause additional voting dilution to holders of our Class A Subordinate Voting Stock. No dividend payable in our Class B Stock may be declared on our Class A Subordinate Voting Stock.

   Holders of our Class A Subordinate Voting Stock have additional voting rights under our Corporate Constitution. For further information about these rights, see "Description of Securities--Corporate Constitution" below.

   Our articles of incorporation state that where these articles, including the Corporate Constitution, require the approval of the holders of our Class A Subordinate Voting Stock voting as a separate class, this approval means the approval given by a majority of the votes cast at a meeting of these holders other than the votes attaching to shares of Class A Subordinate Voting Stock beneficially owned directly or indirectly by Magna or by any person who, by agreement, is acting jointly with Magna or over which Magna or any such person exercises direct or indirect control or direction. No such limitations would apply to any other holder of shares of Class A Subordinate Voting Stock.

Class B Stock

   The holders of our Class B Stock are entitled:

  . to 20 votes for each share of Class B Stock held at all meetings of our stockholders, other than meetings of the holders of another class or series of stock; holders of our Class A Subordinate Voting Stock are entitled to vote at these meetings on the basis of one vote per share held;

  . to receive a proportionate share of any dividends that may be declared by our board of directors other than the stock dividends as described above and subject to the prior rights of stock ranking in priority to our Class B Stock and our Class A Subordinate Voting Stock;

  . to receive a proportionate share of the proceeds from the sale of our property and net assets available for distribution in the event of our liquidation, dissolution, winding-up or any other distribution of our assets among our stockholders for the purpose of winding-up our affairs; and

  . from time to time, to convert the Class B Stock into our Class A Subordinate Voting Stock on a one-for-one basis. Our Class B Stock cannot be issued without the approval by ordinary resolution of the holders of our Class B Stock voting separately as a class, other than in connection with a stock dividend.

Change of Control Protection

   Under applicable Canadian law, an offer to purchase shares of our Class B Stock would not necessarily result in an offer to purchase shares of our Class A Subordinate Voting Stock. Magna, as the holder of all our issued and outstanding Class B Stock, intends to enter into a trust agreement prior to the completion of the distribution with Montreal Trust Company of Canada and us. This trust agreement provides that the holders of our Class A Subordinate Voting Stock will not be deprived of any rights under applicable take-over bid laws to which they would have been entitled in the event of a take-over bid (which may include a private offer to purchase) if our Class B Stock and the Class A Subordinate Voting Stock were a single class of stock.

   Under the trust agreement, Magna will not sell any Class B Stock pursuant to a take-over bid, as defined under the Securities Act (Ontario), at a price per share in excess of 115% of the market price of our Class A Subordinate Voting Stock. This prohibition will not apply if: (i) the sale is made pursuant to an offer to purchase only part of the Class B Stock made to all holders of our Class B Stock and an identical offer in all material respects is made concurrently to purchase our Class A Subordinate Voting Stock, which identical offer has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class B Stock; or (ii) there is a concurrent unconditional offer to purchase all our Class A Subordinate Voting Stock at a price per share at least as high as the highest price per share paid pursuant to the take-over bid for the Class B Stock.

   The trust agreement will contain provisions for the authorization of action by the trustee to enforce the rights of the holders of our Class A Subordinate Voting Stock. The trustee only has to enforce these rights if either us or the holders of our Class A Subordinate Voting Stock agree to pay the trustee's costs and to indemnify the trustee. A holder of the Class A Subordinate Voting Stock is not entitled to take action unless the trustee refused to act after a request to do so by holders of 10% of our outstanding Class A Subordinate Voting Stock.

   The trust agreement will prohibit Magna from disposing of any shares of our Class B Stock unless the disposition is conditional upon the person acquiring those shares becoming a party to the trust agreement. Conversion of Class B Stock into Class A Subordinate Voting Stock and the subsequent sale of that Class A Subordinate Voting Stock is excluded from this prohibition.

   The trust agreement will provide that it may not be amended and material provisions cannot be waived, without the approval of The Toronto Stock Exchange and at least two-thirds of the votes cast by the holders of the Class A Subordinate Voting Stock. The two-thirds majority must include a simple majority of the votes cast by holders of the Class A Subordinate Voting Stock excluding any of our principal shareholders and their affiliates and any persons who have an agreement to purchase Class B Stock on terms which would constitute a sale for the purposes of the trust agreement.

   The trust agreement will not prevent the holder of our Class B Stock from:

  (i) granting a security interest in shares of our Class B Stock in connection with a bona fide borrowing, provided that the secured party concurrently agrees in writing to become a party to the trust agreement; or

  (ii) selling, transferring or otherwise disposing of any or all of the shares of our Class B Shares which the holder holds to a company controlled by or under common control with the holder, provided further that the transferee concurrently agrees in writing to become a party to the trust agreement.

   No provision of the trust agreement will limit the rights of any holder of the Class A Subordinate Voting Stock under any applicable securities legislation.


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Corporate Constitution

   We have adopted organizational and operating policies and principles, some of which will be embodied in our Corporate Constitution. Our Corporate Constitution, which will form part of our charter documents, defines the rights of employees and investors to participate in our profits and growth and imposes discipline on our management. The following description summarizes the material terms and provisions of our Corporate Constitution. These features cannot be amended or varied without the prior approval of the holders of our Class A Subordinate Voting Stock, other than our Class A Subordinate Voting Stock held by Magna or any person who, by agreement, is acting jointly with Magna or over which Magna or any such person exercises direct or indirect control or direction, and our Class B Stock, each voting as a separate class.

   Board of Directors

   Our Corporate Constitution provides that, unless otherwise approved by the holders of our Class A Subordinate Voting Stock and our Class B Stock, each voting as a separate class, a majority of the members of our Board of Directors shall be individuals who are not our officers or employees or individuals related to these persons and that a minimum of two directors shall be persons who are not officers or employees of us or any of our affiliates including Magna or directors of any of our affiliates, including Magna, nor persons related to any such officers, employees or directors.

   Employee Profit Sharing Plan

   We are currently examining establishing an employee profit sharing plan pursuant to which a percentage of our pre-tax profits before profit sharing for each fiscal year commencing in respect of our fiscal year commencing January 1, 2004 would be allocated to our employee profit sharing plan and/or otherwise be distributed to our employees or the employees of our affiliates who do not participate in a similar plan, and who do not receive management incentive bonuses, during that year or the immediately following fiscal year. For a more complete discription, see "Incentive Bonuses".

   Dividends

   Our Corporate Constitution provides that, commencing in respect of our fiscal year commencing January 1, 2004, unless otherwise approved by ordinary resolution of the holders of each of our Class A Subordinate Voting Stock and our Class B Stock, voting as separate classes, the holders of our Class A Subordinate Voting Stock and our Class B Stock will be entitled to receive and we will pay, as and when declared by our Board of Directors out of funds properly applicable to the payment of dividends, non-cumulative dividends in respect of such fiscal years so that the aggregate of the dividends paid or payable in respect of that year is at least equal to 10% of our after-tax profits for our fiscal years commencing January 1, 2004 and 2005. In respect of each fiscal year thereafter, holders of our Class A Subordinate Voting Stock and Class B Stock will be entitled to receive dividends in respect of such fiscal years so that the aggregate of the dividends paid or payable in respect of that year is (i) equal to at least 10% of our after-tax profits and (ii) on average, equal to at least 20% of our after-tax profits for that fiscal year and the two immediately preceding fiscal years.

   Authorized Capital

   Except as otherwise approved by the holders of at least a majority of each of our Class A Subordinate Voting Stock and our Class B Stock, voting as separate classes, our Corporate Constitution prohibits: (i) an increase in the maximum number of authorized shares of any class of our capital stock; and (ii) the creation of any new class or series of stock having voting rights, other than on default in the payment of dividends, or having rights to participate in our profits, other than securities convertible into existing classes of stock or a class or series of stock having fixed dividends or dividends determined without regard to profits.


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   Social Objectives

   Beginning in respect of our fiscal year commencing January 1, 2004, pursuant to our Corporate Constitution, a maximum of 2% of our pre-tax profits for any fiscal year shall be allocated to the promotion of social objectives during that fiscal year or the immediately following fiscal year. The term "social objectives" is defined to mean objectives which, in the sole opinion of our executive management, are of a political, patriotic, philanthropic, charitable, educational, scientific, artistic, social or other useful nature to the communities in which we operate.

   Incentive Bonuses

   Our Corporate Constitution provides that, effective in our fiscal year commencing January 1, 2004, incentive bonuses, which may be paid in cash or in our Class A Subordinate Voting Stock, paid or payable to our chief executive officer, chief operating officer, chief financial officer and any other employee designated by these persons, in respect of each fiscal year shall not exceed 6% of our pre-tax profits before profit sharing for that fiscal year and that base salaries payable to these persons shall be comparable to those in the industry generally.

                       DESCRIPTION OF EXCHANGEABLE SHARES

   The following is a summary of the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of our Ontario subsidiary MEC Holdings (Canada) Inc. and the terms of the Exchangeable Share Support Agreement and the Voting and Exchange Agreement, two agreements relating to the Exchangeable Shares to which we are a party, each dated as of December 30, 1999.

General

   The Exchangeable Shares will be issued by our subsidiary MEC Holdings (Canada) Inc., which we refer to throughout this prospectus as Exchangeco. The Exchangeable Shares, together with certain ancillary rights, are economically equivalent to the shares of our Class A Subordinate Voting Stock. The Exchangeable Shares will be exchangeable at any time at the option of the holder, on a one-for-one basis, for shares of our Class A Subordinate Voting Stock. By furnishing instructions to Magna under the Voting and Exchange Agreement, holders of the Exchangeable Shares will be able to exercise essentially the same voting rights with respect to us as they would have if they exchanged their Exchangeable Shares for shares of our Class A Subordinate Voting Stock. Holders of Exchangeable Shares will also be entitled to receive from Exchangeco dividends that are economically equivalent to any dividends paid on shares of our Class A Subordinate Voting Stock. The Exchangeable Shares are subject to adjustment or modification in the event of a stock split, stock dividend or other change to our capital structure so as to maintain the one-to-one relationship between the Exchangeable Shares and the shares of our Class A Subordinate Voting Stock.

   The offering of the Exchangeco Shares is being made outside the United States pursuant to Regulation S under the Securities Act of 1933.

Voting, Dividend and Liquidation Rights

   Voting Rights with Respect to Exchangeco

   Except as required by law or under the Exchangeable Share Support Agreement, the terms of the Exchangeable Shares with respect to the amendment thereof or the Voting and Exchange Agreement, the holders of Exchangeable Shares are not entitled to receive notice of or attend any meeting of shareholders of Exchangeco or to vote at any such meeting.

   Voting Rights with Respect to Us

   Pursuant to the Voting and Exchange Agreement, each holder of an Exchangeable Share, other than us and our subsidiaries, on the record date for any meeting at which our stockholders are entitled to vote will be

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

entitled to instruct Magna, and Magna has agreed, to exercise one of the votes attached to a share of our Class A Subordinate Voting Stock or a share of our Class B Stock for each Exchangeable Share held by that holder. Under that agreement Magna has agreed that, for so long as any of the Exchangeable Shares are outstanding, it will at all times hold the power to cast an identical number of votes attaching to our Class A Subordinate Voting Stock or our Class B Stock. If we are required to hold a class vote of our Class A Subordinate Voting Stock, Magna may not use the voting rights attaching to any of the shares of our Class B Stock that it holds to satisfy its obligation to cast votes as instructed by holders of Exchangeable Shares, but may only exercise the voting rights attaching to our Class A Subordinate Voting Stock held by it for that purpose. If necessary, Magna will convert shares of our Class B Stock into shares of our Class A Subordinate Voting Stock in order to have enough shares of that class available to honor all the voting instructions that it receives. If Magna does not receive voting instructions covering all the outstanding Exchangeable Shares, it will refrain from exercising a number of voting rights attaching to our shares that it holds that is equal to the number of Exchangeable Shares for which no voting instructions were received. A holder of Exchangeable Shares may, upon request to Magna, obtain a proxy from Magna entitling the holder to vote directly at the relevant meeting the votes attached to our shares held by Magna to which the Exchangeable Share holder is entitled to give Magna voting instructions.

   We will send to the holders of the Exchangeable Shares, at our own expense, the notice of each meeting at which our stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct Magna to exercise voting rights or to deliver a proxy to the holder. This mailing shall commence on the same day as we send the notice and materials to our stockholders. We will also send to the holders of Exchangeable Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by us to stockholders at the same time as such materials are sent to them. To the extent these materials are provided to us, we will also send to the holders of Exchangeable Shares all materials sent by third parties to our stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as reasonably practicable after such materials are delivered to us.

   All rights of a holder of an Exchangeable Share to instruct Magna to exercise votes attached to a share of our stock held by Magna will cease upon the exchange, whether by redemption, retraction or liquidation, or through the exercise of any of the rights as described below, of that holder's Exchangeable Share for a share of our Class A Subordinate Voting Stock.

   In accordance with the terms of the Exchangeable Share Support Agreement, we and our subsidiaries will not exercise any voting rights with respect to any Exchangeable Shares held by us or our subsidiaries, although we will appoint proxyholders with respect to such Exchangeable Shares for the sole purpose of attending meetings of the holders of Exchangeable Shares in order to be counted as part of the quorum for these meetings.

   Dividend Rights

   Holders of Exchangeable Shares will be entitled to receive, subject to applicable law and to the next paragraph, dividends: (i) in the case of a cash dividend declared on shares of our Class A Subordinate Voting Stock, in an amount in cash for each Exchangeable Share corresponding to the cash dividend declared on each of the shares of our Class A Subordinate Voting Stock; (ii) in the case of a stock dividend declared on the shares of our Class A Subordinate Voting Stock to be paid in shares of our Class A Subordinate Voting Stock, in that number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of our Class A Subordinate Voting Stock to be paid on each such outstanding share; or (iii) in the case of a dividend declared on the shares of our Class A Subordinate Voting Stock in property other than cash or shares of our Class A Subordinate Voting Stock, in such type and amount of property as is the same as or economically equivalent to, the type and amount of property declared as a dividend on each of the shares of our Class A Subordinate Voting Stock. Cash dividends on the Exchangeable Shares are payable in U.S. dollars or the Canadian dollar equivalent thereof, at the option of Exchangeco. The declaration date, record date and payment

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

date for dividends on the Exchangeable Shares will be the same as the relevant date for the corresponding dividends on the shares of our Class A Subordinate Voting Stock. See "Trading History and Dividend Record and Policy".

   In the case of a stock dividend declared on the shares of our Class A Subordinate Voting Stock to be paid in shares of our Class A Subordinate Voting Stock, in lieu of declaring a corresponding stock dividend on the Exchangeable Shares, the Board of Directors of Exchangeco may, in its discretion and subject to applicable law, subdivide, redivide or change (collectively referred to as a subdivision), each Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares as is equal to the sum of: (i) a share of our Class A Subordinate Voting Stock; and (ii) the number of shares of our Class A Subordinate Voting Stock to be paid as a stock dividend on each share of our Class A Subordinate Voting Stock. In this instance, the subdivision shall become effective on the effective date for the dividend declared on the shares of our Class A Subordinate Voting Stock without any further act or formality on the part of the Board of Directors of Exchangeco or of the holders of Exchangeable Shares. No approval of the holders of Exchangeable Shares to an amendment to the articles of Exchangeco shall be required to give effect to the subdivision. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of Exchangeable Shares and the effective date of the subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on the shares of our Class A Subordinate Voting Stock.

   Rights Upon an Event of Insolvency

   Upon the occurrence and during the continuance of an event of insolvency of Exchangeco, each holder of Exchangeable Shares, other than us and our subsidiaries, will be entitled to exercise an exchange right with respect to any or all of the Exchangeable Shares held by the holder, thereby requiring us to purchase each Exchangeable Share from the holder of our Class A Subordinate Voting Stock, the purchase price for which will be satisfied by the delivery of one share of our Class A Subordinate Voting Stock. As soon as practicable following the occurrence of an event of insolvency of Exchangeco, or any event which may, with the passage of time and/or the giving of notice, become such an event, we or Exchangeco will give notice thereof to each holder of Exchangeable Shares, which notice will advise the holder of the rights described in this paragraph. The purchase price payable by us for each Exchangeable Share purchased under this exchange right will be the same amount as Exchangeco would pay holders of Exchangeable Shares upon a liquidation.

   Liquidation Rights with Respect to Exchangeco

   In the event of the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs, holders of the Exchangeable Shares will have, subject to applicable law, preferential rights to receive from Exchangeco a specified liquidation amount, being the then current market price of a share of our Class A Subordinate Voting Stock, for each Exchangeable Share held, payable in shares of our Class A Subordinate Voting Stock, plus all declared and unpaid dividends. Upon the occurrence of a liquidation, dissolution or winding-up, we will have an overriding liquidation call right to purchase all the outstanding Exchangeable Shares, other than Exchangeable Shares held by us or our subsidiaries, from the holders thereof on the liquidation date for a purchase price per share equal to the specified liquidation amount.

   Liquidation Rights with Respect to Us

   In order for the holders of the Exchangeable Shares to participate on a pro rata basis with the holders of shares of our Class A Subordinate Voting Stock, on the fifth business day prior to the effective date of our voluntary or involuntary liquidation, dissolution or winding-up, each Exchangeable Share, other than those held by us or our subsidiaries, will, pursuant to an automatic exchange right under Voting and Exchange Agreement, automatically be exchanged for a share of our Class A Subordinate Voting Stock together with an amount of cash equal to any declared but unpaid dividends on each Exchangeable Share. The certificates previously

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

evidencing the Exchangeable Shares shall automatically be deemed to evidence an equal number of shares of our Class A Subordinate Voting Stock. Upon a holder's request and the surrender of the Exchangeable Share certificates, we will deliver to the holder certificates representing an equivalent number of shares of our Class A Subordinate Voting Stock. For a description of some of our obligations with respect to the dividend and liquidation rights of the holders of Exchangeable Shares, see "Description of Exchangeable Shares--Support Obligation".

Retraction

   Subject to the exercise by us of our retraction call right, holders of the Exchangeable Shares will be entitled, at any time following the effective time of the retraction, to retract, i.e., require Exchangeco to redeem, any or all of the Exchangeable Shares held by that holder for a retraction price per share equal to the then current market price of a share of our Class A Subordinate Voting Stock, which retraction price will be satisfied by the delivery of one share of our Class A Subordinate Voting Stock, plus all declared and unpaid dividends. Holders of the Exchangeable Shares may effect this retraction by presenting: (i) a certificate or certificates to Exchangeco representing the number of Exchangeable Shares the holder desires to retract; (ii) a duly executed retraction request indicating the number of Exchangeable Shares the holder desires to retract and the retraction date and acknowledging the retraction call right described in the paragraph below; and (iii) any other documents as may be required to effect the retraction of the Exchangeable Shares.

   When a holder retracts Exchangeable Shares, we will have an overriding call right to purchase on the retraction date all but not less than all of the retracted shares, at a purchase price per share equal to the retraction price, which purchase price will be satisfied by the delivery of one share of our Class A Subordinate Voting Stock for each Exchangeable Share so purchased. Upon receipt of a retraction request, Exchangeco will immediately notify us of it. We must then advise Exchangeco within five business days as to whether we will exercise our retraction call right. If we do not so advise Exchangeco, Exchangeco will notify the holder as soon as possible thereafter that we will not exercise our retraction call right. If we advise Exchangeco that we will exercise our retraction call right within this five business-day period, then provided the retraction request is not revoked by the holder as described below, the retraction request shall thereupon be considered only to be an offer by the holder to sell the retracted shares to us in accordance with our retraction call right.

   A holder may revoke his or her retraction request, in writing, at any time prior to the close of business on the business day preceding the retraction date, in which case the retracted shares will neither be purchased by us nor be redeemed by Exchangeco. If a holder does not revoke his or her retraction request, on the retraction date the retracted shares will either be purchased by us or redeemed by Exchangeco, as the case may be.

   If, as a result of solvency requirements or applicable law, Exchangeco is not permitted to redeem all retracted shares tendered by a retracting holder, Exchangeco will redeem only those retracted shares tendered by the holder, rounded down to a whole number of shares, as would not be contrary to the provisions of applicable law. We will be required to purchase the retracted shares not redeemed on the retraction date.

Redemption

   Subject to applicable law and the redemption call right described in the next paragraph, on the redemption date, Exchangeco will redeem all but not less than all of the then outstanding Exchangeable Shares for a redemption price per share equal to the then current market price of a share of our Class A Subordinate Voting Stock, which redemption price will be satisfied by the delivery of one share of our Class A Subordinate Voting Stock together with all declared but unpaid dividends for each Exchangeable Share so purchased. Exchangeco will, at least 60 days prior to the redemption date, or any number of days as the Board of Directors of Exchangeco may determine to be reasonably practicable under the circumstances in respect of a redemption date arising in connection with, among other events, a change of control of us or an event in respect of which the approval of holders of Exchangeable Shares is required, provide the registered holders of the Exchangeable

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

Shares with written notice of the proposed redemption of the Exchangeable Shares by Exchangeco or the purchase of the Exchangeable Shares by us pursuant to the redemption call right.

   We will have an overriding call right to purchase on the redemption date all, but not less than all, of the Exchangeable Shares then outstanding, other than Exchangeable Shares held by us and our subsidiaries, for a purchase price per share equal to the redemption price, which purchase price will be satisfied by the delivery of one share of our Class A Subordinate Voting Stock for each Exchangable Share so purchased. Upon our exercise of the redemption call right, holders will be obligated to sell their Exchangeable Shares to us. If we exercise the redemption call right, Exchangeco's right and obligation to redeem the Exchangeable Shares on the redemption date will terminate.

Date for Redemption

   Exchangeco has the right to redeem all of the Exchangeable Shares on and after October 1, 2001, or any other date after October 1, 2001 but prior to April 1, 2003 that the Board of Directors of Exchangeco may determine provided that written notice of the determination of this other date is provided to holders of the Exchangeable Shares at least 60 days before October 1, 2001.

   In some circumstances, Exchangeco has the right to require a redemption of the Exchangeable Shares prior to the date referred to in the paragraph above. Subject to the terms and condition of the Exchangeable Share Support Agreement, and subject to the redemption call right, an early redemption may occur upon:

  (a) the number of Exchangeable Shares then outstanding, other than Exchangeable Shares held by us and our subsidiaries, constitutes less than 5% of the aggregate of the number of shares of our Class A Subordinate Voting Stock then outstanding and the total number of Exchangeable Shares then outstanding, including all Exchangeable Shares held by us and our subsidiaries;

  (b) the occurrence of a change of control of us, provided that the Board of Directors of Exchangeco determines (i) that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with the change of control transaction, and (ii) that the redemption of the Exchangeable Shares is necessary to enable the completion of the change of control transaction;

  (c) a proposal being made for any matter relating to Exchangeco that requires the approval of the holders of Exchangeable Shares, provided that the Board of Directors of Exchangeco determines that it is not reasonably practicable to accomplish the business purpose intended by the matter, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of an early redemption, in any other commercially reasonable manner; or

  (d) the failure by the holders of the Exchangeable Shares to approve or disapprove, as applicable, a matter relating to Exchangeco that requires the approval of the holders of Exchangeable Shares for the purpose of maintaining the equivalence of the Exchangeable Shares and the shares of our Class A Subordinate Voting Stock.

Ranking

   The Exchangeable Shares will be entitled to a preference over the common shares of Exchangeco and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of Exchangeco, whether voluntary or involuntary, or any other distribution of the assets of Exchangeco, among its shareholders for the purpose of winding-up its affairs.


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

Certain Restrictions

   Exchangeco will not take any of the following actions without the approval of the holders of Exchangeable Shares as set forth below under "Description of Exchangeable Shares--Amendment and Approval":

  (a) pay any dividends on the common shares of Exchangeco, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in common shares of Exchangeco, or any other shares ranking junior to the Exchangeable Shares, as the case may be;

  (b) redeem, purchase or make any capital distribution in respect of common shares of Exchangeco, or any other shares ranking junior to the Exchangeable Shares;

  (c) redeem or purchase any other shares of Exchangeco ranking equally with the Exchangeable Shares with respect to the payment of dividends or any liquidation distribution;

  (d) issue any Exchangeable Shares other than: (i) pursuant to any shareholder rights plan adopted by Exchangeco; (ii) by way of stock dividend to the holders of Exchangeable Shares, or (iii) by way of any subdivision described above under the heading "Description of Exchangeable Shares--Dividend Rights"; or

  (e) issue any shares of Exchangeco ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividend to the holders of the Exchangeable Shares.

   The restrictions in clauses (a), (b), (c) and (d) above will not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid on the shares of our Class A Subordinate Voting Stock from its first date of issue through that time have been declared and paid in full.

Amendment and Approval

   The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be deemed to have been sufficiently given if given in accordance with applicable law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on that resolution at a meeting of the holders of Exchangeable Shares duly called and held at which holders of at least 25% of the then outstanding Exchangeable Shares are present or represented by proxy. In the event that no such quorum is present at this meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to a place and time, not less than five days later as may be designated by the Chairman of such meeting. At the adjourned meeting, the holders of Exchangeable Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on that resolution will constitute the approval or consent of the holders of the Exchangeable Shares.

Support Obligation

   Pursuant to the Exchangeable Share Support Agreement, for so long as any Exchangeable Shares, other than Exchangeable Shares owned by us or our subsidiaries, remain outstanding:

  (a) we will not declare or pay dividends on the shares of our Class A Subordinate Voting Stock unless Exchangeco is able to (x) declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the Exchangeable Shares or (y) subdivide and simultaneously subdivides the Exchangeable Shares in lieu of declaring a stock dividend;

  (b) we will advise Exchangeco in advance of the declaration of any dividend on the shares of our Class A Subordinate Voting Stock and ensure that
      (x) the declaration date, record date and payment

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

     date for dividends on the Exchangeable Shares are the same as those for the corresponding dividend on the shares of our Class A Subordinate Voting Stock or (y) the record date and effective date for a subdivision of the Exchangeable Shares in lieu of declaring a stock dividend are the same at the record date and payment date for the corresponding stock dividend on the shares of our Class A Subordinate Voting Stock;

  (c) we will ensure that the record date for any dividend declared on the shares of our Class A Subordinate Voting Stock is not less than 10 business days after the declaration date of this dividend;

  (d) we will take all actions and do all things reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay to the holders of the Exchangeable Shares the applicable liquidation amount, redemption price and retraction price in the event of a liquidation, dissolution or winding-up of Exchangeco, a retraction request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco; and

  (e) we will take all actions and do all things reasonably necessary or desirable to enable and permit us in accordance with applicable law, to perform our obligations arising upon the exercise by us of our call rights, including the delivery of shares of our Class A Subordinate Voting Stock in accordance with the provisions of the applicable call right.

   The Exchangeable Share Support Agreement and the terms of the Exchangeable Shares provide that, without the prior approval of Exchangeco and the holders of the Exchangeable Shares given in the manner set forth above under "Description of Exchangeable Shares--Amendment and Approval", we will not issue or distribute additional shares of our Class A Subordinate Voting Stock, securities exchangeable for or convertible into or carrying rights to acquire shares of our Class A Subordinate Voting Stock, rights, options or warrants to subscribe therefore, evidences of indebtedness or other assets, to all or substantially all holders of shares of our Class A Subordinate Voting Stock, nor shall we change the shares of our Class A Subordinate Voting Stock, unless the same or an economically equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. The Exchangeco Board of Directors is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the Exchangeable Shares is the same as or economically equivalent to any proposed distribution on or change to the shares of our Class A Subordinate Voting Stock. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the shares of our Class A Subordinate Voting Stock which is recommended by our Board of Directors and in connection with which the Exchangeable Shares are not redeemed by Exchangeco or purchased by us pursuant to the redemption call right, we will use reasonable efforts to take all actions necessary or desirable to enable holders of Exchangeable Shares to participate in this type of transaction to the same extent and on an economically equivalent basis as the holders of shares of our Class A Subordinate Voting Stock.

   In order to assist us to comply with our obligations under the Exchangeable Share Support Agreement and to permit us to exercise the call rights, Exchangeco is required to notify us of the occurrence of some events, including the liquidation, dissolution or winding-up of Exchangeco, and Exchangeco's receipt of a retraction request from a holder of Exchangeable Shares.

   Under the Exchangeable Share Support Agreement, we have agreed not to exercise any voting rights attached to the Exchangeable Shares owned by us or any of our subsidiaries on any matter considered at meetings of holders of Exchangeable Shares. We have also agreed to use our reasonable efforts to enable Exchangeco to maintain a listing for the Exchangeable Shares on a Canadian stock exchange.

   With the exception of administrative changes for the purpose of adding covenants of any or all parties, making necessary amendments or curing ambiguities or clerical errors in each case provided that our Board of Directors and the Board of Directors of Exchangeco are of the opinion that these amendments are not prejudicial to the interests of the holders of the Exchangeable Shares, the Exchangeable Share Support

Agreement may not be amended without the approval of the holders of the Exchangeable Shares given in the manner set forth above under "Description of Exchangeable Shares--Amendment and Approval".

                              SELLING SHAREHOLDERS

   The following table sets forth information with respect to the amount of Class A Subordinate Voting Stock held by each of the Selling Shareholders as of February 7, 2000. The Class A Subordinate Voting Stock presently held by the Selling Shareholders may be offered from time to time in whole or in part by each Selling Shareholder for resale pursuant to this prospectus. Once sold by a Selling Shareholder, the Class A Subordinate Voting Stock is not thereafter covered by this prospectus even if subsequently acquired or reacquired by a Selling Shareholder. None of the Selling Shareholders listed below has had a material relationship within the past three years with us or any of our predecessors or affiliates, other than as a result of the Class A Subordinate Voting Stock, except as otherwise disclosed in this prospectus. See "Recent Acquisitions".

                        Class A Subordinate Voting Stock

Selling Shareholders                                       Number of Shares Held
--------------------                                       ---------------------
The Edward J. Bartolo Corporation.........................         650,695
Ladbroke Racing Corporation...............................       1,012,195
                                                                 ---------
  Total...................................................       1,662,890

   Because the Selling Shareholders may offer all or some of the Class A Subordinate Voting Stock that they hold pursuant to this prospectus, and because this offering is not as of the date of this prospectus being underwritten on a firm commitment basis, no estimate can be given as to the amount of Class A Subordinate Voting Stock that will be held by the Selling Shareholders after completion of this distribution. See "Plan of Distribution" for further details regarding sales of our Class A Subordinate Voting Stock by the Selling Shareholders.

                              PLAN OF DISTRIBUTION

   This prospectus relates to three distributions of our Class A Subordinate Voting Stock:

  . the distribution by Magna of our Class A Subordinate Voting Stock to holders of Magna's Class A Subordinate Voting Shares and Class B Shares by way of special dividend;

  . the distribution on a delayed or continuous basis of our Class A Subordinate Voting Stock on redemption or exchange of the Exchangeable Shares to be distributed by Magna to some of its Canadian shareholders as part of the special dividend referred to above; and

  . the distribution on a delayed or continuous basis of our Class A Subordinate Voting Stock by some of our shareholders.

   The first two distributions set forth above are described in "The Special Dividend" and "Description of the Exchangeable Shares", respectively. The third distribution is described below.

   Any or all of the 1,662,890 shares of our Class A Subordinate Voting Stock held by the Selling Shareholders may be sold from time to time to purchasers directly by any of the Selling Shareholders.

Alternatively, the Selling Shareholders may from time to time offer our Class A Subordinate Voting Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of our Class A Subordinate Voting Stock for whom they may act as agents. The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of these shares may be deemed to be underwriters, and any profit on the sale of these shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular underwritten offering of these shares is made, to the extent required, a supplement to this prospectus will be distributed which will set forth the aggregate principal amount of our Class A Subordinate Voting Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for our Class A Subordinate Voting Stock purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

   The 1,662,890 shares of our Class A Subordinate Voting Stock held by the Selling Shareholders may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the Selling Shareholders or by agreement between the Selling Shareholders and underwriters or dealers.

   Each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, Regulation M, which provisions may limit the timing of purchases and sales of any of the Class A Subordinate Voting Stock by the Selling Shareholders. All the foregoing may affect the marketability of these shares and the ability of any person to engage in market making activities with respect to the Class A Subordinate Voting Stock.

                                 LEGAL MATTERS

   Certain legal matters in connection with the distribution of shares of our Class A Subordinate Voting Stock will be passed upon by Sidley & Austin, our United States counsel. Certain legal matters in connection with the distribution of the Exchangeable Shares will be passed upon by Osler, Hoskin & Harcourt LLP, our Canadian counsel.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

   Our auditors are Ernst & Young LLP, 2049 Century Park East, Suite 1700, Los Angeles, California 90067.

   The transfer agent and registrar for our Class A Subordinate Voting Stock is American Securities Transfer and Trust, Incorporated at its principal office in Denver, Colorado and the co-transfer agent for our Class A Subordinate Voting Stock is Montreal Trust Company of Canada at its principal office in Toronto, Ontario. Montreal Trust Company of Canada at its principal office in Toronto, Ontario is the transfer agent and registrar of the Exchangeable Shares.

                                    PROMOTER

   Since Magna took the initiative in substantially reorganizing our business and capital, Magna may be a promoter of us, and a promoter of Exchangeco, within the meaning of the securities laws of certain provinces of Canada. See "Relationship with Magna", "Security Ownership of Certain Beneficial Owners and Management", "Certain Relationships and Related Transactions" and "Reorganization".

                    WHERE YOU CAN FIND MORE INFORMATION

   We have not previously been subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the offer and sale of our Class A Subordinate Voting Stock pursuant to this prospectus. This prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto as permitted by the rules and regulations of the Securities and Exchange Commission. Reference is made to each such exhibit for a more complete description of the matters involved. The Registration Statement and the exhibits and schedules thereto filed with the Securities and Exchange Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. The Registration Statement and other information filed by us with the Securities and Exchange Commission are also available on the internet at http://www.sec.gov.

   As a result of the offering, we and our stockholders will become subject to the proxy solicitation rules, annual and periodic reporting requirements, restrictions of stock purchases and sales by affiliates and other requirements of the Exchange Act. We will furnish our stockholders with annual reports containing audited financial statements certified by independent auditors and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                              FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements of Magna
 Entertainment Corp. as at and for the nine months ended September 30,
 1999 and for the year ended December 31, 1998...........................   F-2
Audited Consolidated Financial Statements of Magna Entertainment Corp. as
 at December 31, 1998, July 31, 1998 and 1997 and for the five month period ended December 31, 1998 and years ended July 31, 1998, 1997 and
 1996....................................................................  F-12
Audited Financial Statements of Los Angeles Turf Club, Inc. as at
 December 10, 1998 and
 December 31, 1997 and for the periods from January 1, 1998 through
 December 10, 1998, November 6, 1997 through December 31, 1997, January
 1, 1997 through November 5, 1997 and for the year ended December 31,
 1996....................................................................  F-43
Audited Consolidated Financial Statements of Gulfstream Park Racing
 Association, Inc. and Subsidiary as at December 31, 1998 and 1997 and
 for each of the years in the three year period ended
 December 31, 1998.......................................................  F-58
Audited Financial Statements of Remington Park, Inc. as at December 31,
 1998 and 1997 and for each of the years in the three year period ended
 December 31, 1998.......................................................  F-70
Audited Financial Statement of Thistledown, Inc. as at December 31, 1998
 and 1997 and for each of the years in the three year period ended
 December 31, 1998.......................................................  F-83
Audited Combined Financial Statements of Golden Gate Fields (consisting of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board, Ladbroke Racing
 California, Inc. and Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of Ladbroke Racing Corporation)) as at December 31, 1998
 and 1997 and for each of the years in the three year period ended
 December 31, 1998.......................................................  F-95

   Separate financial statements for the real estate assets acquired by The Santa Anita Companies, Inc. from Meditrust Corporation have not been provided as this would provide no additional information that would be useful in the context of the Company's registration of its shares of Class A Subordinate Voting Stock. Such real estate was leased by the previous owner to the Los Angeles Turf Club, Inc. ("LATC"). Given the terms of the lease agreement between LATC and the previous owner of such real estate, the financial statements of LATC capture all of the costs of operating such real estate. Further, the rents paid by LATC were the only revenues generated by such real estate. Rents paid by LATC have been eliminated in the Company's pro forma consolidated financial statements and replaced by the appropriate amount of depreciation expense.

   Separate financial statements presenting the assets acquired and liabilities assumed of Great Lakes Downs, Inc. and related results of operations, have not been provided or given pro forma effect in the Pro Forma Consolidated Financial Statements of Magna Entertainment Corp. because the effect of this acquisition was not, and is not expected to be, material.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

   The following unaudited pro forma consolidated financial statements give effect to the acquisition by the Company of the following entities in exchange for shares of the Company's Class A Subordinate Voting Stock, cash and the assumption of certain debt:

  .  Los Angeles Turf Club, Inc.
  .  Gulfstream Park Racing Association, Inc.
  .  Remington Park, Inc.
  .  Thistledown, Inc.
  .  Golden Gate Fields

   The pro forma consolidated financial statements have been presented assuming that the Reorganization (as described in the principles of consolidation note preceding the historical consolidated financial statements of the Company and in note 16(a) of the Company's historical consolidated financial statements) and acquisitions above had been completed as of September 30, 1999 for the consolidated balance sheet information and as of January 1, 1998 for the consolidated statements of income (loss) and comprehensive income (loss).

   The unaudited pro forma consolidated financial statements have been prepared by the Company based on the historical consolidated financial statements of the Company and the acquired entities included elsewhere in this prospectus, and certain transactions and assumptions as described in the notes thereto.

   These pro forma consolidated financial statements may not be indicative of actual results if the transactions had been effected on the dates indicated or which may be achieved in the future. The pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company and acquired entities, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Operating Results" each of which appear elsewhere in this prospectus.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                           MAGNA ENTERTAINMENT CORP.

             For the nine month period ended September 30, 1999 and
                        the year ended December 31, 1998

                           MAGNA ENTERTAINMENT CORP.

  PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME
                                    (LOSS)
                     for the Year Ended December 31, 1998
                                  [Unaudited]
           [U.S. dollars in thousands, except per share information]

                         Magna
                     Entertainment                     Santa
                         Corp.                         Anita            LATC
                      Year Ended                       Real         Adjustments                     Gulfstream
                     December 31,       LATC          Estate      (Notes 2(a)(iii)   Gulfstream     Adjustments     Remington
                         1998      (Note 2(a)(i)) (Note 2(a)(ii))    thru (vi))    (Note 2(b)(i)) (Note 2(b)(ii)) (Note 2(c)(i))
                     ------------- -------------- --------------- ---------------- -------------- --------------- --------------
 Revenue
 Racetrack
  Wagering........      $ 2,513       $41,043         $                $              $20,919         $              $11,502
  Non-wagering....        1,439        22,119                                           2,729                          3,990
 Real estate......       21,239
                        -------       -------         -------          ------         -------         ------         -------
                         25,191        63,162                                          23,648                         15,492
                        -------       -------         -------          ------         -------         ------         -------
 Costs and
 expenses
 Racetrack costs
 and expenses.....        3,625        62,586         (10,184)           (303)         16,392                         16,994
 Real estate costs
 and expenses.....       27,355
 Impairment of
 long-lived
 assets...........                                                                                                     2,837
 Depreciation and
 amortization.....        2,759         1,200             695             982           1,860          3,600           2,707
 Interest expense
 (income), net....        2,075         1,089                            (924)          3,308         (3,231)          2,182
                        -------       -------         -------          ------         -------         ------         -------
                         35,814        64,875          (9,489)           (245)         21,560            369          24,720
                        -------       -------         -------          ------         -------         ------         -------
 Income (loss)
 before income
 taxes............      (10,623)       (1,713)          9,489             245           2,088           (369)         (9,228)
 Income tax
 provision
 (recovery).......         (177)                                        3,269             861           (152)
                        -------       -------         -------          ------         -------         ------         -------
 Net income
 (loss)...........      (10,446)       (1,713)          9,489          (3,024)          1,227           (217)         (9,228)
 Other
 comprehensive
 income:
 Foreign currency
 translation
 adjustment.......        2,866
                        -------       -------         -------          ------         -------         ------         -------
 Comprehensive
 income (loss)....       (7,580)       (1,713)          9,489          (3,024)          1,227           (217)         (9,228)
                        -------       -------         -------          ------         -------         ------         -------
 Basic and diluted
 earnings (loss)
 per share of
 Class A
 Subordinate
 Voting and
 Class B Stock and
 Exchangeable
 Shares...........
 Average number of
 shares of Class A
 Subordinate
 Voting and Class
 B Stock and
 Exchangeable
 Shares
 outstanding
 during the period
 [in thousands]:
  Basic and
  diluted.........       78,535
                        =======
                                                                                          Golden         Other
                        Remington                      Thistledown        Golden           Gate        Pro Forma   Pro Forma
                       Adjustments     Thistledown     Adjustments         Gate        Adjustments    Adjustments Consolidated
                     (Note 2(c)(iii)) (Note 2(d)(i)) (Note 2(d)(iii)) (Note 2(e)(i)) (Note 2(e)(iii)) (Note 2(j))    Total
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Revenue
 Racetrack
  Wagering........        $              $14,211           $             $17,363          $             $           $107,551
  Non-wagering....                         3,469                           8,288                                      42,034
 Real estate......                                                                                                    21,239
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
                                          17,680                          25,651                                     170,824
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Costs and
 expenses
 Racetrack costs
 and expenses.....                        16,027                          21,677            (536)                    126,278
 Real estate costs
 and expenses.....                                                                                                    27,355
 Impairment of
 long-lived
 assets...........        (2,837)
 Depreciation and
 amortization.....            91           1,465            207            3,621            (335)                     18,852
 Interest expense
 (income), net....        (2,308)            487           (576)           1,697            (359)       (1,825)        1,615
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
                          (5,054)         17,979           (369)          26,995          (1,230)       (1,825)      174,100
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Income (loss)
 before income
 taxes............         5,054            (299)           369           (1,344)          1,230         1,825        (3,276)
 Income tax
 provision
 (recovery).......        (1,461)            253           (228)             202            (104)                      2,463
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Net income
 (loss)...........         6,515            (552)           597           (1,546)          1,334         1,825        (5,739)
 Other
 comprehensive
 income:
 Foreign currency
 translation
 adjustment.......                                                                                                     2,866
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Comprehensive
 income (loss)....         6,515            (552)           597           (1,546)          1,334         1,825        (2,873)
                     ---------------- -------------- ---------------- -------------- ---------------- ----------- ------------
 Basic and diluted
 earnings (loss)
 per share of
 Class A
 Subordinate
 Voting and
 Class B Stock and
 Exchangeable
 Shares...........                                                                                                  $  (0.07)
                                                                                                                  ============
 Average number of
 shares of Class A
 Subordinate
 Voting and Class
 B Stock and
 Exchangeable
 Shares
 outstanding
 during the period
 [in thousands]:
  Basic and
  diluted.........                                          651                            1,012                      80,198
                                                     ================                ================             ============

                            See accompanying notes

                           MAGNA ENTERTAINMENT CORP.

  PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME
                                    (LOSS)
                 for the Nine Months Ended September 30, 1999
                                  [Unaudited]
           [U.S. dollars in thousands, except per share information]

                        Magna
                     Entertainment
                        Corp.
                     Nine Months
                        Ended                       Gulfstream                      Remington                      Thistledown
                    September 30,    Gulfstream     Adjustments     Remington      Adjustments     Thistledown     Adjustments
                         1999      (Note 2(b)(i)) (Note 2(b)(ii)) (Note 2(c)(i)) (Note 2(c)(iii)) (Note 2(d)(i)) (Note 2(d)(iii))
                    -------------- -------------- --------------- -------------- ---------------- -------------- ----------------
 Revenue
 Racetrack
 Wagering........      $40,156        $21,477         $               $8,071          $              $10,784          $
 Non-wagering....       18,798          2,553                          2,192                           2,654
 Real estate.....       12,167
                       -------        -------         -------         ------          -----          -------          -----
                        71,121         24,030                         10,263                          13,438
                       -------        -------         -------         ------          -----          -------          -----
 Costs and
 expenses
 Racetrack costs
 and expenses....       46,292         13,614                         10,406                          12,020
 Real estate
 costs and
 expenses........       12,496
 Depreciation and
 amortization....        4,676          1,292           2,400            487             69            1,081            155
 Interest expense
 (income), net...          264          2,041          (1,980)           (98)                            304           (406)
                       -------        -------         -------         ------          -----          -------          -----
                        63,728         16,947             420         10,795             69           13,405           (251)
                       -------        -------         -------         ------          -----          -------          -----
 Income (loss)
 before income
 taxes...........        7,393          7,083            (420)          (532)           (69)              33            251
 Income tax
 provision
 (recovery)......        4,393          2,810            (167)                         (210)               9            105
                       -------        -------         -------         ------          -----          -------          -----
 Net income
 (loss)..........        3,000          4,273            (253)          (532)           141               24            146
 Other
 comprehensive
 loss:
 Foreign currency
 translation
 adjustment......       (3,908)
                       -------        -------         -------         ------          -----          -------          -----
 Comprehensive
 income (loss)...         (908)         4,273            (253)          (532)           141               24            146
                       =======        =======         =======         ======          =====          =======          =====
 Basic and
 diluted earnings
 per share of
 Class A
 Subordinate
 Voting and Class
 B Stock and
 Exchangeable
 Shares..........
 Average number
 of shares of
 Class A
 Subordinate
 Voting and
 Class B Stock
 and Exchangeable
 Shares
 outstanding
 during the
 period [in
 thousands]:
 Basic and
 diluted.........       78,535                                                                                          651
                       =======                                                                                        =====
                                        Golden         Other
                        Golden           Gate        Pro Forma   Pro Forma
                         Gate        Adjustments    Adjustments Consolidated
                    (Note 2(e)(i)) (Note 2(e)(iii)) (Note 2(j))    Total
                    -------------- ---------------- ----------- ------------
 Revenue
 Racetrack
 Wagering........      $14,202         $               $          $94,690
 Non-wagering....        6,697                                     32,894
 Real estate.....                                                  12,167
                    -------------- ---------------- ----------- ------------
                        20,899                                    139,751
                    -------------- ---------------- ----------- ------------
 Costs and
 expenses
 Racetrack costs
 and expenses....       16,261            (142)                    98,451
 Real estate
 costs and
 expenses........                                                  12,496
 Depreciation and
 amortization....        1,902             850                     12,912
 Interest expense
 (income), net...        1,833          (1,341)         100           717
                    -------------- ---------------- ----------- ------------
                        19,996            (633)         100       124,576
                    -------------- ---------------- ----------- ------------
 Income (loss)
 before income
 taxes...........          903             633         (100)       15,175
 Income tax
 provision
 (recovery)......        2,336          (1,722)                     7,554
                    -------------- ---------------- ----------- ------------
 Net income
 (loss)..........       (1,433)          2,355         (100)        7,621
 Other
 comprehensive
 loss:
 Foreign currency
 translation
 adjustment......                                                  (3,908)
                    -------------- ---------------- ----------- ------------
 Comprehensive
 income (loss)...       (1,433)          2,355         (100)        3,713
                    ============== ================ =========== ============
 Basic and
 diluted earnings
 per share of
 Class A
 Subordinate
 Voting and Class
 B Stock and
 Exchangeable
 Shares..........                                                 $  0.10
                                                                ============
 Average number
 of shares of
 Class A
 Subordinate
 Voting and
 Class B Stock
 and Exchangeable
 Shares
 outstanding
 during the
 period [in
 thousands]:
 Basic and
 diluted.........                        1,012                     80,198
                                   ================             ============

                            See accompanying notes

                           MAGNA ENTERTAINMENT CORP.

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           as at September 30, 1999
                                  [Unaudited]
                          [U.S. dollars in thousands]

                                          Magna                        Remington                       Thistledown
                                      Entertainment    Remington      Adjustments      Thistledown     Adjustments
                                          Corp.     (Note 2(c)(ii)) (Note 2(c)(iii)) (Note 2(d)(ii)) (Note 2(d)(iii))
                                      ------------- --------------- ---------------- --------------- ----------------
ASSETS
Current assets:
 Cash and cash
 equivalents....                        $ 23,544       $  3,171         $(10,250)       $  4,624         $ (9,750)
 Accounts
 receivable.....                           5,926            707                            2,296
 Inventories....                             527            160                              164
 Prepaid
 expenses and
 other..........                           3,028            222                              208
 Note receivable
 from Magna.....                         146,862
                                        --------       --------         --------        --------         --------
                                         179,887          4,260          (10,250)          7,292           (9,750)
Real estate
properties and
fixed assets,
net.............                         451,329          8,757                            9,691
Other assets,
net.............                          62,239          1,323            1,832           1,134            4,143
Deferred income
taxes...........
                                        --------       --------         --------        --------         --------
                                         693,455         14,340           (8,418)         18,117           (5,607)
                                        ========       ========         ========        ========         ========
                                                           Golden              Other          Pro Forma
                                          Golden            Gate             Pro Forma       Consolidated
                                           Gate         Adjustments         Adjustments        Balance
                                      (Note 2(e)(ii)) (Note 2(e)(iii)) (Notes 2(f) thru (i))    Sheet
                                      --------------- ---------------- --------------------- ------------
ASSETS
Current assets:
 Cash and cash
 equivalents....                          $46,731        $(106,534)          $111,622          $ 63,158
 Accounts
 receivable.....                              823                                                 9,752
 Inventories....                                                                                    851
 Prepaid
 expenses and
 other..........                              127                                                 3,585
 Note receivable
 from Magna.....                                                             (146,862)
                                      --------------- ---------------- --------------------- ------------
                                           47,681         (106,534)           (35,240)           77,346
Real estate
properties and
fixed assets,
net.............                           48,533           36,328                              554,638
Other assets,
net.............                            2,473           28,547                              101,691
Deferred income
taxes...........                                                                3,041             3,041
                                      --------------- ---------------- --------------------- ------------
                                           98,687          (41,659)           (32,199)          736,716
                                      =============== ================ ===================== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
liabilities:
 Bank
 indebtedness...                        $  7,774       $                $               $                $
 Accounts
 payable........                           4,373          1,886                            3,579
 Accrued
 salaries and
 wages..........                           1,474
 Refundable
 deposits.......                           2,092
 Other accrued
 liabilities....                           8,957          3,499                            1,500
 Income taxes
 payable........                           4,878
 Long-term debt
 due within one
 year...........                          10,157
 Deferred
 revenue........                           4,699            518                               12
 Note payable to
 Magna..........                          35,240
                                        --------       --------         --------        --------         --------
                                          79,644          5,903                            5,091
                                        --------       --------         --------        --------         --------
Long-term debt..                          12,162                                          61,629          (61,629)
                                        --------       --------         --------        --------         --------
Other long-term
liabilities.....                           1,317             19
                                        --------       --------         --------        --------         --------
Deferred income
taxes...........                          54,444                                           1,262            1,657
                                        --------       --------         --------        --------         --------
Magna's net
investment......                         545,888
Share capital...                                         48,149          (48,149)            100            4,400
Deficit.........                                        (39,731)          39,731         (49,965)          49,965
                                        --------       --------         --------        --------         --------
                                         545,888          8,418           (8,418)        (49,865)          54,365
                                        --------       --------         --------        --------         --------
                                         693,455         14,340           (8,418)         18,117           (5,607)
                                        ========       ========         ========        ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
liabilities:
 Bank
 indebtedness...                          $              $                   $                 $  7,774
 Accounts
 payable........                           21,361          (20,692)                              10,507
 Accrued
 salaries and
 wages..........                                                                                  1,474
 Refundable
 deposits.......                                                                                  2,092
 Other accrued
 liabilities....                            3,482                                                17,438
 Income taxes
 payable........                                                                                  4,878
 Long-term debt
 due within one
 year...........                            2,594           (2,594)                              10,157
 Deferred
 revenue........                                                                                  5,229
 Note payable to
 Magna..........                                                              (35,240)
                                      --------------- ---------------- --------------------- ------------
                                           27,437          (23,286)           (35,240)           59,549
                                      --------------- ---------------- --------------------- ------------
Long-term debt..                           59,591          (42,261)                              29,492
                                      --------------- ---------------- --------------------- ------------
Other long-term
liabilities.....                                                                                  1,336
                                      --------------- ---------------- --------------------- ------------
Deferred income
taxes...........                                            28,547              6,859            92,769
                                      --------------- ---------------- --------------------- ------------
Magna's net
investment......                                                             (545,888)
Share capital...                           14,854           (7,854)           542,070           553,570
Deficit.........                           (3,195)           3,195
                                      --------------- ---------------- --------------------- ------------
                                           11,659           (4,659)            (3,818)          553,570
                                      --------------- ---------------- --------------------- ------------
                                           98,687          (41,659)           (32,199)          736,716
                                      =============== ================ ===================== ============

                            See accompanying notes

                           MAGNA ENTERTAINMENT CORP.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  [Unaudited]

1. BASIS OF PRESENTATION

   The pro forma consolidated balance sheet as at September 30, 1999 has been prepared from the unaudited consolidated balance sheet of Magna Entertainment Corp. (the "Company"), the unaudited balance sheets of Remington Park, Inc. ("Remington") and Thistledown, Inc. ("Thistledown") and the unaudited combined statement of assets and liabilities of Golden Gate Fields ("Golden Gate"), each as at September 30, 1999. The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the nine months ended September 30, 1999 has been prepared from the unaudited consolidated statement of income (loss) and comprehensive income (loss) of the Company, the unaudited statements of operations and accumulated deficit of Remington and Thistledown and the unaudited combined statement of operations of Golden Gate each for the nine months ended September 30, 1999 and the unaudited consolidated statement of income of Gulfstream Park Racing Association, Inc. ("Gulfstream") for the eight months ended August 31, 1999. The pro forma consolidated statement of income
(loss) and comprehensive income (loss) for the year ended December 31, 1998 has been prepared from the audited consolidated statements of income (loss) and comprehensive income (loss) of the Company for the five months ended December 31, 1998 and the year ended July 31, 1998 and the unaudited consolidated statement of income (loss) and comprehensive income (loss) for the five months ended December 31, 1997 as well as the audited statement of operations for the Los Angeles Turf Club, Inc. ("LATC") for the period from January 1, 1998 to December 10, 1998 and the audited consolidated statement of income of Gulfstream, the audited statements of operations and accumulated deficit of Remington and Thistledown and the audited combined statement of operations of Golden Gate each for the year ended December 31, 1998. Results of operations for the Company for the year ended December 31, 1998 were calculated by adding the audited results of operations for the five months ended December 31, 1998 and the year ended July 31, 1998 less the unaudited results of operations for the five months ended December 31, 1997. These pro forma consolidated financial statements have been prepared on the basis of the assumptions and adjustments described in note 2 below and should be read in conjunction with the historical financial statements of the Company, LATC, Gulfstream, Remington, Thistledown and Golden Gate, including the related notes thereto, presented elsewhere herein.

   The pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") which are also in conformity, in all material respects, with accounting principles generally accepted in Canada ("Canadian GAAP") except as described in note 3 to these pro forma consolidated financial statements.

   These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have resulted had the relevant transactions taken place at the respective dates referred to below.

2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

   The pro forma consolidated financial statements have been presented assuming that the Reorganization as described elsewhere herein and the other items described below had been completed as of January 1, 1998 for the pro forma consolidated statements of income (loss) and comprehensive income (loss), and as of September 30, 1999 for the pro forma consolidated balance sheet. The pro forma consolidated financial statements give effect to the following items:

   [a] The acquisition of the Santa Anita racetrack which comprises LATC and approximately 305 acres of related real estate.

     i] The Company acquired the Santa Anita racetrack on December 10, 1998. Accordingly, the Company's financial position and results of operations include the Santa Anita racetrack from December 10, 1998. The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the

                           MAGNA ENTERTAINMENT CORP.

                                  (Unaudited)

  year ended December 31, 1998 includes the results of operations for LATC from January 1, 1998 to December 10, 1998.

     ii] Historically, the Santa Anita racetrack real estate was leased by LATC. Under the lease agreement, LATC was responsible for all operating costs associated with the real estate (including property taxes, utilities, insurance, repairs and maintenance) and such costs are included in the LATC statements of operations. Given that the Company acquired the Santa Anita real estate, the historic rents paid by LATC from January 1, 1998 to December 10, 1998 in the amount of $10,184,000 have been reversed in the pro forma consolidated statement of income (loss) and comprehensive income
  (loss) and replaced with depreciation expense of $695,000 based on the purchase price paid by the Company for the Santa Anita real estate and the allocation of the purchase price to land and depreciable real estate assets.

     iii] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 includes an adjustment to remove $303,000 related to expenses recorded with respect to a defined benefit deferred compensation obligation of LATC's previous owner. Such obligation has not been transferred to LATC or the Company.

     iv] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 includes an increase in depreciation expense of $982,000 as a result of the purchase price allocation to the assets of LATC.

     v] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 includes an adjustment to remove $924,000 of interest expense on balances which were due to the previous owner of LATC. Such balances were eliminated under the purchase agreement and have not been replaced with other interest bearing financing.

     vi] The pro forma consolidated statement of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 has been adjusted by $3,269,000 to reflect the tax expense, effected at a combined federal and state tax rate of 40%, that would have been incurred on the earnings for the year of LATC after the above noted pro forma adjustments.

   [b] On September 1, 1999, the Company acquired all the outstanding capital stock of Gulfstream for a purchase price, including estimated transaction costs, of $89,200,000 payable in cash.

     i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 includes the results of operations of Gulfstream for the year ended December 31, 1998 and the eight months ended August 31, 1999, respectively.

     ii] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 include adjustments that arise as a result of the acquisition of Gulfstream on September 1, 1999 and the application of purchase accounting. The adjustments to the results of operations of Gulfstream for the year ended December 31, 1998 and eight months ended August 31, 1999 are:

    --additional depreciation and amortization expense of $3,600,000 and $2,400,000, respectively, as a result of the increase in the book value of the buildings by $19,355,000 and racing licence by $62,527,000, based on the purchase price allocation, and accounting policies to depreciate buildings over 40 years and amortize the racing licence over 20 years;

    --reversal of interest expense of $3,156,000 and $1,933,000, respectively, as a result of the repayment of $48,000,000 of long-term debt;

    --reversal of long-term debt related fees (reflected in interest expense (income), net) of $75,000 and $47,000, respectively, paid to the former owner of Gulfstream; and

                           MAGNA ENTERTAINMENT CORP.

                                  (Unaudited)


    --reduction of the tax expense by $152,000 and $167,000, respectively, as a result of the above noted adjustments effected at a combined federal and state tax rate of 40%.

   [c] On November 12, 1999, the Company acquired all the outstanding capital stock of Remington for a purchase price, including estimated transaction costs, of $10,250,000 paid in cash.

     [i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 includes the results of operations of Remington for the same periods.

     [ii] The pro forma consolidated balance sheet as at September 30, 1999 includes the financial position of Remington as at the same date.

     [iii] The pro forma consolidated balance sheet as at September 30, 1999 includes an adjustment to record the application of purchase accounting to the September 30, 1999 Remington balance sheet. Other assets (comprising the racing licence) are increased by $1,832,000, cash and cash equivalents are reduced by the Company's purchase price paid of $10,250,000 and the share capital and deficit of Remington of $48,149,000 and $39,731,000 are eliminated.

     The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 include adjustments that arise as a result of the acquisition of Remington and the application of purchase accounting. The adjustments for the year ended December 31, 1998 and nine months ended September 30, 1999 are:

    --reversal of an impairment of long-lived assets charge in the amount of $2,837,000 and nil, respectively, as such assets for pro forma consolidated statement of income (loss) and comprehensive income
      (loss) purposes have been recorded at a value based on the Company's purchase price paid for the acquisition of Remington effective January 1, 1998 and not Remington's historical book value;

    --additional depreciation and amortization expense of $91,000 and $69,000, respectively, as a result of the increase in the book value of the racing licence by $1,832,000, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;

    --reversal of interest expense of $2,308,000 and nil, respectively, as a result of the repayment of long-term debt of $30,000,000 which was due to the previous owner of Remington and repaid on December 1, 1998 through a capital contribution; and

    --additional tax recovery of $1,461,000 and $210,000, respectively, as a result of the above noted adjustments and the losses of Remington being available to be applied against the earnings of Santa Anita, Gulfstream and Golden Gate for federal income tax filing purposes, both effected at the federal tax rate of 35%.

   [d] On November 12, 1999, the Company acquired all the outstanding capital stock of Thistledown for a purchase price, including estimated transaction costs, of $14,250,000 of which $9,750,000 was paid in cash and $4,500,000 was paid through the issuance of shares of the Company.

     [i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 includes the results of operations of Thistledown for the same periods.

     [ii] The pro forma consolidated balance sheet as at September 30, 1999 includes the financial position of Thistledown as at the same date.

     [iii] The pro forma consolidated balance sheet as at September 30, 1999 includes an adjustment to record the application of purchase accounting to the September 30, 1999 balance sheet. Other assets

                           MAGNA ENTERTAINMENT CORP.

                                  (Unaudited)

  (comprising the racing licence) are increased by $4,143,000, cash and cash equivalents are reduced by the Company's purchase price paid of $9,750,000, deferred tax liabilities are increased by $1,657,000, long-term debt is reduced by $61,629,000, the share capital and deficit of Thistledown of $100,000 and $49,965,000, respectively, are eliminated and the issuance of share capital of the Company in the amount of $4,500,000 is recorded.

     The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 include adjustments that arise as a result of the acquisition of Thistledown and the application of purchase accounting. The adjustments for the year ended December 31, 1998 and nine months ended September 30, 1999 are:

    --additional depreciation and amortization expense of $207,000 and $155,000, respectively, as a result of the increase in the book value of the racing licence by $4,143,000, based on the purchase price allocation, and an accounting policy to amortize the racing licence over 20 years;

    --reversal of interest expense of $576,000 and $406,000, respectively, as a result of the repayment of long-term debt of $61,629,000;

    --additional tax recovery of $228,000 for the year ended December 31, 1998 as a result of the above noted adjustments effected at the federal tax rate of 35% since state tax cannot be included in a tax sharing arrangement; and

    --additional tax expense of $105,000 for the nine months ended
      September 30, 1999 as a result of the above noted adjustments effected at a combined federal and state tax rate of 40%.

   [e] On December 10, 1999, the Company acquired all the outstanding capital stock of Golden Gate for a purchase price, including estimated transaction costs, of $88,000,000 of which $61,000,000 was paid in cash, $7,000,000 was paid through the issuance of shares of the Company and $20,000,000 was paid through the issuance of a non-interest bearing note, $10,000,000 of which matures on the first anniversary of the date of closing and $5,000,000 of which matures on each of the second and third anniversaries.

     [i] The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 includes the results of operations of Golden Gate for the same periods.

     [ii] The pro forma consolidated balance sheet as at September 30, 1999 includes the financial position of Golden Gate as at the same date.

     [iii] The pro forma consolidated balance sheet as at September 30, 1999 includes an adjustment to record the application of purchase accounting to the September 30, 1999 Golden Gate balance sheet. Real estate properties (comprising land) are increased by $36,328,000, other assets (comprising the racing licence) are increased by $28,547,000, cash and cash equivalents are reduced by the purchase price paid of $61,000,000 and by $45,534,000 in respect of cash not acquired, deferred tax liabilities are increased by $28,547,000, current liabilities are reduced by $23,286,000, long-term debt is reduced by $59,591,000 less $17,330,000 (the discounted value of the $20,000,000 non-interest bearing note issued on acquisition of Golden Gate using a discount rate of 8.7%), the share capital and deficit of Golden Gate of $14,854,000 and $3,195,000, respectively, are eliminated and the issuance of share capital of the Company in the amount of $7,000,000 is recorded.

     The pro forma consolidated statements of income (loss) and comprehensive income (loss) for the year ended December 31, 1998 and the nine months ended September 30, 1999 include adjustments that arise as a result of the acquisition of Golden Gate and the application of purchase accounting. The adjustments for the year ended December 31, 1998 and nine months ended September 30, 1999 are:

                           MAGNA ENTERTAINMENT CORP.

                                  (Unaudited)

    --reversal of racetrack operating costs of $536,000 and $142,000, respectively, related to assets not acquired;

    --additional depreciation and amortization expense of $1,427,000 and $850,000, respectively, as a result of the increase in the book value of the racing licence by $28,547,000, based on the purchase price allocation, and accounting policies to depreciate buildings over 40 years and amortize the racing licence over 20 years;

    --reversal of depreciation expense of $1,762,000 and nil, respectively, on a prepaid lease with the previous owner of Golden Gate which was cancelled and the value of the lease was added to assets not acquired in 1998;

    --reversal of interest expense of $3,845,000 and $3,501,000, respectively, as a result of the elimination of long-term debt of $59,591,000;

    --reversal of interest income of $1,983,000 and $1,585,000, respectively, as a result of the removal of cash not acquired of $45,534,000;

    --additional interest expense accrued of $1,503,000 and $575,000, respectively, on the discounted $20,000,000 non-interest bearing note issued;

    --additional tax recovery of $38,000 for the year ended December 31, 1998 as a result of the above noted adjustments effected at the federal tax rate of 35% since state tax can not be included in a tax sharing arrangement, and reversal of $66,000 of state tax expense related to operations not acquired; and

    --additional tax expense of $614,000 for the nine months ended
      September 30, 1999 as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%, less $2,336,000 of tax expense related to operations not acquired.

   [f] The components included in Magna's net investment in the Company's consolidated balance sheet as at September 30, 1999 have been separately disclosed in their respective balance sheet lines based on the Reorganization as defined in the historical consolidated financial statements of the Company.

   [g] The pro forma consolidated balance sheet reflects the use of $81,000,000 of cash to acquire Remington, Thistledown and Golden Gate as described in items [c][iii], [d][iii] and [e][iii] above.

   [h] The repayment of the note payable to Magna of $35,240,000 representing the short-term funding provided by Magna since March 1999, repaid by the Company subsequent to September 30, 1999.

   [i] The collection of $146,862,000 by the Company subsequent to September 30, 1999 of the note receivable due from Magna.

   [j] Interest expense has been adjusted to reflect the components of Magna's net investment as defined under the Reorganization from January 1, 1998.

3. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN CANADA

   The Company's accounting policies as reflected in these pro forma consolidated financial statements do not materially differ from Canadian GAAP except for:

     [a] For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of The Canadian Institute of Chartered Accountants Handbook Section 3461 "Employee Future Benefits" on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.

     [b] Under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

                       CONSOLIDATED FINANCIAL STATEMENTS

                         MAGNA ENTERTAINMENT CORP.

               For the five-month period ended December 31, 1998 and the years ended July 31, 1998, 1997 and 1996.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Directors of

Magna Entertainment Corp.

   We have audited the accompanying consolidated balance sheets of Magna Entertainment Corp. as of December 31, 1998, July 31, 1998 and 1997, and the related consolidated statements of income (loss) and comprehensive income
(loss), changes in Magna's net investment and cash flows for the five-month period ended December 31, 1998 and for each of the years in the three-year period ended July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magna Entertainment Corp. at December 31, 1998, July 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the five-month period ended December 31, 1998 and for each of the years in the three-year period ended July 31, 1998 in conformity with accounting principles generally accepted in the United States.

Los Angeles, California                   Ernst & Young LLP
November 8, 1999                          Certified Public Accountants
[Except as to Note 16, which is as of January 14, 2000]

                         MAGNA ENTERTAINMENT CORP.

                        SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The consolidated financial statements have been prepared in U.S. dollars following accounting principles generally accepted in the United States ("U.S. GAAP"). These policies are also in conformity, in all material respects, with accounting policies generally accepted in Canada, except as described in note 15 to the consolidated financial statements.

Principles of Consolidation

   Magna Entertainment Corp. (the "Company") was formed to hold and operate all of the non-automotive related assets (including non-automotive real estate) currently owned by Magna International Inc. and its subsidiaries ("Magna"). Such assets were reorganized under the Company in various stages, and the capital structure was established (see Note 16[a]), over the period to November 5, 1999 (the "Reorganization"). The Company is a wholly owned subsidiary of Magna International Inc.

   These consolidated financial statements present the historic financial position and operating results of the assets and liabilities reorganized under the Company on a carve out basis from Magna. To give effect to the continuity of Magna's interest in the assets and liabilities of the Company, all assets and liabilities have been recorded in the consolidated balance sheets at Magna's book values and have been included from the date they were acquired by Magna. All significant intercompany balances and transactions have been eliminated.

   The assets and liabilities reorganized under the Company include the following:

 Racetrack Operations

  . All the outstanding capital stock of The Santa Anita Companies, Inc.
    ("SAC"). On December 10, 1998, SAC (formerly 234567 Development Inc., a wholly owned inactive subsidiary of Magna) acquired all of the outstanding capital stock of the Los Angeles Turf Club, Inc. ("LATC") which operates the Santa Anita racetrack in California. SAC also acquired 305 acres of related real estate.

  . All the outstanding capital stock of Gulfstream Park Racing Association,
    Inc. ("Gulfstream"). Gulfstream, which operates Gulfstream Park racetrack, is located on approximately 255 acres of land in the cities of Hallandale and Aventura, Florida.

  . The real estate assets of SLRD Thoroughbred Training Center, Inc.
    ("SLRD"). SLRD, a horse boarding and training center located in San Diego California, owns approximately 202 acres of real estate.

 Real Estate Operations

  . All the outstanding capital stock of Magna Vierte Beteiligungs AG
    ("MVB"). Effective January 1, 1999, the assets and liabilities of Magna Liegenschaftsverwaltungs GmbH ("MLV") were split into two companies. Under the split, all of the assets, liabilities, operations and employees of MLV were transferred to MVB except for two real estate properties and an equivalent amount of debt financing due to Magna. The two real estate properties not transferred to MVB were, from their original acquisition date by MLV, leased back to Magna on a triple net lease basis such that Magna was responsible for the operating costs related to the properties. The assets and operations of MLV transferred to MVB include a golf course and adjacent residential development in Oberwaltersdorf, Austria.

  . All the outstanding capital stock of Magna Projektentwicklungs AG which owns all of the outstanding capital stock of Magna
    Grundstucksentwicklungs GmbH (collectively "MGE"). MGE's primary asset is a parcel of land held for development in Ebreichsdorf, Austria.

  . Land and improvements in Aurora, Ontario (the "Aurora lands") which are subject to a conditional sale agreement by Magna to the Company. The conditional sale agreement is subject to the successful severance of the affected properties.

  . Various other parcels of land and improvements (the "vacant land portfolio") and other non-automotive properties, including any incidental operations associated with such properties. Two of these properties are subject to conditional sale agreements.

  . Rights to acquire, from an affiliated company (see Note 11[a]), approximately 200 acres of land and improvements in Aurora, Ontario. An 18-hole golf course is currently under construction on the property. Construction in progress has also been transferred to the Company, accordingly, all such construction is reflected in the consolidated financial statements of the Company. This project is referred to as the Aurora Downs golf course.

   The consolidated statements of income (loss) and comprehensive income (loss) include the following: (a) the historic revenues and expenses of SAC and LATC from December 10, 1998 and Gulfstream from September 1, 1999, representing the dates of Magna's acquisitions of such entities; (b) the historic revenues and expenses of MLV adjusted to exclude the rental revenues earned, depreciation expense and interest on debt due to Magna all related to the two MLV properties not transferred to MVB; (c) the historic revenues and expenses of MGE; and (d) the historic revenues and expenses (which are limited to incidental costs of ownership the most significant of which is property taxes), net of amounts capitalized, related to the Aurora Downs golf course, the Aurora lands and the vacant land portfolio and other non-automotive properties transferred to the Company.

   The historic administrative costs associated with managing the Aurora lands, the vacant land portfolio and other non-automotive properties were borne by Magna International Inc.'s real estate management division (the "Division"). The Division was also responsible for administering Magna's automotive related real estate portfolio, none of which has been transferred to the Company. The administrative costs of the Division include personnel costs (salary, benefits, travel), administration office costs and other overheads. Further, the Company has paid no fees to Magna International Inc. for services provided (including accounting, tax, legal, treasury services and other incidental costs associated with establishing the Company and its operations). An allocation of the Division and Magna International Inc.'s historic administrative costs has been included in these consolidated financial statements based on an estimate of the services provided.

   Interest expense as presented in the consolidated statements of income
(loss) and comprehensive income (loss) includes interest on external debt and amounts due to Magna (included in Magna's net investment) held by SAC, LATC, Gulfstream, MLV (adjusted as described above), and MGE. No interest has been charged on Magna's net investment in the Aurora Downs golf course, the Aurora lands and the vacant land portfolio and the other non-automotive properties transferred to the Company. Under the Reorganization, the transfer of these assets by Magna to the Company is by way of an equity investment.

   Income taxes for SAC, LATC, Gulfstream, MVB (from January 1, 1999), MGE and other separate tax paying legal entities at September 30, 1999 have been recorded based on their separate tax positions using the liability method of tax allocation. Income taxes with respect to the other components of the consolidated statements of income (loss) and comprehensive income (loss) have been recorded at statutory rates based on income before taxes as included in the consolidated statements of income (loss) and comprehensive income (loss) as though such components were separate tax paying entities. Given that the revenues and expenses of this latter component of the consolidated statements of income (loss) and comprehensive income (loss) have been prepared on a carve out basis from Magna, the resulting income taxes payable and deferred income tax assets and liabilities have been included in Magna's net investment.

   Magna's net investment also includes Magna's net long term debt investments (subsequently converted into equity investments as part of the Reorganization) and equity investments in the Company created as part of the Reorganization, the accumulated net income (loss) of the Company, contributions by, less distributions to, Magna and the currency translation adjustment.

   As a result of the basis of presentation described above, the consolidated statements of income (loss) and comprehensive income (loss) may not necessarily be indicative of the revenues and expenses that would have resulted had the Company historically operated as a stand alone entity.

   As of January 14, 2000, the Company and its subsidiaries are comprised of the following entities:

                                                                      % Included
                                                                      ----------
     United States
      Magna Entertainment Corp.......................................    100
       The Santa Anita Companies, Inc................................    100
         Los Angeles Turf Club, Inc..................................    100
       SLRD Thoroughbred Training Center, Inc........................    100
       Gulfstream Park Racing Association, Inc.......................    100
       Pacific Racing Association....................................    100
       MEC Land Holdings (California) Inc............................    100
       Remington Park, Inc...........................................    100
       Thistledown, Inc..............................................    100
       MI Racing, Inc. ..............................................    100
       MEC Land Holdings (USA) Inc...................................    100
       DLR, Inc......................................................    100
       OTL, Inc......................................................    100
       Vista Hospitality, Inc........................................    100
     Canada
      MEC Holdings (Canada) Inc......................................    100
       1207032 Ontario Inc...........................................    100
      1180482 Ontario Inc............................................    100
     Europe
      MI Entertainment Holding GmbH..................................    100
       Magna Ventures Management GmbH................................    100
        SDP Landholding GmbH.........................................    100
         Steyr-Barter Handels GmbH...................................    100
          Steyr-Industrie-Commerz und Handels GmbH...................    100
        Gemeinnutzige Wohnungs-Gesellschaft,
         "Steyr-Daimler-Puch" GmbH & Co. KG..........................    100
        MI Air Flugbetriebs GmbH.....................................    100
      Magna Vierte Beteiligungs AG...................................    100
      Magna Projektentwicklungs AG...................................    100
       Magna Grundstucksentwicklungs GmbH............................    100

   Magna changed its fiscal year end from July 31 to December 31, effective December 31, 1998. The periods presented in these consolidated financial statements conform to those presented by Magna.

Cash and Cash Equivalents

   Cash and cash equivalents include cash on account, demand deposits and short-term investments with original maturities of less than three months and excludes outstanding cheques, which are classified as accounts payable.

Impairment of Long-Lived Assets

   Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" establishes accounting standards for the impairment of long-lived assets, including real estate properties, fixed and other assets. The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

   For long-lived assets not held for sale, the Company assesses the recoverability by determining whether the carrying value of such assets can be recovered through projected undiscounted cash flows. If the sum of expected future cash flows, undiscounted and without interest charges, is less than net book value, the excess of the net book value over the estimated fair value is charged to operations in the period in which such impairment is determined by management.

   When long-lived assets are identified by the Company as held for sale, the Company discontinues depreciating the asset and the carrying value is reduced, if necessary, to the estimated fair value less costs of disposal. Fair value is determined based upon discounted cash flows of the assets at rates deemed reasonable for the type of property and prevailing market conditions, appraisals and, if appropriate, current estimated net sales proceeds from pending offers.

Real Estate Properties

 Residential development inventory

   Residential development inventory is valued at cost which includes acquisition and construction costs. Construction costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to construction.

 Revenue producing properties

   Revenue producing properties are valued at cost which includes acquisition and development costs. Development costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to development. Buildings are depreciated on a straight-line basis over 40 years.

 Properties under and held for development

   Properties under and held for development are valued at cost which includes acquisition and development costs. Development costs include all direct construction costs, capitalized interest and indirect costs wholly attributable to development.

 Properties available for sale

   Properties available for sale are valued at the lower of cost, which includes acquisition and development costs, and fair value less costs of disposal ("fair value"). The Company evaluates the lower of cost and fair value whenever events or changes in circumstance indicate possible impairment.

Fixed Assets

   Fixed assets are recorded at cost less accumulated depreciation.

   Depreciation is provided on a straight-line basis over the estimated useful lives of fixed assets at annual rates of 7% to 20% for machinery and equipment and 15% to 20% for furniture and fixtures.

Racing Licenses

   Racing licenses are recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over 20 years, representing the estimated useful lives of such racing licenses.

Revenue Recognition

   Revenues from the sale of residential development inventory are recognized when the collection of the sale proceeds is reasonably assured and all other significant conditions are met. Properties which have been sold, but for which these criteria have not been satisfied, are included in residential development inventory.

   The Company records operating revenues associated with horse racing on a daily basis, except for season admissions which are recorded ratably over the racing season. Racetrack wagering revenues and direct operating costs are shown net of state and local taxes, stakes, purses and awards.

   Golf course annual membership fee revenues are recognized as revenue ratably over the applicable season. Member deposits received on admission to membership to the Austrian golf course are refundable and are, therefore, not recognized in revenues but are recorded as refundable deposits.

Deferred Revenues

   Deferred revenues associated with racetrack operations consist of prepaid admission tickets and parking, which are recognized as revenue ratably over the period of the related race meet. Also, deferred revenue includes prepaid rent from another thoroughbred horse racing corporation, Oak Tree Racing Association, which utilizes the Company's racetrack for a portion of the year. Prepaid rent is recognized over the remaining term of the lease.

   Deferred revenues of the real estate operations consist of advance payments received from the purchaser relating to new home construction.

Seasonality of Revenues

   The racetrack industry is seasonal in nature. Generally, horseracing revenues are greater in the first and fourth quarters of the calendar year than in the second and third quarters of the calendar year. This seasonality can be expected to cause quarterly fluctuations in revenue, profit margins and net income.

Advertising

   Costs incurred for producing and communicating advertising associated with horse racing are generally expensed when incurred. Advertising costs for the nine-month period ended September 30, 1999 and the five-month period ended December 31, 1998 were $2.3 million and $0.2 million, respectively. Costs incurred with respect to promotions for specific live race days are expensed on the applicable race day.

Foreign Exchange

   Assets and liabilities of self-sustaining foreign operations are translated using the exchange rate in effect at the period-end and revenues and expenses are translated at the average rate during the period. Exchange gains or losses on translation of the Company's net equity investment in these operations are deferred in Magna's net investment. The appropriate amounts of exchange gains or losses accumulated in Magna's net investment are reflected in income when there is a sale or partial sale of the Company's investment in these operations or upon a complete or substantially complete liquidation of the investment.

Income Taxes

   The Company follows the liability method of tax allocation for accounting for income taxes. Under the liability method of tax allocation, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Use of Estimates

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported and disclosed in the consolidated financial statements. Actual results could differ from those estimates.

Interim Financial Statements

   In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at September 30, 1999 and the results of operations and cash flows for the nine-month periods ended September 30, 1999 and 1998, in accordance with U.S. GAAP.

Impact of Recently Issued Accounting Standards

   Under Staff Accounting Bulletin 74, the Company is required to disclose certain information related to new accounting standards, which have not yet been adopted due to delayed effective dates.

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

                         MAGNA ENTERTAINMENT CORP.

                          CONSOLIDATED BALANCE SHEETS
              Incorporated under the laws of the State of Delaware
                          [U.S. dollars in thousands]

                                                                   July 31,
                                    September 30, December 31, -----------------
                               Note     1999          1998       1998     1997
                               ---- ------------- ------------ -------- --------
                                     [unaudited]
ASSETS
Current assets:
  Cash and cash equivalents..         $ 23,544      $ 17,503   $    295 $    220
  Accounts receivable........            5,926         8,979      1,088      788
  Inventories................              527         1,050        461      438
  Prepaid expenses and
   other.....................            3,028         1,522         69       70
  Note receivable from
   Magna.....................   11     146,862
                                      --------      --------   -------- --------
                                       179,887        29,054      1,913    1,516
                                      --------      --------   -------- --------
Real estate properties, net..    3     441,797       326,690    181,003  109,500
                                      --------      --------   -------- --------
Fixed assets, net............    4       9,532         8,221      1,886    2,159
                                      --------      --------   -------- --------
Other assets, net............    5      62,239           --         --       --
                                      --------      --------   -------- --------
Deferred income taxes........    6         --            177        --       --
                                      --------      --------   -------- --------
                                       693,455       364,142    184,802  113,175
                                      ========      ========   ======== ========
LIABILITIES AND MAGNA'S NET
 INVESTMENT
Current liabilities:
  Bank indebtedness..........            7,774        11,889        165    4,277
  Accounts payable...........            4,373        15,409      2,700    1,823
  Accrued salaries and
   wages.....................            1,474           518        410      334
  Refundable deposits........            2,092         2,008      1,695      989
  Other accrued liabilities..            8,957         6,955      2,067    1,718
  Income taxes payable.......    6       4,878           --         --       --
  Long-term debt due within
   one year..................    7      10,157         3,655      3,446    3,052
  Deferred revenue...........            4,699         3,098        160    1,456
  Note payable to Magna......   11      35,240           --         --       --
                                      --------      --------   -------- --------
                                        79,644        43,532     10,643   13,649
                                      --------      --------   -------- --------
Long-term debt...............    7      12,162        16,791     15,884   11,609
                                      --------      --------   -------- --------
Other long-term liabilities..   13       1,317         1,317        --       --
                                      --------      --------   -------- --------
Deferred income taxes........    6      54,444           --         --       --
                                      --------      --------   -------- --------
Magna's net investment.......          545,888       302,502    158,275   87,917
                                      --------      --------   -------- --------
                                      $693,455      $364,142   $184,802 $113,175
                                      ========      ========   ======== ========

--------
Commitments and contingencies [notes 7, 11 and 12]


                             See accompanying notes

                         MAGNA ENTERTAINMENT CORP.

          CONSOLIDATED STATEMENTS OF CHANGES IN MAGNA'S NET INVESTMENT
                          [U.S. dollars in thousands]

                                 Nine-month
                                periods ended      Five-month
                                September 30,     period ended   Years ended July 31,
                              ------------------  December 31, --------------------------
                         Note   1999      1998        1998       1998     1997     1996
                         ---- --------  --------  ------------ --------  -------  -------
                                 [unaudited]
Magna's net investment,
 beginning of period....      $302,502  $ 97,702    $158,275   $ 87,917  $49,985  $48,166
Net income (loss).......         3,000    (7,640)     (4,231)    (8,610)  (1,382)  (2,424)
Net contribution by
 Magna..................       244,294    68,501     143,634     80,919   46,498    5,554
Change in currency
 translation
 adjustment.............   8    (3,908)    3,831       4,824     (1,951)  (7,184)  (1,311)
                              --------  --------    --------   --------  -------  -------
Magna's net investment,
 end of period..........      $545,888  $162,394    $302,502   $158,275  $87,917  $49,985
                              ========  ========    ========   ========  =======  =======



                             See accompanying notes

                         MAGNA ENTERTAINMENT CORP.

                  CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
                          COMPREHENSIVE INCOME (LOSS)
                          [U.S. dollars in thousands]

                                      Nine-month
                                    periods ended     Five-month
                                    September 30,    period ended   Years ended July 31,
                                    ---------------  December 31, --------------------------
                            Note     1999    1998        1998       1998     1997     1996
                         ---------- ------  -------  ------------ --------  -------  -------
                                     [unaudited]
Revenue                  10, 11, 14
Racetrack
  Wagering..............            40,156      --       2,513         --       --       --
  Non-wagering..........            18,798      --       1,439         --       --       --
Real estate.............            12,167   17,196      6,597      20,486   15,276    2,460
                                    ------  -------    -------    --------  -------  -------
                                    71,121   17,196     10,549      20,486   15,276    2,460
                                    ------  -------    -------    --------  -------  -------
Costs and expenses
Racetrack
  Operating costs.......            42,299      --       3,461         --       --       --
  General and
   administrative.......             3,993      --         164         --       --       --
Real estate
  Operating costs.......            11,197   20,968      7,293      24,778   13,232    4,084
  General and
   administrative.......             1,299      978      1,169       1,086      647      529
Depreciation and
 amortization...........             4,676    1,737      1,649       1,852    1,824      330
Interest expense........          7  1,259    1,177      1,236       1,399      955      116
Interest income.........          7   (995)     (24)       (15)        (19)     --      (175)
                                    ------  -------    -------    --------  -------  -------
                                    63,728   24,836     14,957      29,096   16,658    4,884
                                    ------  -------    -------    --------  -------  -------
Income (loss) before
 income taxes...........         10  7,393   (7,640)    (4,408)     (8,610)  (1,382)  (2,424)
Income tax provision
 (recovery).............          6  4,393      --        (177)        --       --       --
                                    ------  -------    -------    --------  -------  -------
Net income (loss).......             3,000   (7,640)    (4,231)     (8,610)  (1,382)  (2,424)
Other comprehensive
 income (loss):
  Foreign currency
   translation
   adjustment...........            (3,908)   3,831      4,824      (1,951)  (7,184)  (1,311)
                                    ------  -------    -------    --------  -------  -------
Comprehensive income
 (loss).................            $ (908) $(3,809)   $   593    $(10,561) $(8,566) $(3,735)
                                    ======  =======    =======    ========  =======  =======


                             See accompanying notes

                         MAGNA ENTERTAINMENT CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          [U.S. dollars in thousands]

                                  Nine-month
                                periods ended      Five-month
                                September 30,     period ended  Years ended July 31,
                               -----------------  December 31, -------------------------
                          Note   1999     1998        1998      1998     1997     1996
                          ---- --------  -------  ------------ -------  -------  -------
                                 [unaudited]
Cash provided from (used
 for):

OPERATING ACTIVITIES
Net income (loss).......       $  3,000  $(7,640)   $ (4,231)  $(8,610) $(1,382) $(2,424)
Items not involving
 current cash flows
 Depreciation and
  amortization..........          4,676    1,737       1,649     1,852    1,824      330
 Deferred taxes.........    6       717      --         (177)      --       --       --
                               --------  -------    --------   -------  -------  -------
                                  8,393   (5,903)     (2,759)   (6,758)     442   (2,094)
                               --------  -------    --------   -------  -------  -------
Changes in non-cash
 items related to
 operations
 Residential development
  inventory.............         (3,958)   4,062      (1,797)   (1,256)  (7,620)  (1,608)
 Accounts receivable....          3,112     (139)     (7,285)     (262)    (297)    (319)
 Inventories............            494      111        (570)       (8)    (354)     (10)
 Prepaid expenses and
  other.................           (596)    (209)        244         3      (10)      20
 Accounts payable.......        (11,592)     853       8,526       786      693     (264)
 Accrued salaries and
  wages.................            923      235          84        61      195      134
 Refundable deposits....            246      488         207       654    1,140      --
 Other accrued
  liabilities...........            999       68         681       266      758      602
 Income taxes payable...          3,363      --          --        --       --       --
 Deferred revenue.......           (140)  (5,189)      1,381    (1,354)   1,159      (73)
                               --------  -------    --------   -------  -------  -------
                                  1,244   (5,623)     (1,288)   (7,868)  (3,894)  (3,612)
                               --------  -------    --------   -------  -------  -------
INVESTMENT ACTIVITIES
Acquisition of
 businesses.............    2   (87,579)     --     (118,617)      --       --       --
Real estate property
 additions, net of
 change in residential
 development inventory..        (33,711) (63,601)    (17,944)  (72,460) (41,470) (24,180)
Fixed asset additions...           (889)     (76)       (124)     (183)  (2,109)    (939)
Increase in note
 receivable from Magna..       (146,862)     --          --        --       --       --
                               --------  -------    --------   -------  -------  -------
                               (269,041) (63,677)   (136,685)  (72,643) (43,579) (25,119)
                               --------  -------    --------   -------  -------  -------
FINANCING ACTIVITIES
Increase (decrease) in
 bank indebtedness......         (2,489)  (2,721)     11,602    (4,280)   3,716    1,322
Issues of long-term
 debt...................            --     6,274          48     6,553      --    21,491
Repayment of long-term
 debt...................         (3,198)  (2,729)       (114)   (2,608)  (2,638)     --
Increase in note payable
 to Magna...............         35,240      --          --        --       --       --
Net contribution by
 Magna..................        244,294   68,501     143,634    80,919   46,498    5,554
                               --------  -------    --------   -------  -------  -------
                                273,847   69,325     155,170    80,584   47,576   28,367
                               --------  -------    --------   -------  -------  -------
Effect of exchange rate
 changes on cash and
 cash equivalents.......             (9)       6          11         2      (16)     (24)
                               --------  -------    --------   -------  -------  -------
Net increase (decrease)
 in cash and cash
 equivalents during the
 period.................          6,041       31      17,208        75       87     (388)
Cash and cash
 equivalents, beginning
 of period..............         17,503      233         295       220      133      521
                               --------  -------    --------   -------  -------  -------
Cash and cash
 equivalents, end of
 period.................       $ 23,544  $   264    $ 17,503   $   295  $   220  $   133
                               ========  =======    ========   =======  =======  =======

                             See accompanying notes

                        MAGNA ENTERTAINMENT CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
  (all amounts as at September 30, 1999 and for the nine-month periods ended
                  September 30, 1999 and 1998 are unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES

  The significant accounting policies followed by the Company are set out under "Significant Accounting Policies" preceding these consolidated financial statements.

2. BUSINESS ACQUISITIONS

  The following acquisitions were accounted for using the purchase method:

  [a]Acquisitions in the nine-month period ended September 30, 1999

   Gulfstream Park

   On September 1, 1999, the Company acquired all the outstanding capital stock of Gulfstream for a purchase price, including estimated transaction costs, of $81.2 million (net of cash acquired of $8.0 million) payable in cash. Gulfstream, which operates the Gulfstream Park racetrack, is located on approximately 255 acres of land in the cities of Hallandale and Aventura, Florida.

   San Luis Rey Downs

   In May 1999, the Company acquired the real estate assets of SLRD for cash consideration of $6.4 million. SLRD, a horse boarding and training center located in San Diego California, owns approximately 202 acres of real estate.

   The purchase price has been allocated to the assets and liabilities acquired as follows:

                                                    Gulfstream  SLRD   Total
                                                    ---------- ------ -------
   Non-cash working capital deficit................  $(3,978)  $  --  $(3,978)
   Real estate properties..........................   81,700    6,375  88,075
   Fixed assets....................................    1,643      --    1,643
   Other assets....................................   62,543      --   62,543
   Debt due within one year........................   (6,800)     --   (6,800)
   Deferred income tax liabilities.................  (53,904)     --  (53,904)
                                                     -------   ------ -------
   Net assets acquired and total purchase price,
    net of cash acquired...........................  $81,204   $6,375 $87,579
                                                     =======   ====== =======

  [b]Acquisition in the five-month period ended December 31, 1998

   Santa Anita

   In December 1998, the Company completed the acquisition of the Santa Anita racetrack operations and approximately 305 acres of related real estate for $17.6 million and $101.0 million, respectively, for total consideration of $118.6 million.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)

   The purchase price has been allocated to the assets and liabilities acquired as follows:

     Net working capital deficit..................................... $ (7,428)
     Building improvements...........................................   19,804
     Fixed assets....................................................    6,513
     Other long term liabilities.....................................   (1,317)
                                                                      --------
                                                                        17,572
     Land and buildings..............................................  101,045
                                                                      --------
                                                                      $118,617
                                                                      ========

   Pro-forma Impact

   If the acquisition of the Santa Anita racetrack and related real estate completed during the five-month period ended December 31, 1998 had occurred on August 1, 1997, the Company's unaudited pro forma revenue would have been $22.0 million for the five-month period ended December 31, 1998 (for the year ended July 31, 1998--$87.6 million) and pro forma net loss would have been $8.5 million for the five-month period ended December 31, 1998 (for the year ended July 31, 1998--$1.1 million net loss).

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


3. REAL ESTATE PROPERTIES

   Real estate properties consist of:

                                                                July 31,
                                 September 30, December 31, ------------------
                                     1999          1998       1998      1997
                                 ------------- ------------ --------  --------
                                  [unaudited]
   Residential development
    inventory..................    $ 19,168      $ 16,573   $ 13,908  $ 12,072
                                   --------      --------   --------  --------
   Revenue producing properties
   Cost
     Land and improvements.....      86,499        36,850     10,981     9,901
     Buildings.................      78,087        56,840     14,922    12,586
     Construction in progress..      30,972         2,814        --         20
                                   --------      --------   --------  --------
                                    195,558        96,504     25,903    22,507
   Accumulated depreciation
     Buildings.................      (4,480)       (2,317)    (1,608)     (678)
                                   --------      --------   --------  --------
   Revenue producing
    properties, net............     191,078        94,187     24,295    21,829
                                   --------      --------   --------  --------
   Properties under and held
    for development
   Cost
     Land and improvements.....     143,355       126,652     60,706    48,441
     Buildings.................         796           517        524       --
     Construction in progress..       6,180         4,389        302       --
                                   --------      --------   --------  --------
   Properties under and held
    for development............     150,331       131,558     61,532    48,441
                                   --------      --------   --------  --------
   Properties available for
    sale
   Cost
     Land and improvements.....      53,455        53,935     52,374    19,754
     Buildings.................      28,408        30,256     28,070     6,181
     Furniture and fixtures....       1,725         1,725      1,725     1,725
                                   --------      --------   --------  --------
                                     83,588        85,916     82,169    27,660
   Accumulated depreciation
     Buildings.................      (1,651)         (871)      (325)      (79)
     Furniture and fixtures....        (717)         (673)      (576)     (423)
                                   --------      --------   --------  --------
   Properties available for
    sale, net..................      81,220        84,372     81,268    27,158
                                   --------      --------   --------  --------
                                   $441,797      $326,690   $181,003  $109,500
                                   ========      ========   ========  ========

  The classifications of properties above represent the Company's current intentions with respect to future use (e.g. development or sale).

  Depreciation has ceased on properties classified as available for sale.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


4. FIXED ASSETS

   Fixed assets consist of:

                                                                   July 31,
                                     Septembert 30, December 31, --------------
                                          1999          1998      1998    1997
                                     -------------- ------------ ------  ------
                                      [unaudited]
   Cost
     Machinery and equipment........     $9,785        $7,632    $3,036  $2,724
     Furniture and fixtures.........      2,371         2,225       --      --
                                         ------        ------    ------  ------
                                         12,156         9,857     3,036   2,724
   Accumulated depreciation
     Machinery and equipment........     (2,391)       (1,610)   (1,150)   (565)
     Furniture and fixtures.........       (233)          (26)      --      --
                                         ------        ------    ------  ------
                                         $9,532        $8,221    $1,886  $2,159
                                         ======        ======    ======  ======

5. OTHER ASSETS

   Other assets consist of racing licenses as follows:

                                                                    July 31,
                                       September 30, December 31, -------------
                                           1999          1999      1998   1997
                                       ------------- ------------ ------ ------
                                        [unaudited]
Licenses
  Cost................................    $62,543       $  --     $  --  $  --
  Accumulated amortization............       (304)         --        --     --
                                          -------       ------    ------ ------
                                          $62,239       $  --     $  --  $  --
                                          =======       ======    ====== ======


6. INCOME TAXES

  [a] Income taxes for SAC, LATC, Gulfstream, MVB (from January 1, 1999), MGE and other separate tax paying legal entities at September 30, 1999, have been recorded based on their separate tax positions using the liability method of tax allocation. Income taxes with respect to the other components of the consolidated statements of income (loss) and comprehensive income (loss) have been recorded at statutory rates based on income before taxes as included in the consolidated statements of income (loss) and comprehensive income (loss) as though such components were separate tax paying entities. Given that the revenues and expenses of this latter component of the consolidated statements of income
      (loss) and comprehensive income (loss) have been prepared on a carve out basis from Magna, the resulting income taxes payable and deferred income tax assets and liabilities have been included in Magna's net investment.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


  [b] The provision for income taxes differs from the expense that would be obtained by applying United States federal statutory rates as a result of the following:

                               Nine-month
                             periods ended     Five-month
                             September 30,    period ended  Years ended July 31,
                             ---------------  December 31, ------------------------
                              1999    1998        1998       1998     1997    1996
                             ------  -------  ------------ --------  ------  ------
                              [unaudited]
   Expected provision
    (recovery):
     Federal statutory
      income tax rate
      (35%)................  $2,588  $(2,674)   $(1,543)   $ (3,014) $ (484) $ (848)
     State income tax......     630      --         --          --      --      --
     Losses not benefited..   1,174    2,674      1,366       3,014     484     848
     Foreign rate
      differentials........     (10)     --         --          --      --      --
     Other.................      11      --         --          --      --      --
                             ------  -------    -------    --------  ------  ------
     Income tax provision
      (recovery)...........  $4,393  $   --     $  (177)   $    --   $  --   $  --
                             ======  =======    =======    ========  ======  ======

    The income tax provision relates entirely to the income of SAC and LATC less losses generated by Gulfstream and certain other U.S. legal entities. Other components of the Company are in a loss position. The tax benefits of certain of these losses have been utilized by Magna and are not available to the Company. However, the future tax benefits of the income tax loss carryforwards of MVB (from January 1, 1999), MGE and other separate tax paying entities at September 30, 1999 are available to the Company. These losses amount to $7.1 million of which $0.5 million expire in the year 2006 and the remainder have no expiry date.

   [c] The details of income (loss) before income taxes by jurisdiction are as follows:

                        Nine-month
                       periods ended     Five-month
                       September 30,    period ended  Years ended July 31,
                      ----------------  December 31, -------------------------
                       1999     1998        1998      1998     1997     1996
                      -------  -------  ------------ -------  -------  -------
                        [unaudited]
   United States..... $10,721  $  (193)   $  (540)   $  (243) $   (92) $  (211)
   Foreign...........  (3,328)  (7,447)    (3,868)    (8,367)  (1,290)  (2,213)
                      -------  -------    -------    -------  -------  -------
                      $ 7,393  $(7,640)   $(4,408)   $(8,610) $(1,382) $(2,424)
                      =======  =======    =======    =======  =======  =======

                        MAGNA ENTERTAINMENT CORP.

(all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
  (all amounts as at September 30, 1999 and for the nine-month periods ended
                  September 30, 1999 and 1998 are unaudited)


   [d] The details of the income tax provision (recovery) are as follows:

                                        Nine-month
                                       periods ended Five-month    Years ended
                                       September 30, period ended    July 31,
                                       --------------December 31, --------------
                                        1999   1998      1998     1998 1997 1996
                                       ------- ------------------ ---- ---- ----
                                        [unaudited]
   Current provision
     United States.................... $ 3,676 $ --     $ --      $--  $--  $--
     Foreign..........................     --    --       --       --   --   --
                                       ------- -----    -----     ---- ---- ----
                                         3,676   --      ---       --   --   --
                                       ------- -----    -----     ---- ---- ----
   Deferred provision
     United States....................     717   --      (177)     --   --   --
     Foreign..........................     --    --       --       --   --   --
                                       ------- -----    -----     ---- ---- ----
                                           717   --      (177)     --   --   --
                                       ------- -----    -----     ---- ---- ----
                                       $ 4,393 $ --     $(177)    $--  $--  $--
                                       ======= =====    =====     ==== ==== ====

   [e] Deferred income taxes have been provided on temporary differences, which consist of the following:

                                  Nine-month
                                periods ended     Five-month   Years ended
                                September 30,    period ended    July 31,
                               ----------------  December 31, ----------------
                                  1999     1998      1998     1998  1997  1996
                               ----------- ----  ------------ ----  ----  ----
                               [unaudited]
   Tax depreciation in excess
    of book depreciation.....    $  540    $--      $ --      $--   $--   $--
   Tax benefit of loss
    carryforwards............    (1,174)   (587)     (451)    (689)  (45)  --
   Utilization of loss
    carryforwards............       177     --        --       --    --    --
   Increase in valuation al-
    lowance..................     1,174     587       274      689    45   --
                                 ------    ----     -----     ----  ----  ----
                                 $  717    $--      $(177)    $--   $--   $--
                                 ======    ====     =====     ====  ====  ====

  [f] Deferred tax assets and liabilities for SAC, LATC, Gulfstream, MVB
    (from January 1, 1999), MGE, and other separate tax paying entities at September 30, 1999 consist of the following temporary differences:

                                                                    July 31,
                                                                   -----------
                                        September 30, December 31,
                                            1999          1998     1998   1997
                                        ------------- ------------ -----  ----
                                         [unaudited]
   Assets
     Tax benefit of loss
      carryforwards...................     $ 2,419      $ 1,288    $ 787  $ 39
     Valuation allowance..............      (2,419)      (1,111)    (787)  (39)
                                           -------      -------    -----  ----
                                           $   --       $   177    $ --   $--
                                           =======      =======    =====  ====
   Liabilities
     Real estate properties book value
      in excess of tax value..........     $27,005      $   --     $ --   $--
     Other assets book value in excess
      of tax value....................      27,546          --       --    --
     Other............................        (107)         --       --    --
                                           -------      -------    -----  ----
                                           $54,444      $   --     $ --   $--
                                           =======      =======    =====  ====

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


  Included in Magna's net investment at September 30, 1999 are additional net deferred tax liabilities totaling $3.8 million representing temporary differences on other assets and liabilities carved out from Magna (excluding assets and liabilities held by SAC, LATC, Gulfstream, MVB, MGE and other separate tax paying entities at September 30, 1999). Such temporary differences consist principally of real estate properties book value in excess of tax value.

7. DEBT AND COMMITMENTS

   [a] The Company's long-term debt, consists of the following:

                                                                   July 31,
                                                                ---------------
                                     September 30, December 31,
                                         1999          1998      1998    1997
                                     ------------- ------------ ------- -------
                                      [unaudited]
   Bank term line of credit with
    permitted borrowings of $18.8
    million (Austrian Schillings
    240 million), bearing interest
    at VIBOR [Vienna Interbank
    Overnight Rate] plus 0.625% per
    annum, payable quarterly. The
    advance is repayable in six
    annual installments of
    principal of $3.1 million
    (Austrian Schillings 40
    million) beginning on July 31,
    1997. The Company has provided
    two first mortgages on real
    estate properties as security
    for this facility..............     $ 9,346      $13,567    $12,784 $14,661
   Bank term line of credit,
    bearing interest at LIBOR
    [London Interbank Overnight
    Rate] plus 1.25% per annum,
    payable in annual installments
    with a final balloon payment
    due February 16, 2000. The
    Company has pledged the assets
    of one of its subsidiaries as
    security for this facility.....       6,800          --         --      --
   Mortgages outstanding with vari-
    ous Austrian banks and local
    governments (Austrian Schil-
    lings 76 million), bearing in-
    terest at rates ranging from
    0.5% to 6.75% per annum, pay-
    able in semi-annual install-
    ments. The mortgages are repay-
    able over various periods to
    2037...........................       5,896        6,578      6,261     --
   Term loan, bearing interest at a
    fixed rate of 4% per annum pay-
    able annually. The advance is
    repayable in 10 annual install-
    ments of principal of $35 thou-
    sand (Austrian Schillings 0.4
    million) commencing December
    31, 1997.......................         277          301        285     --
                                        -------      -------    ------- -------
                                         22,319       20,446     19,330  14,661
   Less due within one year........      10,157        3,655      3,446   3,052
                                        -------      -------    ------- -------
                                        $12,162      $16,791    $15,884 $11,609
                                        =======      =======    ======= =======

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


  [b] Future principal repayments on long-term debt at December 31, 1998 are as follows:

     1999............................................................... $ 3,655
     2000...............................................................   3,631
     2001...............................................................   3,624
     2002...............................................................   3,624
     2003...............................................................     232
     Thereafter.........................................................   5,680
                                                                         -------
                                                                         $20,446
                                                                         =======

  [c] Net interest expense (income) includes:

                                Nine-month
                              periods ended   Five-month
                              September 30,  period ended Years ended July 31,
                              -------------- December 31, ----------------------
                               1999   1998       1998      1998    1997   1996
                              ------ ------- ------------ ------- ------- ------
                               [unaudited]
     Interest cost, gross
       External debt......... $  909 $   760    $  371    $ 1,021 $   829 $ 136
       Magna debt............    679     864     1,055        986     520   256
                              ------ -------    ------    ------- ------- -----
                               1,588   1,624     1,426      2,007   1,349   392
     Less: Interest
      capitalized............    329     447       190        608     394   276
                              ------ -------    ------    ------- ------- -----
     Interst expense.........  1,259   1,177     1,236      1,399     955   116
     Interest income
       External..............    216      24        15         19     --    175
       Internal..............    779     --        --         --      --    --
                              ------ -------    ------    ------- ------- -----
     Interest expense
      (income), net.......... $  264 $ 1,153    $1,221    $ 1,380 $   955 $ (59)
                              ====== =======    ======    ======= ======= =====

     Interest capitalized relates to real estate properties under or held for development.

    Interest paid in cash for the nine-month period ended September 30, 1999 and the five-month period ended December 31, 1998 was $1.8 million and $1.2 million, respectively (for the years ended July 31, 1998--$1.9 million; 1997--$1.4 million; 1996--$0.4 million).

  [d] At September 30, 1999, the Company had commitments under operating leases requiring annual rental payments for the fiscal periods ending December 31 as follows:

     1999 (remaining three months)........................................ $ 89
     2000.................................................................  312
     2001.................................................................  200
     2002.................................................................   20
                                                                           ----
                                                                           $621
                                                                           ====

    For the nine-month period ended September 30, 1999 and five-month period ended December 31, 1998, payments under operating leases amounted to approximately $264 thousand and $39 thousand, respectively (for the years ended July 31, 1998--$44 thousand; 1997--$49 thousand; 1996--$7 thousand).

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


8. CURRENCY TRANSLATION ADJUSTMENT

  Unrealized translation adjustments arise on the translation to U.S. dollars of assets and liabilities of the Company's self-sustaining foreign operations. During the nine-month period ended September 30, 1999, the Company incurred an unrealized currency translation loss of $3.9 million, primarily from the weakening of the Austrian Schilling against the U.S. dollar during the period (an unrealized gain of $4.8 million for the five-month period ended December 31, 1998 and unrealized losses for the years ended July 31, 1998--$2.0 million; 1997--$7.2 million; 1996--$1.3 million).

9. FINANCIAL INSTRUMENTS

  [a] Fair Value

    The methods and assumptions used to estimate the fair value of financial instruments are described below. Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop estimates of fair value. Accordingly, estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

    Cash and cash equivalents, accounts receivable, bank indebtedness, accounts payable, income taxes payable, refundable deposits and accrued liabilities

    Due to the short period to maturity of these instruments, the carrying values as presented in the consolidated balance sheets are reasonable estimates of fair value.

    Long-term debt

    The fair value of the Company's long-term debt, based on current rates for debt with similar terms and maturities, are not materially different from their carrying value.

  [b] Credit Risk

    The Company's financial assets that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivable.

    Cash and cash equivalents, which consist of short-term investments, including commercial paper, is only invested in entities with an investment grade credit rating. Credit risk is further reduced by limiting the amount which is invested in any one government or corporation.

    The Company, in the normal course of business, is exposed to credit risk from its customers. However, customer receivables are generally not a significant portion of the Company's total assets and are comprised of a large number of individual customers.

  [c] Interest Rate Risk

    The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities and its current levels of long-term debt balances.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


10. SEGMENTED INFORMATION

  Operating Segments

   The Company has two operating segments: racetrack and real estate operations.

   The following summary presents key information by operating segment.

                                                  Nine-month period ended
                                                    September 30, 1999
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
                                                        [unaudited]
Revenue......................................  $ 58,954   $ 12,167   $ 71,121
Income (loss) before income taxes............    10,637     (3,244)     7,393
Real estate properties and fixed asset
 additions...................................    27,577      7,023     34,600
Real estate properties, fixed and other
 assets, net.................................   304,907    208,661    513,568
Current assets...............................                         179,887
Deferred income tax assets...................                             --
                                                                     --------
Total assets.................................                        $693,455
                                                                     ========

                                                  Nine-month period ended
                                                    September 30, 1998
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
                                                        [unaudited]
Revenue......................................  $    --    $ 17,196   $ 17,196
Loss before income taxes.....................       --      (7,640)    (7,640)
Real estate properties and fixed asset
 additions...................................       --      63,677     63,677
Real estate properties, fixed and other
 assets, net.................................       --     190,866    190,866
Current assets...............................                           2,291
Deferred income tax assets...................                             --
                                                                     --------
Total assets.................................                        $193,157
                                                                     ========

                                                  Five-month period ended
                                                     December 31, 1998
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................  $  3,952   $  6,597   $ 10,549
Loss before income taxes.....................      (435)    (3,973)    (4,408)
Real estate properties and fixed asset
 additions...................................       633     17,435     18,068
Real estate properties, fixed and other
 assets, net.................................   127,767    207,144    334,911
Current assets...............................                          29,054
Deferred income tax assets...................                             177
                                                                     --------
Total assets.................................                        $364,142
                                                                     ========

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)



                                                 Year ended July 31, 1998
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................    $--      $ 20,486   $ 20,486
Loss before income taxes.....................     --        (8,610)    (8,610)
Real estate properties and fixed asset
 additions...................................     --        72,643     72,643
Real estate properties, fixed and other
 assets, net.................................     --       182,889    182,889
Current assets...............................                           1,913
Deferred income tax assets...................                             --
                                                                     --------
Total assets.................................                        $184,802
                                                                     ========

                                                 Year ended July 31, 1997
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................    $--      $ 15,276   $ 15,276
Loss before income taxes.....................     --        (1,382)    (1,382)
Real estate properties and fixed asset
 additions...................................     --        43,579     43,579
Real estate properties, fixed and other
 assets, net.................................     --       111,659    111,659
Current assets...............................                           1,516
Deferred income tax assets...................                             --
                                                                     --------
Total assets.................................                        $113,175
                                                                     ========

                                                 Year ended July 31, 1996
                                              -------------------------------
                                              Racetrack  Real Estate
                                              Operations Operations   Total
                                              ---------- ----------- --------
Revenue......................................    $--      $  2,460   $  2,460
Loss before income taxes.....................     --        (2,424)    (2,424)
Real estate properties and fixed asset
 additions...................................     --        25,119     25,119
Real estate properties, fixed and other
 assets, net.................................     --        75,215     75,215
Current assets...............................                           1,004
Deferred income tax assets...................                             --
                                                                     --------
Total assets.................................                        $ 76,219
                                                                     ========

Geographic Segments

   Revenue by geographic segment of the Company is as follows:

                               Nine-month
                              periods ended   Five-month
                              September 30,  period ended  Years ended July 31,
                             --------------- December 31, ----------------------
                              1999    1998       1998      1998    1997    1996
                             ------- ------- ------------ ------- ------- ------
                               [unaudited]
   United States............ $60,778 $ 1,353   $ 4,707    $ 1,698 $ 1,617 $1,326
   Europe...................  10,343  15,843     5,842     18,788  13,659  1,134
                             ------- -------   -------    ------- ------- ------
                             $71,121 $17,196   $10,549    $20,486 $15,276 $2,460
                             ======= =======   =======    ======= ======= ======

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


   Real estate properties, fixed and other assets by geographic segment of the Company are as follows:

                                                                   July 31,
                                    September 30, December 31, -----------------
                                        1999          1998       1998     1997
                                    ------------- ------------ -------- --------
                                     [unaudited]
   United States...................   $324,182      $146,063   $ 17,687 $ 17,639
   Canada..........................     72,313        64,804     50,742   33,073
   Europe..........................    117,073       124,044    114,460   60,947
                                      --------      --------   -------- --------
                                      $513,568      $334,911   $182,889 $111,659
                                      ========      ========   ======== ========

11. TRANSACTIONS WITH RELATED PARTIES

  [a] During the five-month period ended December 31, 1998, Magna entered into an agreement to purchase from a company associated with members of the family of Mr. F. Stronach and Ms. B. Stronach, the Chairman of the Board and an Executive Vice-President, respectively, of Magna, approximately 200 acres of land and improvements in Aurora, Ontario for a purchase price of approximately $11.0 million. This land is adjacent to land currently owned by Magna and other land subject to a conditional sale agreement by Magna to the Company. As at September 30, 1999, Magna had paid $9.0 million to the vendor in connection with this transaction. The rights to acquire this land and improvements, as well as golf course construction in progress funded by Magna, have been transferred to the Company as part of the Reorganization. The total amount included in properties under and held for development on the consolidated balance sheet at September 30, 1999 for this project is $18.1 million.

  [b] Properties under and held for development includes $20.6 million which represents the book value of the Aurora lands transferred to the Company by Magna under a conditional sale agreement. The conditional sale agreement is subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna retains ownership of the Aurora lands, Magna must return $20.6 million to the Company with interest. Prior to completion of the conditional sale, the property is being leased by the Company from Magna for a nominal amount.

  [c] Properties available for sale includes $4.6 million, which represents the book value of vacant land, transferred to the Company by Magna under two conditional sale agreements. The conditional sale agreements are subject to the successful severance of the affected properties. If severance is not obtained within a specified period such that Magna retains ownership of the properties, Magna must return $4.6 million to the Company with interest.

  [d] The Company has granted a limited term option to Magna to reacquire a real estate property for a fixed price equal to its book value of 50 million Austrian Schillings ($3.9 million). This property is included in properties available for sale.

  [e] At September 30, 1999, the Company had a note outstanding due to Magna in the amount of $35.2 million. On September 1, 1999, Magna invested an additional $250.0 million in cash, by way of equity contribution, in the Company. Of this amount, $146.9 million was loaned back to Magna and is reflected as a note receivable from Magna. The note is due on demand and bears interest at the U.S. prime rate less 1% per annum. Both the note payable and receivable with Magna were settled subsequent to September 30, 1999.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


  [f] Effective March 1, 1999, the Company began charging Magna an access fee for its use of the golf course and related facilities in Oberwaltersdorf, Austria. The yearly fee amounts to $2.7 million. During the nine-months ended September 30, 1999, $1.6 million has been recognized in revenue related to this fee.

    The Company has granted Magna a right of first refusal to purchase the Company's two golf courses.

  [g] One of the Company's subsidiaries has been named as a defendant in a class action brought in a United States District Court by Gutwillig, et al. The plaintiffs in this action claim unspecified compensatory and punitive damages, for restitution and disgorgement of profits, all in relation to forced labor performed by the plaintiffs for such subsidiary and certain other Austrian and German corporate defendants at their facilities in Europe during World War II. As a result of the Reorganization, the Company acquired shares of this subsidiary. Under Austrian law, this subsidiary would be jointly and severally liable for the damages awarded in respect of this class action claim. An Austrian subsidiary of Magna has agreed to indemnify such subsidiary for any damages or expenses associated with this claim.

  [h] A subsidiary of Magna has agreed to indemnify the Company in respect of environmental remediation costs and expenses relating to existing conditions in certain of the Austrian real estate properties.

12. CONTINGENCIES

  [a] The Company generates a substantial amount of its revenue from wagering activities in Southern California and, therefore, it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and changes in tax laws and gaming laws.

  [b] In the ordinary course of business activities, the Company may be contingently liable for litigation and claims with customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the extent of potential costs and losses, if any, management believes, but can provide no assurance, that the ultimate resolution of such contingencies would not have a material adverse effect on the financial position of the Company.

13. EMPLOYEE DEFINED BENEFIT PLANS

  With the acquisition of the Santa Anita racetrack in December 1998, the Company assumed the assets and liabilities of the Retirement Income Plan discussed below.

  This plan consists of a non-contributory defined benefit retirement plan for year-round employees who are at least 21 years of age, have one or more years of service, and are not covered by collective bargaining agreements. Plan assets consist of a group annuity contract with a life insurance company. Plan benefits are based primarily on years of service and qualifying compensation during the final years of employment. Funding requirements comply with federal requirements that are imposed by law. In the event of a "change in control," participants in the defined benefit retirement plan will become fully vested in plan benefits. This occurred on December 10, 1998.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


  The Santa Anita racetrack was acquired in December 1998, and the Company had no defined benefit plans prior thereto. Accordingly, a reconciliation of the benefit obligation, plan assets, funded assets of the plan and the components of the net periodic benefit cost has not been provided for the five-month period ended December 31, 1998 or for any of the years in the three-year period ended July 31, 1998. The benefit obligation and fair value of plan assets as of December 31, 1998 was $7.0 million and $5.7 million, respectively.

  The accrued pension cost is included in other long-term liabilities in the consolidated balance sheets.

  Assumptions used in determining the funded status of the retirement income plan are as follows:

                                                                    December 31,
                                                                        1998
                                                                    ------------
   Weighted average discount rate..................................     6.0%
   Weighted average rate of increase in compensation levels........     3.5%
   Expected long-term rate of return...............................     8.0%

  The measurement date and related assumptions for the funded status of the retirement income plan were as of December 31, 1998.

14. SUPPLEMENTARY FINANCIAL INFORMATION

[a] Quarterly Information (unaudited)

  Summarized quarterly financial information of the Company for the nine-months ended September 30, 1999 and the years ended December 31, 1998 and 1997 is as follows:

   For the nine-months
   ended September 30, 1999   March 31  June 30  September 30              Total
   ------------------------   --------  -------  ------------             --------
   Revenue.................   $39,907   $20,795    $10,419                $ 71,121
   Gross profit (loss).....    19,277     1,750     (3,402)                 17,625
   Net income (loss).......   $ 9,325   $(1,235)   $(5,090)               $  3,000

   For the year ended
   December 31, 1998          March 31  June 30  September 30 December 31  Total
   ------------------         --------  -------  ------------ ----------- --------
   Revenue.................   $ 5,748   $ 4,995    $ 6,453      $ 7,995   $ 25,191
   Gross profit (loss).....    (1,292)   (1,300)    (1,180)         154     (3,618)
   Net loss................   $(2,300)  $(2,464)   $(2,876)     $(2,806)  $(10,446)

   For the year ended
   December 31, 1997          March 31  June 30  September 30 December 31  Total
   ------------------         --------  -------  ------------ ----------- --------
   Revenue.................   $ 2,297   $ 2,249    $ 7,026      $ 3,983   $ 15,555
   Gross profit (loss).....     1,042       489        931           91      2,553
   Net income (loss).......   $  (579)  $(1,057)   $   533      $(1,460)  $ (2,563)

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)


[b] Comparative Information (unaudited)

  Summarized comparative financial information for the five-month period ended December 31, 1997 is as follows:

   Revenue............................................................ $ 5,844
   Real estate costs and expenses
     Operating costs..................................................   6,723
     General and administrative.......................................     248
   Depreciation and amortization......................................     742
   Interest expense...................................................     526
                                                                       -------
   Loss before income taxes...........................................  (2,395)
   Income taxes.......................................................     --
                                                                       -------
   Net loss........................................................... $(2,395)
                                                                       =======

[c] Racetrack wagering revenues are shown net of state and local taxes, stakes, purses and awards as follows:

                                      Nine-month
                                    periods ended   Five-month   Years ended
                                    September 30,  period ended    July 31,
                                    ---------------December 31, --------------
                                      1999   1998      1998     1998 1997 1996
                                    -------- ------------------ ---- ---- ----
                                     [unaudited]
   Total live race day handle less
    patrons' winning tickets......   207,224   --     14,385     --   --   --
   State and local taxes and other
    fees..........................   132,897   --      9,845     --   --   --
   Horsemen stakes, purses, and
    awards........................    38,463   --      2,320     --   --   --
                                    -------- -----    ------    ---- ---- ----
                                      35,864   --      2,220     --   --   --
   Company share of non-live race
    day handle and other .........     4,292   --        293     --   --   --
                                    -------- -----    ------    ---- ---- ----
                                      40,156   --      2,513     --   --   --
                                    ======== =====    ======    ==== ==== ====

15. CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The Company's accounting policies as reflected in these consolidated financial statements do not materially differ from accounting principles generally accepted in Canada ("Canadian GAAP") except for:

  [a] For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of the Canadian Institute of Chartered Accountant Handbook Section 3461 "Employee Future Benefits" on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.

  [b] Under Canadian GAAP, the Company is required to comment on its Year
      2000 readiness.

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)

    The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

    [c] Under Canadian GAAP, there is no requirement to disclose comprehensive income (loss).

16. SUBSEQUENT EVENTS

    [a] At September 30, 1999, the components of Magna's net investment were as follows:

     Deferred income tax assets..................................... $   3,041
     Deferred income tax liabilities................................    (6,859)
     Share capital..................................................  (542,070)
                                                                     ---------
                                                                     $(545,888)
                                                                     =========

    On November 5, 1999, Magna completed the Reorganization described in the Principles of Consolidation section set out under "Significant Accounting Policies" preceding these consolidated financial statements. In addition, the Company's capital structure was established creating Class A Subordinate Voting Stock with one vote per share and Class B Stock with 20 votes per share. As of November 5, 1999, 78,535,328 Class B Stock and nil Class A Subordinate Voting Stock were issued and outstanding.

    On December 30, 1999, a further amendment to the Company's capital structure was effected. On this date, MEC Holdings (Canada) Inc., a wholly owned Canadian subsidiary of the Company, amended its Articles of Incorporation to create a new class of shares, referred to as Exchangeable Shares. Each Exchangeable Share may be exchanged by the holder for one share of Class A Subordinate Voting Stock of the Company. The Exchangeable Shares entitle holders to dividend and other rights economically equivalent to shares of the Company's Class A Subordinate Voting Stock and, through a Voting and Exchange Agreement between Magna, the Company and MEC Holdings (Canada) Inc., to vote at meetings of shareholders of the Company. If not previously exchanged by holders for Class A Subordinate Voting Stock of the Company, the Exchangeable Shares will remain outstanding until October 1, 2001 (or a date after October 1, 2001 but prior to April 1, 2003, as determined by the board of directors of MEC Holdings (Canada) Inc. upon notice to holders of Exchangeable Shares), at which time any Exchangeable Shares still outstanding will be automatically redeemed. The redemption price at such time will be satisfied by the delivery of one share of Class A Subordinate Voting Stock of the Company for each Exchangeable Share.

    On December 30, 1999, 14,823,187 shares of the Company's Class B Stock held by Magna were repurchased by the Company for $110,000,000. On this same date, $110,000,000 was invested by Magna in MEC Holdings (Canada) Inc. in return for 14,823,187 Exchangeable Shares. All of the common shares of MEC Holdings (Canada) Inc. continue to be held by the Company. Given that the Exchangeable Shares are economically equivalent to Class A Subordinate Voting Shares of the Company, the Exchangeable Shares will be included in shareholders' equity in the Company's consolidated balance sheet.

                         MAGNA ENTERTAINMENT CORP.

 (all amounts in U.S. dollars unless otherwise noted and all tabular amounts in thousands, except per share amounts)
   (all amounts as at September 30, 1999 and for the nine-month periods ended
                   September 30, 1999 and 1998 are unaudited)

    Assuming the above issuances of shares occurred at the beginning of the periods presented, basic and diluted earnings (loss) per share would have been as follows:

                                 Nine-month
                                periods ended    Five-month
                                September 30,   period ended  Years ended July 31,
                               ---------------  December 31, -------------------------
                                1999    1998        1998      1998     1997     1996
                               ------- -------  ------------ -------  -------  -------
                                 [unaudited]
     Earnings (loss) per
      share of Class A
      Subordinate Voting and
      Class B Stock and
      Exchangeable Shares:
       Basic and diluted.....  $  0.04 $ (0.10)   $ (0.05)   $ (0.11) $ (0.02) $ (0.03)
     Average number of shares
      of Class A Subordinate
      Voting and Class B
      Stock and Exchangeable
      Shares outstanding
      during the period [in
      thousands]:
       Basic and diluted.....   78,535  78,535     78,535     78,535   78,535   78,535

  [b] On November 12, 1999, the Company completed the acquisition of the Thistledown and Remington Park racetracks in North Randall, Ohio and Oklahoma City, Oklahoma, respectively, for a total purchase price of $24.0 million. Of the total purchase price, $19.5 million was paid in cash and the balance of $4.5 million was paid through the issuance of 650,695 shares of Class A Subordinate Voting Stock.

  [c] On December 10, 1999, the Company completed the acquisition of Golden
      Gate Fields racetrack in Albany and Berkeley, California for a total purchase price of $87.0 million. Of the total purchase price, $60.0 million was paid in cash, $7.0 million was paid through the issuance of 1,012,195 shares of Class A Subordinate Voting Stock and $20.0 million was paid by way of an interest-free promissory note payable, $10.0 million of which matures on the first anniversary of the date of closing and $5.0 million of which matures on each of the second and third anniversaries.

  [d] The Company has signed a definitive agreement to acquire the assets and assume certain liabilities of Great Lakes Downs, Inc. racetrack in Muskegon, Michigan for a purchase price of $1.7 million. The total purchase price of $1.7 million will be paid by the issuance of 267,416 shares of Class A Subordinate Voting Stock. Prior to the proposed acquisition, the Company's President and Chief Executive Officer was a controlling shareholder of Great Lakes Downs, Inc.

  [e] On January 14, 2000, the Company filed a registration statement with the United States Securities and Exchange Commission and a prospectus in Ontario and certain other provinces of Canada in connection with Magna's planned distribution, by way of dividend, of approximately 15.7 million shares comprised of a combination of:

    (i) Exchangeable Shares of MEC Holdings (Canada) Inc. to be distributed to Magna shareholders resident in Canada; and

    (ii) Class A Subordinate Voting Stock of the Company to be distributed to Magna shareholders not resident in Canada.

    Magna will convert the necessary amount of shares of Class B Stock to shares of Class A Subordinate Voting Stock to effect the dividend.

  [f] On December 22, 1999, the Company successfully completed the negotiation of two credit facilities--a $63 million three year term loan facility and a $10 million revolving line of credit, both of which bear interest at rates ranging between the U.S. prime rate and LIBOR plus 2.2% per annum.

                                                                    SCHEDULE III

                         MAGNA ENTERTAINMENT CORP.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               December 31, 1998
                      (Amounts in thousands, U.S. dollars)

                                                           Costs Capitalized
                                       Initial Costs to      Subsequent to      Foreign Exchange       Gross Amount at which
                                           Company            Acquisition            Impact          Carried at Close of Period
                                     -------------------- -------------------- -------------------- ----------------------------
                                             Building and         Building and         Building and         Building and
 Description             Encumbrance  Land   Improvements  Land   Improvements  Land   Improvements  Land   Improvements  Total
 -----------             ----------- ------- ------------ ------  ------------ ------  ------------ ------- ------------ -------
 RACETRACK
 OPERATIONS
 Santa Anita
 Racing facilities
 California,
 U.S.A............            --      25,072    43,277       --         504       --         --      25,072    43,781     68,853
 Land held for
 development
 California,
 U.S.A............            --      52,500       --        --         120       --         --      52,500       120     52,620
 REAL ESTATE
 OPERATIONS
 Golf Course
 Facilities
  Niederoesterreich,
  Austria.........            --       3,721       --      7,120     19,992       937     (4,120)    11,778    15,872     27,650
  Ontario,
  Canada..........            --      11,008       --         11      4,273        33         (4)    11,052     4,269     15,321
 Land
  Ontario,
  Canada..........            --      13,479       --      8,478        --     (2,227)       --      19,730       --      19,730
  Ontario,
  Canada..........            --      11,314       --         96        --       (768)       --      10,642       --      10,642
  Ontario,
  Canada..........            --       2,963       --        225        524      (324)        (7)     2,864       517      3,381
  Ontario,
  Canada..........            --       4,452       --         98        --       (303)       --       4,247       --       4,247
  Ontario,
  Canada..........            --         986       --         48        --        (68)       --         966       --         966
  Ontario,
  Canada..........            --       1,645       --         47        --       (111)       --       1,581       --       1,581
  Ontario,
  Canada..........            --       1,868       --         56        --       (203)       --       1,721       --       1,721
  Ontario,
  Canada..........            --         377       --          1        --        (42)       --         336       --         336
  Ontario,
  Canada..........            --         861       --         10        --        (94)       --         777       --         777
  Ontario,
  Canada..........            --       1,189       --        779        --       (214)       --       1,754       --       1,754
  Ontario,
  Canada..........            --       2,559       --        201        --       (280)       --       2,480       --       2,480
  Ontario,
  Canada..........            --       1,669       --        240        --       (207)       --       1,702       --       1,702
  Kentucky,
  U.S.A...........            --       2,847       --         13        --        --         --       2,860       --       2,860
  Michigan,
  U.S.A...........            --       1,161       --         65        --        --         --       1,226       --       1,226
  Michigan,
  U.S.A...........            --       2,782       --          8        --        --         --       2,790       --       2,790
  Maryland,
  U.S.A...........            --         997       --         18        --        --         --       1,015       --       1,015
  Florida,
  U.S.A...........            --       1,918       --         12        --        --         --       1,930       --       1,930
  New York,
  U.S.A...........            --         725       --        --         --        --         --         725       --         725
  Niederoesterreich,
  Austria.........            --       7,099       --         49        --       (343)       --       6,805       --       6,805
  Niederoesterreich,
  Austria.........            --      21,449       --      2,010        --     (1,122)       --      22,337       --      22,337
  Austria.........            --       6,239       --          4        --        434        --       6,677       --       6,677
  Steienmark,
  Austria.........            --       2,229       --        --         --        155        --       2,384       --       2,384
 Commercial/Industrial
 properties
  Colorado,
  U.S.A...........            --         --      1,045       --         --        --         --         --      1,045      1,045
  Oberoesterreich,
  Austria.........            --       4,011     8,193       --         --        279        571      4,290     8,764     13,054
  Oberoesterreich,
  Austria.........            --           3     3,193       --         821       --         223          3     4,237      4,240
  Wien, Austria...            --       4,888     2,277       --         --        341        159      5,229     2,436      7,665
 Residential
 properties
  Ontario,
  Canada..........            --          70       112       --           6        (5)        (8)        65       110        175
  Colorado,
  U.S.A...........            --         --      1,557       --          60       --         --         --      1,617      1,617
  Colorado,
  U.S.A...........            --         --      3,600       --         --        --         --         --      3,600      3,600
  Florida,
  U.S.A...........            --         669     1,242       --         402       --         --         669     1,644      2,313
  Austria.........          5,839      8,595     7,941        (2)        34       599        552      9,192     8,527     17,719
 Other............                        40       --        --         --         (2)         2         38         2         40
                            -----    -------    ------    ------     ------    ------     ------    -------    ------    -------
                            5,839    201,385    72,437    19,587     26,736    (3,535)    (2,632)   217,437    96,541    313,978
                            =====    =======    ======    ======     ======    ======     ======    =======    ======    =======
                                                               Life on
                                                                which
                                                             Depreciation
                                                              in Latest
                                                                income
                         Accumulated    Date of      Date    statement is
 Description             Depreciation Construction Acquiried Computed(1)
 -----------             ------------ ------------ --------- ------------
 RACETRACK
 OPERATIONS
 Santa Anita
 Racing facilities
 California,
 U.S.A............            123           n/a      1998      40 years
 Land held for
 development
 California,
 U.S.A............            --            n/a      1998           n/a
 REAL ESTATE
 OPERATIONS
 Golf Course
 Facilities
  Niederoesterreich,
  Austria.........          2,194          1996      1994      25 years
  Ontario,
  Canada..........            --        Ongoing      1998           n/a
 Land
  Ontario,
  Canada..........            --
  Ontario,
  Canada..........            --            n/a      1998           n/a
  Ontario,
  Canada..........            --            n/a      1996           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1985           n/a
  Ontario,
  Canada..........            --            n/a      1985           n/a
  Ontario,
  Canada..........            --            n/a      1985           n/a
  Ontario,
  Canada..........            --            n/a      1997           n/a
  Ontario,
  Canada..........            --            n/a      1987           n/a
  Kentucky,
  U.S.A...........            --            n/a      1997           n/a
  Michigan,
  U.S.A...........            --            n/a      1996           n/a
  Michigan,
  U.S.A...........            --            n/a      1996           n/a
  Maryland,
  U.S.A...........            --            n/a      1994           n/a
  Florida,
  U.S.A...........            --            n/a      1994           n/a
  New York,
  U.S.A...........            --            n/a      1998           n/a
  Niederoesterreich,
  Austria.........            --            n/a      1994           n/a
  Niederoesterreich,
  Austria.........            --            n/a      1996           n/a
  Austria.........            --            n/a      1998           n/a
  Steienmark,
  Austria.........            --            n/a      1998           n/a
 Commercial/Industrial
 properties
  Colorado,
  U.S.A...........            505           n/a      1992           n/a
  Oberoesterreich,
  Austria.........            482           n/a      1998           n/a
  Oberoesterreich,
  Austria.........            --            n/a      1998           n/a
  Wien, Austria...             35           n/a      1998           n/a
 Residential
 properties
  Ontario,
  Canada..........              6           n/a      1998           n/a
  Colorado,
  U.S.A...........             83           n/a      1992           n/a
  Colorado,
  U.S.A...........            --            n/a      1995           n/a
  Florida,
  U.S.A...........            267           n/a      1994           n/a
  Austria.........            165           n/a      1998           n/a
 Other............              1
                         ------------
                            3,861
                         ============

----
(1) Depreciation has ceased on properties available for sale. See note 3 to the Company's Consolidated Financial Statements.

                                                                    SCHEDULE III

                         MAGNA ENTERTAINMENT CORP.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               December 31, 1998
                      [Amounts in thousands, U.S. dollars]

                                           Five-month
                                          period ended  Years ended July 31,
                                          December 31, ------------------------
                                              1998      1998     1997     1996
                                          ------------ -------  -------  ------
COST
Balance at beginning of period...........   169,604     98,608   67,719  44,842
 Additions during the period:
  Acquisitions...........................   132,578     66,194   33,843   5,998
  Improvements...........................     6,250      6,099    6,346  17,996
 Foreign exchange impact.................     5,546     (1,297)  (9,300) (1,117)
                                            -------    -------  -------  ------
Balance at close of period...............   313,978    169,604   98,608  67,719
                                            -------    -------  -------  ------
ACCUMULATED DEPRECIATION
Balance at beginning of period...........     2,509      1,180      319     151
 Additions during the period:
  Depreciation and amortization..........     1,233      1,289      966     169
 Foreign exchange impact.................       119         40     (105)     (1)
                                            -------    -------  -------  ------
Balance at close of period...............     3,861      2,509    1,180     319
                                            -------    -------  -------  ------
Net book value...........................   310,117    167,095   97,428  67,400
Residential development inventory........    16,573     13,908   12,072   6,858
                                            -------    -------  -------  ------
Real estate properties, net..............   326,690    181,003  109,500  74,258
                                            =======    =======  =======  ======

                              FINANCIAL STATEMENTS

                          Los Angeles Turf Club, Inc.

           For the periods from January 1, 1998 to December 10, 1998,
             November 6, 1997 to December 31, 1997, January 1, 1997
          to November 5, 1997 and for the year ended December 31, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors
Los Angeles Turf Club, Inc.

   We have audited the accompanying balance sheets of the Los Angeles Turf Club, Inc. (the Company) as of December 10, 1998 and December 31, 1997, and the related statements of operations, shareholder's equity (deficit) and cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 10, 1998 and December 31, 1997 and the results of its operations and its cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996, in conformity with accounting principles generally accepted in the United States.

Los Angeles, California                                       Ernst & Young LLP
June 11, 1999                                      Certified Public Accountants

                          LOS ANGELES TURF CLUB, INC.

                                 BALANCE SHEETS
                       (in thousands, except share data)

                                                      December 10, December 31,
                                                          1998         1997
                                                      ------------ ------------
ASSETS
Current assets:
  Cash and cash equivalents..........................   $    221     $ 15,632
  Accounts receivable, net of allowance of $238 at
   December 10, 1998, and $367 at December 31, 1997..      2,204        2,417
  Prepaid expenses and other assets..................      1,221        1,393
                                                        --------     --------
    Total current assets.............................      3,646       19,442
                                                        --------     --------
Equipment............................................     11,928       10,805
Accumulated depreciation.............................     (1,424)        (224)
                                                        --------     --------
                                                          10,504       10,581
                                                        --------     --------
Other assets.........................................      1,699        1,699
                                                        --------     --------
    Total assets.....................................   $ 15,849     $ 31,722
                                                        ========     ========
LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable...................................   $  1,730     $ 10,736
  Accrued deferred compensation cost.................      3,850        3,977
  Accrued benefit plan cost..........................      1,304        1,304
  Other liabilities..................................      6,201       10,033
  Borrowing under line of credit.....................      2,500          --
  Due to affiliates..................................     20,719       23,718
                                                        --------     --------
    Total current liabilities........................     36,304       49,768
Deferred revenue.....................................      1,812        1,349
Deferred income taxes................................      2,265        2,265
                                                        --------     --------
    Total liabilities................................     40,381       53,382
                                                        --------     --------
Shareholder's deficit:
  Common stock, $1,000 par value; 25 shares
   authorized, issued and outstanding................         25           25
  Additional paid-in capital.........................      8,314        6,960
  Receivable from parent.............................    (15,868)     (13,355)
  Retained earnings (deficit)........................    (17,003)     (15,290)
                                                        --------     --------
    Total shareholder's deficit......................    (24,532)     (21,660)
                                                        --------     --------
    Total liabilities and shareholder's deficit......   $ 15,849     $ 31,722
                                                        ========     ========


                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                            STATEMENTS OF OPERATIONS
                                 (in thousands)

                               Period       Period       Period
                                From         From         From
                             January 1,  November 6,   January 1,
                            1998 through 1997 through 1997 through  Year Ended
                            December 10, December 31, November 5,  December 31,
                                1998         1997         1997         1996
                            ------------ ------------ ------------ ------------
Revenues:
  Wagering commissions....    $41,043      $ 2,950      $39,701      $44,781
  Admission related.......     21,940        2,278       20,334       23,825
  Interest and other......        179           39          615          581
                              -------      -------      -------      -------
                               63,162        5,267       60,650       69,187
                              -------      -------      -------      -------
Costs and expenses:
  Horse racing operating
   costs..................     48,437        6,407       49,279       48,735
  Depreciation and
   amortization...........      1,200          171        2,570        3,212
  General and
   administrative.........      3,965          742        4,821        6,353
  Interest and other......      1,089           30          110          788
  Rental expense..........     10,184          740        9,895       10,861
                              -------      -------      -------      -------
                               64,875        8,090       66,675       69,949
                              -------      -------      -------      -------
Loss before income taxes..     (1,713)      (2,823)      (6,025)        (762)
Income taxes..............        --           --           --           --
                              -------      -------      -------      -------
Net loss..................    $(1,713)     $(2,823)     $(6,025)     $  (762)
                              =======      =======      =======      =======
Basic and diluted loss per
 share....................    $ (68.5)     $(112.9)     $(241.0)     $ (30.5)
                              =======      =======      =======      =======


                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
  For the Periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and the Year Ended December 31, 1996
                       (in thousands, except share data)

                         Common Stock  Additional Receivable Retained
                         -------------  Paid-in      From    Earnings
                         Shares Amount  Capital     Parent   (Deficit)   Total
                         ------ ------ ---------- ---------- ---------  --------
Balance, December 31,
 1995...................    25   $ 25    $1,895    $(16,417) $ 22,053   $  7,556
  Addition to receivable
   from parent..........   --     --        --         (325)      --        (325)
  Contributed capital...   --     --      3,208         --        --       3,208
  Net loss..............   --     --        --          --       (762)      (762)
                          ----   ----    ------    --------  --------   --------
Balance, December 31,
 1996...................    25     25     5,103     (16,742)   21,291      9,677
  Payment of receivable
   from parent..........   --     --        --        4,015       --       4,015
  Contributed capital...   --     --      1,494         --        --       1,494
  Net loss..............   --     --        --          --     (6,025)    (6,025)
                          ----   ----    ------    --------  --------   --------
Balance, November 5,
 1997...................    25     25     6,597     (12,727)   15,266      9,161
  Purchase accounting
   adjustment...........   --     --        --          --    (27,733)   (27,733)
  Addition to receivable
   from parent..........   --     --        --         (628)      --        (628)
  Contributed capital...   --     --        363         --        --         363
  Net loss..............   --     --        --          --     (2,823)    (2,823)
                          ----   ----    ------    --------  --------   --------
Balance, December 31,
 1997...................    25     25     6,960     (13,355)  (15,290)   (21,660)
  Addition to receivable
   from parent..........   --     --        --       (2,513)      --      (2,513)
  Contributed capital...   --     --      1,354         --        --       1,354
  Net loss..............   --     --        --          --     (1,713)    (1,713)
                          ----   ----    ------    --------  --------   --------
Balance, December 10,
 1998...................    25   $ 25    $8,314    $(15,868) $(17,003)  $(24,532)
                          ====   ====    ======    ========  ========   ========


                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                            Period from  Period from  Period from
                             January 1,  November 6,   January 1,
                            1998 through 1997 through 1997 through  Year Ended
                            December 10, December 31, November 5,  December 31,
                                1998         1997         1997         1996
                            ------------ ------------ ------------ ------------
Cash flows from operating
 activities:
 Net loss..................   $ (1,713)    $(2,823)     $ (6,025)    $  (762)
 Adjustments to reconcile
  net loss to net cash
  (used in) provided by
  operating activities:
  Depreciation and
   amortization............      1,200         171         2,570       3,212
  Deferred income taxes....        --          --            --         (327)
  Decrease (increase) in
   accounts receivable,
   net.....................        213          55           (88)        665
  Decrease (increase) in
   prepaid expenses and
   other assets............        172         231          (224)       (658)
  (Decrease) increase in
   accounts payable........     (9,006)      7,148        (7,243)      1,758
  (Decrease) increase in
   other liabilities,
   deferred compensation
   and permanent employee
   compensation............     (3,959)     (2,831)          764        (842)
  Increase (decrease) in
   deferred revenues.......        463         540        (1,030)       (540)
                              --------     -------      --------     -------
 Net cash (used in)
  provided by operating
  activities...............    (12,630)      2,491       (11,276)      2,506
                              --------     -------      --------     -------
Cash flows from investing
 activities:
 Additions to equipment....     (1,123)     (1,805)       (7,051)     (4,550)
                              --------     -------      --------     -------
 Net cash used in investing
  activities...............     (1,123)     (1,805)       (7,051)     (4,550)
                              --------     -------      --------     -------
Cash flows from financing
 activities:
 Repayment of bank loans
  payable..................        --          (82)         (785)       (868)
 Borrowing under line of
  credit...................      2,500         --            --          --
 (Decrease) increase in due
  to/from affiliates.......     (2,999)     10,985         7,823      (2,050)
 Contributed capital.......      1,354         366         1,494       3,208
 (Increase) decrease in
  receivable from parent...     (2,513)       (628)        4,015        (325)
                              --------     -------      --------     -------
 Net cash (used in)
  provided by financing
  activities...............     (1,658)     10,641        12,547         (35)
                              --------     -------      --------     -------
Net (decrease) increase in
 cash and cash
 equivalents...............    (15,411)     11,327        (5,780)     (2,079)
Cash and cash equivalents
 at beginning of period....     15,632       4,305        10,085      12,164
                              --------     -------      --------     -------
Cash and cash equivalents
 at end of period..........   $    221     $15,632      $  4,305     $10,085
                              ========     =======      ========     =======
Supplemental Cash Flow
 Information (see Notes 3
 and 9):
 Interest paid for the
  period...................   $     58     $   --       $    111     $   288
                              ========     =======      ========     =======

                            See accompanying notes.

                          LOS ANGELES TURF CLUB, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 December 10, 1998, December 31, 1997 and 1996

1. Basis of Presentation

   Los Angeles Turf Club, Inc. ("LATC" or the "Company") was incorporated in 1979 and is a successor of a corporation originally organized in 1934 to conduct thoroughbred horse racing at Santa Anita Racetrack ("Santa Anita") in Southern California. Prior to November 5, 1997, LATC was a wholly owned subsidiary of Santa Anita Operating Company and Subsidiaries ("SAOC" or "Parent"). On November 5, 1997, Meditrust Acquisition Company ("Meditrust") merged with SAOC and changed its name to Meditrust Operating Company. The merger has been accounted for as a purchase and the assets and liabilities of LATC were recorded at their fair market value as of November 5, 1997. A complete change in accounting basis is appropriate because of the change in control of voting interests. The financial statements for the periods subsequent to November 5, 1997 present the financial position of the Company and its results of operations after the allocation of the purchase price relating to the Meditrust acquisition. The accompanying financial statements for the periods prior to and including November 5, 1997 do not include the effects of Meditrust's purchase accounting for the acquisition (Note 3). On December 10, 1998, LATC was acquired by a wholly-owned subsidiary of Magna International Inc.

   The accompanying financial statements include the balance sheet and income statement accounts of LATC. Certain costs incurred by LATC's Parent on the Company's behalf have been allocated to LATC on the specific identification basis. The statement of operations may not necessarily be indicative of the revenues and expenses that would have resulted had LATC operated as a stand alone entity.

2. Summary of Significant Accounting Policies

   The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, which conform, in all material respects, with accounting principles generally accepted in Canada except as described in Note 11 to these financial statements.

Property, Plant and Equipment

   Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS No. 121"). FAS No. 121 requires that impairment losses be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the undiscounted cash flows to be generated by these assets are less than their carrying amount. No such impairment losses were recorded during the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 or for the year ended December 31, 1996.

   Depreciation of property, plant and equipment is provided primarily on the straight-line method generally over the following estimated useful lives:

     Machinery and other equipment................................ 5 to 15 years
     Leasehold improvements....................................... 5 to 15 years

   Expenditures which materially increase property lives are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or disposed of, the related cost and accumulated depreciation is removed from the accounts and any gain or loss reflected in current operations.

                          LOS ANGELES TURF CLUB, INC.

Deferred Revenues

   Deferred revenues consist of prepaid admission tickets and parking, which are recognized as income ratably over the period of the related race meet. Also, deferred revenue includes prepaid rent from another thoroughbred horse racing corporation, Oak Tree Racing Association ("OTRA"), which utilizes the Company's racetrack for a portion of the year. Prepaid rent is recognized over the remaining term of the lease.

Cash and Cash Equivalent

   Highly liquid short-term investments, with remaining maturities of three months or less at the date of acquisition, are considered cash equivalents.

Allowance for Bad Debts

   Management periodically evaluates the collectibility of accounts receivable and adjusts the allowance for doubtful accounts to reflect the amounts estimated to be uncollectible .

Advertising

   Costs incurred for production and communicating advertising are generally expensed when incurred. Costs incurred for promotions for specific live race days are expensed on the applicable race day. Advertising cost of $3,175,000, $262,000, $2,331,000, and $1,773,000 were incurred for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, respectively and are included in horse racing operating costs in the accompanying financial statements.

Revenues and Costs

   The Company records operating revenues associated with thoroughbred horse racing at Santa Anita Racetrack on a daily basis, except for season admissions which are recorded ratably over the racing season.

Horse Racing Revenues and Direct Operating Costs

   Horse racing revenues and direct operating costs are shown net of state and local taxes, stakes, purses and awards.

Earnings Per Share

   Basic earnings per share is computed by dividing the Company's net income or loss by the weighted average number of common shares outstanding during the period which was 25 shares for each of the periods presented. The Company does not have any dilutive securities.

New Accounting Standards

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. SFAS 130 became effective in the first quarter of 1998 and had no impact on the Company's financial statements. SFAS No. 131 establishes new standards on reporting information about operating segments in both annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major

                          LOS ANGELES TURF CLUB, INC.

customers. The adoption of the new requirements of SFAS No. 131 did not impact the Company's disclosure of segment information because the Company operates in one line of business.

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No.133, "Accounting for Derivative Instruments" ("SFAS No. 133"). SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS No. 133 will have no impact on its financial position or results of operations.

Concentration of Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the number of satellite locations and Santa Anita group event patrons.

   The Company generates the majority of its revenue from wagering activities in Southern California and therefore it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and changes in tax laws and gaming laws.

Fair Value of Financial Instruments

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated values for the Company as of December 10, 1998 and December 31, 1997 are not necessarily indicative of the amounts that could be realized in current market exchanges.

   For those financial instruments for which it is practicable to estimate value, management has determined that the carrying amounts of the Company's financial instruments approximate their fair value as of December 10, 1998 and December 31, 1997.

Risks and Uncertainties

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates in the near term.

3. Acquisition of the Company by Meditrust Acquisition Company

   On November 5, 1997, Meditrust acquired LATC. Accordingly, the Company has adjusted the carrying value of its assets and liabilities to reflect the cost of Meditrust's investment in LATC in accordance with Accounting Principle Board Opinion No. 16. As a result, $19,100,000 was allocated to assets and $37,672,000 was allocated to liabilities, with the remaining balance being recorded as a reduction to shareholder's equity.

                          LOS ANGELES TURF CLUB, INC.

   The Company's statement of operations reflects depreciation and amortization based on a historic basis through November 5, 1997 and incorporates the adjusted basis of the Company's assets and liabilities subsequent to November 5, 1997.

4. Executive Severance

   During the period of January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, pursuant to resignation agreements with certain executive officers, the Company incurred $351,000 and $851,000, respectively, in executive severance costs which have been charged to general and administrative expenses in the statements of operations.

5. Loans Payable

   The Company entered into a sale-leaseback transaction related to the financing of television, video monitoring and production equipment under a five-year lease which expired in December 1997. This financing arrangement was accounted for as a capital lease.

6. Borrowing Under Line of Credit

   At December 10, 1998, the Company had $2,500,000 outstanding under an unsecured line of credit. Interest on the line of credit was based on prime plus 0.5% (8.25% at December 10, 1998). The outstanding balance under the line of credit was paid off subsequent to December 10, 1998.

7. Income Taxes

   Income taxes are calculated on a separate return basis. Historically, the Company has filed consolidated returns with its Parent. Deferred income taxes arise from temporary differences in the recognition of some items of revenue and expense for financial statement and tax reporting purposes. The sources of temporary differences and their related tax effects for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 are as follows:

                              January 1,  November 6,    January 1,
                             1998 through 1997 through  1997 through   Year ended
                             December 10, December 31,  November 5,   December 31,
                                 1998         1997          1997          1996
                             ------------ ------------  ------------  ------------
Accelerated depreciation
 and amortization methods
 utilized for tax reporting
 purposes..................   $ 308,000   $  (233,000)  $  (498,000)   $ 675,000
Net operating loss
 carryovers................    (879,000)   (1,029,000)   (2,197,000)    (784,000)
Deductions previously
 deducted for book
 purposes, deductible for
 tax purposes currently....      53,000        71,000       150,000      435,000
Income previously included
 for book purposes, not
 includable for tax
 purposes currently........         --            --            --      (326,000)
Increase in valuation
 allowance for deferred tax
 assets....................     518,000     1,191,000     2,545,000          --
                              ---------   -----------   -----------    ---------
                              $     --    $       --    $       --     $     --
                              =========   ===========   ===========    =========

   A reconciliation of the Company's total income tax provision for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 to the statutory federal corporate income tax rate of 34% and the

                          LOS ANGELES TURF CLUB, INC.

state rate of 9.3% for the year ended December 31, 1996 and 8.84% for the periods of January 1, 1997 through November 5, 1997, November 6, 1997 through December 31, 1997 and January 1, 1998 through December 10, 1998, is as follows:

                             January 1,  November 6,    January 1,
                            1998 through 1997 through  1997 through   Year ended
                            December 10, December 31,  November 5,   December 31,
                                1998         1997          1997          1996
                            ------------ ------------  ------------  ------------
Computed "expected" tax
 recovery for federal
 income taxes, net of state
 income taxes..............  $(734,000)  $(1,209,000)  $(2,581,000)   $(330,000)
Nondeductible political
 contributions.............     73,000         2,000         5,000       82,000
Unrecognized tax net
 operating loss
 carryforwards, net........    661,000     1,207,000     2,576,000      194,000
Other, net.................        --            --            --        54,000
                             ---------   -----------   -----------    ---------
                             $     --    $       --    $       --     $     --
                             =========   ===========   ===========    =========

   The deferred tax assets and liabilities as of December 10, 1998 and December 31, 1997 consist of the following:

                                                      December 10,  December 31,
                                                          1998          1997
                                                      ------------  ------------
Deferred tax assets:
  Compensation deductible for tax purposes when
   paid.............................................. $   125,000   $   180,000
  Pension contribution deductible for tax purposes
   when paid.........................................     581,000       581,000
  Contribution carryover.............................       8,000         7,000
  Other..............................................     452,000       452,000
  Federal tax benefit of state deferred liabilities..     562,000       562,000
  Federal net operating loss carryovers..............   3,664,000     2,876,000
  State net operating loss carryovers................     441,000       350,000
  Valuation allowance................................  (5,413,000)   (4,895,000)
                                                      -----------   -----------
    Total deferred assets............................     420,000       113,000
                                                      -----------   -----------
Deferred tax liabilities:
  Difference between tax and book depreciation.......  (1,028,000)     (721,000)
  Income previously included for book purposes, not
   includable for tax purposes.......................     (11,000)      (11,000)
  State income tax deductible when paid for federal
   tax purposes......................................  (1,646,000)   (1,646,000)
                                                      -----------   -----------
    Total deferred tax liabilities...................  (2,685,000)   (2,378,000)
                                                      -----------   -----------
Net liability for deferred income taxes.............. $(2,265,000)  $(2,265,000)
                                                      ===========   ===========

   There were no taxes paid for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996.

8. Commitments and Contingencies

   Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are adequately covered by

                          LOS ANGELES TURF CLUB, INC.

insurance or, if not covered, are without merit or are of such a nature or involve minor damages that would not have a significant effect on the financial position or results of operations if disposed of unfavorably.

   The Company leases the racetrack from an affiliate. The lease agreement covers the period through December 31, 2010 (see note 10). The Company has sublet the racetrack for certain periods during the year to OTRA through 2010 (see Note 10).

9. Employee Benefit Plans

Stock Option Program

   Prior to December 10, 1998, SAOC and its successor Meditrust Operating Company were part of a "paired shared real estate investment trust" structure. As such SAOC and Meditrust Operating Company's shares were traded as a single unit with Santa Anita Realty Enterprises, Inc. (SARE) and Meditrust Corporation, respectively, under a stock-pairing agreement.

   Stock options granted by LATC's parent were matched with the corresponding paired share of SARE or its successor Meditrust Corporation once the employees exercised their option. On November 5, 1997, the stock options outstanding were deemed exercised and accordingly, a liability for these stock options were recorded as part of the Meditrust purchase price adjustment.

Restricted Stock Awards

   Under the 1995 Share Award Plan, SAOC granted 126,647 shares of common stock as a Restricted Stock Award at a value of $15.50 per paired share. Of the shares issued in 1995; 59,291 shares vested in 1996, and 8,065 shares vested in 1995. Based on the Restricted Stock Award agreement SAOC purchased 43,161 shares back in 1997. The remaining 16,130 shares vested in 1997 upon change in control. Compensation of $61,000 and $524,000 for the years ended December 31, 1997 and 1996, respectively, are included in the general and administrative expenses in the accompanying statements of operations.

Retirement Income Plan

   The Company's parent has a non-contributory defined benefit retirement plan for year-round employees who are at least 21 years of age, have one or more years of service, and are not covered by collective bargaining agreements. Plan assets consist of a group annuity contract with a life insurance company. Plan benefits are based primarily on years of service and qualifying compensation during the final years of employment. Funding requirements comply with federal requirements that are imposed by law. In the event of a "change in control," participants in the defined benefit retirement plan become fully vested in plan benefits, which occurred at November 5, 1997.

                          LOS ANGELES TURF CLUB, INC.

   The net periodic pension cost allocated to the Company by its Parent for the periods of January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996 for the retirement income plan included the following components:

                              January 1,  November 6,   January 1,
                             1998 through 1997 through 1997 through  Year ended
Components of Net Periodic   December 10, December 31, November 5,  December 31,
Pension Cost                     1998         1997         1997         1996
--------------------------   ------------ ------------ ------------ ------------
Service cost................  $ 327,000     $ 38,000    $ 211,000    $ 277,000
Interest cost on projected
 benefit obligation.........    429,000       65,000      361,000      441,000
Actual return on plan
 assets.....................   (490,000)     (68,000)    (377,000)    (387,000)
Net amortization and
 deferral...................    171,000       19,000      106,000      101,000
                              ---------     --------    ---------    ---------
  Net periodic pension
   cost.....................  $ 437,000     $ 54,000    $ 301,000    $ 432,000
                              =========     ========    =========    =========

   The following provides a reconciliation of benefits obligations, plan assets and funded status of the plan.

                                                     December 10,  December 31,
                                                         1998          1997
                                                     ------------  ------------
   Change in benefit obligation:
     Benefit obligation at beginning of period.....  $ 6,603,000   $ 5,999,000
     Service cost..................................      327,000       249,000
     Interest cost.................................      429,000       427,000
     Benefits paid.................................     (384,000)     (362,000)
     Actuarial losses..............................       22,000       290,000
                                                     -----------   -----------
       Benefit obligation at end of period.........    6,997,000     6,603,000
                                                     -----------   -----------
   Change in plan assets:
     Fair value of plan assets at beginning of
      period.......................................    5,299,000     4,868,000
     Actual return on plan assets..................      490,000       445,000
     Company contributions.........................      288,000       348,000
     Benefits paid.................................     (384,000)     (362,000)
                                                     -----------   -----------
       Fair value of plan assets at end of period..  $ 5,693,000   $ 5,299,000
                                                     -----------   -----------
       Funded status of the plan (underfunded).....  $(1,304,000)  $(1,304,000)
                                                     ===========   ===========

   Assumptions used in determining the funded status of the retirement income plan are as follows:

                                                                 1998 1997 1996
                                                                 ---- ---- ----
   Weighted average discount rate............................... 6.0% 6.8% 7.5%
   Weighted average rate of increase in compensation levels..... 3.5% 3.5% 3.5%
   Expected long-term rate of return............................ 8.0% 8.0% 8.0%

   The measurement date and related assumptions for the funded status of the Company's retirement income plan were as of the end of the year.

   The Company also participates in several multi-employer pension plans for the benefit of its employees who are union members. Company contributions to these plans were $4,391,000 for the period of January 1, 1998 to December 10, 1998, $672,000 for the period of November 6, 1997 through December 31, 1997, $3,709,000 for the period of January 1, 1997 through November 5, 1997, and $4,377,000 for the year ended

                          LOS ANGELES TURF CLUB, INC.

December 31, 1996. The data available from administrators of the multi-employer pension plans is not sufficient to determine the accumulated benefit obligations, nor the net assets attributable to the multi-employer plans in which Company employees participate.

Deferred Compensation Plan

   The Company's parent has defined benefit deferred compensation agreements which provide selected prior management employees with a fixed benefit at retirement age. During 1995, the outstanding agreements for active employees were curtailed and replaced by awards of restricted stock under the 1995 Share Award Plan. Plan benefits are based primarily on years of service and qualifying compensation.

   Net periodic pension cost for the periods of January 1, 1998 to December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and for the year ended December 31, 1996 for the deferred compensation plan included the following components:

                               January 1,  November 6,   January 1,
                              1998 through 1997 through 1997 through  Year ended
Components of Net Periodic    December 10, December 31, November 5,  December 31,
Pension Cost                      1998         1997         1997         1996
--------------------------    ------------ ------------ ------------ ------------
Service costs...............    $    --      $   --       $    --      $    --
Interest cost on projected
 benefit obligation.........     237,000      43,000       240,000      231,000
Amortization of unrecognized
 net obligation and
 experience losses..........      66,000         --            --           --
                                --------     -------      --------     --------
  Net periodic pension
   cost.....................    $303,000     $43,000      $240,000     $231,000
                                ========     =======      ========     ========

   The following provides a reconciliation of benefit obligations and funded status of the plan. The plan has no assets.

                                                     December 10,  December 31,
                                                         1998          1997
                                                     ------------  ------------
   Change in benefit obligation:
     Benefit obligation at beginning of period...... $ 3,977,000   $ 3,737,000
     Service cost...................................         --            --
     Interest cost..................................     237,000       283,000
     Benefits paid..................................    (532,000)     (539,000)
     Actuarial losses...............................     168,000       496,000
                                                     -----------   -----------
       Benefit obligation at end of period.......... $ 3,850,000   $ 3,977,000
                                                     ===========   ===========
       Funded status of the plan (underfunded)...... $(3,850,000)  $(3,977,000)
                                                     ===========   ===========

   Assumptions used in determining the funded status of the deferred compensation plan are as follows:

                                                                  1998 1997 1996
                                                                  ---- ---- ----
   Weighted average discount rate................................ 6.0% 6.8% 7.5%

   The measurement date and related assumptions for the funded status of the Company's deferred compensation plan were as of the end of the year.

                          LOS ANGELES TURF CLUB, INC.

10. Related Party Transactions

   The Company leases the racetrack from an affiliate for the full year for a fee of 1.5% of the on-track wagering on live races at Santa Anita Racetrack, which includes the OTRA meet. In addition, the Company pays to the affiliate 26.5% of its wagering commissions from satellite wagering (not to exceed 1.5% of such wagering). When the Company operates as a satellite for Hollywood Park Racetrack, Del Mar Racetrack and Pomona Fairplex, the Company pays 26.5% of its wagering commissions as additional rent to the affiliate. For the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, LATC paid the affiliate (including charity days) $10,184,000, $740,000, $9,895,000, and $10,861,000 in rent.

   The lease arrangement between the Company and the affiliate requires the Company to assume costs attributable to utilities, taxes, maintenance and insurance.

   The Company has sublet the racetrack to OTRA (through 2010) to conduct OTRA's annual thoroughbred horse racing meet, which commences in late September or early October. OTRA races five weeks in even-numbered years and six weeks in odd-numbered years. The Company received $5,233,462, $7,446, $3,797,266 and $4,807,724, included in wagering commissions, respectively, in rent from OTRA for the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996.

   As of December 31, 1997, due to affiliates consists of $23,718,000 due to Meditrust Corporation including $5,500,000 loan payable to Meditrust Corporation. The loan bore interest at 7% and was repaid in 1998. The affiliate started charging 7% interest to the Company beginning January 1, 1998 on a portion of the payable balance. No interest was charged on borrowing from affiliates prior to January 1, 1998.

   As of December 10, 1998, due to affiliates consists of $20,719,000 due to Meditrust Corporation. Interest of $880,000 was incurred on borrowings from affiliates and is included in interest and other expenses in the accompanying statement of operations.

   Costs incurred by LATC's parent have been allocated to LATC on the specific identification basis and were $1,354,000, $363,000, $1,494,000 and $3,208,000 for the periods January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997 and the year ended December 31, 1996, respectively. Such costs are included in the accompanying statement of operations.

11. Canadian Generally Accepted Accounting Principles

   The Company's accounting policies as reflected in these financial statements do not differ materially from accounting principles generally accepted in Canada ("Canadian GAAP") except for:

  (a) The receivable from parent is shown as a deduction from shareholder's deficit. Under Canadian GAAP, the receivable from parent would be presented as a non-current asset. Under Canadian GAAP, total assets at December 10, 1998 and December 31, 1997 would be $31,717,000 and $45,077,000, respectively, and shareholder's deficit would be $8,664,000 and $8,305,000, respectively.

  (b) For purposes of reconciling to Canadian GAAP, the Company has early adopted the provisions of the Canadian Institute of Chartered Accountants Handbook Section 3461, "Employee Future Benefits," on a retroactive basis. Accordingly, net pension expense and accrued pension liabilities are the same as those determined by the application of U.S. GAAP.

                       CONSOLIDATED FINANCIAL STATEMENTS

                    GULFSTREAM PARK RACING ASSOCIATION, INC.
                                 AND SUBSIDIARY

              For the years ended December 31, 1998, 1997 and 1996

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Gulfstream Park Racing Association, Inc. and Subsidiary

   We have audited the accompanying consolidated balance sheets of Gulfstream Park Racing Association, Inc. and Subsidiary (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gulfstream Park Racing Association, Inc. and Subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

Miami, Florida                                        PricewaterhouseCoopers LLP
March 10, 1999, except for Note 9 as to                   Certified Public
which the date is September 1, 1999                       Accountants

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                          August 31,   December 31,  December 31,
                                             1999          1998          1997
                                         ------------  ------------  ------------
                                         (unaudited)
                ASSETS
 Current assets:
  Cash and cash equivalents...........   $  7,832,459  $  2,375,511  $    605,194
  Restricted cash and cash
   equivalents........................        163,884       292,721       592,285
  Accounts receivable, less allowance
   for doubtful accounts of $101,012
   at August 31, 1999 and $0 and
   $191,012 at December 31, 1998 and
   1997, respectively.................        156,441       121,445       128,135
  Note receivable.....................         93,250        93,250           --
  Prepaid expenses....................        911,364       451,144       767,285
                                         ------------  ------------  ------------
  Total current assets................      9,157,398     3,334,071     2,092,899
                                         ------------  ------------  ------------
 Property, plant and equipment:
  Land and improvements...............      9,401,638     9,401,638     9,012,699
  Buildings and improvements..........     24,214,826    23,323,001    22,485,253
  Furniture, fixtures and equipment...      5,070,935     5,089,592     4,138,418
                                         ------------  ------------  ------------
                                           38,687,399    37,814,231    35,636,370
  Less accumulated depreciation.......     25,842,336    24,575,672    22,787,284
                                         ------------  ------------  ------------
  Net property, plant and equipment...     12,845,063    13,238,559    12,849,086
                                         ------------  ------------  ------------
 Other assets:
  Investments, at cost................          2,500         2,500         2,500
  Deposits............................         12,450        12,450        12,480
  Deferred financing costs, net of
   accumulated amortization of
   $321,124 at August 31, 1999 and
   $295,948 and $231,614 at December
   31, 1998 and 1997, respectively....            546        25,722        90,056
                                         ------------  ------------  ------------
  Total other assets..................         15,496        40,672       105,036
                                         ------------  ------------  ------------
  Total assets........................   $ 22,017,957  $ 16,613,302  $ 15,047,021
                                         ============  ============  ============
 LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current Liabilities:
  Accounts Payable:
  Trade...............................   $    751,477  $  1,869,022  $  1,079,003
  Unearned income.....................      1,844,036       512,187       428,458
  Mutuel tickets outstanding..........         48,833        32,798        23,891
  Accrued liabilities:
  Interest............................            --        127,092           --
  Underpaid purses....................        163,884       292,721       592,285
  Other accrued expenses..............        824,146       381,107       507,511
  Income taxes payable................      1,506,420       399,454           --
  Notes payable.......................      6,800,000       500,000           --
                                         ------------  ------------  ------------
 Total current liabilities............     11,938,796     4,114,381     2,631,148
 Deferred income tax..................        694,270       586,809       731,159
 Term note payable....................            --      6,800,000     7,800,000
 Long-term debt.......................     48,000,000    48,000,000    48,000,000
                                         ------------  ------------  ------------
 Total Liabilities....................     60,633,066    59,501,190    59,162,307
                                         ------------  ------------  ------------
 Commitments and contingencies (Note
  5)
 Stockholders' deficit:
  Common stock, $1 par value,
   authorized and issued 13,040
   shares; outstanding 11,232 shares..         13,040        13,040        13,040
  Additional paid-in capital..........     22,991,259    22,991,259    22,991,259
  Accumulated deficit.................    (59,853,908)  (64,126,687)  (65,354,085)
                                         ------------  ------------  ------------
                                          (36,849,609)  (41,122,388)  (42,349,786)
  Less:
  Treasury stock, 1,808 common shares
   at cost............................     (1,765,500)   (1,765,500)   (1,765,500)
                                         ------------  ------------  ------------
 Total stockholders' deficit..........    (38,615,109)  (42,887,888)  (44,115,286)
                                         ------------  ------------  ------------
 Total liabilities and stockholders'
  deficit.............................   $ 22,017,957  $ 16,613,302  $ 15,047,021
                                         ============  ============  ============


   The accompanying notes are an integral part of these financial statements

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                            Eight Months Ended
                                August 31,                Year Ended December 31,
                          ------------------------  -------------------------------------
                             1999         1998         1998         1997         1996
                          -----------  -----------  -----------  -----------  -----------
                          (unaudited)  (unaudited)
REVENUES:
 On-track wagering
  commissions...........  $21,166,704  $21,064,663  $21,064,663  $20,896,273  $19,710,687
 Intertrack wagering
  commissions...........    4,327,102    4,134,875    4,110,273    4,370,064    3,766,721
 Interstate wagering and
  simulcast fees........   15,370,575   14,177,930   14,178,719   13,803,677   13,322,237
 Breakage income........      930,803      983,233      983,233      949,286      891,837
 Escheated mutuel
  tickets...............      551,106      546,823      546,823      576,608      422,991
 Stake fees for purses..      966,140      989,750      989,750      941,545      953,410
                          -----------  -----------  -----------  -----------  -----------
                           43,312,430   41,897,274   41,873,461   41,537,453   39,067,883
Less: Stakes, purses,
 trophies and awards....   21,835,696   20,923,313   20,954,428   20,550,496   19,067,874
                          -----------  -----------  -----------  -----------  -----------
Net pari-mutuel income     21,476,734   20,973,961   20,919,033   20,986,957   20,000,009
Admissions
 General................      997,752    1,036,942    1,036,957    1,080,379    1,121,186
 Season boxes, passes
  and memberships.......      539,618      503,534      505,887      548,232      557,415
Program sales...........      192,746      209,038      209,038      201,015      174,759
Parking.................      158,527      137,503      137,503      144,274      151,744
Other revenues..........      664,396      632,813      839,849      560,876      749,476
                          -----------  -----------  -----------  -----------  -----------
                           24,029,773   24,493,791   23,648,267   23,521,733   22,754,589
                          -----------  -----------  -----------  -----------  -----------
EXPENSES:
 Departmental expenses..   11,983,727   11,663,616   14,343,052   13,977,248   12,981,229
 Property taxes.........      462,753      460,752      660,922      657,947      649,268
 Payroll taxes and
  licenses..............      645,127      580,559      726,003      740,943      650.911
 Insurance..............      386,681      395,216      567,662      427,374      736,396
 Utilities..............      191,652      140,987      219,312      232,202      187,477
 Contributions..........       10,545       37,875       87,975       79,107       86,689
 Depreciation...........    1,266,664    1,289,600    1,795,401    1,877,575    2,031,431
 Amortization...........       25,176       42,889       64,334       64,334       64,334
 Other..................          --           --       107,644       51,530       72,993
                          -----------  -----------  -----------  -----------  -----------
                           14,972,325   14,611,494   18,572,305   18,108,260   17,460,728
                          -----------  -----------  -----------  -----------  -----------
 Operating Income.......    9,057,448    8,882,297    5,075,962    5,413,473    5,293,861
                          -----------  -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE):
 Interest income........      284,797      354,258      463,449      471,127      449,855
 Interest expense.......   (2,325,559)  (2,571,445)  (3,771,610)  (3,880,246)  (3,946,487)
 Gain (loss) on sale of
  property..............          --           --         5,000          --     1,818,422
 Other..................       66,133      255,850      315,195       19,760      378,752
                          -----------  -----------  -----------  -----------  -----------
 Other expense, net.....   (1,974,629)  (1,961,337)  (2,987,966)  (3,389,359)  (1,299,458)
                          -----------  -----------  -----------  -----------  -----------
 Income before provision
  for income taxes......    7,082,819    6,920,960    2,087,996    2,024,114    3,994,403
Provision for income
 taxes..................    2,810,040    2,852,575      860,598      918,299    1,631,200
                          -----------  -----------  -----------  -----------  -----------
 Net Income.............  $ 4,272,779  $ 4,068,385  $ 1,227,398  $ 1,105,815  $ 2,363,203
                          ===========  ===========  ===========  ===========  ===========
Basic and diluted
 earnings per share.....  $    380.41  $    362.21  $    109.28  $     98.45  $    210.40
                          ===========  ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                  Additional
                          Common    Paid-In   Accumulated    Treasury       Total
                           Stock    Capital     Deficit        Stock       Deficit
                          ------- ----------- ------------  -----------  ------------
Balances at December 31,
 1995...................  $13,040 $22,991,259 $(68,823,103) $(1,765,500) $(47,584,304)
Net income, year ended
 December 31, 1996......      --          --     2,363,203          --      2,363,203
                          ------- ----------- ------------  -----------  ------------
Balance at December 31,
 1996...................   13,040  22,991,259  (66,459,900)  (1,765,500)  (45,221,101)
Net income, year ended
 December 31, 1997......      --          --     1,105,815          --      1,105,815
                          ------- ----------- ------------  -----------  ------------
Balances at December 31,
 1997...................   13,040  22,991,259  (65,354,085)  (1,765,500)  (44,115,286)
Net income, year ended
 December 31, 1998......      --          --     1,227,398          --      1,227,398
                          ------- ----------- ------------  -----------  ------------
Balances at December 31,
 1998...................   13,040  22,991,259  (64,126,687)  (1,765,500)  (42,887,888)
Net income, eight months
 ended August 31, 1999
 (unaudited)............      --          --     4,272,779          --      4,272,779
                          ------- ----------- ------------  -----------  ------------
Balances at August 31,
 1999 (unaudited).......  $13,040 $22,991,259 $(59,853,908) $(1,765,500) $(38,615,109)
                          ======= =========== ============  ===========  ============


   The accompanying notes are an integral part of these financial statements.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Eight months ended
                                August 31,              Year Ended December 31,
                          ------------------------  ----------------------------------
                             1999         1998         1998        1997        1996
                          -----------  -----------  ----------  ----------  ----------
                          (unaudited)  (unaudited)
Cash flows from
 operating activities:
 Net income.............  $ 4,272,779  $4,068,386   $1,227,398  $1,105,815  $2,363,203
                          -----------  ----------   ----------  ----------  ----------
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation...........    1,266,664   1,289,600    1,795,401   1,877,575   2,031,431
 Amortization of
  deferred financing
  costs.................       25,176      42,889       64,334      64,334      64,334
 Gain on sale of
  property and
  equipment.............          --          --        (5,000)        --   (1,818,422)
 Provision for bad
  debt..................          --          --        63,378      21,535      45,485
 Deferred income taxes..      107,462    (478,470)    (144,350)    153,819     520,245
Changes in assets and
 liabilities:
 Accounts receivable....      (34,996)    (58,342)     (56,688)   (106,087)     42,798
 Note receivable........          --     (193,250)     (93,250)        --          --
 Restricted cash and
  cash equivalents......      128,837     353,491      299,564    (167,734)   (334,587)
 Prepaid expenses.......     (460,220)    585,215      316,141    (126,981)    (56,185)
 Deposits...............          --          --            30      70,000     (70,000)
 Accounts payable--
  trade.................   (1,117,545)   (314,114)     790,019    (772,323)    800,308
 Accounts payable--
  unearned income.......    1,331,849    (343,164)      83,729    (100,874)    117,244
 Mutuel tickets
  outstanding...........       16,035      10,399        8,907       9,032       4,482
 Accrued liabilities--
  interest and other
  accrued expenses......      315,947     742,200          688     231,126     107,386
 Accrued liabilities--
  underpaid purses......     (128,837)   (353,491)    (299,564)    165,999     345,284
 Income tax payable.....    1,106,965   2,216,745      399,454    (550,538)    431,191
                          -----------  ----------   ----------  ----------  ----------
 Total adjustments......    2,557,337   3,499,708    3,222,793     768,883   2,230,994
                          -----------  ----------   ----------  ----------  ----------
Net cash provided by
 operating activities...    6,830,116   7,568,094    4,450,191   1,874,698   4,594,197
                          -----------  ----------   ----------  ----------  ----------
Cash flows from
 investing activities:
 Proceeds from sale of
  property and
  equipment.............          --          --           --          --    3,291,126
 Acquisition of property
  and equipment.........     (873,168)   (351,335)  (2,179,874) (1,774,061) (1,728,721)
                          -----------  ----------   ----------  ----------  ----------
Net cash provided by
 (used in) investing
 activities.............     (873,168)   (351,335)  (2,179,874) (1,774,061)  1,562,405
                          -----------  ----------   ----------  ----------  ----------
Cash flows from
 financing activities:
 Repayments of term note
  payable...............     (500,000)   (500,000)    (500,000) (1,500,000) (3,200,000)
 Repayments under line
  of credit.............          --          --           --          --   (2,000,000)
                          -----------  ----------   ----------  ----------  ----------
Net cash (used in)
 financing activities...     (500,000)   (500,000)    (500,000) (1,500,000) (5,200,000)
                          -----------  ----------   ----------  ----------  ----------
Net increase (decrease)
 in cash and cash
 equivalents............    5,456,948   6,716,759    1,770,317  (1,399,363)    956,602
Cash and cash
 equivalents, beginning
 of period..............    2,375,511     605,194      605,194   2,004,557   1,047,955
                          -----------  ----------   ----------  ----------  ----------
Cash and cash
 equivalents, end of
 period.................  $ 7,832,459  $7,321,953   $2,375,511  $  605,194  $2,004,557
                          ===========  ==========   ==========  ==========  ==========
Supplemental disclosure
 of cash flow
 information:
Cash paid during the
 period for income
 taxes..................  $ 1,068,072  $  878,096   $  896,831  $1,705,041  $  589,000
                          ===========  ==========   ==========  ==========  ==========
Cash paid during the
 period for interest....  $ 2,390,864  $1,889,306   $3,578,926  $3,882,003  $3,966,307
                          ===========  ==========   ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

1. Description of Business:

   Gulfstream Park Racing Association, Inc. and its wholly-owned subsidiary (the "Company"), operate a pari-mutuel horse racing facility in Broward County, Florida. As provided in the Florida statutes, the Company was authorized to operate 63 day racing meets during the years ended December 31, 1998 and 1997 and 64 day racing meets during the year ended December 31, 1996. The Company operates during the prime winter racing season under current Florida pari-mutuel legislation. A change in legislation could affect the Company's operating dates and significantly impact future operations.

Ownership

   Until August 31, 1999, the Company was a wholly-owned subsidiary of Gulfstream Holdings, Inc. ("Gulfstream").

2. Significant Accounting Policies:

   The significant accounting policies used by the Company in the preparation of the accompanying consolidated financial statements are as follows:

Basis of Presentation

   The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

Principles of Consolidation

   The consolidated financial statements include the accounts of Gulfstream Park Racing Association and its subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

   Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, which at times may exceed FDIC insurance limits. As of December 31, 1998, the Company had approximately $3 million of cash in excess of these limits. The Company places its cash and cash equivalents with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

Property, Plant and Equipment

   Property, plant and equipment are stated at cost and depreciated on the straight-line method over the estimated useful lives of the assets:

   Buildings......................................................      25 years
   Improvements................................................... 7 to 15 years
   Furniture, fixtures and equipment..............................       5 years

   When assets are retired or otherwise disposed of, the costs and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized in current operations. Maintenance and repair costs are charged to expense as incurred, and renewals and improvements are capitalized.

Deferred Financing Costs

   The Company capitalized costs associated with the acquisition of the $15,000,000 credit facility, as described in Note 4, and is amortizing these costs using the straight-line method over the term of the financing.

Income Taxes

   The Company utilizes the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using tax rates in effect for the year which the differences are expected to reverse.

Purses

   The Company is required to distribute a specific amount of purses and owners' awards based on a percentage of the pari-mutuel handle, plus additional other amounts. At December 31, 1998 and 1997, purses and owners' awards were underpaid by $292,721 and $592,285, respectively, as shown in the accompanying consolidated balance sheets. At December 31, 1998 and 1997, $292,721 and $592,285, respectively, was held in restricted cash accounts in connection with this liability.

Asset Impairment

   The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount in an asset may not be recoverable. Management of the Company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

Earnings Per Share

   Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 11,232 shares for the periods presented. The Company does not have any dilutive securities.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)

Fair Value of Financial Instruments

   Management has estimated that the fair market value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair market. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

 Cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, note receivable, prepaid expenses, accounts payable and accrued liabilities, mutuel tickets outstanding income taxes payable and notes payable --

  Due to the short period to maturity of the instruments, the carrying values as presented in the consolidated balance sheets are reasonable estimates of fair value.

 Term note payable and long-term debt --

  The fair value of the Company's term note payable and long-term debt based on current rates for debt with similar terms and maturities, are not materially different from their carrying value.

Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of receivable accounts.

Unaudited Interim Consolidated Financial Statements

   In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at August 31, 1999 and the results of operations and cash flows for the eight months ended August 31, 1999 and 1998.

New Accounting Standards

   In June, 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its consolidated financial statements.

Reclassification

   Certain amounts have been reclassified to conform to the December 31, 1998 presentation.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


3. Income Taxes:

   The provision for income taxes consists of the following:

                           Eight months ended
                               August 31,            Year ended December 31,
                         -----------------------  ------------------------------
                            1999        1998        1998       1997      1996
                         ----------- -----------  ---------  -------- ----------
                         (unaudited) (unaudited)
   Current provision:
     Federal............ $2,307,569  $2,844,179   $ 858,065  $652,744 $  942,601
     State..............    395,009     486,866     146,883   111,736    168,355
                         ----------  ----------   ---------  -------- ----------
                          2,702,578   3,331,045   1,004,948   764,480  1,110,956
                         ----------  ----------   ---------  -------- ----------
   Deferred provision:
     Federal............     91,755    (408,536)   (123,252)  131,337    450,183
     State..............     15,702     (69,934)    (21,098)   22,482     70,061
                         ----------  ----------   ---------  -------- ----------
                            107,462    (478,470)   (144,350)  153,819    520,244
                         ----------  ----------   ---------  -------- ----------
                         $2,810,040  $2,852,575   $ 860,598  $918,299 $1,631,200
                         ==========  ==========   =========  ======== ==========

   The significant components of the net deferred tax liability as of August 31, 1999, December 31, 1998 and 1997 were as follows:

                                           August 31,  December 31, December 31,
                                              1999         1998         1997
                                           ----------- ------------ ------------
                                           (unaudited)
   Deferred tax assets:
     Deferred income......................  $   3,393   $ 205,335    $ 169,241
     State deferred taxes.................     34,501      29,161       36,334
     Other................................    168,232     164,062      139,119
     Valuation allowance..................    (99,219)    (99,219)     (99,219)
                                            ---------   ---------    ---------
                                              106,907     299,339      245,475
   Deferred tax liabilities:
     Property and equipment...............   (801,177)   (886,148)    (976,634)
                                            ---------   ---------    ---------
   Net deferred tax liability.............  $(694,270)  $(586,809)   $(731,159)
                                            =========   =========    =========

   The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has established a valuation allowance against deferred tax assets of $99,219 at December 31, 1998.

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


   The reconciliation between the statutory income tax provision and the actual tax provision for the eight month periods ended August 31, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996 is shown as follows:

                            Eight months ended
                                August 31,          Years ended December 31,
                          ----------------------- ----------------------------
                             1999        1998       1998     1997      1996
                          ----------- ----------- -------- -------- ----------
                          (unaudited) (unaudited)
Income tax at Federal
 statutory rate.......... $2,478,987  $2,422,336  $746,248 $708,441 $1,398,041
State taxes, net of
 federal benefit.........    266,965     271,006    81,760   87,242    154,971
Other....................     64,088     159,233    32,590  122,616     78,188
                          ----------  ----------  -------- -------- ----------
Income tax provision..... $2,810,040  $2,852,575  $860,598 $918,299 $1,631,200
                          ==========  ==========  ======== ======== ==========

4. Notes Payable:

   During the year, the Company had a $15,000,000 credit facility from a financial institution. The credit facility consists of a $2,000,000 revolving line of credit and a $13,000,000 term loan. The line of credit expired on May 31, 1998, and bore interest at LIBOR plus .55%, plus a commitment fee of .2%. As of December 31, 1998, the outstanding balances on the term loan was $7,300,000. The term loan calls for annual principal payments of $500,000 with a balloon payment due at maturity. The line of credit and the term loan are collateralized by the assets of the Company, and a nonrecourse guarantee and pledge agreement by Gulfstream. The credit facility contains covenants which restrict borrowings and the payment of dividends, requires the maintenance of certain financial ratios and limits capital expenditures. The term loan, with interest rates indexed to market rates, approximates fair-market value at December 31, 1998 and August 31, 1999.

   On February 16, 1999, the Company amended its term loan arrangement through February 16, 2000 with interest at LIBOR plus 1.25%. All other terms of the arrangement are substantially identical to the previous terms.

5. Long-Term Debt:

   At December 31, 1998, the Company had $48,000,000 in long-term debt outstanding to Orient Corporation (USA). This debt is collateralized by substantially all of the Company's assets, and is subordinate to the credit facility. The Company pays interest at TIBOR plus .80% (5.3% at December 31,
1998). The Company entered into an interest rate agreement which limits the applicable interest rate through December 31, 1999. This debt matures on December 31, 2004, with annual payments of $500,000 commencing in 2000 with a balloon payment due at maturity. The long-term debt, with interest rates indexed to market rates, approximates fair market value at December 31, 1998. (see Note 9)

6. Commitments and Contingencies:

Contracts

 (i) Concession contract

   During 1998, the Company entered into a five-year concession contract. Under the terms of the agreement, the concessionaire is entitled to a guarantee of $125,000 in the first year and $100,000 thereafter in return for their services. In the event profits from concessions in a given year exceed guaranteed amounts (the "excess"), the Company is entitled to receive a portion of the excess. The Company's entitlement is the first $100,000 of the excess plus a portion of any additional excess earned above $100,000. (see Note 9)

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

    (All amounts as at August 31, 1999 and for the eight month periods ended
                    August 31, 1999 and 1998 are unaudited)


 (ii) Service agreements

   The Company is engaged in a totalisator service agreement that provides that the Company pay a minimum service charge that is based on a multiple applied to all wagers plus a $1,000 fee for each racing day. This agreement will expire at December 31, 1999.

   The Company is committed to a service agreement to provide on-track audio and video support operations through December 31, 2001. The service charge paid by the Company for each racing day is $3,730.

   In December, 1998, the Company entered into a five-year operating lease agreement for phone equipment. Under the terms of the agreement, the Company is obligated to pay $13,402 per month with a fair market value purchase option at the end of the third and fifth year.

Litigation and Other

   The Company is a defendant in certain legal and other actions arising in the normal course of business. Management believes that the outcome of these actions will not have a material effect on the Company's financial position or results of operations.

7. Related Party Transactions:

   An officer of the Company is a partner in a law firm which performed various legal services for the Company. Charges from this law firm for legal services and other reimbursable costs amounted to approximately $44,900 and $21,400 for the eight month periods ended August 31, 1999 and 1998 and approximately $29,100, $94,300 and $34,300 for the years ended December 31, 1998, 1997 and
1996, respectively.

   The Company has an agreement to pay a consulting fee and loan guarantee fee to Gulfstream. Such payments amounted to $39,659 and $122,772 for the eight month periods ended August 31, 1999 and 1998 and $244,772, $255,368 and $256,980 in the years ended December 31, 1998, 1997 and 1996, respectively.

8. Employee Benefit Plan:

   Effective January 1, 1995, the Company adopted a 401(k) profit sharing plan (the "Plan") to provide retirement benefits for its employees. All employees who meet certain eligibility requirements are able to participate in the Plan. Discretionary matching contributions are determined each year by the Company. The Company contributed to the Plan approximately $54,600 and $71,300 during the eight month periods ended August 31, 1999 and 1998 and approximately $85,100, $82,900 and $86,700, during the years ended December 31, 1998, 1997 and 1996, respectively.

9. Subsequent Events:

     a) On September 1, 1999, Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., acquired all of the outstanding common stock of the Company. Under the terms of the purchase and sale agreement, $48,000,000 in long-term debt was repaid immediately before the sale, with funds provided by the seller through an addition to paid-up capital. The interest rate agreements associated with this long-term debt were cancelled.

     b) The concession contract (Note 6 (i)) was waived in 1999 due to losses incurred. These losses were shared by the Company and the concessionaire.

                              FINANCIAL STATEMENTS

                              REMINGTON PARK, INC.

              For the years ended December 31, 1998, 1997 and 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Remington Park, Inc.

   We have audited the accompanying balance sheets of Remington Park, Inc. (the "Company") as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Park, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


Youngstown, Ohio                          Hill, Barth & King LLC
February 19, 1999                         Certified Public Accountants
 (except Note K for
 which the date is
 October 21, 1999)

                              REMINGTON PARK, INC.

                                 BALANCE SHEETS

                                       September 30,  December 31,  December 31,
                                           1999           1998          1997
                                       -------------  ------------  ------------
                                        (unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents--NOTE F..  $    750,319   $    697,037  $    501,209
  Restricted cash....................     2,420,961        446,664       400,609
  Trade accounts receivable, less
   allowance for doubtful accounts of
   $27,246 at September 30, 1999,
   $26,433 at December 31, 1998 and
   $0 at December 31, 1997...........       706,785        306,743       890,243
  Inventories........................       160,075        162,833       202,791
  Prepaid expenses and other assets..       222,212        180,268       270,056
                                       ------------   ------------  ------------
    Total Current Assets.............     4,260,352      1,793,545     2,264,908
                                       ------------   ------------  ------------
PROPERTY AND EQUIPMENT--NOTES B AND I
  Land improvements..................     4,042,534      3,989,282     4,527,282
  Buildings and structures...........    29,825,932     30,135,806    32,047,806
  Machinery and equipment............     7,996,937      7,953,549     7,921,772
  Furniture and fixtures.............     1,654,963      1,649,747     1,638,081
                                       ------------   ------------  ------------
                                         43,520,366     43,728,384    46,134,941
  Less accumulated depreciation......    34,763,202     34,621,473    32,078,706
                                       ------------   ------------  ------------
    Net Property and Equipment.......     8,757,164      9,106,911    14,056,235
                                       ------------   ------------  ------------
OTHER ASSETS
  Land lease and other costs less
   amortization--NOTES E AND I.......     1,322,601      1,392,987     1,943,765
                                       ------------   ------------  ------------
                                       $ 14,340,117   $ 12,293,443  $ 18,264,908
                                       ============   ============  ============
LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT)
CURRENT LIABILITIES
  Accounts payable...................  $  1,886,155   $  1,374,870  $  2,851,255
  Unredeemed pari-mutuel tickets.....       249,321        445,909       465,585
  Advances payable to The Edward J.
   DeBartolo Corporation--NOTE G.....       156,674        453,771     5,934,012
  Accrued liabilities................     1,176,728        926,162       782,715
  Percentage entitlements in excess
   of purses paid--NOTE C............     1,916,210        292,293       700,911
  Deferred revenue...................       517,925          6,972        90,974
                                       ------------   ------------  ------------
    Total Current Liabilities........     5,903,013      3,499,977    10,825,452
                                       ------------   ------------  ------------
OTHER LIABILITIES
  Long-term debt less principal due
   within one year--NOTE B...........           --             --     30,000,000
  Other..............................        18,711            --            --
                                       ------------   ------------  ------------
    Total Other Liabilities..........        18,711            --     30,000,000
                                       ------------   ------------  ------------
STOCKHOLDER'S EQUITY (DEFICIT)--NOTE
 G
  Common stock--$1.00 par value per
   share:
   Authorized 10,000 shares; issued
    and outstanding 500 shares.......           500            500           500
   Additional paid-in capital........    48,148,592     47,991,918     7,409,500
   Accumulated deficit...............   (39,730,699)   (39,198,952)  (29,970,544)
                                       ------------   ------------  ------------
    Total Stockholder's Equity
     (Deficit).......................     8,418,393      8,793,466   (22,560,544)
                                       ------------   ------------  ------------
                                       $ 14,340,117   $ 12,293,443  $ 18,264,908
                                       ============   ============  ============

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                              Nine Months Ended
                                September 30,                Years Ended December 31,
                          --------------------------  ----------------------------------------
                              1999          1998          1998          1997          1996
                          ------------  ------------  ------------  ------------  ------------
                          (unaudited)   (unaudited)
REVENUES
Pari-Mutuel income......  $ 21,471,901  $ 23,079,261  $ 29,095,338  $ 33,085,838  $ 33,461,803
                          ------------  ------------  ------------  ------------  ------------
Less:
  Purses paid to
   horsemen.............     7,376,329     7,754,755     9,819,313    11,438,288    11,450,284
  Amounts paid to the
   State of Oklahoma....     2,509,253     2,674,986     3,362,670     3,801,826     3,620,381
  Breakage and breeders
   awards paid to the
   Oklahoma Breeding and
   Development Revolving
   Fund.................       690,455       778,825       990,960     1,157,359       775,645
  Commissions paid to
   host tracks..........     2,824,435     2,779,730     3,420,305     3,680,734     2,833,637
                          ------------  ------------  ------------  ------------  ------------
                            13,400,472    13,988,296    17,593,248    20,078,207    18,679,947
                          ------------  ------------  ------------  ------------  ------------
Net Pari-Mutuel Income..     8,071,429     9,090,965    11,502,090    13,007,631    14,781,856
Concession revenue......     1,165,511     1,338,775     1,851,686     2,168,490     2,517,449
Other non-wagering
 revenues...............     1,026,041     1,564,829     2,138,306     2,644,010     3,515,199
                          ------------  ------------  ------------  ------------  ------------
  Total Revenues........    10,262,981    11,994,569    15,492,082    17,820,131    20,814,504
Operating costs and
 expenses--
  NOTES E and G.........    10,405,855    12,920,768    16,994,450    20,177,827    21,064,646
Depreciation and
 amortization...........       486,871     2,029,313     2,706,547     2,723,763     2,800,681
Provision for impairment
 of long-lived assets--
 NOTE I.................           --      2,837,000     2,837,000     5,077,918           --
                          ------------  ------------  ------------  ------------  ------------
LOSS FROM OPERATIONS....      (629,745)   (5,792,512)   (7,045,915)  (10,159,377)   (3,050,823)
                          ------------  ------------  ------------  ------------  ------------
OTHER INCOME (EXPENSES)
  Interest income.......       102,800        90,392       122,477       116,336       106,130
  Interest expense--NOTE
   G....................        (4,802)   (1,907,474)   (2,304,970)   (2,539,923)   (2,481,557)
                          ------------  ------------  ------------  ------------  ------------
                                97,998    (1,817,082)   (2,182,493)   (2,423,587)   (2,375,427)
                          ------------  ------------  ------------  ------------  ------------
NET LOSS................      (531,747)   (7,609,594)   (9,228,408)  (12,582,964)   (5,426,250)
ACCUMULATED DEFICIT
  Beginning of period...   (39,198,952)  (29,970,544)  (29,970,544)  (17,387,580)  (11,961,330)
                          ------------  ------------  ------------  ------------  ------------
  End of period.........  $(39,730,699) $(37,580,138) $(39,198,952) $(29,970,544) $(17,387,580)
                          ============  ============  ============  ============  ============
Basic and diluted loss
 per share of common
 stock..................  $     (1,063) $    (15,219) $    (18,457) $    (25,166) $   ( 10,853)
                          ============  ============  ============  ============  ============

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                       Additional
                                Common   Paid-In   Accumulated   Total Equity
                                Stock    Capital     Deficit      (Deficit)
                                ------ ----------- ------------  ------------
Balance at December 31, 1995...  $500  $ 7,409,500 $(11,961,330) $ (4,551,330)
Net loss, year ended December
 31, 1996......................   --           --    (5,426,250)   (5,426,250)
                                 ----  ----------- ------------  ------------
Balance at December 31, 1996...   500    7,409,500  (17,387,580)   (9,977,580)
Net loss, year ended December
 31, 1997......................   --           --   (12,582,964)  (12,582,964)
                                 ----  ----------- ------------  ------------
Balance at December 31, 1997...   500    7,409,500  (29,970,544)  (22,560,544)
1998 Contributions (NOTE J)....   --    40,582,418          --     40,582,418
Net loss, year ended December
 31, 1998......................   --           --    (9,228,408)   (9,228,408)
                                 ----  ----------- ------------  ------------
Balance at December 31, 1998...   500   47,991,918  (39,198,952)    8,793,466
1999 Contributions (NOTE J)
 (unaudited)...................   --       156,674          --        156,674
Net loss, nine months ended
 September 30, 1999
 (unaudited)...................   --           --      (531,747)     (531,747)
                                 ----  ----------- ------------  ------------
Balance at September 30, 1999
 (unaudited)...................  $500  $48,148,592 $(39,730,699) $  8,418,393
                                 ====  =========== ============  ============


                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                            STATEMENTS OF CASH FLOWS

                             Nine Months Ended
                               September 30,              Years Ended December 31,
                          ------------------------  --------------------------------------
                             1999         1998         1998          1997         1996
                          -----------  -----------  -----------  ------------  -----------
                          (unaudited)  (unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net loss...............  $ (531,747)  $(7,609,594) $(9,228,408) $(12,582,964) $(5,426,250)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used in) operating
  activities:
 Provision for
  impairment of long-
  lived assets..........         --      2,837,000    2,837,000     5,077,918          --
 Depreciation and
  amortization..........     486,871     2,029,313    2,706,547     2,723,763    2,800,681
 Provision for doubtful
  accounts..............      27,246        25,000       26,433           --           --
 Gain on sale of
  equipment.............         --            --           --         (8,341)         --
 (Increase) decrease in
  restricted cash.......  (1,974,297)     (416,662)     (46,055)      346,569      (97,411)
 (Increase) decrease in
  accounts receivable...    (427,288)      282,266      557,067      (479,114)      14,450
 Increase (decrease) in
  inventories, prepaid
  expenses and other
  assets................     (39,861)      (99,765)     129,746        32,081      (72,787)
 Increase (decrease) in
  accounts payable and
  purse liability.......   2,127,673    (1,386,886)  (1,885,003)    1,106,833    1,169,862
 Increase (decrease) in
  accrued liabilities
  and unredeemed pari-
  mutuel tickets........      53,978       333,057      123,771       (43,980)     195,555
 Increase in advances
  due to The Edward J.
  DeBartolo
  Corporation...........    (540,423)    1,825,165    2,502,177     2,164,757    2,481,557
 Increase (decrease) in
  deferred revenue......     510,953       214,150      (84,002)      (20,850)     (35,090)
                          ----------   -----------  -----------  ------------  -----------
 Net cash provided by
  (used in) operating
  activities............    (306,895)   (1,966,956)  (2,360,727)   (1,683,328)   1,030,567
                          ----------   -----------  -----------  ------------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchase of
  improvements and
  equipment.............     (66,063)      (41,948)     (43,445)     (118,293)    (326,020)
 Proceeds from sale of
  property and
  equipment.............         --            --           --        292,770          --
                          ----------   -----------  -----------  ------------  -----------
 Net cash provided by
  (used in) investing
  activities............     (66,063)      (41,948)     (43,445)      174,477     (326,020)
                          ----------   -----------  -----------  ------------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Net advances from The
  Edward J. DeBartolo
  Corporation...........     400,000     2,600,000    2,600,000       900,000      302,919
 Proceeds from (payments
  on) note payable......      26,240           --           --            --    (1,350,000)
                          ----------   -----------  -----------  ------------  -----------
 Net cash provided by
  (used in) financing
  activities............     426,240     2,600,000    2,600,000       900,000   (1,047,081)
                          ----------   -----------  -----------  ------------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............      53,282       591,096      195,828      (608,851)    (342,534)
CASH AND CASH
 EQUIVALENTS
 Beginning of period....     697,037       501,209      501,209     1,110,060    1,452,594
                          ----------   -----------  -----------  ------------  -----------
 End of period..........  $  750,319   $ 1,092,305  $   697,037  $    501,209  $ 1,110,060
                          ==========   ===========  ===========  ============  ===========

                 See accompanying notes to financial statements

                              REMINGTON PARK, INC.

                         NOTES TO FINANCIAL STATEMENTS
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

NOTE A--Summary of Significant Accounting Policies

 Basis of Presentation:

   The financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

 Nature of Operations:

   The Company operates a thoroughbred horse racing track in Oklahoma City, Oklahoma. The Company operated 136, 147 and 156 days of live racing in 1998, 1997 and 1996, respectively, and has been awarded live race meetings totalling 123 days for 1999.

 Cash and Cash Equivalents:

   Restricted cash represents primarily amounts restricted for futurity purse escrow and supplement purse escrow to be paid during future live meets.

   The Company considers highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents.

 Inventories:

   Inventories, consisting primarily of concession food items, are stated at lower of cost or market on the first-in, first-out method.

 Property and Equipment:

   Property and equipment are stated at cost less provision for impairment of long-lived assets (see Note I). Depreciation is computed on the straight-line method over the estimated useful lives of the assets:

       Buildings................................................. 15 to 25 years
       Improvements..............................................  5 to 15 years
       Furniture, fixtures and equipment.........................  5 to 10 years

   The Company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management of the Company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

 Land Lease Costs:

   Land lease costs are stated net of amortization less provision for impairment of long-lived asset (see Note I). Land lease costs are being amortized on the straight-line method over the term of the lease.

 Deferred Revenue:

   Deferred revenue consists primarily of advance payments received on catering functions which are recognized as revenue when earned.

                              REMINGTON PARK, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

 Income Taxes:

   The Company has been included in the consolidated federal income tax return of its parent, The Edward J. DeBartolo Corporation through December 1, 1998 (see Note G). Subsequent to December 1, 1998, the company files a separate federal income tax return. Income taxes of the Company are computed utilizing the separate return method. Under this method, the provision for income taxes is generally determined as if the Company filed a separate income tax return. The Company files a separate state income tax return.

   Income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between the financial accounting and income tax basis of assets and liabilities.

 Advertising:

   Advertising costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations are as follows:

   Year ended December 31:
     1998........................................................... $1,584,636
     1997...........................................................  2,193,659
     1996...........................................................  2,292,339
   Nine months ended September 30 (unaudited):
     1999........................................................... $  749,011
     1998...........................................................  1,268,719

 Earnings Per Share:

   Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 500 shares for all periods presented. The Company does not have any dilutive securities.

 Revenue Recognition:

   The Company records revenues associated with horse racing on a daily basis. Horse racing revenues are shown net of state and local taxes, stakes, purses and awards.

 Fair Value of Financial Instruments:

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

   Cash and Cash Equivalents, Restricted Cash, Accounts Receivable, Accounts Payable and Accrued Liabilities--Due to the short period to maturity of these instruments, the carrying values as presented in the balance sheets are reasonable estimates of fair value.

 Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              REMINGTON PARK, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

 Interim Financial Statements:

   In the opinion of management, the unaudited interim financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at September 30, 1999 and the results of operations and cash flows for the nine months ended September 30, 1999 and 1998.

 New Accounting Standards:

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the Company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The Company has not determined the impact, if any, of this pronouncement on its financial statements.

 Reclassification:

   The financial statements for 1997 and 1996 have been reclassified to conform with the presentation for December 31, 1998. Such reclassifications had no effect on net results of operations.

NOTE B--Long-term Debt

   At December 31, 1997, long-term debt represented a note agreement payable to The Edward J. DeBartolo Corporation ("DeBartolo") with interest at the prime rate, and principal and interest payments due quarterly based on available cash flow as defined with all unpaid principal due December 31, 2001, collateralized by substantially all buildings, improvements and equipment. The principal balance at December 31, 1997 was $30,000,000.

   Effective December 1, 1998, DeBartolo made a capital contribution (see Note
J) which in part was used to reduce the entire principal balance of this note agreement.

NOTE C--Purse Over/Under Payments

   The Oklahoma Horse Racing Commission (OHRC) Rules of Racing contain provisions relating to future purse overpayments and underpayments and specifically address how such amounts will be adjusted in purse distributions during future race meetings.

   At September 30, 1999, purses were underpaid during the thoroughbred race meeting which totalled $2,282,698. Also, at September 30, 1999, purses were overpaid during the quarter horse race meeting which totalled $366,488. The Company will include these amounts in its purse distribution during future race meetings.

   At December 31, 1998, purses were underpaid during the thoroughbred race meeting which totalled $161,014. Also, at December 31, 1998, purses were underpaid during the quarter horse race meeting which totalled $131,279. The Company included these amounts in its purse distribution during the 1999 race meetings.

   At December 31, 1997, purses were underpaid during the thoroughbred race meeting which totalled $277,619. Also at December 31, 1997, purses were underpaid during the quarter horse race meeting which totalled $423,292. The Company included these amounts in its purse distribution during the 1998 race meetings.

                              REMINGTON PARK, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


NOTE D--Income Taxes

   Following is a summary of deferred tax assets and liabilities:

                                                          December 31,
                                     September 30,  --------------------------
                                         1999           1998          1997
                                     -------------  ------------  ------------
                                      (unaudited)
   Deferred tax assets:
     Provision for impairment of
      long-lived assets............  $ 13,565,000   $ 13,565,000  $ 12,606,000
     Net operating loss
      carryforward.................     1,445,000      1,100,000    18,893,000
     Nondeductible accrued vacation
      and sick pay.................        66,000         66,000        61,500
     Income deferred for financial
      reporting purposes...........           --           2,000        31,500
                                     ------------   ------------  ------------
   Total Deferred Tax Assets.......    15,076,000     14,733,000    31,592,000
   Deferred tax liability:
     Excess tax depreciation and
      amortization over financial
      reporting depreciation and
      amortization.................    (2,900,000)    (2,733,000)   (2,719,500)
                                     ------------   ------------  ------------
   Net Deferred Tax Assets Before
    Valuation Allowance............    12,176,000     12,000,000    28,872,500
   Valuation Allowance.............   (12,176,000)   (12,000,000)  (28,872,500)
                                     ------------   ------------  ------------
   Net Deferred Tax Assets.........  $        --    $        --   $        --
                                     ============   ============  ============

   At December 31, 1998, the Company had an unused net operating tax loss carryover of approximately $3,300,000 with various expiration dates through 2013. These amounts are available for federal income tax purposes for offset against future taxable income based on filing a separate return effective December 1, 1998 (see Note G).

NOTE E--Leases

   The Company occupies land for the racing facility under an operating lease which extends through 2013. The lease also contains options to renew for five 10-year periods after the initial term. Under the lease agreement, the Company made an initial payment of $4,000,000 which is being amortized over the initial lease term. In addition to the initial payment, the Company is obligated to pay additional rent based on minimum annual rental payments ranging from $110,710 to $132,850 and one-half of one percent of the "handle" in excess of $187,000,000 during each race season.

                              REMINGTON PARK, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


   The Company uses significant amounts of equipment under operating leases as part of its daily business operations. This equipment includes totalisator equipment, satellite uplink equipment, closed circuit color television equipment, track maintenance equipment and photofinish equipment. The majority of the equipment is leased on a raceday basis, with minimum rentals per live raceday as follows:

                            Minimum rental    Minimum daily       Minimum daily
                               per live    rental for on track rental for Off-track
                               raceday     simulcasting cards    betting parlors
                            -------------- ------------------- --------------------
   Year ended December 31:
     1998..................     $5,700            $600                 $200
     1997..................      3,000             600                  800
     1996..................      3,000             575                  800
   Nine months ended
    September 30
    (unaudited):
     1999..................      5,700             630                  150
     1998..................      5,700             600                  200

   Following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 1998:

   1999.............................................................. $  177,000
   2000..............................................................    171,000
   2001..............................................................    168,000
   2002..............................................................    168,000
   2003..............................................................    168,000
   Later years.......................................................  1,195,000
                                                                      ----------
   Total............................................................. $2,047,000
                                                                      ==========

   Rent expense charged to operations is summarized below:

   Year ended December 31:
     1998........................................................... $2,039,598
     1997...........................................................  2,913,829
     1996...........................................................  2,281,613
   Nine months ended September 30 (unaudited):
     1999...........................................................  1,458,933
     1998...........................................................  1,549,651

NOTE F--Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. The Company maintains significantly all of its bank deposit accounts in one financial institution in Oklahoma City, Oklahoma. These accounts at times exceed the federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

   The Company grants credit to other racetracks throughout the country and suite and season-seat rental customers in the ordinary course of business. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

                              REMINGTON PARK, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


NOTE G--Controlling Interest and Related Party Transactions

 Controlling Interest:

   The Company was a wholly-owned subsidiary of DeBartolo. Effective December 1, 1998, Oklahoma Racing, LLC. (a newly formed company owned by an affiliated individual) acquired all of the common stock owned by DeBartolo. The common stock acquired has been pledged to secure an acquisition note payable to DeBartolo. See Note K regarding subsequent event.

 Related Party Transactions:

   Included in the operating costs are certain expenses paid or incurred on behalf of the Company by DeBartolo. The Company reimbursed DeBartolo for these general and administrative expenses on a current basis as follows:

   Year ended December 31:
     1998............................................................. $208,002
     1997.............................................................  309,751
     1996.............................................................  738,169
   Nine months ended September 30 (unaudited):
     1999.............................................................   81,097
     1998.............................................................  181,063

   Effective December 1, 1998, DeBartolo contributed $10,582,418 of the advances and interest to the capital of the Company. Advances and interest payable to DeBartolo totalled $453,771 at December 31, 1998 and $5,934,012 at December 31, 1997. DeBartolo has agreed to advance an additional $3,000,000 in loans at the prime rate plus one percent to the company during 1999 to fund operating deficits as needed.

   Interest charged by DeBartolo on the note agreement referred to in Note B is summarized below:

   Year ended December 31:
     1998........................................................... $2,308,356
     1997...........................................................  2,532,740
     1996...........................................................  2,481,557
   Nine months ended September 30 (unaudited):
     1999...........................................................        --
     1998...........................................................  1,907,055

   No interest was charged by DeBartolo on net operating advances. Management fees charged by DeBartolo totalled $50,000 annually.

NOTE H--Investment Savings Retirement Plan

   Effective February 1, 1998, the Company along with an affiliated company formed a defined contribution 401(k) pension plan, which covers substantially all of its employees. Individuals employed as of the effective date of the plan are eligible to participate in the pension plan. Employees hired after the effective date of the plan, must meet minimum service and age requirements in order to participate. The plan provides for discretionary company matching contributions. No discretionary contributions to the plan were made during 1998 or nine months ended September 30, 1999.

                              REMINGTON PARK, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


NOTE I--Impairment of Long-lived Assets

   During 1998, the company provided an additional $2,837,000 provision for the impairment in the value of the racing facilities due to the continued deterioration in attendance and pari-mutuel handle in recent years. The provision was allocated to land improvements, buildings and structures and land lease costs on a pro rata basis. The company recorded a provision for the impairment of the racing facility of $5,077,918 and $NIL for the years ended December 31, 1997 and 1996 respectively. At December 31, 1998, the impairment reserve totalled $39,914,918.

NOTE J--Noncash Investing Activities

   Effective December 1, 1998, DeBartolo made a capital contribution of $40,582,418 which was used to reduce the note agreement and the advances and interest payable to DeBartolo as discussed in Notes B and G. In addition, at September 30, 1999, DeBartolo made an additional capital contribution of $156,674 which was used to reduce the advances payable to DeBartolo.

NOTE K--Subsequent Event

   On October 21, 1999, Oklahoma Racing, LLC entered into a definitive agreement to sell 100% of the outstanding common stock of the Company to Magna Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., for $10,000,000. As part of the agreement, DeBartolo agreed to contribute $156,674 of advances to additional paid-in capital. This contribution to capital was reflected as of September 30, 1999 in the accompanying financial statements.

                              FINANCIAL STATEMENTS

                               THISTLEDOWN, INC.

              For the years ended December 31, 1998, 1997 and 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Thistledown, Inc.

   We have audited the accompanying balance sheets of Thistledown, Inc. as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's deficit and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thistledown, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


Youngstown, Ohio                          Hill, Barth & King LLC
October 12, 1999 (except Note I for       Certified Public Accountants
which the date is October 21, 1999)

                               THISTLEDOWN, INC.

                                 BALANCE SHEETS

                                        September 30, December 31,  December 31,
                                            1999          1998          1997
                                        ------------- ------------  ------------
                                         (unaudited)
                ASSETS
Current Assets
 Cash and cash equivalents............   $ 2,366,651  $ 1,779,565   $   895,292
 Restricted cash......................     2,256,828    1,562,770     1,581,885
 Trade accounts receivable (less
  allowance for doubtful accounts of
  $89,624 at September 30, 1999,
  $89,830 at December 31, 1998 and
  $56,599 at December 31, 1997).......     2,296,486    2,027,847     1,665,173
 Inventories..........................       163,576      143,103       155,923
 Purses paid in excess of percentage
  entitlements--NOTE C................       176,317          --            --
 Prepaid expenses and other assets....        32,295      176,061        50,123
                                         -----------  -----------   -----------
 Total Current Assets.................     7,292,153    5,689,346     4,348,396
                                         -----------  -----------   -----------
Property And Equipment
 Land.................................     1,002,700    1,002,700     1,002,700
 Land improvements....................     1,010,522    1,010,522     1,010,522
 Parking lot improvements.............       198,007      198,007       198,007
 Buildings and structures.............    39,600,666   39,591,161    39,576,955
 Furniture and equipment..............     2,319,321    2,209,950     2,104,442
                                         -----------  -----------   -----------
                                          44,131,216   44,012,340    43,892,626
 Less accumulated depreciation........    34,439,953   33,359,365    31,893,794
                                         -----------  -----------   -----------
 Net Property and Equipment...........     9,691,263   10,652,975    11,998,832
                                         -----------  -----------   -----------
Other Assets
 Deferred racetrack improvement fund
  rebate--NOTE B......................     1,085,964      792,131       503,587
 Deposits.............................        47,398       33,944        31,222
                                         -----------  -----------   -----------
 Total other assets...................     1,133,362      826,075       534,809
                                         -----------  -----------   -----------
                                         $18,116,778  $17,168,396   $16,882,037
                                         ===========  ===========   ===========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities
 Accounts payable.....................   $ 3,579,044  $ 2,785,348   $ 2,737,170
 Unredeemed pari-mutuel tickets.......       683,528      639,306       651,091
 Due to The Edward J. DeBartolo
  Corporation.........................         2,757       35,611       850,700
 Accrued liabilities..................       814,042      593,868       600,925
 Percentage entitlements in excess of
  purses paid--NOTE C.................           --       526,592       337,515
 Deferred revenue.....................        11,872        1,684         6,822
                                         -----------  -----------   -----------
 Total Current Liabilities............     5,091,243    4,582,409     5,184,223
                                         -----------  -----------   -----------
Due to The Edward J. DeBartolo
 Corporation--NOTES G and I...........    61,628,370   61,221,811    60,034,612
                                         -----------  -----------   -----------
Deferred Income Taxes--NOTE D.........     1,262,000    1,253,000     1,000,000
                                         -----------  -----------   -----------
Stockholder's Deficit--Notes G And I
 Common stock--no par value per share:
  Authorized 500 shares; issued and
  outstanding 250 shares..............           500          500           500
 Additional paid-in capital...........       100,000      100,000       100,000
 Accumulated deficit..................   (49,965,335) (49,989,324)  (49,437,298)
                                         -----------  -----------   -----------
 Total Stockholder's Deficit..........   (49,864,835) (49,888,824)  (49,336,798)
                                         -----------  -----------   -----------
                                         $18,116,778  $17,168,396   $16,882,037
                                         ===========  ===========   ===========

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                              Nine Months Ended
                                September 30,                Years Ended December 31,
                          --------------------------  ----------------------------------------
                              1999          1998          1998          1997          1996
                          ------------  ------------  ------------  ------------  ------------
                          (unaudited)   (unaudited)
REVENUES
Pari-Mutuel income......  $ 25,781,914  $ 25,643,540  $ 34,283,820  $ 31,912,780  $ 26,933,567
                          ------------  ------------  ------------  ------------  ------------
Less:
 Purses paid to
  horsemen..............     9,170,440     9,040,027    12,115,337    10,970,292     9,509,854
 State of Ohio pari-
  mutuel taxes--net of
  racetrack improvement
  fund rebate...........     2,821,673     2,987,503     3,937,712     3,597,768     3,991,419
 Breakage paid to
  Thoroughbred Health
  and Retirement Fund...       254,045       274,471       356,977       351,631       303,161
 Amount paid to the
  Horsemen's Benevolent
  & Protection
  Association...........        64,368        62,540        87,046        84,826        89,822
 Commission paid to host
  tracks................     2,687,816     2,687,562     3,575,538     3,165,904     1,457,258
                          ------------  ------------  ------------  ------------  ------------
                            14,998,342    15,052,103    20,072,610    18,170,421    15,351,514
                          ------------  ------------  ------------  ------------  ------------
Net Pari-Mutuel Income..    10,783,572    10,591,437    14,211,210    13,742,359    11,582,053
Non-wagering revenues...     2,654,188     2,537,033     3,469,119     3,345,817     3,332,165
                          ------------  ------------  ------------  ------------  ------------
 Total Revenues.........    13,437,760    13,128,470    17,680,329    17,088,176    14,914,218
Operating costs and
 expenses--
 NOTES E, G and H.......    12,020,154    12,275,347    16,027,163    16,234,915    14,903,093
Depreciation and
 amortization...........     1,080,587     1,087,028     1,465,571     1,497,966     1,482,331
                          ------------  ------------  ------------  ------------  ------------
INCOME (LOSS) FROM
 OPERATIONS.............       337,019      (233,905)      187,595      (644,705)   (1,471,206)
                          ------------  ------------  ------------  ------------  ------------
OTHER INCOME (EXPENSES)
 Interest earned........       102,529        69,580        89,108        72,923        22,763
 Interest expense--NOTE
  G.....................      (406,559)     (448,910)     (575,729)     (742,836)     (545,736)
                          ------------  ------------  ------------  ------------  ------------
                              (304,030)     (379,330)     (486,621)     (669,913)     (522,973)
                          ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS) BEFORE
 INCOME TAXES...........        32,989      (613,235)     (299,026)   (1,314,618)   (1,994,179)
Deferred income taxes--
 NOTE D.................         9,000       168,667       253,000       354,000       321,000
                          ------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS).......        23,989      (781,902)     (552,026)   (1,668,618)   (2,315,179)
ACCUMULATED DEFICIT
 Beginning of period....   (49,989,324)  (49,437,298)  (49,437,298)  (47,768,680)  (45,453,501)
                          ------------  ------------  ------------  ------------  ------------
 End of period..........  $(49,965,335) $(50,219,200) $(49,989,324) $(49,437,298) $(47,768,680)
                          ============  ============  ============  ============  ============
Basic and diluted
 earnings (loss) per
 share of common stock..  $         96  $     (3,128) $     (2,208) $     (6,674) $     (9,261)
                          ============  ============  ============  ============  ============

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                        Additional
                                 Common  Paid-in   Accumulated      Total
                                 Stock   Capital     Deficit       Deficit
                                 ------ ---------- ------------  ------------
Balance at December 31, 1995....  $500   $100,000  $(45,453,501) $(45,353,001)
Net loss, year ended December
 31, 1996.......................   --         --     (2,315,179)   (2,315,179)
                                  ----   --------  ------------  ------------
Balance at December 31, 1996....   500    100,000   (47,768,680)  (47,668,180)
Net loss, year ended December
 31, 1997.......................   --         --     (1,668,618)   (1,668,618)
                                  ----   --------  ------------  ------------
Balance at December 31, 1997....   500    100,000   (49,437,298)  (49,336,798)
Net loss, year ended December
 31, 1998.......................   --         --       (552,026)     (552,026)
                                  ----   --------  ------------  ------------
Balance at December 31, 1998....   500    100,000   (49,989,324)  (49,888,824)
Net income, nine months ended
 September 30, 1999
 (unaudited)....................   --         --         23,989        23,989
                                  ----   --------  ------------  ------------
Balance at September 30, 1999
 (unaudited)....................  $500   $100,000  $(49,965,335) $(49,864,835)
                                  ====   ========  ============  ============


                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                            STATEMENTS OF CASH FLOWS

                             Nine Months Ended
                               September 30,             Years ended December 31,
                          ------------------------  ------------------------------------
                             1999         1998         1998        1997         1996
                          -----------  -----------  ----------  -----------  -----------
                          (unaudited)  (unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net income (loss).......  $   23,989   $ (781,902)  $ (552,026) $(1,668,618) $(2,315,179)
Adjustments to reconcile
 net income (loss) to
 cash provided by (used
 in) operating
 activities:
 Depreciation and
  amortization..........   1,080,587    1,087,028    1,465,571    1,497,966    1,482,331
 Provision for doubtful
  accounts..............      26,003          --        39,098       46,467       19,560
 Deferred income taxes..       9,000      168,667      253,000      354,000      321,000
 (Increase) decrease in
  restricted cash.......    (694,058)    (315,496)      19,115     (241,656)  (1,340,229)
 Increase in accounts
  receivable............    (294,642)     (64,810)    (401,773)    (247,808)  (1,082,062)
 (Increase) decrease in
  inventories...........     (20,473)     (16,251)      12,820        1,083      (11,185)
 (Increase) decrease in
  prepaid expenses......     143,766      (32,265)    (125,938)      47,845      (25,647)
 Increase in purses paid
  in excess of
  percentage
  entitlements..........    (176,317)         --           --           --           --
 Increase in other
  assets................    (307,287)    (193,712)    (291,266)    (372,160)    (152,226)
 Increase (decrease) in
  accounts payable and
  accrued liabilities...   1,013,870      287,022       41,121     (339,485)   2,192,388
 Increase (decrease) in
  unredeemed pari-mutuel
  tickets...............      44,222      117,510      (11,785)     218,318       92,059
 Increase (decrease) in
  percentage
  entitlements in excess
  of purses paid........    (526,592)     345,742      189,077        1,733      335,782
 Increase (decrease) in
  deferred revenue......      10,188       29,848       (5,138)       5,118        1,704
                          ----------   ----------   ----------  -----------  -----------
 Net cash provided by
  (used in) operating
  activities............     332,256      631,381      631,876     (697,197)    (481,704)
                          ----------   ----------   ----------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchase of property
  and equipment.........    (118,873)    (117,318)    (119,714)    (228,315)    (332,592)
                          ----------   ----------   ----------  -----------  -----------
 Net cash used in
  investing activities..    (118,873)    (117,318)    (119,714)    (228,315)    (332,592)
                          ----------   ----------   ----------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Net advances from The
  Edward J. DeBartolo
  Corporation...........     373,703      421,379      372,111      989,948    1,364,585
                          ----------   ----------   ----------  -----------  -----------
 Net cash provided by
  financing activities..     373,703      421,379      372,111      989,948    1,364,585
                          ----------   ----------   ----------  -----------  -----------
 Net Increase in cash
  and cash equivalents..     587,086      935,442      884,273       64,436      550,289
CASH AND CASH
 EQUIVALENTS
 Beginning of period....   1,779,565      895,292      895,292      830,856      280,567
                          ----------   ----------   ----------  -----------  -----------
 End of period..........  $2,366,651   $1,830,734   $1,779,565  $   895,292  $   830,856
                          ==========   ==========   ==========  ===========  ===========

                 See accompanying notes to financial statements

                               THISTLEDOWN, INC.

                         NOTES TO FINANCIAL STATEMENTS
  (All amounts as at September 30, 1999 and for the nine month periods ended
                  September 30, 1999 and 1998 are unaudited)

NOTE A--Summary of Significant Accounting Policies

 Basis of Presentation:

   The financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which conform, in all material respects, with accounting principles generally accepted in Canada.

 Nature of Operations:

   The company formally changed its name from Carat Company, Inc. to Thistledown, Inc. on February 26, 1998. On January 9, 1998, Raceway Properties, Inc., a wholly-owned subsidiary of The Edward J. DeBartolo Corporation, was merged into the company. Raceway Properties, Inc. owned the land under the racing facility, certain buildings and equipment used by the company. The merger was accounted for using the pooling-of-interests method of accounting and all intercompany transactions have been eliminated.

   The company operates a thoroughbred horse racing track in Cleveland, Ohio. The company operated 187, 186 and 195 days of live racing in 1998, 1997 and 1996, respectively, and has been awarded live race meetings totalling 187 days for 1999.

 Cash and Cash Equivalents:

   The company considers highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents.

   Restricted cash represents primarily amounts restricted for purse escrow and simulcast settlement escrow.

 Inventories:

   Inventories, consisting primarily of concession food items, are stated at lower of cost or market on the first-in, first-out method.

 Property and Equipment:

   Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets:

       Buildings................................................. 15 to 25 years
       Improvements..............................................  5 to 15 years
       Furniture, fixtures and equipment.........................  5 to 10 years

   Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", establishes accounting standards for the impairment of long-lived assets. The company evaluates impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management of the company assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value (projected discounted cash flows) and is charged to operations in the period in which such impairment is determined by management.

 Income Taxes:

   The company has been included in the consolidated federal income tax return of its parent, The Edward J. DeBartolo Corporation ("DeBartolo"). Income taxes of the company are computed utilizing the separate return

                               THISTLEDOWN, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

method. Under this method, the provision for income taxes is generally determined as if the company filed a separate income tax return. The company files a separate state income tax return.

   Income taxes are provided for amounts currently due and deferred amounts arising from temporary differences between the financial accounting and income tax basis of assets and liabilities.

 Advertising:

   Advertising costs are charged to operations when incurred and are included in operating expenses. The amounts charged to operations are as follows:

   Year ended December 31:
     1998........................................................... $1,324,955
     1997...........................................................  1,475,192
     1996...........................................................  1,375,741
   Nine months ended September 30 (unaudited):
     1999...........................................................  1,111,920
     1998...........................................................  1,147,844

 Earnings Per Share:

   Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period which was 250 shares for all periods presented. The company does not have any dilutive securities.

 Revenue Recognition:

   The Company records revenue associated with horse racing on a daily basis. Horse racing revenues are shown net of state and local taxes, stakes, purses and awards.

 Fair Value of Financial Instruments:

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

   Cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities--Due to the short period to maturity of these instruments, the carrying values as presented in the balance sheets are reasonable estimates of fair value.

   Deferred Racetrack Improvement Fund Rebate--It is not practicable to estimate the fair value of the deferred racetrack improvement fund rebate due to the uncertainty of the timing of the realization of this instrument.

 Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               THISTLEDOWN, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

 Interim Financial Statements:

   In the opinion of management, the unaudited interim financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at September 30, 1999 and the results of operations and cash flows for the nine months ended September 30, 1999 and 1998.

 New Accounting Standards:

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for the company's first quarter ended March 31, 2001. SFAS 133 requires that an entity recognize all derivative instruments either as assets or liabilities and measure those instruments at fair value. The company has not determined the impact, if any, of this pronouncement on its financial statements.

NOTE B--Racetrack Improvement Fund Rebate

   The State of Ohio has enacted a Capital Improvement--Tax Reduction bill (Ohio Revised Code 3769.20) to encourage the renovation of existing racing facilities. During 1999, the State extended the rebate period from December 31, 2004 to December 31, 2014. The rebates are approved by the State based on expenditures made on major improvements plus interest on the borrowed funds used for the project. During April 1998, the State approved a $9,801,163 rebate related to debt service on a 1986 major improvement project.

   The tax credit earned is equal to one percent of gross on-track pari-mutuel handle up to the amount of the approved rebate. As a result of limits on the amount of rebates earned that can be used to reduce current pari-mutuel taxes, not all earned rebates are realized currently. Any rebates earned and not realized currently will be available for offset against future pari-mutuel taxes until fully realized. The company's policy is to recognize the rebates as they are earned based on one percent of gross on track pari-mutuel handle.

   Following is a summary of (1) the approved rebate which is unearned, (2) the tax rebate earned and (3) the tax rebate credited to pari-mutuel taxes:

                                            Approved Rebate    Rebate Credited
                                         ---------------------   Ohio Pari-
                                          Unearned    Earned    Mutuel Taxes
                                         ---------- ---------- ---------------
   Year ended December 31:
     1998............................... $8,682,282 $1,413,191   $1,124,647
     1997...............................    294,310  1,434,814    1,056,468
     1996...............................  1,729,124  1,232,647    1,115,348
   Nine months ended September 30
    (unaudited):
     1999...............................  7,551,298  1,124,985      831,115
     1998...............................  9,063,184  1,049,096      862,403

NOTE C--Percentage Entitlements and Purse Distributions

   Ohio State Statutes require the company to distribute as purses an amount equal to the track's commission less 1.875% of gross pari-mutuel handle times 50% plus 20% of breakage. In addition, the company must pay 45% of breakage to the Thoroughbred Health and Retirement Fund. Purse overpayments and underpayments will be adjusted in purse distributions during future race meetings.

                               THISTLEDOWN, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


   Purses were underpaid at the end of each period as follows:

        December 31, 1998............................................. $526,592
                                                                       ========
        December 31, 1997............................................. $337,515
                                                                       ========

   Purses were overpaid at the end of:

        September 30, 1999 (unaudited)................................ $176,317
                                                                       ========

NOTE D--Income Taxes

   Following is a summary of deferred tax liabilities:

                                                               December 31,
                                             September 30, ---------------------
                                                 1999         1998       1997
                                             ------------- ---------- ----------
                                              (unaudited)
   Deferred tax liabilities:
     Excess tax depreciation and
      amortization over financial statement
      reporting depreciation and
      amortization.........................   $  893,000   $  984,000 $  829,000
     Racetrack improvement fund rebate
      recognized for financial statement
      reporting in excess of tax
      reporting............................      369,000      269,000    171,000
                                              ----------   ---------- ----------
       Total Deferred Tax Liabilities......   $1,262,000   $1,253,000 $1,000,000
                                              ==========   ========== ==========

   The primary reason for the difference between the expected tax benefit and the income tax provision is that the company did not receive a benefit for the company's net operating losses utilized by its parent company in its consolidated tax return.

NOTE E--Leases

   The company uses significant amounts of equipment under operating leases as part of its daily business operations. This equipment includes totalisator equipment, satellite uplink equipment, closed circuit color television equipment, track maintenance equipment and photofinish equipment. The majority of the equipment is leased on a raceday basis, with minimum rentals as follows:

                                                  Minimum    Minimum Rental for
                                                 Rental per       On-Track
                                                Live Raceday Simulcasting Cards
                                                ------------ ------------------
   Year ended December 31:
     1998......................................    $4,292          $1,296
     1997......................................     4,059           1,406
     1996......................................     3,701           1,110
   Nine months ended September 30 (unaudited):
     1999......................................     3,844           1,535
     1998......................................     4,292           1,296

   Following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 1998:

        1999........................................................... $ 98,500
        2000...........................................................    4,000
                                                                        --------
          Total........................................................ $102,500
                                                                        ========

                               THISTLEDOWN, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


   Rent expense charged to operations is summarized below:

   Year ended December 31:
     1998........................................................... $1,765,940
     1997...........................................................  1,619,099
     1996...........................................................  1,524,921
   Nine months ended September 30 (unaudited):
     1999...........................................................  1,283,199
     1998...........................................................  1,295,697

NOTE F--Concentration of Credit Risk

   Financial instruments which potentially subject the company to concentrations of credit risk are primarily cash investments and receivables. The company places its cash investments in investment grade short-term instruments and limits the amount of credit exposure to any one commercial issuer. The company maintains significantly all of its bank deposit accounts in one financial institution in Cleveland, Ohio. These accounts at times exceed the federally insured limits. The company believes it is not exposed to any significant credit risk on cash and cash equivalents.

   The company grants credit to other racetracks throughout the country. The company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

NOTE G--Controlling Interest and Related Party Transactions

 Controlling Interest:

   The company is a wholly-owned subsidiary of DeBartolo. See Note I regarding subsequent event.

 Related Party Transactions:

   Included in the accompanying financial statements are certain expenses paid or incurred on behalf of the company by DeBartolo. The company reimburses DeBartolo for salaries and wages and related expenses and general and administrative expenses as follows:

                                     Salaries, Wages  General and
                                       and Related   Administrative
                                        Expenses        Expenses      Total
                                     --------------- -------------- ----------
   Year ended December 31:
     1998...........................   $8,508,074       $558,112    $9,066,186
     1997...........................    8,156,565        815,126     8,971,691
     1996...........................    7,740,070        503,288     8,243,358
   Nine months ended September 30
    (unaudited):
     1999...........................    5,807,765        373,517     6,181,282
     1998...........................    6,061,420        703,048     6,764,468

                               THISTLEDOWN, INC.

   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


   The accompanying balance sheets include notes, advances and related accrued interest payable to DeBartolo (see Note I) as summarized below:

                                                                       Long-
                                                    Current Portion term Portion
                                                    --------------- ------------
   December 31, 1998...............................    $ 35,611     $61,221,811
                                                       ========     ===========
   December 31, 1997...............................    $850,700     $60,034,612
                                                       ========     ===========
   September 30, 1999 (unaudited)..................    $  2,757     $61,628,370
                                                       ========     ===========

   The current portion of the amount payable to DeBartolo at September 30, 1999 is to be repaid. The long-term portion of the amount payable to DeBartolo at September 30, 1999 will be contributed to additional paid-in capital (see Note
I).

   DeBartolo charged interest at the applicable federal rate (AFR) on a note payable related to the financing of certain racetrack improvements. Interest charged by DeBartolo is summarized as follows:

   Year ended December 31:
     1998............................................................. $575,617
     1997.............................................................  740,309
     1996.............................................................  544,681
   Nine months ended September 30 (unaudited):
     1999.............................................................  406,459
     1998.............................................................  448,778

   No interest was charged by DeBartolo on net operating advances. Management fees charged by DeBartolo totalled $50,000 annually.

NOTE H--Investment Savings Retirement Plan

   Effective February 1, 1998, the company along with an affiliated company formed a defined contribution 401(k) pension plan, which covers substantially all of its employees that are not covered by a collective bargaining agreement or another retirement plan. Individuals employed as of the effective date of the plan are eligible to participate in the pension plan. Employees hired after the effective date of the plan, must meet minimum service and age requirements in order to participate. The plan provides for discretionary company matching contributions. No discretionary contributions to the plan were made during 1998 or 1999.

NOTE I--Subsequent Event

   On October 21, 1999, DeBartolo entered into a definitive agreement to sell 100% of the outstanding common stock of the company to Magna Entertainment Corp., a wholly-owned subsidiary of Magna International Inc., for $14,000,000. As part of the agreement, DeBartolo agreed to contribute $61,628,370 of notes, advances and related accrued interest to additional paid-in capital. These amounts are reflected as noncurrent liabilities in the accompanying balance sheets.

                         COMBINED FINANCIAL STATEMENTS

                       GOLDEN GATE FIELDS (CONSISTING OF
                    PACIFIC RACING ASSOCIATION'S OPERATIONS
                   SUBJECT TO THE LICENSING PROVISIONS OF THE
                         CALIFORNIA HORSE RACING BOARD,
                        LADBROKE RACING CALIFORNIA, INC.
                        AND LADBROKE LAND HOLDINGS, INC.
                         (WHOLLY OWNED SUBSIDIARIES OF
                         LADBROKE RACING CORPORATION))

                  Years ended December 31, 1998, 1997 and 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Pacific Racing Association,
Ladbroke Racing California, Inc. and
Ladbroke Land Holdings, Inc.

   We have audited the accompanying combined statement of assets and liabilities of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board ("Pacific Racing Association"), Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (collectively, "Golden Gate Fields" or the "Company") as of December 31, 1998, and 1997, and the related combined statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The accompanying combined financial statements present the financial position and results of operations of the Golden Gate Fields racetrack facility and are not intended to include a complete presentation of the financial position and results of operations of Pacific Racing Association.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets and liabilities of Pacific Racing Association, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

Walnut Creek, California                                       Ernst & Young LLP
October 4, 1999, except paragraph 1 of Note 5,      Certified Public Accountants
as to which the date is
October 19, 1999

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES

                                                            December 31,
                                        September 30,  ------------------------
                                            1999          1998         1997
                                        -------------  -----------  -----------
                                         (unaudited)
                Assets
Current assets:
  Cash and cash equivalents............ $    739,839   $   714,691  $ 1,426,313
  Equity in pooled cash and cash
   equivalents.........................   45,991,536    41,117,870   34,998,292
  Accounts receivable, net of allowance
   for doubtful accounts of $20,989 in
   1997, $236,687 in 1998 and $160,092
   at September 30, 1999...............      822,479     3,100,143    3,661,060
  Other current assets.................      127,386       479,827      779,343
                                        ------------   -----------  -----------
    Total current assets...............   47,681,240    45,412,531   40,865,008
Racetrack properties and equipment,
 net...................................   48,532,678    48,429,435   24,070,678
Intangible assets, net.................    2,473,259     3,044,009   14,380,010
                                        ------------   -----------  -----------
    Total assets....................... $ 98,687,177   $96,885,975  $79,315,696
                                        ============   ===========  ===========
 Liabilities and stockholder's equity
Current liabilities:
  Notes payable to affiliate, current
   portion............................. $  2,594,191   $ 1,448,415  $       --
  Accounts payable.....................      703,270     4,055,475    4,301,635
  Accrued compensation.................    1,265,620     1,743,079    1,772,730
  Other accrued liabilities............    2,216,315     1,213,890    1,440,484
  Due to affiliates....................   20,657,507    17,149,343    4,414,034
                                        ------------   -----------  -----------
    Total current liabilities..........   27,436,903    25,610,202   11,928,883
                                        ------------   -----------  -----------
Note payable to affiliate..............   59,591,322    58,183,681   42,722,954
                                        ------------   -----------  -----------
Notes payable..........................          --            --    10,025,915
                                        ------------   -----------  -----------
Stockholder's equity:
  Common stock, authorized 111,000
   shares, issued and outstanding
   80,347 shares.......................    1,494,000     1,494,000    1,494,000
  Paid-in capital......................   13,360,000    13,360,000   13,360,000
  Accumulated deficit..................   (3,195,048)   (1,761,908)    (216,056)
                                        ------------   -----------  -----------
    Total stockholder's equity.........   11,658,952    13,092,092   14,637,944
                                        ------------   -----------  -----------
    Total liabilities and stockholder's
     equity............................ $ 98,687,177   $96,885,975  $79,315,696
                                        ============   ===========  ===========

                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                       COMBINED STATEMENTS OF OPERATIONS

                          Nine months ended September 30,        Years ended December 31,
                          --------------------------------  -------------------------------------
                               1999             1998           1998         1997         1996
                          ---------------  ---------------  -----------  -----------  -----------
                                    (unaudited)
Operating revenues:
  Mutual commission and
   breakage.............  $    14,202,234  $    12,470,873  $17,362,961  $16,555,897  $15,786,982
  Admissions............          982,313        1,026,560    1,347,652    1,717,753    1,923,166
  Catering operations...        1,860,094        1,742,275    2,269,092    2,288,534    2,313,021
  Parking...............          700,497          707,180      937,434      922,325      954,876
  Programs..............          959,955          905,408    1,227,601    1,272,416    1,269,256
  Indirect revenues.....        2,194,208        2,142,788    2,506,497    2,754,653    2,684,698
                          ---------------  ---------------  -----------  -----------  -----------
                               20,899,301       18,995,084   25,651,237   25,511,578   24,931,999
                          ---------------  ---------------  -----------  -----------  -----------
Operating expenses:
  Salaries, wages,
   benefits and other
   payroll-related
   expenses.............        8,777,260        8,465,979   11,895,359   11,401,172   10,689,267
  Rental of facilities
   and equipment........          277,386          501,806      654,927      749,870    1,661,174
  Operating and
   maintenance
   services.............        2,821,788        2,756,420    4,997,209    4,508,930    3,921,650
  Depreciation and
   amortization.........        1,902,154        3,131,997    3,621,315    3,828,330    3,987,359
  Taxes and licenses....          677,488          615,012      726,613      789,325      707,031
  Advertising and public
   relations............        1,371,491          968,036    1,269,124    1,301,954    1,294,999
  General and
   administrative.......        2,268,537        2,316,127    2,047,403    1,494,073    2,327,842
  Charity days expense..           66,841           64,183       86,976       96,815       98,356
                          ---------------  ---------------  -----------  -----------  -----------
                               18,162,945       18,819,560   25,298,926   24,170,469   24,687,678
                          ---------------  ---------------  -----------  -----------  -----------
Income from operations..        2,736,356          175,524      352,311    1,341,109      244,321
Other income (expense):
  Interest income,
   principally from
   affiliate............        1,667,796        1,609,183    2,148,526    1,976,792    1,714,396
  Interest expense to
   affiliate............       (3,501,074)      (2,648,491)  (3,845,028)  (2,516,408)  (2,310,728)
                          ---------------  ---------------  -----------  -----------  -----------
Income (loss) before
 income taxes...........          903,078         (863,784)  (1,344,191)     801,493     (352,011)
Provision for federal
 and state income
 taxes..................       (2,336,218)         (88,749)    (201,661)  (1,888,195)  (1,000,490)
                          ---------------  ---------------  -----------  -----------  -----------
Net loss................  $    (1,433,140) $      (952,533) $(1,545,852) $(1,086,702) $(1,352,501)
                          ===============  ===============  ===========  ===========  ===========

                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                     Retained        Total
                               Common     Paid-in    Earnings    Stockholder's
                               Stock      Capital    (Deficit)      Equity
                             ---------- ----------- -----------  -------------
Balance at December 31,
 1995....................... $1,494,000 $13,360,000 $ 2,223,147   $17,077,147
  Net loss..................        --          --   (1,352,501)   (1,352,501)
                             ---------- ----------- -----------   -----------
Balance at December 31,
 1996.......................  1,494,000  13,360,000     870,646    15,724,646
  Net loss..................        --          --   (1,086,702)   (1,086,702)
                             ---------- ----------- -----------   -----------
Balance at December 31,
 1997.......................  1,494,000  13,360,000    (216,056)   14,637,944
  Net loss..................        --          --   (1,545,852)   (1,545,852)
                             ---------- ----------- -----------   -----------
Balance at December 31,
 1998.......................  1,494,000  13,360,000  (1,761,908)   13,092,092
  Net loss (unaudited)......        --          --   (1,433,140)   (1,433,140)
                             ---------- ----------- -----------   -----------
Balance at September 30,
 1999 (unaudited)........... $1,494,000 $13,360,000 $(3,195,048)  $11,658,952
                             ========== =========== ===========   ===========


                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                       COMBINED STATEMENTS OF CASH FLOWS

                             Nine months ended
                               September 30,             Years ended December 31,
                          ------------------------  -------------------------------------
                             1999         1998         1998         1997         1996
                          -----------  -----------  -----------  -----------  -----------
                                (unaudited)
Operating activities
Net loss................  $(1,433,140) $  (952,533) $(1,545,852) $(1,086,702) $(1,352,501)
Adjustments to reconcile
 net loss to net cash
 provided by operating
 activities:
 Depreciation...........    1,331,404    1,545,747    1,097,814      952,329    1,111,358
 Amortization...........      570,750    1,586,250    2,523,501    2,876,001    2,876,001
 Provision for doubtful
  accounts..............          --           --       215,698       13,239          --
 Changes in operating
  assets and
  liabilities:
 Accounts receivable....    2,277,664    2,661,289      345,219   (1,356,568)  (1,672,357)
 Other current assets...      352,441      175,602      299,516     (355,913)     (79,900)
 Accrued interest on
  notes payable to
  affiliate.............    3,405,136    2,648,491    3,363,540    2,502,802    1,882,816
 Accounts payable.......   (3,352,205)     199,610     (246,160)  (1,409,619)   4,333,346
 Accrued compensation...     (477,459)     424,042      (29,651)     387,530       93,023
 Other accrued
  liabilities...........    1,002,425      441,023     (226,594)     141,458      283,112
 Due to affiliates......    2,220,046   (2,891,340)   2,709,394    1,608,121      534,269
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 operating activities...    5,897,062    5,838,181    8,506,425    4,272,678    8,009,167
                          -----------  -----------  -----------  -----------  -----------
Investing activities
Purchase of racetrack
 properties and
 equipment..............     (998,248)  (6,646,593) (16,644,071) (19,582,404)  (1,910,089)
                          -----------  -----------  -----------  -----------  -----------
Net cash used in
 investing activities...     (998,248)  (6,646,593) (16,644,071) (19,582,404)  (1,910,089)
                          -----------  -----------  -----------  -----------  -----------
Financing activities
Borrowings from
 affiliates for
 racetrack property
 purchase...............          --     6,195,469   13,545,602    7,879,398          --
Issuance of note
 payable................          --           --           --    10,025,915          --
                          -----------  -----------  -----------  -----------  -----------
Net cash provided by
 financing activities...          --     6,195,469   13,545,602   17,905,313          --
                          -----------  -----------  -----------  -----------  -----------
Increase in cash and
 cash equivalents and
 equity in pooled cash
 and cash equivalents...    4,898,814    5,387,057    5,407,956    2,595,587    6,099,078
Cash and cash
 equivalents and equity
 in pooled cash and cash
 equivalents at
 beginning of period....   41,832,561   36,424,605   36,424,605   33,829,018   27,729,940
                          -----------  -----------  -----------  -----------  -----------
Cash and cash
 equivalents and equity
 in pooled cash and cash
 equivalents at end of
 period.................  $46,731,375  $41,811,662  $41,832,561  $36,424,605  $33,829,018
                          ===========  ===========  ===========  ===========  ===========

                            See accompanying notes.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

1. Business and Basis of Presentation

Business

   Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board ("PRA"), Ladbroke Racing California, Inc. ("LRCA") and Ladbroke Land Holdings, Inc. ("LLH") (collectively, "Golden Gate Fields" or the "Company") wholly owned subsidiaries of Ladbroke Racing Corporation ("LRC"), are engaged in operating the Golden Gate Fields racetrack facility for thoroughbred horse racing, the conduct of which is subject to the licensing provisions of the California Horse Racing Board. PRA operates the racetrack facility, LRCA leased the racetrack facility from a third party through October 1998 and LLH purchased the racetrack facility from a third party effective October 1998.

Basis of Presentation

   The accompanying combined financial statements present the financial position and results of operations of the Golden Gate Fields racetrack facility and include the accounts of LRCA, LLH and those components of PRA's operations subject to the licensing provisions of the California Horse Racing Board. The components of PRA's operations not included in the combined financial statements are two subsidiaries (Ladbroke Gaming California, Inc. and Golden Gate Catering Company) as these are not associated with the operations of the Golden Gate Fields racetrack facility and are not being acquired by Magna Entertainment Corp. (see Note 10). The accompanying financial statements are not intended to include a complete presentation of the financial position and results of operations of Pacific Racing Association.

   In addition, LRCA is not being acquired by Magna Entertainment Corp. although its results are included in these combined financial statements. Through October 1998, LRCA leased the Golden Gate Fields racetrack facility from a third party and then subleased the facility to PRA. This lease was cancelled in October 1998 when LLH purchased the racetrack facility. In order to more fairly present the results of operations of the Golden Gate Fields racetrack facility prior to October 1998, LRCA has been included in these combined financial statements.

   All significant intercompany accounts and transactions between PRA, LRCA and LLH have been eliminated.

   The financial statements have been prepared in accordance with accounting principles generally accepted in the United States which conform in all material respects with accounting principles generally accepted in Canada.

2. Summary of Significant Accounting Policies

Equity in Pooled Cash and Cash Equivalents

   The Company participates in a pooled cash and cash equivalents management system sponsored by its ultimate U.S. parent, Ladstock Holding Corporation. Monies included in the pool are from the Company, the parent and other U.S. affiliates. Cash and cash equivalents recorded by the Company are based on the parent's

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

tracking of each subsidiary's cash activity. The balance at year end represents cash and cash equivalents, less outstanding checks.

   The Company earns interest income based on its net daily position in the pool. The Company was allocated interest income of approximately $2.1 million, $2.0 million and $1.7 million for the years ended December 31, 1998, 1997 and 1996, respectively, and $1.6 million and $1.6 million for the nine months ended September 30, 1999 and 1998, respectively.

   For purposes of financial statement presentation, the Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

Racetrack Properties and Equipment

   Racetrack properties, buildings, improvements and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, which range from 3 years to 30 years.

Long-Lived Assets Including Intangible Assets

   In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), the carrying value of long-lived assets and related goodwill and other intangibles is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value of these assets will not be recoverable, as determined based on the undiscounted net cash flows of the entity over the remaining amortization period, the Company's carrying value is reduced to its estimated fair value (based on an estimate of discounted future net cash flows).

Income Taxes

   The Company files a consolidated federal income tax return with its parent and other affiliated companies. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), which requires the use of the liability method in accounting for income taxes. Under FAS 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Revenue Recognition

   Revenues from mutuel commissions are recognized when earned upon the completion of each thoroughbred horse race. Revenues from the operations of the Golden Gate Fields racetrack facility (primarily admissions, catering, and event programs) are recognized when the service is rendered or the goods are delivered which generally corresponds to the receipt of cash from the customer.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

Advertising

   Costs incurred for production and communicating advertising are expensed when incurred. Costs incurred for promotions for specific live race days are expensed on the applicable race day.

Concentration of Risk

   The Company's accounts receivable balances related primarily to amounts due from other non-affiliated racetrack facilities throughout the United States for simulcast and off-track activities. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains reserves for estimated potential credit losses and such losses to date have not been material.

   The Company generates the majority of its revenue from wagering activities in Northern California and therefore it is subject to the risks inherent in the ownership and operation of a racetrack. These include, among others, the risks normally associated with changes in the general economic climate, trends in the gaming industry, including competition from other gaming institutions and state lottery commissions and change in tax laws and gaming laws.

Fair Value of Financial Instruments

   Management has estimated the fair value of its financial instruments using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimated fair values are not necessarily indicative of the amounts that could be realized in current market exchanges.

   The carrying values of cash and cash equivalents, equity in pooled cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and due to affiliates approximate fair value due to the short term nature of the instruments.

   The carrying value of the Company's note payable to affiliate approximates fair value as interest on these notes is variable and based on LRC's borrowing rate.

Common Stock

   The combined common stock consists of the following:

                                                                     Issued and
                                                          Authorized Outstanding
                                                            Shares     Shares
                                                          ---------- -----------
   Pacific Racing Association, no par value..............  100,000     69,347
   Ladbroke Racing California, $1 par value..............   10,000     10,000
   Ladbroke Land Holdings, Inc., no par value............    1,000      1,000
                                                           -------     ------
                                                           111,000     80,347
                                                           =======     ======

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

New Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize all derivatives either as assets or liabilities and measure those instruments at fair market value. Presently, the Company does not use derivative instruments either in hedging activities or as investments. Accordingly, the Company believes that adoption of SFAS 133 will have no impact on its financial position or results of operations.

Interim Financial Information

   The interim financial information at September 30, 1999 and for the nine-month periods ended September 30, 1998 and 1999 is unaudited but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations for the interim periods. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full fiscal year.

3. Racetrack Properties and Equipment

   Racetrack properties and equipment consist of the following:

                                                           December 31,
                                        September    --------------------------
                                         30, 1999        1998          1997
                                       ------------  ------------  ------------
                                       (unaudited)
   Land............................... $ 25,256,936  $ 25,256,936  $ 17,905,313
   Buildings..........................   17,231,479    17,231,479           --
   Building improvements..............    9,890,717     9,018,654     8,460,063
   Equipment..........................    8,639,810     8,077,230     7,762,352
                                       ------------  ------------  ------------
                                         61,018,942    59,584,299    34,127,728
   Less accumulated depreciation......  (12,486,264)  (11,154,864)  (10,057,050)
                                       ------------  ------------  ------------
                                       $ 48,532,678  $ 48,429,435  $ 24,070,678
                                       ============  ============  ============

   LLH was formed in order to purchase and develop income producing properties in anticipation of swapping such properties (in a Section 1031 like-kind exchange) for the land and buildings constituting Golden Gate Fields racetrack. This transaction had been agreed to in the "Option Agreement and Agreement of Purchase and Sale" ("Option Agreement") entered into on July 25, 1997. The racetrack property had been

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

subject to a lease between the third party property owner and LRCA. The Section 1031 exchange ("Exchange") was finalized in October 1998 and the Company obtained title to the property. The properties were exchanged on the basis of cost, and no gain or loss was recognized on the transaction. If an agreement to sell LLH is entered into, LRCA may be contingently liable for a portion of any excess proceeds received on the sale as defined in the Option Agreement.

   In 1997, a note payable was entered into with the former owner of the Golden Gate Fields racetrack facility in the amount of $10,025,915. The note was settled in 1998 in conjunction with the exchange transaction described above. This settlement was financed by affiliates.

4. Intangible Assets

   Intangible assets consist of the following:

                                                            December 31,
                                        September 30, -------------------------
                                            1999         1998          1997
                                        ------------- -----------  ------------
                                         (unaudited)
   Prepaid lease.......................  $       --   $       --   $ 29,610,000
   Goodwill............................    7,503,119    7,503,119     7,503,119
   Racing rights.......................    3,049,000    3,049,000     3,049,000
   Other...............................      101,900      101,900       101,900
                                         -----------  -----------  ------------
                                          10,654,019   10,654,019    40,264,019
   Less accumulated amortization.......   (8,180,760)  (7,610,010)  (25,884,009)
                                         -----------  -----------  ------------
                                         $ 2,473,259  $ 3,044,009  $ 14,380,010
                                         ===========  ===========  ============

Prepaid Lease

   The prepaid lease is stated at cost and was being amortized on a straight-line basis over the term of the original lease agreement, which expires in 2002. In connection with the exchange transaction described in Note 3, the lease agreement between the former owner of the Golden Gate Fields racetrack and LRCA was terminated and the remaining unamortized balance of the prepaid lease of $8,812,500 was included in the cost of the racetrack facility acquired.

   Prior to the purchase of the racetrack facility in October 1998, LRCA incurred rent expense under the lease agreement of $250,000, $347,202 and $1,293,662 in the years ended December 31, 1998, 1997, and 1996, respectively, and none and $225,282 in the nine months ended September 30, 1999 and 1998, respectively.

Goodwill

   The amount of the purchase price paid in excess of the net book value of assets acquired to purchase PRA on January 3, 1989 is classified as goodwill and is being amortized on a straight-line basis through 2002.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

Purchased Racing Rights

   Included in intangible assets is a $3,900,000 payment made to acquire certain racing rights. The acquisition of racing rights allows the Company additional racing days at Golden Gate Fields. The prepayment is being amortized on a straight-line basis through 2002, which conforms to the life of the racing rights purchased.

5. Related-Party Transactions

   The Company has loan agreements with an affiliate with outstanding balances of $59,632,096 and $42,722,954 at December 31, 1998 and 1997, respectively, and
$62,185,513 at September 30, 1999. Amounts borrowed under the agreement bear interest at the affiliate's internal lending rate (6.8% at December 31, 1998 and 7.0% at December 31, 1997), and interest and principal are payable upon maturity. Based upon an amendment to the loan agreement dated February 1, 1999 and October 19, 1999, outstanding principal in the amount of $40,327,639 including unpaid interest is due in full on December 31, 2004. At December 31, 1998, the principal outstanding and unpaid interest are due as follows:

   1999............................................................. $ 1,448,415
   2000.............................................................     617,496
   2001.............................................................     617,496
   2002.............................................................     617,496
   2003.............................................................     617,496
   Thereafter.......................................................  55,713,697
                                                                     -----------
                                                                     $59,632,096
                                                                     ===========

   Interest expense in the years ended December 31, 1998, 1997 and 1996 under these loan agreements was $3,363,772, $2,502,807 and $2,289,258, respectively, and in the nine months ended September 30, 1999 and 1998 was $1,870,764 and $1,939,536, respectively.

   The Company also has intercompany payables to affiliates. Such advances bear interest at internal borrowing rates (6.5% at December 31, 1998 and 7.6% at December 31, 1997) and are due on demand. Interest expense on such advances was $481,256, $13,601 and $21,470 for the years ended December 31, 1998, 1997 and
1996, respectively, and $1,630,310 and $708,955 for the nine months ended September 30, 1999 and 1998, respectively.

   LRC allocates corporate overhead expenses to its subsidiaries on a pro rata basis according to a formula determined by LRC. Corporate overhead expenses of $1,510,556, $820,455 and $675,236 were allocated by LRC in the years ended December 31, 1998, 1997 and 1996, respectively, and $988,562 and $988,562 for the nine months ended September 30, 1999 and 1998, respectively. Such amounts are included in general and administrative expense in the accompanying statements of operations.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)

6. Income Taxes

   The provision for income taxes consists of the following:

                               Nine months ended
                                 September 30,       Years ended December 31,
                               ------------------ ------------------------------
                                  1999     1998     1998      1997       1996
                               ---------- ------- -------- ---------- ----------
                                  (unaudited)
   Currently payable:
     Federal.................. $2,336,218 $   --  $    --  $1,227,683 $  768,061
     State....................        --   88,749  201,661    660,512    232,429
                               ---------- ------- -------- ---------- ----------
                                2,336,218  88,749  201,661  1,888,195  1,000,490
   Deferred...................        --      --       --         --         --
                               ---------- ------- -------- ---------- ----------
                               $2,336,218 $88,749 $201,661 $1,888,195 $1,000,490
                               ========== ======= ======== ========== ==========

   As wholly owned subsidiaries of LRC, PRA, LLH and LRCA do not file separate federal or state income tax returns. However, under a tax-sharing arrangement with LRC, PRA, LLH and LRCA record federal tax provisions and resulting liabilities as if each of these entities was filing a separate return, except that the tax-sharing arrangement does not allow for income tax benefits to be recognized when operating losses are incurred except to the extent that such benefits can be used by the parent. State tax provisions are recorded based upon an allocation of LRC's state tax provision as determined by LRC.

   A reconciliation of the income tax provision (benefit) at the U.S. federal statutory rate (34%) to the income tax provision at the effective tax rate is as follows:

                              Nine months ended
                                September 30,         Years ended December 31,
                             --------------------  --------------------------------
                                1999      1998       1998        1997       1996
                             ---------- ---------  ---------  ---------- ----------
                                 (unaudited)
   Income taxes provision
    (benefit) computed at
    the U.S. federal
    statutory rate.........  $  307,000 $(294,000) $(457,000) $  272,500 $ (119,700)
   State taxes, allocated
    by parent..............         --     88,749    201,661     660,512    232,429
   Unutilized net operating
    losses.................   2,029,218   294,000    457,000     955,183    887,761
                             ---------- ---------  ---------  ---------- ----------
   Income tax provision....  $2,336,218 $  88,749  $ 201,661  $1,888,195 $1,000,490
                             ========== =========  =========  ========== ==========

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at December 31, 1998 and 1997 are as follows:

                                                          1998         1997
                                                       -----------  -----------
   Deferred tax assets:
     Amortization of prepaid lease.................... $   872,000  $   230,000
     Depreciation.....................................     787,000      819,000
     Capitalized interest.............................     316,000          --
     Capitalized asset acquisition costs..............     111,000          --
     Accrued expenses.................................     163,000      175,000
                                                       -----------  -----------
   Total deferred tax assets..........................   2,249,000    1,224,000
   Valuation allowance................................  (2,249,000)  (1,224,000)
                                                       -----------  -----------
   Net deferred tax assets............................ $       --   $       --
                                                       ===========  ===========

   The valuation allowance increased $1,025,000 for the year ended December 31, 1998. Based upon its losses from operations, the Company believes that there is sufficient uncertainty regarding the realizability of the deferred tax assets, and accordingly, a full valuation allowance has been recorded. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.

7. Pension Plans

   Substantially all of PRA's hourly workers are represented by various unions through collective bargaining agreements that expire from January 1999 through December 2000.

   The Company contributes to several multi-employer defined benefit pension plans for union employees and to the California Racetrack Pension Plan for nonunion employees. The total expense under these plans was $889,981, $790,104 and $804,120 in the years ended December 31, 1998, 1997 and 1996, respectively, and $582,087 and $660,630 for the nine months ended September 30, 1999 and 1998, respectively. Pension expense for the nonunion pension plan includes the cost of current service and the amortization of past service costs over periods of 20 to 30 years. Pension costs are funded currently. The weighted-average assumed rate of return used in determining the actuarial present value of pension benefits was 7.0% for 1998, 7.0% for 1997 and 7.5% for 1996. Information about the accumulated plan benefits and plan net assets relative to the participation of the Company in the various plans has not been separately determined.

8. Satellite Wagering

   On June 30, 1992, an organization, Northern California Off-Track Wagering, Inc. ("NCOTWINC"), was incorporated as a closed corporation to operate the Satellite Wagering System. The Company holds 25% of the outstanding shares of NCOTWINC at a cost of $48,000. NCOTWINC does not generate revenues but rather receives reimbursement of expenses from its host shareholders for operating expenses that it incurs on their behalf to conduct satellite wagering.

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
   (All amounts as at September 30, 1999 and for the nine month periods ended
                   September 30, 1999 and 1998 are unaudited)


   The Company recorded as other indirect revenue $312,189, $323,568 and $345,743 for the years ended December 31, 1998, 1997 and 1996, respectively, and $334,896 and $258,001 for the nine months ended September 30, 1999 and 1998, respectively, as NCOTWINC's operations generated amounts in excess of the Company's portion of the operating expenses.

9. Contingencies

   In the ordinary course of business, the Company is involved as a plaintiff or defendant in various legal proceedings. The claims and counterclaims in such litigation involve amounts that may be material. However, it is the opinion of the Company's management, based in part upon the advice of its counsel, that the ultimate disposition of pending litigation will not be material in relation to the Company's combined financial position.

10. Subsequent Event--Unaudited

   On November 5, 1999, Ladbroke Racing Corporation and Magna Entertainment Corp. entered into a Stock Purchase Agreement for the sale of the Golden Gate Fields racetrack facility (as defined in Note 1) to Magna Entertainment Corp. The purchase price will be approximately $87 million, subject to adjustment based on the closing balance sheet of the combined operations of PRA and LLH (as defined).

   As disclosed in Note 1, LRCA is not being acquired by Magna Entertainment Corp. The assets and liabilities of LRCA included in these financial statements but that are not being acquired by Magna Entertainment Corp. are $45,534,250 of equity in pooled cash and cash equivalents, $8,591,500 of net race track properties and equipment, $34,208 of accounts payable, $2,594,191 and $34,383,886 representing the current and long-term portion of notes payable to affiliate, and ($3,214,577) representing the amount due to affiliates.

   Prior to closing, Ladbroke Racing Corporation agreed to contribute to the paid-in capital of PRA and LLH $25,207,436 representing the long-term portion of notes payable to affiliate and $23,872,084 representing the amount due to affiliates by PRA and LLH. The transaction will be accounted for under the purchase method of accounting.

                                    Alternate Page for Canadian Prospectus

This prospectus does not constitute a public offering of any securities. No securities commission or similar authority has in any way passed upon any information contained herein and any representation to the contrary is an offence.

Non-Offering Prospectus
                                                         February 14, 2000

                        Magna Entertainment Corp.

                       CLASS A SUBORDINATE VOTING STOCK

              AND MEC HOLDINGS (CANADA) INC. EXCHANGEABLE SHARES

No securities are being offered pursuant to this Prospectus. This Prospectus is being filed with provincial securities commissions in Canada to enable each of Magna Entertainment Corp. ("MEC") and MEC Holdings (Canada) Inc. ("Exchangeco") to become reporting issuers pursuant to applicable securities legislation in those provinces, notwithstanding that no sale of any securities is contemplated herein. Since no securities are being offered pursuant to this Prospectus, no proceeds will be raised and all expenses in connection with the preparation and filing of this Prospectus will be paid by our parent company, Magna International Inc. ("Magna") from its general funds.

We are filing this Prospectus to become reporting issuers to prepare for the distribution of approximately 20% of the equity of MEC held by Magna in the form of shares of MEC Class A Subordinate Voting Stock and Exchangeable Shares of Exchangeco. On March 10, 2000, Magna will distribute to holders of its Class A Subordinate Voting Shares and Class B Shares of record on February 25, 2000, by way of special dividend, approximately 15.7 million shares comprised of our Class A Subordinate Voting Stock and Exchangeable Shares. Magna shareholders resident in Canada may elect to receive Exchangeable Shares of Exchangeco in satisfaction of their entitlement to receive shares of Class A Subordinate Voting Stock of MEC. Each Exchangeable Share may be exchanged by the holder at any time for, and together with certain ancillary rights is economically equivalent to, a share of Class A Subordinate Voting Stock of MEC. See "Description of the Exchangeable Shares". It is expected that the Exchangeable Shares will be "qualified investments" under the Income Tax Act (Canada) for some investors and will not be "foreign property" under the Income Tax Act (Canada). Registered holders of Magna shares resident in Canada will be deemed to have elected to receive Exchangeable Shares in satisfaction of their entitlement to receive shares of Class A Subordinate Voting Stock of MEC unless they specifically advise Magna to the contrary prior to March 7, 2000 by following the instructions for doing so enclosed with this prospectus. As a result of the special dividend, Magna shareholders will receive one-fifth of one share of MEC Class A Subordinate Voting Stock or one-fifth of one Exchangeable Share for every one Class A Subordinate Voting Share or Class B Share of Magna that they hold on the record date, provided that no registered holder will be entitled to receive any fractional interests in Class A Subordinate Voting Stock of MEC or in Exchangeable Shares. Magna will make a cash payment to such registered holders equal to the fair market value of these fractional interests. Magna will concurrently distribute to those holders its regular quarterly cash dividend of $0.30 per share. In this Prospectus, we refer to the special dividend and the concurrent regular quarterly cash dividend as the distribution. If you are a holder of record of Magna Class A Subordinate Voting Shares or Magna Class B Shares on the record date, you will receive shares of MEC Class A Subordinate Voting Stock of MEC held by Magna automatically on the distribution date. You do not need to take any further action. If you are the beneficial owner of Magna Class A Subordinate Voting Shares or Class B Shares, you will automatically become the beneficial owner of MEC Class A Subordinate Voting Stock or Exchangeable Shares received by the record holder of your Magna Class A Subordinate Voting Shares or Class B Shares on the distribution date, unless you have specifically agreed otherwise with the record holder. If you are a beneficial holder of Magna shares and are resident in Canada, you should advise the record holder of your shares prior to March 6, 2000 if you do not wish to be deemed to be electing to receive Exchangeable Shares in lieu of the shares of Class A Subordinate Voting Stock.

The capital stock of MEC consists of two classes - Class A Subordinate Voting Stock and Class B Stock. Holders of the MEC Class A Subordinate Voting Stock are entitled to one vote per share, holders of the MEC Class B Stock are entitled to 20 votes per share and all holders vote together as a single class, except where

                                    Alternate Page for Canadian Prospectus

separate class votes are required by law or by the Certificate of Incorporation of MEC. Upon completion of the distribution, Magna will own all the MEC Class B Stock (and none of the Class A Subordinate Voting Stock of
MEC), which means that Magna will be entitled to exercise approximately 99% of the total votes attached to all outstanding MEC stock. Magna will therefore continue to be able to elect all directors of MEC and continue to control MEC.

The Nasdaq Stock Market, Inc. has approved the quotation and trading of the MEC Class A Subordinate Voting Stock on the Nasdaq National Market under the symbol "MIEC". The Toronto Stock Exchange has conditionally approved the listing of the MEC Class A Subordinate Voting Stock and the Exchangeable Shares under the symbols "MIE.A" and "MEH", respectively, subject to fulfillment by MEC of the requirements of The Toronto Stock Exchange on or before May 8, 2000. Exchangeco intends to apply for approval to list its Exchangeable Shares on the Toronto Stock Exchange.

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS AFFECTING THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MEC AND THE VALUE OF MEC CLASS A SUBORDINATE VOTING STOCK THAT THIS PROSPECTUS DESCRIBES IN DETAIL UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 13.

SHAREHOLDER APPROVAL IS NOT REQUIRED FOR THE DISTRIBUTION OR ANY OF THE OTHER TRANSACTIONS THAT THIS PROSPECTUS DESCRIBES. WE ARE NOT ASKING YOU FOR A PROXY AND WE REQUEST THAT YOU NOT SEND ONE TO US.

In this prospectus, the terms "we" and "our" are used to refer to MEC as the disclosure contained in this prospectus principally relates to the business and affairs of MEC.

                                    Alternate Page for Canadian Prospectus

                               TABLE OF CONTENTS

Heading                                                               Page No.
-------                                                               --------
Special Note Regarding Forward-Looking Information...................     3
Questions and Answers About the Distribution.........................     4
Summary..............................................................     9
Risk Factors.........................................................    13
Distributing Company.................................................    20
The Special Dividend.................................................    20
Our Business.........................................................    23
Our Strategy.........................................................    30
Industry Overview....................................................    32
Selected Financial and Operating Information.........................    36
Management's Discussion and Analysis of Financial Condition and
 Operating Results...................................................    38
Quantitative and Qualitative Disclosures About Market Risk...........    47
Consolidated Capitalization..........................................    48
Reorganization.......................................................    49
Recent Acquisitions..................................................    52
Certain Income Tax Considerations....................................    53
Directors and Executive Officers.....................................    61
Security Ownership of Certain Beneficial Owners and Management.......    65
Certain Relationships and Related Transactions.......................    66
Legal Proceedings....................................................    68
Trading History and Dividend Record and Policy.......................    68
Description of Our Securities........................................    68
Description of Exchangeable Shares...................................    72
Legal Matters........................................................    79
Auditors, Transfer Agent and Registrar...............................    79
Promoter.............................................................    79
Enforceability of Certain Civil Liabilities..........................    79
Financial Statements.................................................   F-1
Certificates.........................................................   C-1

              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

   Certain statements included herein constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including but not limited to those described below under "Risk Factors". Consequently, all the forward-looking statements made in this prospectus are fully qualified by this special note, and there can be no assurance that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to, or effects on, us. See "Risk Factors" below.

                                    Alternate Page for Canadian Prospectus

     dissolution or winding-up of Exchangeco, a retraction request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco; and

  (e) we will take all actions and do all things reasonably necessary or desirable to enable and permit us in accordance with applicable law, to perform our obligations arising upon the exercise by us of our call rights, including the delivery of shares of our Class A Subordinate Voting Stock in accordance with the provisions of the applicable call right.

   The Exchangeable Share Support Agreement and the terms of the Exchangeable Shares provide that, without the prior approval of Exchangeco and the holders of the Exchangeable Shares given in the manner set forth above under "Description of Exchangeable Shares--Amendment and Approval", we will not issue or distribute additional shares of our Class A Subordinate Voting Stock, securities exchangeable for or convertible into or carrying rights to acquire shares of our Class A Subordinate Voting Stock, rights, options or warrants to subscribe therefore, evidences of indebtedness or other assets, to all or substantially all holders of shares of our Class A Subordinate Voting Stock, nor shall we change the shares of our Class A Subordinate Voting Stock, unless the same or an economically equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. The Exchangeco Board of Directors is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the Exchangeable Shares is the same as or economically equivalent to any proposed distribution on or change to the shares of our Class A Subordinate Voting Stock. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the shares of our Class A Subordinate Voting Stock which is recommended by our Board of Directors and in connection with which the Exchangeable Shares are not redeemed by Exchangeco or purchased by us pursuant to the redemption call right, we will use reasonable efforts to take all actions necessary or desirable to enable holders of Exchangeable Shares to participate in this type of transaction to the same extent and on an economically equivalent basis as the holders of shares of our Class A Subordinate Voting Stock.

   In order to assist us to comply with our obligations under the Exchangeable Share Support Agreement and to permit us to exercise the call rights, Exchangeco is required to notify us of the occurrence of some events, including the liquidation, dissolution or winding-up of Exchangeco, and Exchangeco's receipt of a retraction request from a holder of Exchangeable Shares.

   Under the Exchangeable Share Support Agreement, we have agreed not to exercise any voting rights attached to the Exchangeable Shares owned by us or any of our subsidiaries on any matter considered at meetings of holders of Exchangeable Shares. We have also agreed to use our reasonable efforts to enable Exchangeco to maintain a listing for the Exchangeable Shares on a Canadian stock exchange.

   With the exception of administrative changes for the purpose of adding covenants of any or all parties, making necessary amendments or curing ambiguities or clerical errors in each case provided that our Board of Directors and the Board of Directors of Exchangeco are of the opinion that these amendments are not prejudicial to the interests of the holders of the Exchangeable Shares, the Exchangeable Share Support Agreement may not be amended without the approval of the holders of the Exchangeable Shares given in the manner set forth above under "Description of Exchangeable Shares-- Amendment and Approval".

                                 LEGAL MATTERS

   Certain legal matters in connection with the distribution of shares of our Class A Subordinate Voting Stock will be passed upon by Sidley & Austin, our United States counsel. Certain legal matters in connection with the distribution of the Exchangeable Shares will be passed upon by Osler, Hoskin & Harcourt LLP, our Canadian counsel.

                                    Alternate Page for Canadian Prospectus

                    AUDITORS, TRANSFER AGENT AND REGISTRAR

   Our auditors are Ernst & Young LLP, 2049 Century Park East, Suite 1700, Los Angeles, California 90067.

   The transfer agent and registrar for our Class A Subordinate Voting Stock is American Securities Transfer and Trust, Incorporated at its principal office in Denver, Colorado and the co-transfer agent for our Class A Subordinate Voting Stock is Montreal Trust Company of Canada at its principal office in Toronto, Ontario. Montreal Trust Company of Canada at its principal office in Toronto, Ontario is the transfer agent and registrar of the Exchangeable Shares.

                                   PROMOTER

   Since Magna took the initiative in substantially reorganizing our business and capital, Magna may be a promoter of us, and a promoter of Exchangeco, within the meaning of the securities laws of certain provinces of Canada. See "Relationship with Magna", "Security Ownership of Certain Beneficial Owners and Management", "Certain Relationships and Related Transactions" and "Reorganization".

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

   We were incorporated under the laws of the State of Delaware and a substantial number of our assets are located in, and a substantial number of our directors and officers are residents of, jurisdictions other than Canada. As a result, it may be difficult for Canadian investors to effect service within Canada upon those directors or officers who are not residents of Canada, or to realize in Canada upon judgements of courts of Canada predicated on the civil liability of those directors or officers under Canadian securities laws. There may be difficulties in enforcing in the United States, in original actions or in actions for enforcement of judgments of Canadian courts, liabilities predicated solely upon Canadian provincial securities laws against us or any of our directors, officers or the experts named herein who are not residents of Canada. We have appointed Magna International Inc. as our agent for service of process in Canada in respect of any civil suit or action brought against or involving us in a Canadian court arising out of or related to or concerning the distribution of our Class A Subordinate Voting Stock and the Exchangeable Shares under this prospectus.

                                     Alternate Page for Canadian Prospectus


                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                           MAGNA ENTERTAINMENT CORP.

             For the nine month period ended September 30, 1999 and
                        the year ended December 31, 1998

                                    Alternate Page for Canadian Prospectus

                              COMPILATION REPORT

To the Directors of
  Magna Entertainment Corp.

   We have reviewed, as to compilation only, the accompanying pro forma consolidated balance sheet of Magna Entertainment Corp. as at September 30, 1999 and the pro forma consolidated statements of income (loss) and comprehensive income (loss) for the nine months ended September 30, 1999 and for the year ended December 31, 1998, in accordance with the standards of The Canadian Institute of Chartered Accountants.

   These pro forma consolidated statements have been prepared for inclusion in the Prospectus relating to the Class A Subordinate Voting Stock of the Company. In our opinion, the unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of income (loss) and comprehensive income (loss) have been properly compiled to give effect to the proposed transactions and assumptions described in the notes thereto.

Los Angeles, California
January 14, 2000                               (signed) Ernset & Young LLP
                                                   Certified Public Accountants

                                     Alternate Page for Canadian Prospectus
                           MAGNA ENTERTAINMENT CORP.

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           as at September 30, 1999
                                  [Unaudited]
                          [U.S. dollars in thousands]

                                           MI                          Remington                       Thistledown
                                      Entertainment    Remington      Adjustments      Thistledown     Adjustments
                                          Corp.     (Note 2(c)(ii)) (Note 2(c)(iii)) (Note 2(d)(ii)) (Note 2(d)(iii))
                                      ------------- --------------- ---------------- --------------- ----------------
ASSETS
Current assets:
 Cash and cash
 equivalents....                        $ 23,544       $  3,171         $(10,250)       $  4,624         $ (9,750)
 Accounts
 receivable.....                           5,926            707                            2,296
 Inventories....                             527            160                              164
 Prepaid
 expenses and
 other..........                           3,028            222                              208
 Note receivable
 from Magna.....                         146,862
                                        --------       --------         --------        --------         --------
                                         179,887          4,260          (10,250)          7,292           (9,750)
Real estate
properties and
fixed assets,
net.............                         451,329          8,757                            9,691
Other assets,
net.............                          62,239          1,323            1,832           1,134            4,143
Deferred income
taxes...........
                                        --------       --------         --------        --------         --------
                                         693,455         14,340           (8,418)         18,117           (5,607)
                                        ========       ========         ========        ========         ========
                                                           Golden              Other          Pro Forma
                                          Golden            Gate             Pro Forma       Consolidated
                                           Gate         Adjustments         Adjustments        Balance
                                      (Note 2(e)(ii)) (Note 2(e)(iii)) (Notes 2(f) thru (i))    Sheet
                                      --------------- ---------------- --------------------- ------------
ASSETS
Current assets:
 Cash and cash
 equivalents....                          $46,731        $(106,534)          $111,622          $ 63,158
 Accounts
 receivable.....                              823                                                 9,752
 Inventories....                                                                                    851
 Prepaid
 expenses and
 other..........                              127                                                 3,585
 Note receivable
 from Magna.....                                                             (146,862)
                                      --------------- ---------------- --------------------- ------------
                                           47,681         (106,534)           (35,240)           77,346
Real estate
properties and
fixed assets,
net.............                           48,533           36,328                              554,638
Other assets,
net.............                            2,473           28,547                              101,691
Deferred income
taxes...........                                                                3,041             3,041
                                      --------------- ---------------- --------------------- ------------
                                           98,687          (41,659)           (32,199)          736,716
                                      =============== ================ ===================== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
liabilities:
 Bank
 indebtedness...                        $  7,774       $                $               $                $
 Accounts
 payable........                           4,373          1,886                            3,579
 Accrued
 salaries and
 wages..........                           1,474
 Refundable
 deposits.......                           2,092
 Other accrued
 liabilities....                           8,957          3,499                            1,500
 Income taxes
 payable........                           4,878
 Long-term debt
 due within one
 year...........                          10,157
 Deferred
 revenue........                           4,699            518                               12
 Note payable to
 Magna..........                          35,240
                                        --------       --------         --------        --------         --------
                                          79,644          5,903                            5,091
                                        --------       --------         --------        --------         --------
Long-term debt..                          12,162                                          61,629          (61,629)
                                        --------       --------         --------        --------         --------
Other long-term
liabilities.....                           1,317             19
                                        --------       --------         --------        --------         --------
Deferred income
taxes...........                          54,444                                           1,262            1,657
                                        --------       --------         --------        --------         --------
Magna's net
investment......                         545,888
Share capital...                                         48,149          (48,149)            100            4,400
Deficit.........                                        (39,731)          39,731         (49,965)          49,965
                                        --------       --------         --------        --------         --------
                                         545,888          8,418           (8,418)        (49,865)          54,365
                                        --------       --------         --------        --------         --------
                                         693,455         14,340           (8,418)         18,117           (5,607)
                                        ========       ========         ========        ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
liabilities:
 Bank
 indebtedness...                          $              $                   $                 $  7,774
 Accounts
 payable........                           21,361          (20,692)                              10,507
 Accrued
 salaries and
 wages..........                                                                                  1,474
 Refundable
 deposits.......                                                                                  2,092
 Other accrued
 liabilities....                            3,482                                                17,438
 Income taxes
 payable........                                                                                  4,878
 Long-term debt
 due within one
 year...........                            2,594           (2,594)                              10,157
 Deferred
 revenue........                                                                                  5,229
 Note payable to
 Magna..........                                                              (35,240)
                                      --------------- ---------------- --------------------- ------------
                                           27,437          (23,286)           (35,240)           59,549
                                      --------------- ---------------- --------------------- ------------
Long-term debt..                           59,591          (42,261)                              29,492
                                      --------------- ---------------- --------------------- ------------
Other long-term
liabilities.....                                                                                  1,336
                                      --------------- ---------------- --------------------- ------------
Deferred income
taxes...........                                            28,547              6,859            92,769
                                      --------------- ---------------- --------------------- ------------
Magna's net
investment......                                                             (545,888)
Share capital...                           14,854           (7,854)           542,070           553,570
Deficit.........                           (3,195)           3,195
                                      --------------- ---------------- --------------------- ------------
                                           11,659           (4,659)            (3,818)          553,570
                                      --------------- ---------------- --------------------- ------------
                                           98,687          (41,659)           (32,199)          736,716
                                      =============== ================ ===================== ============

On behalf of the Board:
                   (Signed) Vincent Galifi, Director
                                             (Signed) James Nicol, Director

                            See accompanying notes

                                    Alternate Page for Canadian Prospectus

                        REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Directors of

Magna Entertainment Corp.

   We have audited the accompanying consolidated balance sheets of Magna Entertainment Corp. as of December 31, 1998, July 31, 1998 and 1997, and the related consolidated statements of income (loss) and comprehensive income
(loss), changes in Magna's net investment and cash flows for the five-month period ended December 31, 1998 and for each of the years in the three-year period ended July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magna Entertainment Corp. at December 31, 1998, July 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the five-month period ended December 31, 1998 and for each of the years in the three-year period ended July 31, 1998 in conformity with accounting principles generally accepted in the United States.


Los Angeles, California
November 8, 1999                                (signed) Ernst & Young LLP
[Except as to Note 16, which is as of           Certified Public Accountants
January 14, 2000]

                                    Alternate Page for Canadian Prospectus

                         INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors
Los Angeles Turf Club, Inc.

   We have audited the accompanying balance sheets of the Los Angeles Turf Club, Inc. (the Company) as of December 10, 1998 and December 31, 1997, and the related statements of operations, shareholder's equity (deficit) and cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 10, 1998 and December 31, 1997 and the results of its operations and its cash flows for the periods from January 1, 1998 through December 10, 1998, November 6, 1997 through December 31, 1997, January 1, 1997 through November 5, 1997, and for the year ended December 31, 1996, in conformity with accounting principles generally accepted in the United States.


Los Angeles, California
June 11, 1999                                   (signed) Ernst & Young LLP
                                                   Certified Public Accountants

                                     Alternate Page for Canadian Prospectus

                          LOS ANGELES TURF CLUB, INC.

                                 BALANCE SHEETS
                       (in thousands, except share data)

                                                      December 10, December 31,
                                                          1998         1997
                                                      ------------ ------------
ASSETS
Current assets:
  Cash and cash equivalents..........................   $    221     $ 15,632
  Accounts receivable, net of allowance of $238 at
   December 10, 1998, and $367 at December 31, 1997..      2,204        2,417
  Prepaid expenses and other assets..................      1,221        1,393
                                                        --------     --------
    Total current assets.............................      3,646       19,442
                                                        --------     --------
Equipment............................................     11,928       10,805
Accumulated depreciation.............................     (1,424)        (224)
                                                        --------     --------
                                                          10,504       10,581
                                                        --------     --------
Other assets.........................................      1,699        1,699
                                                        --------     --------
    Total assets.....................................   $ 15,849     $ 31,722
                                                        ========     ========
LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable...................................   $  1,730     $ 10,736
  Accrued deferred compensation cost.................      3,850        3,977
  Accrued benefit plan cost..........................      1,304        1,304
  Other liabilities..................................      6,201       10,033
  Borrowing under line of credit.....................      2,500          --
  Due to affiliates..................................     20,719       23,718
                                                        --------     --------
    Total current liabilities........................     36,304       49,768
Deferred revenue.....................................      1,812        1,349
Deferred income taxes................................      2,265        2,265
                                                        --------     --------
    Total liabilities................................     40,381       53,382
                                                        --------     --------
Shareholder's deficit:
  Common stock, $1,000 par value; 25 shares
   authorized, issued and outstanding................         25           25
  Additional paid-in capital.........................      8,314        6,960
  Receivable from parent.............................    (15,868)     (13,355)
  Retained earnings (deficit)........................    (17,003)     (15,290)
                                                        --------     --------
    Total shareholder's deficit......................    (24,532)     (21,660)
                                                        --------     --------
    Total liabilities and shareholder's deficit......   $ 15,849     $ 31,722
                                                        ========     ========

   On behalf of the Board:

        (Signed) Frank Stronach                  (Signed) Lonny Powell
                Director                                Director

                            See accompanying notes.

                                    Alternate Page for Canadian Prospectus

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Gulfstream Park Racing Association, Inc. and Subsidiary

   We have audited the accompanying consolidated balance sheets of Gulfstream Park Racing Association, Inc. and Subsidiary (the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gulfstream Park Racing Association, Inc. and Subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.


Miami, Florida
March 10, 1999, except for Note 9 as to     (signed) PricewaterhouseCoopers LLP
which the date is September 1, 1999            Certified Public Accountants

                                     Alternate Page for Canadian Prospectus

            GULFSTREAM PARK RACING ASSOCIATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                          August 31,   December 31,  December 31,
                                             1999          1998          1997
                                         ------------  ------------  ------------
                                         (unaudited)
                ASSETS
 Current assets:
  Cash and cash equivalents...........   $  7,832,459  $  2,375,511  $    605,194
  Restricted cash and cash
   equivalents........................        163,884       292,721       592,285
  Accounts receivable, less allowance
   for doubtful accounts of $101,012
   at August 31, 1999 and $0 and
   $191,012 at December 31, 1998 and
   1997, respectively.................        156,441       121,445       128,135
  Note receivable.....................         93,250        93,250           --
  Prepaid expenses....................        911,364       451,144       767,285
                                         ------------  ------------  ------------
  Total current assets................      9,157,398     3,334,071     2,092,899
                                         ------------  ------------  ------------
 Property, plant and equipment:
  Land and improvements...............      9,401,638     9,401,638     9,012,699
  Buildings and improvements..........     24,214,826    23,323,001    22,485,253
  Furniture, fixtures and equipment...      5,070,935     5,089,592     4,138,418
                                         ------------  ------------  ------------
                                           38,687,399    37,814,231    35,636,370
  Less accumulated depreciation.......     25,842,336    24,575,672    22,787,284
                                         ------------  ------------  ------------
  Net property, plant and equipment...     12,845,063    13,238,559    12,849,086
                                         ------------  ------------  ------------
 Other assets:
  Investments, at cost................          2,500         2,500         2,500
  Deposits............................         12,450        12,450        12,480
  Deferred financing costs, net of
   accumulated amortization of
   $321,124 at August 31, 1999 and
   $295,948 and $231,614 at December
   31, 1998 and 1997, respectively....            546        25,722        90,056
                                         ------------  ------------  ------------
  Total other assets..................         15,496        40,672       105,036
                                         ------------  ------------  ------------
  Total assets........................   $ 22,017,957  $ 16,613,302  $ 15,047,021
                                         ============  ============  ============
 LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current Liabilities:
  Accounts Payable:
  Trade...............................   $    751,477  $  1,869,022  $  1,079,003
  Unearned income.....................      1,844,036       512,187       428,458
  Mutuel tickets outstanding..........         48,833        32,798        23,891
  Accrued liabilities:
  Interest............................            --        127,092           --
  Underpaid purses....................        163,884       292,721       592,285
  Other accrued expenses..............        824,146       381,107       507,511
  Income taxes payable................      1,506,420       399,454           --
  Notes payable.......................      6,800,000       500,000           --
                                         ------------  ------------  ------------
 Total current liabilities............     11,938,796     4,114,381     2,631,148
 Deferred income tax..................        694,270       586,809       731,159
 Term note payable....................            --      6,800,000     7,800,000
 Long-term debt.......................     48,000,000    48,000,000    48,000,000
                                         ------------  ------------  ------------
 Total Liabilities....................     60,633,066    59,501,190    59,162,307
                                         ------------  ------------  ------------
 Commitments and contingencies (Note
  5)
 Stockholders' deficit:
  Common stock, $1 par value,
   authorized and issued 13,040
   shares; outstanding 11,232 shares..         13,040        13,040        13,040
  Additional paid-in capital..........     22,991,259    22,991,259    22,991,259
  Accumulated deficit.................    (59,853,908)  (64,126,687)  (65,354,085)
                                         ------------  ------------  ------------
                                          (36,849,609)  (41,122,388)  (42,349,786)
  Less:
  Treasury stock, 1,808 common shares
   at cost............................     (1,765,500)   (1,765,500)   (1,765,500)
                                         ------------  ------------  ------------
 Total stockholders' deficit..........    (38,615,109)  (42,887,888)  (44,115,286)
                                         ------------  ------------  ------------
 Total liabilities and stockholders'
  deficit.............................   $ 22,017,957  $ 16,613,302  $ 15,047,021
                                         ============  ============  ============

   On behalf of the Board:

        (Signed) Vincent Galifi                   (Signed) James Nicol
                Director                                Director

   The accompanying notes are an integral part of these financial statements

                                    Alternate Page for Canadian Prospectus

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Remington Park, Inc.

   We have audited the accompanying balance sheets of Remington Park, Inc. (the "Company") as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Remington Park, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


Youngstown, Ohio
February 19, 1999                         (signed) Hill, Barth & King LLC
 (except Note K for                       Certified Public Accountants
 which the date is
 October 21, 1999)

                                     Alternate Page for Canadian Prospectus

                              REMINGTON PARK, INC.

                                 BALANCE SHEETS

                                       September 30,  December 31,  December 31,
                                           1999           1998          1997
                                       -------------  ------------  ------------
                                        (unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents--NOTE F..  $    750,319   $    697,037  $    501,209
  Restricted cash....................     2,420,961        446,664       400,609
  Trade accounts receivable, less
   allowance for doubtful accounts of
   $27,246 at September 30, 1999,
   $26,433 at December 31, 1998 and
   $0 at December 31, 1997...........       706,785        306,743       890,243
  Inventories........................       160,075        162,833       202,791
  Prepaid expenses and other assets..       222,212        180,268       270,056
                                       ------------   ------------  ------------
    Total Current Assets.............     4,260,352      1,793,545     2,264,908
                                       ------------   ------------  ------------
PROPERTY AND EQUIPMENT--NOTES B AND I
  Land improvements..................     4,042,534      3,989,282     4,527,282
  Buildings and structures...........    29,825,932     30,135,806    32,047,806
  Machinery and equipment............     7,996,937      7,953,549     7,921,772
  Furniture and fixtures.............     1,654,963      1,649,747     1,638,081
                                       ------------   ------------  ------------
                                         43,520,366     43,728,384    46,134,941
  Less accumulated depreciation......    34,763,202     34,621,473    32,078,706
                                       ------------   ------------  ------------
    Net Property and Equipment.......     8,757,164      9,106,911    14,056,235
                                       ------------   ------------  ------------
OTHER ASSETS
  Land lease and other costs less
   amortization--NOTES E AND I.......     1,322,601      1,392,987     1,943,765
                                       ------------   ------------  ------------
                                       $ 14,340,117   $ 12,293,443  $ 18,264,908
                                       ============   ============  ============
LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT)
CURRENT LIABILITIES
  Accounts payable...................  $  1,886,155   $  1,374,870  $  2,851,255
  Unredeemed pari-mutuel tickets.....       249,321        445,909       465,585
  Advances payable to The Edward J.
   DeBartolo Corporation--NOTE G.....       156,674        453,771     5,934,012
  Accrued liabilities................     1,176,728        926,162       782,715
  Percentage entitlements in excess
   of purses paid--NOTE C............     1,916,210        292,293       700,911
  Deferred revenue...................       517,925          6,972        90,974
                                       ------------   ------------  ------------
    Total Current Liabilities........     5,903,013      3,499,977    10,825,452
                                       ------------   ------------  ------------
OTHER LIABILITIES
  Long-term debt less principal due
   within one year--NOTE B...........           --             --     30,000,000
  Other..............................        18,711            --            --
                                       ------------   ------------  ------------
    Total Other Liabilities..........        18,711            --     30,000,000
                                       ------------   ------------  ------------
STOCKHOLDER'S EQUITY (DEFICIT)--NOTE
 G
  Common stock--$1.00 par value per
   share:
   Authorized 10,000 shares; issued
    and outstanding 500 shares.......           500            500           500
   Additional paid-in capital........    48,148,592     47,991,918     7,409,500
   Accumulated deficit...............   (39,730,699)   (39,198,952)  (29,970,544)
                                       ------------   ------------  ------------
    Total Stockholder's Equity
     (Deficit).......................     8,418,393      8,793,466   (22,560,544)
                                       ------------   ------------  ------------
                                       $ 14,340,117   $ 12,293,443  $ 18,264,908
                                       ============   ============  ============

   On behalf of the Board:

        (Signed) Vincent Galifi                   (Signed) James Nicol
                Director                                Director

                 See accompanying notes to financial statements

                                    Alternate Page for Canadian Prospectus

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Thistledown, Inc.

   We have audited the accompanying balance sheets of Thistledown, Inc. as of December 31, 1998 and 1997 and the related statements of operations and accumulated deficit, stockholder's deficit and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thistledown, Inc. as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.


Youngstown, Ohio
October 12, 1999 (except Note I for       (signed) Hill, Barth & King LLC
which the date is October 21, 1999)       Certified Public Accountants

                                     Alternate Page for Canadian Prospectus

                               THISTLEDOWN, INC.

                                 BALANCE SHEETS

                                        September 30, December 31,  December 31,
                                            1999          1998          1997
                                        ------------- ------------  ------------
                                         (unaudited)
                ASSETS
Current Assets
 Cash and cash equivalents............   $ 2,366,651  $ 1,779,565   $   895,292
 Restricted cash......................     2,256,828    1,562,770     1,581,885
 Trade accounts receivable (less
  allowance for doubtful accounts of
  $89,624 at September 30, 1999,
  $89,830 at December 31, 1998 and
  $56,599 at December 31, 1997).......     2,296,486    2,027,847     1,665,173
 Inventories..........................       163,576      143,103       155,923
 Purses paid in excess of percentage
  entitlements--NOTE C................       176,317          --            --
 Prepaid expenses and other assets....        32,295      176,061        50,123
                                         -----------  -----------   -----------
 Total Current Assets.................     7,292,153    5,689,346     4,348,396
                                         -----------  -----------   -----------
Property And Equipment
 Land.................................     1,002,700    1,002,700     1,002,700
 Land improvements....................     1,010,522    1,010,522     1,010,522
 Parking lot improvements.............       198,007      198,007       198,007
 Buildings and structures.............    39,600,666   39,591,161    39,576,955
 Furniture and equipment..............     2,319,321    2,209,950     2,104,442
                                         -----------  -----------   -----------
                                          44,131,216   44,012,340    43,892,626
 Less accumulated depreciation........    34,439,953   33,359,365    31,893,794
                                         -----------  -----------   -----------
 Net Property and Equipment...........     9,691,263   10,652,975    11,998,832
                                         -----------  -----------   -----------
Other Assets
 Deferred racetrack improvement fund
  rebate--NOTE B......................     1,085,964      792,131       503,587
 Deposits.............................        47,398       33,944        31,222
                                         -----------  -----------   -----------
 Total other assets...................     1,133,362      826,075       534,809
                                         -----------  -----------   -----------
                                         $18,116,778  $17,168,396   $16,882,037
                                         ===========  ===========   ===========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities
 Accounts payable.....................   $ 3,579,044  $ 2,785,348   $ 2,737,170
 Unredeemed pari-mutuel tickets.......       683,528      639,306       651,091
 Due to The Edward J. DeBartolo
  Corporation.........................         2,757       35,611       850,700
 Accrued liabilities..................       814,042      593,868       600,925
 Percentage entitlements in excess of
  purses paid--NOTE C.................           --       526,592       337,515
 Deferred revenue.....................        11,872        1,684         6,822
                                         -----------  -----------   -----------
 Total Current Liabilities............     5,091,243    4,582,409     5,184,223
                                         -----------  -----------   -----------
Due to The Edward J. DeBartolo
 Corporation--NOTES G and I...........    61,628,370   61,221,811    60,034,612
                                         -----------  -----------   -----------
Deferred Income Taxes--NOTE D.........     1,262,000    1,253,000     1,000,000
                                         -----------  -----------   -----------
Stockholder's Deficit--Notes G And I
 Common stock--no par value per share:
  Authorized 500 shares; issued and
  outstanding 250 shares..............           500          500           500
 Additional paid-in capital...........       100,000      100,000       100,000
 Accumulated deficit..................   (49,965,335) (49,989,324)  (49,437,298)
                                         -----------  -----------   -----------
 Total Stockholder's Deficit..........   (49,864,835) (49,888,824)  (49,336,798)
                                         -----------  -----------   -----------
                                         $18,116,778  $17,168,396   $16,882,037
                                         ===========  ===========   ===========

   On behalf of the Board:

        (Signed) Vincent Galifi                   (Signed) James Nicol
                Director                                Director

                 See accompanying notes to financial statements

                                    Alternate Page for Canadian Prospectus

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Pacific Racing Association,
Ladbroke Racing California, Inc. and
Ladbroke Land Holdings, Inc.

   We have audited the accompanying combined statement of assets and liabilities of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board ("Pacific Racing Association"), Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (collectively, "Golden Gate Fields" or the "Company") as of December 31, 1998, and 1997, and the related combined statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The accompanying combined financial statements present the financial position and results of operations of the Golden Gate Fields racetrack facility and are not intended to include a complete presentation of the financial position and results of operations of Pacific Racing Association.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets and liabilities of Pacific Racing Association, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

Walnut Creek, California
October 4, 1999, except paragraph 1 of Note 5,  (signed) Ernst & Young LLP
as to which the date is                            Certified Public Accountants
October 19, 1999

                                     Alternate Page for Canadian Prospectus

                        Golden Gate Fields consisting of
             Pacific Racing Association's operations subject to the
           licensing provisions of the California Horse Racing Board
                        Ladbroke Racing California, Inc.
                        and Ladbroke Land Holdings, Inc.
           (wholly owned subsidiaries of Ladbroke Racing Corporation)

                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES

                                                            December 31,
                                        September 30,  ------------------------
                                            1999          1998         1997
                                        -------------  -----------  -----------
                                         (unaudited)
                Assets
Current assets:
  Cash and cash equivalents............ $    739,839   $   714,691  $ 1,426,313
  Equity in pooled cash and cash
   equivalents.........................   45,991,536    41,117,870   34,998,292
  Accounts receivable, net of allowance
   for doubtful accounts of $20,989 in
   1997, $236,687 in 1998 and $160,092
   at September 30, 1999...............      822,479     3,100,143    3,661,060
  Other current assets.................      127,386       479,827      779,343
                                        ------------   -----------  -----------
    Total current assets...............   47,681,240    45,412,531   40,865,008
Racetrack properties and equipment,
 net...................................   48,532,678    48,429,435   24,070,678
Intangible assets, net.................    2,473,259     3,044,009   14,380,010
                                        ------------   -----------  -----------
    Total assets....................... $ 98,687,177   $96,885,975  $79,315,696
                                        ============   ===========  ===========
 Liabilities and stockholder's equity
Current liabilities:
  Notes payable to affiliate, current
   portion............................. $  2,594,191   $ 1,448,415  $       --
  Accounts payable.....................      703,270     4,055,475    4,301,635
  Accrued compensation.................    1,265,620     1,743,079    1,772,730
  Other accrued liabilities............    2,216,315     1,213,890    1,440,484
  Due to affiliates....................   20,657,507    17,149,343    4,414,034
                                        ------------   -----------  -----------
    Total current liabilities..........   27,436,903    25,610,202   11,928,883
                                        ------------   -----------  -----------
Note payable to affiliate..............   59,591,322    58,183,681   42,722,954
                                        ------------   -----------  -----------
Notes payable..........................          --            --    10,025,915
                                        ------------   -----------  -----------
Stockholder's equity:
  Common stock, authorized 111,000
   shares, issued and outstanding
   80,347 shares.......................    1,494,000     1,494,000    1,494,000
  Paid-in capital......................   13,360,000    13,360,000   13,360,000
  Accumulated deficit..................   (3,195,048)   (1,761,908)    (216,056)
                                        ------------   -----------  -----------
    Total stockholder's equity.........   11,658,952    13,092,092   14,637,944
                                        ------------   -----------  -----------
    Total liabilities and stockholder's
     equity............................ $ 98,687,177   $96,885,975  $79,315,696
                                        ============   ===========  ===========

   On behalf of the Board:

        (Signed) Vincent Galifi                   (Signed) James Nicol
                Director                                Director

                            See accompanying notes.

                                          Alternate Page for Canadian Prospectus

                 CERTIFICATE OF THE COMPANY AND OF THE PROMOTER

Dated: February 14, 2000

   The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities previously issued by the issuer, as required by the Securities Act (British Columbia), by Part 8 of the Securities Act (Alberta), by Part XI of The Securities Act, 1988 (Saskatchewan), by Part XV of the Securities Act (Ontario), by the Securities Act (Nova Scotia), and by Part XIV of the Securities Act (Newfoundland) and the respective regulations thereunder. This prospectus, as required by the Securities Act (Quebec) and the regulations thereunder, does not contain any misrepresentation likely to affect the value or market price of the securities already issued.

        (Signed) Frank Stronach                   (Signed) Graham Orr
  Chairman and Chief Executive Officer     Executive Vice-President and Chief
                                                   Financial Officer

                      On behalf of the Board of Directors

          (Signed) James Nicol                 (Signed) J. Brian Colburn
                Director                                Director

                                    PROMOTER

                            MAGNA INTERNATIONAL INC.

       (Signed) Vincent J. Galifi
                                               (Signed) J. Brian Colburn
   Executive Vice-President, Finance       Executive Vice-President, Special
      and Chief Financial Officer                Projects and Secretary

                                          Alternate Page for Canadian Prospectus

                   CERTIFICATE OF MEC HOLDINGS (CANADA) INC.

Dated: February 14, 2000

   The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities previously issued by the issuer, as required by the Securities Act (British Columbia), by Part 8 of the Securities Act (Alberta), by Part XI of The Securities Act, 1988 (Saskatchewan), by Part XV of the Securities Act (Ontario), by the Securities Act (Nova Scotia), and by Part XIV of the Securities Act (Newfoundland) and the respective regulations thereunder. This prospectus, as required by the Securities Act (Quebec) and the regulations thereunder, does not contain any misrepresentation likely to affect the value or market price of the securities already issued.

          (Signed) James Nicol                    (Signed) Graham Orr
 President and Chief Executive Officer     Executive Vice-President and Chief
                                                   Financial Officer

                      On behalf of the Board of Directors

       (Signed) Vincent J. Galifi              (Signed) J. Brian Colburn
                Director                                Director

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth all expenses, other than the underwriting discount, payable by the registrant in connection with the securities being registered. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

                                                               Amount to be Paid
                                                               -----------------
      SEC registration fee....................................   $   32,242.32
      NASDAQ listing fee......................................       90,500.00
      Printing and engraving expenses.........................      325,000.00
      Accounting fees and expenses............................      620,000.00
      Legal fees and expenses.................................      500,000.00
      Miscellaneous...........................................       32,257.68
                                                                 -------------
      Total...................................................   $1,600,000.00
                                                                 =============

Item 14. Indemnification of Directors and Officers

   As permitted by Section 145 of the Delaware General Corporation Law, our by-laws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that that person is or was or has agreed to become one of our directors, officers, employees or agents, or has agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our indemnification obligation extends to costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such an action, suit or proceeding and any appeal therefrom, if that person acted in good faith in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that, to the extent permitted by law, our directors will have no liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. We are covered under Magna's liability insurance which provides for coverage for our officers and directors and officers and directors of our subsidiaries, subject to a deductible for executive indemnification. The policy does not provide coverage for losses arising from violation of, or the enforcement of, environmental laws and regulations.

Item 15. Recent Sales of Unregistered Securities

   On November 12, 1999, we issued 650,695 shares of our Class A Subordinate Voting Stock, par value $0.01, to Edward J. DeBartolo Corporation and Oklahoma Racing LLC as partial consideration for the purchase of all the issued and outstanding stock of Thistledown, Inc. The transaction involved the purchase of all issued and outstanding stock of Thistledown, Inc. and Remington Park, Inc. for an aggregate amount of $24.0 million of which $19.5 million was paid in cash and $4.5 million was paid through the issuance of the Class A Subordinate Voting Stock. This issuance was made in reliance on the exemption from registration provided in Section 4(2) of the United States Securities Act of 1933 for transactions by an issuer not involving any public offering.

   On December 10, 1999, we issued 1,012,195 shares of our Class A Subordinate Voting Stock, par value $0.01 to Ladbroke Racing Corporation as partial consideration for the purchase of all the issued and outstanding stock of Ladbroke Land Holdings, Inc. and Pacific Racing Association Inc. The aggregate amount of consideration for the transaction was $87.0 million of which $60.0 million was paid in cash $7.0 million was paid through the issuance of the Class A Subordinate Voting Stock and $20.0 million was paid by way of an interest-free promissory note. This issuance was made in reliance on the exemption from registration provided in Section 4(2) of the United States Securities Act of 1933 for transactions by an issuer not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits


 Exhibit No. Description
 ----------- -----------
  2.1        Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now Magna Entertainment Corp.) and 1305272 Ontario Inc.+
  2.2        Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now Magna Entertainment Corp.) and Magna International Inc.+
  2.3        Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now Magna Entertainment Corp.) and 1346457 Ontario Inc.+
  3.1        Certificate of Incorporation of Magna Entertainment Corp.,
             including amendments thereto+
  3.2        By-Laws of Magna Entertainment Corp.+
  4.1        Form of Stock Certificate for Class A Subordinate Voting Stock+
  5.1        Opinion of Sidley & Austin
 10.1        Asset Purchase Agreement dated as of November 13, 1998 between MI
             Developments (America) Inc., Meditrust Corporation, Meditrust
             Operating Company, The Santa Anita Companies, Inc. and Santa Anita
             Enterprises, Inc. together with assignment of interest from MI
             Developments (America) Inc. to The Santa Anita Companies, Inc.+
 10.2        Stock Purchase Agreement dated as of June 30, 1999 between MI
             Venture Inc. (now Magna Entertainment Corp.) and Gulfstream
             Holdings Inc. of Illinois and Gulfstream Park Racing Association
             Inc.+
 10.3        Stock Purchase Agreement dated as of October 21, 1999 between MI
             Venture Inc. (now Magna Entertainment Corp.), The Edward J.
             DeBartolo Corporation and Oklahoma Racing LLC+
 10.4        Stock Purchase Agreement dated as of November 5, 1999 between MI
             Venture Inc. (now Magna Entertainment Corp.) and Ladbroke Racing
             Corporation+
 10.5        Exchangeable Share Support Agreement dated as of February 14, 2000 between Magna Entertainment Corp. and MEC Holdings (Canada) Inc.
 10.6        Voting and Exchange Agreement dated as of February 14, 2000 among
             Magna International Inc., Magna Entertainment Corp. and MEC
             Holdings (Canada) Inc.
 10.7        Term Loan Credit Agreement dated as of November 15, 1999, as amended from time to time, between The Santa Anita Companies, Inc and Wells Fargo National Association+
 10.8        Revolving Credit Agreement dated as of November 15, 1999 between
             Los Angeles Turf Club, Incorporated and Wells Fargo National Bank+
 10.9        Forebearance Agreement dated as of February 8, 2000 between Magna
             International Inc. and Magna Entertainment Corp.+
 10.10       Access Agreement dated as of March 1, 1999 between Magna
             International Inc. and Magna Vierte Beteiligungs AG+
 10.11       Magna Entertainment Corp. Long-Term Incentive Plan+

 Exhibit No. Description
 ----------- -----------
 10.12       Employment Agreement with David A. Mitchell dated November 26,
             1999 and accepted December 20, 1999+
 21.1        Subsidiaries of the Registrant+
 23.1        Consent of Ernst & Young LLP in respect of the Audited
             Consolidated Financial Statements of Magna Entertainment Corp.
 23.2        Consent of Ernst & Young LLP in respect of the Audited Financial
             Statements of Los Angeles Turf Club, Inc.
 23.3        Consent of PricewaterhouseCoopers LLP in respect of the Audited
             Consolidated Financial Statements of Gulfstream Park Racing
             Association, Inc. and Subsidiary
 23.4        Consent of Hill, Barth & King LLC in respect of the Audited
             Financial Statements of Remington Park, Inc.
 23.5        Consent of Hill, Barth & King LLC in respect of the Audited
             Financial Statement of Thistledown, Inc.
 23.6        Consent of Ernst & Young LLP in respect of the Audited Combined
             Financial Statements of Golden Gate Fields
 23.7        Consent of Jerry D. Campbell to act as director+
 23.8        Consent of William G. Davis to act as director+
 23.9        Consent of Peter M. George to act as director+
 23.10       Consent of Joseph W. Harper to act as director+
 23.11       Consent of J. Terrence Lanni to act as director+
 23.12       Consent of Edward C. Lunley to act as director+
 23.13       Consent of Earl I. Mack to act as director+
 23.14       Consent of Gino Roncelli to act as director+
 23.15       Consent of Andrew Stronach to act as director+
 23.16       Consent of Ronald J. Volkman to act as director+
 23.17       Consent of John C. York II to act as director+
 23.18       Consent of Sidley & Austin (included in Exhibit 5.1)
 27.1        Financial Data Schedules+
 99.1        Provisions attaching to the Exchangeable Shares of MEC Holdings
             (Canada) Inc.+

--------

+ Previously filed

(b) Financial Statement Schedules

   Schedule III--Real Estate and Accumulated Depreciation

Item 17. Undertakings

   The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of our securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of our securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, in Canada, on February 14, 2000.

                           MAGNA ENTERTAINMENT CORP.
                           (Registrant)


                           By:  /s/ James Nicol
                              -------------------------------
                              Name:  James Nicol
                              Title: Vice Chairman and President


                           By:  /s/ J. Brian Colburn
                              -------------------------------
                              Name:  J. Brian Colburn
                              Title: Executive Vice-President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature             Title                                                Date
---------             -----                                                ----

         *
--------------------
Frank Stronach        Chairman, Chief Executive Officer and Director       February 14, 2000

         *
--------------------
Graham Orr            Executive Vice-President and Chief Financial Officer February 14, 2000

         *
--------------------
James Nicol           Vice Chairman, President and Director                February 14, 2000

         *
--------------------
James Bromby          Corporate Controller                                 February 14, 2000

         *
--------------------
Vincent Galifi        Executive Vice President, Finance and Director       February 14, 2000

/s/ J. Brian Colburn
--------------------
J. Brian Colburn      Executive Vice President and Secretary and Director  February 14, 2000

         *
--------------------
Lonny Powell          Executive Vice President, Racing Operations          February 14, 2000

         *
--------------------
Frank DeMarco, Jr     Vice-President, Regulatory Affairs                   February 14, 2000

--------

* By J. Brian Colburn, attorney in fact, by a power of attorney included on page II-5 of the original filing of this Registration Statement.

II. INDEX OF EXHIBITS

 Exhibit No. Description
 ----------- -----------
  2.1        Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now Magna Entertainment Corp.) and 1305272 Ontario Inc.+
  2.2        Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now Magna Entertainment Corp.) and Magna International Inc.+
  2.3        Share Purchase Agreement dated October 29, 1999 between MI Venture
             Inc.
             (now Magna Entertainment Corp.) and 1346457 Ontario Inc.+
  3.1        Certificate of Incorporation of Magna Entertainment Corp.,
             including amendments thereto+
  3.2        By-Laws of Magna Entertainment Corp.+
  4.1        Form of Stock Certificate for Class A Subordinate Voting Stock+
  5.1        Opinion of Sidley & Austin
 10.1        Asset Purchase Agreement dated as of November 13, 1998 between MI
             Developments (America) Inc., Meditrust Corporation, Meditrust
             Operating Company, The Santa Anita Companies, Inc. and Santa Anita
             Enterprises, Inc. together with assignment of interest from MI
             Developments (America) Inc. to The Santa Anita Companies, Inc.+
 10.2        Stock Purchase Agreement dated as of June 30, 1999 between MI
             Venture Inc. (now Magna Entertainment Corp.) and Gulfstream
             Holdings Inc. of Illinois and Gulfstream Park Racing Association
             Inc.+
 10.3        Stock Purchase Agreement dated as of October 21, 1999 between MI
             Venture Inc. (now Magna Entertainment Corp.), The Edward J.
             DeBartolo Corporation and Oklahoma Racing LLC+
 10.4        Stock Purchase Agreement dated as of November 5, 1999 between MI
             Venture Inc. (now Magna Entertainment Corp.) and Ladbroke Racing
             Corporation+
 10.5        Exchangeable Share Support Agreement dated as of February 14, 2000 between Magna Entertainment Corp. and MEC Holdings (Canada) Inc.
 10.6        Voting and Exchange Agreement dated as of February 14, 2000 among
             Magna International Inc., Magna Entertainment Corp. and MEC
             Holdings (Canada) Inc.
 10.7        Term Loan Credit Agreement dated as of November 15, 1999, as amended from time to time, between The Santa Anita Companies, Inc and Wells Fargo National Association+
 10.8        Revolving Credit Agreement dated as of November 15, 1999 between
             Los Angeles Turf Club, Incorporated and Wells Fargo National Bank+
 10.9        Forebearance Agreement dated as of February 8, 2000 between Magna
             International Inc. and Magna Entertainment Corp.+
 10.10       Access Agreement dated as of March 1, 1999 between Magna
             International Inc. and Magna Vierte Beteiligungs AG+
 10.11       Magna Entertainment Corp. Long-Term Incentive Plan+
 10.12       Employment Agreement with David A. Mitchell dated November 26,
             1999 and accepted December 20, 1999+
 21.1        Subsidiaries of the Registrant+
 23.1        Consent of Ernst & Young LLP in respect of the Audited
             Consolidated Financial Statements of Magna Entertainment Corp.
 23.2        Consent of Ernst & Young LLP in respect of the Audited Financial
             Statements of Los Angeles Turf Club, Inc.

 Exhibit No. Description
 ----------- -----------
 23.3        Consent of PricewaterhouseCoopers LLP in respect of the Audited
             Consolidated Financial Statements of Gulfstream Park Racing
             Association, Inc. and Subsidiary
 23.4        Consent of Hill, Barth & King LLC in respect of the Audited
             Financial Statements of Remington Park, Inc.
 23.5        Consent of Hill, Barth & King LLC in respect of the Audited
             Financial Statement of Thistledown, Inc.
 23.6        Consent of Ernst & Young LLP in respect of the Audited Combined
             Financial Statements of Golden Gate Fields
 23.7        Consent of Jerry D. Campbell to act as director+
 23.8        Consent of William G. Davis to act as director+
 23.9        Consent of Peter M. George to act as director+
 23.10       Consent of Joseph W. Harper to act as director+
 23.11       Consent of J. Terrence Lanni to act as director+
 23.12       Consent of Edward C. Lunley to act as director+
 23.13       Consent of Earl I. Mack to act as director+
 23.14       Consent of Gino Roncelli to act as director+
 23.15       Consent of Andrew Stronach to act as director+
 23.16       Consent of Ronald J. Volkman to act as director+
 23.17       Consent of John C. York II to act as director+
 23.18       Consent of Sidley & Austin (included in Exhibit 5.1)
 27.1        Financial Data Schedules+
 99.1        Provisions attaching to the Exchangeable Shares of MEC Holdings
             (Canada) Inc.+

--------

+Previously filed